As filed with the Securities and Exchange Commission on March 17 , 2015

Registration No. 333-201027

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Poage Bankshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6022	45-3204393
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1500 Carter Avenue
Ashland, Kentucky 41101

(606) 324-7196
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ralph E. “Gene” Coffman, Jr.

President and Chief Executive Officer

1500 Carter Avenue
Ashland, Kentucky 41101

(606) 324-7196
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Michael Keeley, Esq. Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 7520 1 (214) 855-3906

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value per share	166,614	$12.70	$ 2,116,000	$ 246 (2)

(1)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	A filing fee of $220 was p reviously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH ___, 2015.

PRELIMINARY SUBSCRIPTION AND

COMMUNITY OFFERING PROSPECTUS

POAGE BANKSHARES, INC.

Up to 144,881 Shares of Common Stock

Poage Bankshares is offering shares of its common stock in connection with the conversion merger of Commonwealth Bank, F.S.B. Commonwealth Bank will convert from the mutual to the stock form of organization and simultaneously merge with and into Town Square Bank, a wholly owned subsidiary of Poage Bankshares.

We are offering up to 144,881 shares of common stock for sale on a best efforts basis, subject to certain conditions. We may sell up to 166,614 shares of common stock, without giving subscribers the opportunity to change or cancel their orders, because of demand for the shares, changes in market conditions or regulatory considerations. We must sell a minimum of 107,086 shares in order to complete the offering.

If you are or were a depositor or borrower of Commonwealth Bank:

•	You may have priority rights to purchase shares of common stock.

If you are not a Commonwealth Bank depositor or borrower, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

We are offering shares of our common stock, in a subscription offering, to eligible depositors and borrowers of Commonwealth Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons and trusts of natural persons residing in Montgomery County, Kentucky, and then to shareholders of Poage Bankshares as of the close of business on _________, 2015. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering. Purchasers will not pay a commission to purchase shares of common stock in the offering.

Our common stock is listed on the NASDAQ Capital Market® under the symbol “PBSK.” All of the shares of common stock will be offered for sale at a purchase price equal to 85% of the daily average of the closing bid and ask prices of our common stock on the NASDAQ Capital Market®, commencing 30 trading days before the second trading day before the date of the final prospectus. We have assumed the purchase price to be $12.70 per share in this preliminary prospectus. The actual purchase price per share may be more or less and cannot be determined until immediately before distribution of the final prospectus. Keefe, Bruyette & Woods makes a market in our common stock, but is under no obligation to do so.

OFFERING SUMMARY

Purchase Price: $12.70 Per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	107,086	125,984	144,881	166,614
Gross offering proceeds	$1,360,000	$1,600,000	$1,840,000	$2,116,000
Estimated offering expenses (excluding selling agent fees and expenses)	$482,500	$482,500	$482,500	$482,500
Estimated selling agent fees and expenses (1)	$192,500	$192,500	$192,500	$192,500
Estimated net proceeds	$685,000	$925,000	$1,165,000	$1,441,000
Estimated net proceeds per share	$6.40	$7.34	$8.04	$8.65

(1)	Consists of the following amounts payable to Keefe, Bruyette & Woods: (i) a success fee of $100,000, (ii) a conversion agent fee of $5,000, (iii) reimbursement of selling agent legal fees and expenses of $65,000, (iv) reimbursement of selling agent expenses of $20,000, and (v) reimbursement of conversion agent expenses of $2,500. Assumes that all shares are sold in the subscription and direct community offering, and that no shares are sold in a syndicated community offering. See “The Offering – Plan of Distribution; Selling Agent Compensation.”

Keefe, Bruyette & Woods will assist us on a best efforts basis in selling our shares of common stock. The minimum number of shares of common stock you may order is 25 shares. We will hold all funds received during the offering in a segregated account at Town Square Bank and the funds will earn interest at Town’s passbook savings rate, which is currently ___% per annum.

The offering is expected to expire at 2:00 p.m., Eastern Time, on __________, 2015. We may extend this expiration date, without notice to you, until _________, 2015. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond ________, 2015, or the number of shares of common stock to be sold is decreased to fewer than 107,086 shares or increased to more than 148,911 shares. In each case, we will give subscribers an opportunity to change or cancel their orders.

All directors and executive officers of Commonwealth Bank as a group (6 persons), including their associates, intend to purchase 26,377 shares, or 18.2% of our shares to be sold at the maximum of the offering range. If any shares are available for sale in the community offering, all directors and executive officers of Poage Bankshares as a group (14 persons), including their associates, intend to purchase 39,933 shares, or 27.6% of the shares to be sold at the maximum of the offering range. See “Subscriptions by Directors and Executive Officers.”

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 9.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, contact the Stock Information Center, toll-free, at 1-__________.

Keefe, Bruyette & Woods

The date of this prospectus is __________, 2015

SUMMARY

The following summary highlights selected information in this prospectus and may not contain all the information that is important to you. Before making an investment decision, you should read carefully this entire prospectus, including the consolidated financial statements and the related notes to the consolidated financial statements and the section entitled “Risk Factors.”

Unless otherwise stated in this prospectus, references to “we,” “us,” “our,” “Poage Bankshares” or the “Company” refer to Poage Bankshares, Inc., references to “Town” refer to Town Square Bank, references to “Commonwealth Bank” refer to Commonwealth Bank, F.S.B. and references to “Keefe, Bruyette & Woods” refer to Keefe, Bruyette & Woods, Inc. The Agreement and Plan of Conversion Merger dated as of September 9, 2014, by and among Poage Bankshares, Town and Commonwealth Bank, is referred to as the “Merger Agreement.” The Plan of Conversion Merger of Commonwealth Bank and Town is referred to as the “Plan of Conversion Merger.”

Given the size of Commonwealth Bank relative to Poage Bankshares, the conversion merger is not considered a significant transaction to Poage Bankshares in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Therefore, financial statements for Commonwealth Bank and pro forma financial information reflecting the conversion merger are omitted from this prospectus as permitted by the applicable rules and regulations of the Securities and Exchange Commission.

The Parties

Poage Bankshares Inc.

Poage Bankshares, a Maryland corporation, is the savings and loan holding company for Town Square Bank (“Town”) (formerly known as Home Federal Savings and Loan Association). We completed our initial public offering of common stock in September 2011 in connection with the mutual-to-stock conversion of Home Federal Savings and Loan Association. On March 18, 2014, we completed the acquisition of Town Square Financial Corporation and its Kentucky-chartered commercial bank subsidiary, Town Square Bank.  When we acquired Town Square Financial Corporation, Town Square Bank operated three branches in Boyd County, Kentucky, and one branch in Jessamine County, Kentucky. Following the acquisition, we changed the name of our banking subsidiary from “Home Federal Savings and Loan Association” to “Town Square Bank.”

At September 30, 2014, we had total consolidated assets of $411.8 million, total net loans of $298.3 million, total deposits of $318.2 million and total shareholders’ equity of $66.8 million.

On August 29, 2013, we changed our fiscal year end from September 30 to December 31. Our Form 10-K for the transition period October 1, 2013 to December 31, 2013 (the “Form 10-K”) is attached as Appendix B to this prospectus.

We neither own nor lease any property, but instead pay a fee to Town for the use of its premises, equipment and furniture. Presently, we employ only persons who are officers of Town to serve as officers of Poage Bankshares. We do, however, use the support staff of Town from time to time. We pay a fee to Town for the time devoted to Poage Bankshares by employees of Town. However, these employees are not separately compensated by Poage Bankshares. We may hire additional employees, as needed, to the extent we expand our business in the future.

Our executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. The telephone number at this address is (606) 324-7196.

Our website address is www.townsquarebank.com. Information on our website is not part of this prospectus.

Town Square Bank

Town is a federal savings association headquartered in Ashland, Kentucky. Originally chartered in 1889, Town’s business consists primarily of accepting savings accounts and certificates of deposit from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in first lien one- to four-family mortgage loans and, to a lesser extent, commercial and multi-family real estate loans, consumer loans, consisting primarily of automobile loans and home equity loans and lines of credit, and construction loans. Town also purchases investment securities consisting primarily of mortgage-backed securities issued by United States government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Town offers a variety of deposit accounts, including passbook accounts, NOW and demand accounts, certificates of deposit, money market accounts and retirement accounts. Town provides financial services to individuals, families and businesses through our banking offices located in Boyd, Greenup, Lawrence and Jessamine Counties, Kentucky, and vicinity.

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Town’s executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. The telephone number at this address is (606) 324-7196.

Town’s website address is www.townsquarebank.com. Information on the website is not part of this prospectus.

Commonwealth Bank, F.S.B.

Commonwealth Bank is a federally chartered mutual (which means it has no stockholders) savings association with one office, located in Mt. Sterling, Kentucky. Commonwealth Bank is a traditional community bank that provides financing primarily for home ownership and that offers traditional savings opportunities for customers in the local community. Commonwealth Bank is converting from mutual to stock form of ownership and simultaneously merging with and into Town, with Town as the resulting institution. Upon completion of the conversion merger, Commonwealth Bank will cease to exist as a separate entity. Like Town, Commonwealth Bank is regulated by the Office of the Comptroller of the Currency (the “OCC”), its deposit accounts are insured up to applicable legal limits by the FDIC and it is a member of the FHLB System. At September 30, 2014, Commonwealth Bank had total assets of $19.3 million, total loans, net, of $15.8 million, total deposits of $15.2 million and total equity of $1.7 million.

Commonwealth is subject to a Formal Agreement with the OCC dated as of January 8, 2013, requiring it to address certain operational and regulatory deficiencies identified by the OCC. Among other things, the Formal Agreement requires Commonwealth Bank to implement a capital planning process, implement a conflicts of interest policy, implement and establish internal controls, implement an information security program, implement an independent internal audit program, and establish a contingency funding plan.

Commonwealth Bank’s executive office is located at 101 Commonwealth Drive, Mt. Sterling, Kentucky 40353, and its telephone number is (859) 498-5728.

Commonwealth Bank’s website address is www.commonwealthbank-ky.com. Information on the website is not part of this prospectus.

Business Strategy

Highlights of our current business strategy include the following:

•	continuing to emphasize one- to four-family residential mortgage loans while increasing our holdings of such loans with adjustable rates;

•	increasing our origination of commercial real estate loans, commercial loans, home equity loans and lines of credit, and other consumer loans;

•	managing interest rate risk while enhancing to the extent practicable our net interest margin;

•	increasing our “core” deposit base;

•	expanding our banking relationships to a larger base of customers; and

•	maintaining strong asset quality.

For a further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” in the Form 10-K (Part II, Item 7), which is attached as Appendix B to this prospectus.

The Conversion Merger

Pursuant to the Merger Agreement and the Plan of Conversion Merger, Commonwealth Bank will convert from a federally chartered mutual (meaning it has no stockholders) savings association to a federally chartered stock savings association. In connection with Commonwealth Bank’s mutual-to-stock conversion, Poage Bankshares will acquire the 1,000 shares of common stock of Commonwealth Bank issued in the conversion for $1.00 per share in cash. These 1,000 shares of common stock will constitute all of Commonwealth Bank’s issued and outstanding shares of common stock. Immediately following the acquisition of Commonwealth Bank, Commonwealth Bank will merge with and into Town, with Town as the resulting institution, and the common stock of Commonwealth Bank then held by Poage Bankshares will be cancelled.

Keller & Company, an appraisal firm experienced in the valuation and appraisal of business entities, including savings associations, determined that as of November 7, 2014, the estimated aggregate pro forma market value of Commonwealth Bank was

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between $1,360,000 and $1,840,000, with a midpoint of $1,600,000. As a result, the minimum and maximum of the offering is based on the estimate of the minimum and maximum of Commonwealth Bank’s pro forma market value.

The Offering

In connection with the conversion merger of Commonwealth Bank and pursuant to the Plan of Conversion Merger, we are offering up to 144,881 shares of our common stock to eligible depositors and borrowers of Commonwealth Bank in a subscription offering and, to the extent shares remain available, to the general public in a community offering. All of the shares of common stock will be offered for sale at a purchase price equal to 85% of the daily average of the closing bid and ask prices of our common stock on the NASDAQ Capital Market®, commencing 30 trading days before the second trading day before the date of the final prospectus. We have assumed the purchase price to be $12.70 per share in this preliminary prospectus. The actual purchase price per share may be more or less and cannot be determined until immediately before distribution of the final prospectus. We must sell a minimum of 107,086 shares of our common stock in order to complete the conversion merger and the offering. Keefe, Bruyette & Woods will use its best efforts to assist us in selling the shares of common stock being offered.

We are offering the shares of common stock in the subscription offering in the following descending order of priority:

•	depositors of Commonwealth Bank with $50 or more on deposit as of the close of business on July 31, 2013 (“Eligible Account Holders”).

•	depositors of Commonwealth Bank (other than Eligible Account Holders) with $50 or more on deposit as of the close of business on December 31, 2014 (“Supplemental Eligible Account Holders”).

•	depositors of Commonwealth Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the close of business on _________, 2015, and borrowers of Commonwealth Bank as of the close of business on _________, 2015.

The subscription offering expires at 2:00 p.m., Eastern Time, on ___________, 2015, but may be extended to _________, 2015, without notice to you. Commonwealth Bank’s depositors and borrowers cannot transfer their subscription rights. If you attempt to transfer your subscription rights, you may lose the right to purchase shares of our common stock and may be subject to criminal prosecution and other sanctions.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons and trusts of natural persons residing in Montgomery County, Kentucky, and then to stockholders of Poage Bankshares as of the close of business on _________, 2015. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We have the right to accept or reject, in our sole discretion, orders received in the community offering. Any determination to accept or reject purchase orders in the community offering will be based on the facts and circumstances available to us at the time of the determination.

To ensure a proper allocation of stock, each subscriber eligible to purchase in the subscription offering must list on the stock order form all deposit accounts and/or loans in which the subscriber had an ownership interest at the applicable eligibility date. Failure to list all accounts, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation. We will strive to identify your ownership in all accounts, but we cannot guarantee that we will identify all accounts in which you have an ownership interest. Our interpretation of the terms and conditions of the Plan of Conversion Merger and of the acceptability of the order forms is subject to our sole discretion and will be final.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares of common stock will be allocated first to categories in the subscription offering. A detailed description of share allocation procedures can be found in the section entitled “The Offering—Subscription Offering and Subscription Rights” and “—Community Offering.”

How the Offering Range Was Determined

Federal regulations require that in connection with the conversion merger, the aggregate purchase price of the securities sold in the offering must be based upon the estimated pro forma market value of Commonwealth Bank as determined by an independent appraisal. Commonwealth Bank has retained Keller & Company, a firm experienced in the valuation and appraisal of financial institutions, to prepare the independent appraisal. Keller & Company has indicated in its valuation as of November 7, 2014, the estimated fair market value of Commonwealth Bank ranged from $1,360,000 to $1,840,000, with a midpoint of $1,600,000.

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Keller & Company will receive fees totaling $18,000 for its appraisal report and a final update required at closing, plus reimbursement of out-of-pocket expenses not to exceed $500. If any additional updates of the appraisal report are required, Keller & Company would receive an additional fee of $2,000 per update.

The independent appraisal is based in part upon Commonwealth Bank’s financial condition and results of operations, the effect of the additional capital that it theoretically would have raised on a stand-alone basis from the sale of common stock, and an analysis of a peer group of ten publicly traded financial institution holding companies that Keller & Company considered comparable to Commonwealth Bank.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to an issuer’s “book value” and “tangible book value” and the ratio of the offering price to an issuer’s earnings. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Earnings are defined as net earnings after taxes. We considered the impact the offering would have to our book value, tangible book value and earnings.

The following table presents a summary of the pro forma pricing ratios based on financial impact of the conversion merger and offering based on financial data as of and for the nine months ended September 30, 2014.

Poage Bankshares (pro forma):	Price to Book Value Ratio	Price to Tangible Book Value Ratio	Price to Earnings Multiple
Minimum	73.11%	75.73%	41.30	x
Midpoint	73.20	75.82	41.30
Maximum	73.28	75.91	41.30
Maximum, as adjusted	73.41	76.00	41.30

Reasons for the Conversion Merger

Commonwealth Bank has historically faced significant challenges with respect to generating sufficient earnings from its operations and expects to continue to face significant earnings challenges in the future, absent a transaction such as the conversion merger. Because it does not have sufficient size and financial resources to compete effectively, Commonwealth Bank’s board of directors explored various options for Commonwealth Bank that it believed were in the best interests of Commonwealth Bank and its members. Specifically, Commonwealth Bank’s board of directors determined that Commonwealth Bank would not be able to convert to stock form on a stand-alone basis due to its small size and limited profitability. As a result, Commonwealth Bank’s board determined to pursue a strategic alliance and determined that Poage Bankshares would be an attractive partner based on its geographical footprint and complimentary business culture, among other factors.

Commonwealth Bank’s primary reasons for undertaking the conversion merger are as follows:

•	limited options continuing as a stand-alone entity;

•	growth and earnings pressure;

•	high operating expenses as a stand-alone entity due to its small size and limited earning capacity;

•	the increasing complexity of regulatory compliance, including compliance with the Formal Agreement;

•	expanded services offered by Town; and

•	the opportunity for Commonwealth Bank’s customers to purchase Poage Bankshares’ common stock below market price.

Poage Bankshares’ primary reason for undertaking the conversion merger is to fill-in its existing footprint along the Interstate 64 corridor between its main office in Ashland, Kentucky (Boyd County) and its Nicholasville branch office (Jessamine County). Montgomery County, where Commonwealth Bank is located, lies in between Boyd, Greenup and Lawrence Counties (to the northeast of Montgomery County) and Jessamine County (to the southwest of Montgomery County).

Other than the proposed acquisition of Commonwealth Bank, Poage Bankshares has no current plans or arrangements to acquire other financial institutions.

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Conditions to Complete the Conversion Merger and the Offering

Poage Bankshares and Commonwealth Bank cannot complete the conversion merger and the offering unless:

•	the members of Commonwealth Bank approve the Plan of Conversion Merger at a special meeting to be held on ___________, 2015;

•	Poage Bankshares, Town and Commonwealth Bank receive all required regulatory approvals, non-objections or waivers, including final approval of the OCC; and

•	Poage Bankshares sells at least $1,360,000 (107,086 shares) of common stock in the offering.

See “The Conversion Merger and the Offering” for additional information.

Organizational Structure

The following diagram depicts our corporate structure after the conversion merger and the offering:

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25. No individual may purchase more than 5% of the shares of common stock sold in the offering (5,354 shares at the minimum and 8,330 shares at the adjusted maximum). If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 5% of the shares of common stock sold in the offering (5,354 shares at the minimum and 8,330 shares at the adjusted maximum):

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.

Subject to receipt of required OCC approval and certain conditions, the maximum purchase limitation may be increased to 9.99% of the shares sold in the offering, provided that orders exceeding 5% of the shares of common stock sold may not exceed in the aggregate 10% of the total shares sold. See “The Offering—Limitations on Common Stock Purchases.”

See the detailed descriptions of “acting in concert” and “associate” in “The Offering—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and Community Offering

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to “Poage Bankshares, Inc.” or authorization to withdraw funds from one or more of your Commonwealth Bank deposit accounts; provided, however, that your order is received (not postmarked) before 2:00 p.m., Eastern Time, on ________, 2015, which is the end of the offering period, unless extended.

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In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order, made payable to “Poage Bankshares, Inc.”; or

•	authorizing us to withdraw available funds your deposit accounts at Commonwealth Bank.

Town and Commonwealth Bank are not permitted to knowingly lend funds to anyone for the purpose of purchasing shares of common stock in the offering. You may not pay by wire transfer, use a check drawn on a Town or Commonwealth Bank line of credit, or use a third-party check to pay for shares of common stock. Do not submit cash.

For orders paid for by check or money order, the funds must be available in the account. The funds will be immediately deposited and held in a segregated account at Town. We will pay interest on those funds calculated at Town’s passbook savings rate from the date funds are received until completion or termination of the conversion merger. If the conversion merger is not consummated, we will return to each subscriber his or her subscription funds plus any accrued interest. All funds authorized for withdrawal from deposit accounts with Commonwealth Bank must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from an account until the completion of the conversion merger and offering and will earn interest within the account at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order form is received, making the designated funds unavailable to you. If the conversion merger is not consummated, any such hold on funds will be released.

Withdrawals from Commonwealth Bank certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty. If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at Town’s current passbook savings rate thereafter, until such funds are withdrawn.

After we receive your order, your order cannot be changed or canceled unless the number of shares of common stock offered for sale is increased to more than 166,614 shares or decreased to less than 107,086 shares, or the offering is extended beyond _________, 2015.

We are not required to accept incomplete or unsigned order forms or copies or facsimiles of stock order forms. By signing the stock order form, you are acknowledging receipt of this prospectus and that the shares of our common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Town, the FDIC or any other government agency.

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Commonwealth Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the ___________, 2015 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Commonwealth Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Retirement Account Funds.”

How We Intend to Use the Proceeds from the Offering

We estimate net proceeds from the sale of the common stock in this offering will be $685,000, $1,165,000 and $1,441,000 at the minimum, maximum, and adjusted maximum of the offering, respectively, after deducting estimated offering expenses payable by us of $675,000, including fees and expenses of $192,500 payable to Keefe, Bruyette & Woods. The fees and expenses payable to Keefe, Bruyette & Woods consist of (i) a success fee of $100,000, (ii) a conversion agent fee of $5,000, (iii) reimbursement of selling agent legal fees and expenses of $65,000, (iv) reimbursement of selling agent expenses of $20,000, and (v) reimbursement of conversion agent expenses of $2,500. The amount payable to Keefe, Bruyette & Woods assumes that no shares are sold in a syndicated community offering. We intend to use the proceeds to support future loan and asset growth and for general corporate purposes. See “Use of Proceeds.”

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription and community offerings will be mailed by first class mail to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following consummation of the offering. It is possible that, until certificates for the common stock are delivered,

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purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock issued in the offering will have begun trading. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

You May Not Sell or Transfer Your Subscription Rights

OCC regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or otherwise transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, adding the names of persons who are not owners of the qualifying deposit account as of the applicable eligible record date can result in loss of your subscription rights. In addition, the stock order form requires that you list all Commonwealth Bank deposit accounts, giving all names on each account and the account number at the applicable eligibility record date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

Deadline for Orders of Common Stock in the Subscription and Community Offerings

If you wish to purchase shares of common stock in the subscription offering or community offering, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) no later than 2:00 p.m., Eastern Time, on ___________, 2015. Orders received after that time will be rejected unless we extend the offering. You may submit your stock order form by mail, using the stock order reply envelope provided, by overnight courier to the indicated address on the order form, or by hand-delivery to Commonwealth Bank. Do not hand-deliver stock order forms to Poage Bankshares or Town. Do not mail stock order forms to Commonwealth Bank, Poage Bankshares or Town. Once submitted, your order will be irrevocable unless the offering is terminated or extended beyond _________, 2015 or the number of shares of common stock to be sold is decreased to less than 107,086 shares or increased to more than 166,614 shares. The offering may be extended, without notice to you, until ___________, 2015. If the subscription offering and/or community offering is extended beyond __________, 2015, or if the number of shares of common stock to be sold is decreased to less than 107,086 shares or is increased to more than 166,614 shares, we will, with the approval of the OCC, be required to resolicit subscriptions before proceeding with the offering. Subscribers will be given the opportunity to maintain, change or cancel their stock orders during a specified resolicitation period. If a written indication of your intent is not received, your order will be cancelled, funds will be returned with interest and deposit account withdrawal authorizations will be cancelled.

Although we will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern Time, on __________, 2015, whether or not we have been able to locate each person entitled to subscription rights.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 107,086 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations (See “The Offering—Limitations on Common Stock Purchases”); and/or

•	seek the approval of the OCC to extend the offering beyond __________, 2015, provided that any such extension will require us to resolicit subscribers in the subscription and community offerings.

Alternatively, Poage Bankshares and Commonwealth Bank may terminate the offering and the conversion merger, return funds with interest and cancel deposit account withdrawal authorizations. See “The Merger—Termination.”

Market for Common Stock

Our common stock is listed on the NASDAQ Capital Market® under the symbol “PBSK.” See “Stock and Dividend Information.”

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Poage Bankshares’ Policy Regarding Dividends

Currently, we pay a regular quarterly cash dividend of $0.05 per share. Our board of directors has the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. We cannot assure you that we will continue to pay dividends or that we will not reduce or eliminate dividend payments in the future.

Tax Consequences

As a general matter, the conversion merger will not be a taxable transaction for federal or state income tax purposes to Poage Bankshares, Town, Commonwealth Bank or persons eligible to subscribe in the subscription offering. See “The Conversion —Material Income Tax Consequences” for additional information.

Management After the Conversion Merger

The composition of senior management and the boards of directors of Poage Bankshares and Town will not change as a result of the conversion merger. Upon the consummation of the conversion merger, Commonwealth Bank will cease to exist as a separate entity and Town will select three non-employee directors of Commonwealth Bank to serve on an advisory board of Town for a period of one year following the completion of the conversion merger.

Proposed Purchases by Executive Officers and Directors of Poage Bankshares and Commonwealth Bank

We currently expect Commonwealth Bank’s directors and executive officers and Poage Bankshares’ directors and executive officers, together with their respective associates, to subscribe for approximately 66,310 shares of common stock in the offering, which equals 45.8% of the shares to be sold at the maximum of the offering range. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. The purchase price per share to be paid by them for their subscribed shares will be the same per share price to be paid by all other persons who purchase shares of common stock in the offering. Purchases by directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering.

Interests of Commonwealth Bank’s Management and Board of Directors

Commonwealth Bank’s directors and executive officers have interests in the conversion merger as individuals which are in addition to, or different from, their interests as members of Commonwealth Bank. These interests are as follows:

•	three non-employee directors of Commonwealth Bank will be appointed to and compensated for serving on an advisory board of Town for a period of one year following the completion of the conversion merger;

•	indemnification by Poage Bankshares of current and former directors and officers of Commonwealth Bank;

•	purchase by Commonwealth Bank of a directors’ and officers’ liability insurance policy for a period of three years after the conversion merger; and

•	Poage Bankshares and Town will offer an employment agreement to Curt Steger, Commonwealth Bank’s Executive Vice President, and to Ryan C. Steger, Commonwealth Bank’s President and Chief Executive Officer.

See “The Merger – Interests of Certain Persons in the Conversion Merger” for additional information.

Stock Information Center

Poage Bankshares, Town and Commonwealth Bank personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering or the conversion merger, call our Stock Information Center (toll-free) at 1-___________, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

TO ENSURE THAT EACH PURCHASER IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS RECEIVES A PROSPECTUS AT LEAST 48 HOURS BEFORE THE EXPIRATION DATE IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED OR HAND-DELIVERED ANY LATER THAN FIVE DAYS OR TWO DAYS, RESPECTIVELY, BEFORE THE EXPIRATION DATE.

8

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in our common stock.

Risks Related to Our Business

The risks described below are not the only risks that we face. Additional risks not presently known to us, or that we currently view as immaterial, may also affect our business. If any of the risks described in our filings with the Securities and Exchange Commission (the “SEC”), or any additional risks, actually materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

For a discussion of the risks related to our business, see the Form 10-K (Part I, Item 1A), which is attached as Appendix B to this prospectus.

Risks Related to the Conversion Merger and the Offering

The Merger Agreement may be terminated in accordance with its terms, and the conversion merger may not be completed.

The Merger Agreement is subject to a number of conditions which must be fulfilled in order to complete the conversion merger. These conditions include: approval of the Merger Agreement by Commonwealth Bank’s members, receipt of regulatory approvals, absence of orders prohibiting the completion of the conversion merger, effectiveness of the registration statement of which this prospectus is a part, the continued accuracy of the representations and warranties made by both parties, and the performance by both parties of their covenants and agreements. There can be no assurance that the conditions to closing of the conversion merger will be satisfied or that the conversion merger will be completed.

Required regulatory approvals may not be received, may take longer to receive than expected or may impose conditions that are not presently anticipated or cannot be satisfied.

Before the transactions contemplated in the Merger Agreement, including the conversion merger, may be completed, various approvals must be obtained from the bank regulatory authorities. These authorities may impose conditions on the completion of the conversion merger or require changes to the terms of the Merger Agreement. Such conditions or changes could have the effect of delaying completion of the transactions contemplated in the Merger Agreement or imposing additional costs on or limiting Poage Bankshares’ revenues, any of which might have a material adverse effect on Poage Bankshares following the conversion merger. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions or changes will be imposed.

The conversion merger’s financial effect upon Poage Bankshares’ future financial condition and results of operations could differ from the present expectations of management.

The final valuations of the acquired assets and the assumed liabilities for accounting purposes under the acquisition methods of accounting (as discussed under “Capitalization”, “Pro Forma Book Value Impact of Transaction to New Investors and Existing Stockholders” and “Pro Forma Data”) may differ materially from the estimated valuations assumed by management and reflected by the pro forma financial statements included in this prospectus, and such valuation differences may result in material changes (including possible material adverse changes) to Poage Bankshares’ future financial condition and results of operations compared to those anticipated by management, including but not limited to Commonwealth Bank’s loans, core deposit customer relationships, and other identifiable assets acquired by (or of Commonwealth Bank’s liabilities assumed by) Poage Bankshares in the conversion merger, all of which may vary on account of multiple factors at the time of closing compared to the preliminary valuation estimates of Poage Bankshares’ management.

Purchasers of our common stock may experience dilution in our earnings per share.

Purchasers of our common stock may experience dilution in our earnings per share if we are not able to maintain our net income relative to the additional shares to be outstanding upon consummation of the conversion merger. See “Pro Forma Book Value Impact of Transaction to New Investors and Existing Stockholders” and “Pro Forma Data.”

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There may be a limited trading market in our common stock, which may adversely affect our stock price.

Although our common stock is listed on the NASDAQ Capital Market® there is no guarantee that the shares will trade actively. If there is not an active trading market, you may not be able to sell all of your shares on short notice and a sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and ask price of our common stock. When there is a wide spread, the price at which you may be able to sell your shares may be significantly lower than the price at which you could buy it at that time.

Our return on equity may be low compared to the return on equity of other financial institutions, which could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. For the nine months ended September 30, 2014, our annualized return on average equity was 2.04%. For the fiscal year ended September 30, 2013, our return on average equity was 3.62% compared to the median return on average equity of 5.00% for the most recent 12 month period for which data was publicly available for all publicly traded savings institutions. Following the stock offering and conversion merger offering and based on our historical shareholders’ equity at September 30, 2014, we expect our shareholders’ equity to increase from $66.8 million to between $69.3 million at the minimum of the offering range and $70.1 million at the adjusted maximum of the offering range. See “Capitalization.” Our return on equity will be reduced by the capital raised in the stock offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may reduce the value of our shares of common stock.

The corporate governance provisions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impede takeovers of Poage Bankshares that our board might conclude are not in the best interest of Poage Bankshares or its stockholders.

Provisions in our articles of incorporation and bylaws may prevent or impede holders of our common stock from obtaining representation on our board of directors and may make takeovers of Poage Bankshares more difficult. For example, our board of directors is divided into three staggered classes. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Our articles of incorporation include a provision that no person will be entitled to vote any shares of our common stock in excess of 10% of our outstanding shares of common stock. This limitation does not apply to the purchase of shares by a tax-qualified employee stock benefit plan established by us. In addition, our articles of incorporation and bylaws restrict who may call special meetings of stockholders and how directors may be removed from office. Additionally, in certain instances, the Maryland General Corporation Law requires a supermajority vote of our stockholders to approve a merger or other business combination with a large stockholder, if the proposed transaction is not approved by a majority of our directors. See “Restrictions on Acquisition of Poage Bankshares.” These provisions may make it more difficult to pursue a change in control or attempt a takeover of Poage Bankshares As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our common stock may be adversely affected.

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RECENT DEVELOPMENTS

The following tables set forth selected historical consolidated financial and other data of Poage Bankshares at the dates and for the periods indicated. The information at December 31, 2013 is derived in part from, and should be read together with, the audited financial statements and related notes of Poage Bankshares contained in the Form 10-K (Part II, Item 8), which is attached as Appendix B to this document. The selected historical consolidated financial and other data at November 30, 2014 and for the eleven months ended November 30, 2014 and 2013 was not audited but, in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. Poage Bankshares acquired Town Square Financial Corporation on March 18, 2014, and its results of operations are included since that date. The results of operations for the eleven months ended November 30, 2014 are not necessarily indicative of the results of operations that may be expected for the entire year or any other period.

	At November 30, 2014	At December 31, 2013
	(Unaudited)
	(In thousands)
Selected Financial Condition Data:
Total assets	$411,511	$289,230
Cash and cash equivalents	14,133	6,684
Investment securities	68,693	86,062
Loans held for sale	631	307
Loans receivable, net	300,467	177,088
Deposits	319,350	209,440
Federal Home Loan Bank advances	18,271	19,958
Other borrowings	2,692	―
Shareholders’ equity	67,486	57,658

	For the Eleven Months Ended November 30,
	2014	2013
	(Unaudited)
	(In thousands)
Selected Operating Data:
Interest and dividend income	$15,572	$10,628
Interest expense	1,973	1,930
Net interest income	13,599	8,698
Provision for loan losses	27	106
Net interest income after provision for loan losses	13,572	8,592
Non-interest income	2,171	2,058
Non-interest expense	13,914	8,014
Income before income taxes	1,829	2,636
Provision for income taxes	484	757
Net income	$1,345	$1,879

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	At or For the Eleven Months Ended November 30,
	2014	2013
	(Unaudited)
Selected Financial Ratios and Other Data:

Performance Ratios: (1)
Return on average assets	0.38%	0.68%
Return on average equity (ratio of net income to average equity)	2.27	3.48
Interest rate spread (2)	3.87	3.20
Net interest margin (3)	4.03	3.36
Efficiency ratio (4)	88.23	74.51
Average interest-earning assets to average interest-bearing liabilities	126.50	120.92
Average equity to average assets	16.54	19.64

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	0.54	1.09
Allowance for loan losses as a percentage of non-performing loans (5)	54.89	237.53
Net charge-offs to average outstanding loans during the period (annualized)	0.12	0.11
Non-performing loans as a percentage of total loans (5)	0.99	0.46
Non-performing assets as a percentage of total assets (6)	1.07	0.41

Capital Ratios (Town only):
Total capital to risk-weighted assets	23.64	32.33
Tier 1 capital to risk-weighted assets	23.03	31.02
Tier 1 capital to average assets	15.04	15.74

Other:
Number of offices (7)	9	7

(1)	Performance ratios are annualized.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Non-performing loans consist of non-accrual loans and loans past due over 90 days and still accruing interest.
(6)	Non-performing assets consist of non-performing loans and other real estate owned.
(7)	Includes a loan production office.

Comparison of Financial Condition at November 30, 2014 and December 31, 2013

Assets. At November 30, 2014, the Company’s assets totaled $411.5 million, an increase of $122.3 million, or 42.3%, from $289.2 million at December 31, 2013. The increase was primarily due to the acquisition of Town Square Financial Corporation effective March 18, 2014.

Cash and cash equivalents increased by $7.4 million, or 110.4%, to $14.1 million at November 30, 2014 from $6.7 million at December 31, 2013, primarily due to the acquisition of Town Square Financial Corporation and the sale of $19.7 million in available for sale securities, which were partially offset by the repayment of $16.7 million in Federal Home Loan Bank advances.

Loans held for sale increased $324,000, or 105.5%, to $631,000 at November 30, 2014 from $307,000 at December 31, 2013. The increase was primarily due to the addition of two secondary market loan originators from Town Square Financial Corporation.

Loans receivable, net, increased $123.4 million, or 69.7%, to $300.5 million at November 30, 2014 from $177.1 million at December 31, 2013, primarily due to the balance of commercial and industrial loans acquired in the acquisition of Town Square Financial Corporation. Non-performing loans (excluding credit impaired loans acquired in the acquisition Town Square Financial

12

Corporation) increased $2.1 million, or 233.3%, from $926,000 at December 31, 2013 to $3.0 million at November 30, 2014, primarily due to an increase in non-performing one- to four-family investor-owned real estate loans.

Securities available for sale decreased by $17.4 million, or 20.2%, to $68.7 million at November 30, 2014 from $86.1 million at December 31, 2013. This decrease is due to $36.1 million in sales, calls, regular maturities and principal payments, which were partially offset by an increase of securities totaling $14.7 million attributable to the acquisition of Town Square Financial Corporation and purchases totaling $1.4 million.

Liabilities. Deposits increased $109.9 million, or 52.5%, to $319.4 million at November 30, 2014 from $209.4 million at December 31, 2013. The increase was primarily attributable to the acquisition of Town Square Financial Corporation.

Federal Home Loan Bank advances decreased $1.7 million, or 8.5%, to $18.3 million at November 30, 2014 from $20.0 million at December 31, 2013. This decrease in borrowings was due to regular principal payments and maturities.

Subordinated debentures increased by $2.7 million, to $2.7 million at November 30, 2014 from $0 at December 31, 2013, as a result of the assumption of $4.0 million contractual balance of subordinated debentures in conjunction with acquisition of Town Square Financial Corporation. In December 2006, Town Square Statutory Trust I, a trust formed by Town Square Financial Corporation, closed a pooled private offering of $4.1 million of trust preferred securities. The subordinated debt fair value of $2.7 million is shown as a liability because the Company is not considered the primary beneficiary of the Trust. The investment in common stock of the trust is $124,000 and is included in other assets. The subordinated debt has a variable rate of interest equal to the three month London Interbank Offered Rate (LIBOR) plus 1.83%, which was 2.06% at November 30, 2014.

Shareholders’ Equity. Total shareholders’ equity increased by $9.8 million, or 17.0%, to $67.5 million at November 30, 2014, compared to $57.7 million at December 31, 2013. The increase resulted primarily from the issuance of common stock of $7.6 million to acquire Town Square Financial Corporation and increases in other comprehensive income of $1.3 million and net income of $1.3 million for the eleven months ended November 30, 2014, which were partially offset by the payment of cash dividends totaling $751,000 and stock repurchases totaling $331,000.

Comparison of Operating Results for the Eleven Months Ended November 30, 2014 and November 30, 2013

General. Net income decreased $534,000, or 28.1%, to $1.3 million for the eleven months ended November 30, 2014 from $1.9 million for the eleven months ended November 30, 2013. The decrease in net income reflects an increase in net interest income and an increase in non-interest income, offset by an increase in non-interest expense.

Net-Interest Income. Net interest income increased $4.9 million, or 56.3%, to $13.6 million for the eleven months ended November 30, 2014 from $8.7 million for the eleven months ended November 30, 2013 primarily due to the acquisition of Town Square Financial Corporation.

Non-Interest Income. Non-interest income increased $113,000, or 5.4%, to $2.2 million for the eleven months ended November 30, 2014 from $2.1 million for the eleven months ended November 30, 2013, primarily due to fee income earned on demand deposit accounts acquired in the acquisition of Town Square Financial Corporation. Non-interest income for the eleven months ended November 30, 2013 includes the benefit of an insurance recovery of $753,000 related to a fraud claim in 2012.

Non-Interest Expense. Non-interest expense increased $5.9 million, or 73.8%, to $13.9 million for the eleven months ended November 30, 2014 from $8.0 million for the eleven months ended November 30, 2013. The increase in non-interest expenses is primarily attributable to the $877,000 expense related to the termination of Town Square Financial Corporation’s data processing agreement, as well as increases in salaries and employee benefits, occupancy and equipment expense and professional fees resulting from the Town Square acquisition and professional fees resulting from our efforts to oppose stockholder nominations.

Provision for Income Taxes. The provision for income tax decreased $273,000, or 36.1%, to $484,000 for the eleven months ended November 30, 2014 as a result of lower pre-tax income.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected historical consolidated financial and other data of Poage Bankshares at September 30, 2014 and for the nine months ended September 30, 2014 and 2013. For selected consolidated financial and other data at prior dates and for prior periods, see the Form 10-K (Part II, Item 6), which is attached as Appendix B to this prospectus.

The information at September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is derived in part from, and should be read together with, our audited consolidated financial statements and the notes thereto contained in the Form 10-K (Part II, Item 8), which is attached as Appendix B to this document.

The selected historical consolidated financial and other data at September 30, 2014 and for the nine months ended September 30, 2014 and 2013 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. Poage Bankshares acquired Town Square Financial Corporation on March 18, 2014, and its results of operations are included since that date. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results of operations that may be expected for the entire year or any other period.

At September 30, 2014
(Unaudited)
(In thousands)
Selected Financial Condition Data:
Total assets	$411,774
Cash and cash equivalents	17,289
Investment securities	68,092
Loans held for sale	562
Loans receivable, net	298,253
Deposits	318,190
Other borrowings	2,681
Federal Home Loan Bank advances	20,598
Shareholders’ equity	66,807

	For the Nine Months Ended September 30,
	2014	2013
	(Unaudited)
	(In thousands)
Selected Operating Data:
Interest and dividend income	$12,558	$8,707
Interest expense	1,603	1,620
Net interest income	10,955	7,087
Provision for loan losses	27	106
Net interest income after provision for loan losses	10,928	6,981
Non-interest income	1,824	1,901
Non-interest expense	11,436	6,438
Income before income taxes	1,316	2,444
Provision for income taxes	347	722
Net income	$969	$1,722

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	At or For the Nine Months Ended September 30,
	2014	2013
	(Unaudited)
Selected Financial Ratios and Other Data:

Performance Ratios: (1)
Return on average assets	0.33%	0.76%
Return on average equity (ratio of net income to average equity)	2.04	3.89
Interest rate spread (2)	3.87	3.16
Net interest margin (3)	4.03	3.32
Efficiency ratio (4)	89.49	71.63
Average interest-earning assets to average interest-bearing liabilities	126.49	121.26
Average equity to average assets	16.35	19.53

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	0.59	1.12
Allowance for loan losses as a percentage of non-performing loans (5)	67.64	277.02
Net charge-offs to average outstanding loans during the period	0.08	0.08
Non-performing loans as a percentage of total loans (5)	0.88	0.40
Non-performing assets as a percentage of total assets (6)	0.97	0.38

Capital Ratios (Town only):
Total capital to risk-weighted assets	24.22	31.75
Tier 1 capital to risk-weighted assets	22.74	30.49
Tier 1 capital to average assets	14.98	15.89

Other:
Number of offices (7)	9	6

(1)	Performance ratios are annualized.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Non-performing loans consist of non-accrual loans and loans past due over 90 days and still accruing interest.
(6)	Non-performing assets consist of non-performing loans and other real estate owned.
(7)	Includes a loan production office.

The following table sets forth a reconciliation of Town’s capital calculated in accordance with U.S. generally accepted accounting principles and its regulatory capital as of September 30, 2014.

September 30, 2014
(Unaudited)
Total equity for Town Square Bank	$63,440
Other intangible assets (1)	(2,000)
Disallowed servicing assets	(32)
Unrealized (gains) losses on available for sale occur	(48)
Tier 1 capital	61,360

Allowance for loan losses – allowable portion	1,804
Total risk-based capital	$63,164

(1)	Reflects intangible assets, including goodwill, resulting from the acquisition of Town Square Financial Corporation. These intangible assets (other than goodwill) relate primarily to core deposits and are being amortized over their estimated benefit period not to exceed 6 years.

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OVERVIEW OF COMMONWEALTH BANK

Commonwealth Bank is a federally chartered mutual (meaning it has no stockholders) savings association with one office, located in Mt. Sterling, Kentucky. Commonwealth Bank’s primary business is providing financing for home ownership and traditional savings opportunities for customers in the local community. To a limited extent, Commonwealth Bank also originates consumer loans, commercial real estate loans and commercial loans. Commonwealth Bank is converting from the mutual to the stock form of ownership and simultaneously merging with and into Town. Upon completion of the conversion merger, Commonwealth Bank will cease to exist as a separate entity.

Commonwealth Bank is subject to regulation and examination by the OCC and its deposits are insured up to applicable legal lending limits by the FDIC. Commonwealth Bank is a member of the Federal Home Loan Bank System.

At September 30, 2014, Commonwealth Bank had total assets of $19.3 million, total loans, net, of $15.8 million, total deposits of $15.2 million and total equity of $1.7 million.

Commonwealth is subject to a Formal Agreement with the OCC dated as of January 8, 2013, requiring it to address certain operational and regulatory deficiencies identified by the OCC. Among other things, the Formal Agreement requires Commonwealth Bank to implement a capital planning process, implement a conflicts of interest policy, implement and establish internal controls, implement and information security program, implement an independent internal audit program, and establish a contingency funding plan.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

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•	changes in our financial condition or results of operations that reduce capital available to pay dividends;

•	regulatory changes or actions; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors.”

USE OF PROCEEDS

The following table sets forth the calculation of our net proceeds after giving effect to the sale by Poage Bankshares of 107,086, 125,984, 144,881 and 166,614 shares in this offering at the minimum, midpoint, maximum and adjusted maximum, respectively, at an assumed offering price of $12.70 per share, and deducting the estimated offering and conversion merger expenses totaling $675,000.

	Minimum 107,086 Shares	Midpoint 125,984 Shares	Maximum 144,881 Shares	Adjusted Maximum 166,614 Shares
Gross offering proceeds	$1,360,000	$1,600,000	$1,840,000	$2,116,000
Estimated offering expenses (excluding selling agent fees and expenses)	482,500	482,500	482,500	482,500
Estimated selling agent fees and Expenses (1)	192,500	192,500	192,500	192,500
Net proceeds	$685,000	$925,000	$1,165,000	$1,441,000

(1)	Consists of the following amounts payable to Keefe, Bruyette & Woods: (i) a success fee of $100,000, (ii) a conversion agent fee of $5,000, (iii) reimbursement of selling agent legal fees and expenses of $65,000, (iv) reimbursement of selling agent expenses of $20,000, and (v) reimbursement of conversion agent expenses of $2,500. Assumes that all shares are sold in the subscription and direct community offering, and that no shares are sold in a syndicated community offering. See “The Offering – Plan of Distribution; Selling Agent Compensation.”

We intend to contribute 50% of the net proceeds to Town ($342,500, $462,500, $582,500 and $720,500 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively) to support its future loan and asset growth and for general corporate purposes. We intend to retain and use the remaining net proceeds from the offering for general corporate purposes.

We currently are not aware of any other potential uses of proceeds by Poage Bankshares. However, the foregoing potential uses may change due to unforeseen circumstances, such as the need for additional capital by Town.

STOCK AND DIVIDEND INFORMATION

Market Listing

Our common stock is listed on the NASDAQ Capital Market® under the symbol “PBSK.”

Stock Price Information

Presented below is information for our common stock for the period presented. The information has been obtained from the NASDAQ Stock Market.

2015	High	Low	Closing Price	Dividends Declared Per Share

First Quarter (through _______, 2015)	$	$	$	$

2014	High	Low	Closing Price	Dividends Declared Per Share
Fourth quarter	$15.48	$14.20	$14.87	$0.05
Third quarter	16.54	14.23	14.95	0.05
Second quarter	14.65	13.91	14.65	0.05
First quarter	14.10	13.61	14.05	0.05

For similar information relating to prior periods, see the Form 10-K (Part II, Item 5), which is attached as Appendix B to this prospectus.

17

The closing price of our common stock on September 9, 2014, the last trading day before the public announcement of the conversion merger, was $14.35 per share. As of the date of this prospectus, the closing price of our common stock was $______ per share.

Number of Stockholders and Shares Outstanding

As of the date of this prospectus, we had approximately ______ stockholders of record and ________ shares of common stock outstanding. The number of stockholders of record does not include the number of persons or entities who hold their stock in nominee or “street” name.

Our Policy Regarding Dividends

Currently, we pay a regular quarterly cash dividend of $0.05 per share. Our board of directors has the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. We cannot assure you that we will continue to pay dividends or that we will not reduce or eliminate dividend payments in the future.

We are subject to Maryland law relating to our ability to pay dividends to our stockholders. However, our ability to pay dividends depends primarily upon dividends we receive from Town. Federal banking law limits dividends and other distributions that Town may pay to us. Among other limitations, no insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized.

18

CAPITALIZATION

The following table presents, as of September 30, 2014, the historical consolidated capitalization of Poage Bankshares, the historical capitalization of Commonwealth Bank, and the pro forma consolidated capitalization of Poage Bankshares after giving effect to the offering and the merger conversion based upon the assumptions set forth under “Pro Forma Data.”

			Pro Forma Combined Based Upon the Sale in the Offering of
	Poage Bankshares Historical at September 30, 2014	Commonwealth Bank Historical at September 30, 2014	107,086 Shares at $12.70 per Share (Minimum of Offering Range)	125,984 Shares at $12.70 per Share (Midpoint of Offering Range)	144,881 Shares at $12.70 per Share (Maximum of Offering Range)	166,614 Shares at $12.70 per Share (Adjusted Maximum of Offering Range) (1)
		(Dollars in thousands)
Deposits (2)	$318,190	$15,249	$333,439	$333,439	$333,439	$333,439
Borrowings	23,279	2,260	25,539	25,539	25,539	25,539
Total deposits and borrowed funds	$341,469	$17,509	$358,978	$358,978	$358,978	$358,978
Shareholders’ equity:
Preferred stock $0.01 par value; 1,000,000 shares authorized, none issued or outstanding	$—	$—	$—	$—	$—	$—
Common stock $0.01 par value, 30,000,000 shares authorized; issued and outstanding 3,881,917 at September 30, 2014 (3)	39	—	40	40	40	40
Additional paid-in-capital	37,811	—	38,735	39,017	39,300	39,624
Retained earnings (4)(5)	31,202	1,721	32,773	32,731	32,688	32,640
Accumulated other comprehensive income (loss)	48	—	48	48	48	48
Common stock held by ESOP	(2,293)	—	(2,293)	(2,293)	(2,293)	(2,293)
Total shareholders’ equity	$66,807	$1,721	$69,303	$69,543	$69,783	$70,059
Total shareholders’ equity as a percentage of pro forma assets (3)	16.22%	8.93%	16.05%	16.10%	16.14%	16.20%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares, changes in market or general financial conditions following the commencement of the subscription and community offerings or regulatory considerations.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion merger and offering. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of Poage Bankshares common stock pursuant to stock options.
(4)	The retained earnings of Town are substantially restricted. See “Stock and Dividend Information―Our Policy Regarding Dividends.”
(5)	Commonwealth Bank’s retained earnings are eliminated in the conversion merger through acquisition accounting.

19

PRO FORMA BOOK VALUE IMPACT OF TRANSACTION

TO NEW INVESTORS AND EXISTING STOCKHOLDERS

At September 30, 2014, Poage Bankshares had a net book value of $66,807,000, or $17.21 per share. Net book value per share represents the amount of Poage Bankshares stockholders’ equity, divided by 3,881,917 shares of common stock, which was the number of shares of common stock outstanding at September 30, 2014. Accretion per share to new investors represents the difference between the pro forma net book value per share of common stock and the amount per share paid by purchasers of shares of common stock in this offering immediately after the completion of the offering. After (i) giving effect to the sale by Poage Bankshares of 107,086, 125,984, 144,881 and 166,614 shares in this offering at the minimum, midpoint, maximum, and adjusted maximum, respectively, at an assumed offering price of $12.70 per share, and (ii) deducting the estimated offering expenses totaling $675,000, or $6.30 per share, $5.36 per share, $4.66 per share and $4.05 per share, at the minimum, midpoint, maximum and adjusted maximum, respectively. The estimated offering expenses include $192,500 payable to Keefe, Bruyette & Woods, which consists of (i) a success fee of $100,000, (ii) a conversion agent fee of $5,000, (iii) reimbursement of selling agent legal fees and expenses of $65,000, (iv) reimbursement of selling agent expenses of $20,000, and (v) reimbursement of conversion agent expenses of $2,500. The amount payable to Keefe, Bruyette & Woods assumes that no shares will be sold in a syndicated community offering. At the minimum of the offering, this represents an immediate increase in pro forma net book value and tangible net book value of $0.17 and $0.17 per share, respectively, to existing stockholders. At the maximum of the offering, this represents an immediate increase in pro forma net book value and tangible net book value of $0.36 and $0.36 per share, respectively, to existing stockholders. The following table illustrates this per share pro forma impact:

	Minimum	Midpoint	Maximum	Adjusted Maximum
Assumed offering per share (1)	$12.70	$12.70	$12.70	$12.70
Net book value per share at September 30, 2014	$17.21	$17.21	$17.21	$17.21
Estimated net offering proceeds per share	$0.17	$0.23	$0.29	$0.36

Pro forma combined shareholders’ equity per share	$17.37	$17.35	$17.33	$17.30

Net tangible book value per share at September 30, 2014	$16.63	$16.63	$16.63	$16.63
Estimated net offering proceeds per share	$0.17	$0.23	$0.29	$0.36
Pro forma combined tangible shareholders’ equity per share	$16.77	$16.75	$16.73	$16.71

(1)	The assumed offering per share was determined based on the average of the closing bid and ask prices for Poage Bankshares’ common stock, commencing 30 trading days before the record trading date before the date of this prospectus, or $14.94 per share, and applying a 15% discount to each average related to the new issue discount that is typically recognized in an independent appraisal for a stand-alone conversion but not recognized in the independent appraisal for the conversion merger.

20

PRO FORMA DATA

Our actual net proceeds from the sale of our shares of common stock in this offering cannot be determined until the offering and the conversion merger are complete. However, we estimate that we will receive net proceeds from this offering of approximately $685,000, $925,000, $1,165,000 and $1,441,000, at the minimum, midpoint, maximum and adjusted maximum of the offering, respectively, after deducting estimated offering expenses payable by us of $675,000.

The following table sets forth our and Commonwealth Bank’s historical net earnings and shareholders’ equity/retained earnings before the offering and conversion merger, and the pro forma combined consolidated net earnings and shareholders’ equity of Poage Bankshares after completion of the transaction. In preparing these tables and in calculating pro forma data, the following assumptions were made:

•	all shares of common stock will be sold in the offering at an assumed price of $12.70 per share;
•	the pro forma combined data has been prepared based on the acquisition method of accounting under United States generally accepted accounting principles. Under acquisition accounting, the assets and liabilities of Commonwealth Bank, after completion of the conversion merger, will be recorded at their respective fair values and added to those of Town and included in the consolidated financial statements of Poage Bankshares. See “The Conversion—Accounting Consequences”;
•	pro forma earnings have been calculated assuming the shares of common stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 1.57% for the nine months ended September 30, 2014 and 1.36% for the year ended September 30, 2013. The reinvestment rate was based on, the five-year treasury bill rate;
•	the pro forma after-tax yield on the net proceeds is assumed to be 1.04% for the nine months ended September 30, 2014 and 0.90% or the year ended September 30, 2013, based on an effective tax rate of 34.0%;
•	no effect has been given to the withdrawals from deposit accounts of either Commonwealth Bank or Town to purchase shares in the offering;
•	historical shareholders’ equity per share amounts for Poage have been calculated by dividing historical amounts by 3,881,917 and 3,350,916 shares of outstanding common stock (no such value is calculated for Commonwealth Bank as it has no shares outstanding);
•	pro forma earnings per share for Poage is calculated by taking the net income after amounts allocated to participating security holders of $30,000 and $40,000 and divided by weighted average shares outstanding for the period of 3,384,224 (nine months ended September 30, 2014) and 3,041,594 (year ended September 30, 2013). No such amounts are applicable to Commonwealth Bank as it has no shares outstanding; and
•	pro forma shareholders’ equity amounts have been calculated as if the stock had been sold on September 30, 2014 and September 30, 2013, respectively, and, accordingly, no effect has been given to the assumed earnings effect of the transaction other than recognizing the estimated bargain purchase gain. Commonwealth Bank’s equity is eliminated in consolidation.

The following pro forma data relies on the assumptions that are outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if we were liquidated. The pro forma data does not predict how much we will earn in the future.

We calculated pro forma data using the five-year Treasury Note rate, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on Town’s interest-earning assets and the weighted average rate paid in deposits, which is the reinvestment rate generally required by OCC regulations.

21

At or For the Nine Months Ended September 30, 2014 Based Upon the Sale at $12.70 Per Share of (1)
107,086 Shares at Minimum of Offering Range (2)	125,984 Shares at Midpoint of Offering Range (2)	144,881 Shares at Maximum of Offering Range (2)	166,614 Shares at Adjusted Maximum of Offering Range (2)(3)
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$1,360	$1,600	$1,840	$2,116
Less offering expenses	(675)	(675)	(675)	(675)
Estimated net proceeds	$685	$925	$1,165	$1,441

Net Income (Loss) for the Nine Months Ended September 30, 2014
Historical – Poage Bankshares	$969	$969	$969	$969
Historical – Commonwealth	(152)	(152)	(152)	(152)
Historical – Combined	$817	$817	$817	$817
Pro forma income on net proceeds	8	11	14	18
Acquisition accounting effect on income (4)	7	7	7	7
Pro forma combined net income	$832	$835	$838	$842

Basic earnings per share:
Historical – Poage Bankshares	$0.28	$0.28	$0.28	$0.28
Pro forma combined net earnings per share	$0.23	$0.23	$0.23	$0.23

Offering price as a multiple of annualized pro forma net earnings per share	41.30	x	41.30	x	41.30	x	41.30	x
Weighted average number of shares outstanding for pro forma net income per share calculation	3,491,310	3,510,208	3,529,105	3,550,838

At September 30, 2014
Total shareholders’ equity/retained earnings:
Historical – Combined	$66,807	$66,807	$66,807	$66,807
Estimated net offering proceeds	685	925	1,165	1,441
Acquisition accounting effect on equity	1,811	1,811	1,811	1,811
Pro forma combined shareholders’ equity	$69,303	$69,543	$69,783	$70,059
Intangible assets	(2,397)	(2,397)	(2,397)	(2,397)
Pro forma combined tangible shareholders’ equity	$66,906	$67,146	$67,386	$67,662

Per share:
Historical – Poage Bankshares	$17.21	$17.21	$17.21	$17.21
Estimated net offering proceeds	0.17	0.23	0.29	0.36
Pro forma combined shareholders’ equity	17.37	17.35	17.33	17.30
Intangible assets	(0.60)	(0.60)	(0.60)	(0.59)
Pro forma combined tangible shareholders’ equity	16.77	16.75	16.73	16.71

Offering price as percentage of combined pro forma shareholders’ equity per share	73.11%	73.20%	73.28%	73.41%

Offering price as percentage of combined pro forma tangible shareholders’ equity per share	75.73%	75.82%	75.91%	76.00%

Number of shares outstanding for pro forma book value per share calculations	3,989,003	4,007,901	4,026,798	4,048,531

22

At or For the Year Ended September 30, 2013 Based Upon the Sale at $12.70 Per Share of (1)
107,086 Shares at Minimum of Offering Range (2)	125,984 Shares at Midpoint of Offering Range (2)	144,881 Shares at Maximum of Offering Range (2)	166,614 Shares at Adjusted Maximum of Offering Range (2)(3)
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$1,360	$1,600	$1,840	$2,116
Less offering expenses	(675)	(675)	(675)	(675)
Estimated net proceeds	$685	$925	$1,165	$1,441

Net Income (Loss) for the Year Ended September 30, 2013
Historical – Poage Bankshares	$2,156	$2,156	$2,156	$2,156
Historical – Commonwealth	(183)	(183)	(183)	(183)
Historical – Combined	$1,973	$1,973	$1,973	$1,973
Pro forma income on net proceeds	11	15	19	24
Acquisition accounting effect on income (4)	9	9	9	9
Pro forma combined net income	$1,993	$1,997	$2,001	$2,006

Basic earnings per share:
Historical – Poage Bankshares	$0.69	$0.69	$0.69	$0.69
Pro forma combined net earnings per share	$0.62	$0.62	$0.62	$0.61
Offering price as a multiple of annualized pro forma net earnings per share	20.48	x	20.48	x	20.48	x	20.82	x
Weighted average number of shares outstanding for pro forma net income per share calculating	3,148,680	3,167,578	3,186,475	3,208,208

At September 30, 2013
Total Stockholders’ Equity/Retained Earnings:
Historical – Combined	$57,905	$57,905	$57,905	$57,905
Estimated net offering proceeds	685	925	1,165	1,441
Acquisition accounting effect on equity	1,811	1,811	1,811	1,811
Pro forma combined shareholders’ equity	$60,401	$60,641	$60,881	$61,157
Intangible assets	(128)	(128)	(128)	(128)
Pro forma combined tangible shareholders’ equity	$60,273	$60,513	$60,753	$61,029

Per share:
Historical – Poage Bankshares	$17.28	$17.28	$17.28	$17.28
Estimated net offering proceeds	0.20	0.27	0.33	0.41
Pro forma combined shareholders’ equity	17.47	17.44	17.42	17.39
Intangible assets	(0.04)	(0.04)	(0.04)	(0.04)
Pro forma combined tangible shareholders’ equity	17.43	17.40	17.38	17.35

Offering price as percentage of combined pro forma shareholders’ equity per share	72.70%	72.82%	72.90%	73.03%

Offering price as percentage of combined pro forma tangible shareholders’ equity per share	72.86%	72.99%	73.07%	73.20%

Number of shares outstanding for pro forma book value per share calculations	3,458,002	3,476,900	3,495,797	3,517,530

(1)	The assumed purchase price is $12.70 per share, which is 85% of the average of the daily arithmetic mean of the closing bid and asked prices of Poage Bankshares’ common stock as reported on the NASDAQ Capital Market®, commencing 30 trading days before the second trading day before the date of this prospectus.
(2)	In a typical, stand-alone conversion, Commonwealth Bank would conduct an offering of a range of shares of its common stock based on an independent appraisal of its estimated market value, assuming that its stand-alone conversion and offering were completed. Keller & Company, an appraisal firm experienced in the valuation and appraisal of business entities, including savings associations, determined that as of November 7, 2014, the estimated market value of Commonwealth Bank ranged from $1,360,000 to $1,840,000, with a midpoint of $1,600,000. Based on this valuation and a $12.70 per share purchase price, the number of shares of common stock being offered for sale ranges from 107,086 shares to 144,881 shares.
(3)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering or regulatory considerations.
(4)	The acquisition accounting effect on earnings is related to the estimated amortization and accretion of fair value purchase accounting adjustments, net of tax.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The objective of this section is to help potential investors understand our views on our financial condition and results of operations. You should read this discussion in conjunction with the unaudited consolidated financial statements and the related notes contained in our Form 10-Q for the quarterly period ended September 30, 2014 (the “Form 10-Q”) (Part I, Item 1), which is attached as Appendix A to this prospectus, and the audited consolidated financial statements and the related notes contained in the Form 10-K (Part II, Item 8), which is attached as Appendix B to this prospectus.

Management’s Discussion and Analysis of Financial Condition and Results of Operations at September 30, 2014 and for the Periods Ended September 30, 2014 and 2013

See the Form 10-Q (Part I, Item 2), which is attached as Appendix A to this prospectus.

Rate/Volume Analysis. The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (1) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior period average rate), which is the change in volume multiplied by prior year rate, and (2) changes attributable to rate i.e., changes in average rate multiplied by prior period average balances). Changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Nine Months Ended September 30, 2014 vs. 2013
	Increase (Decrease) Due to
	Volume	Rate	Net
	(In thousands)
Interest income:
Loans receivable	$3,837	$14	$3,851
Investment securities	(309)	294	(15)
Other interest-earning assets	1	14	15
Total	3,259	322	3,851

Interest expense:
NOW, Savings, Money Market, and Other deposits	$34	$(20)	$14
Certificates	191	(242)	(51)
FHLB Advances	303	(283)	20
Total interest- bearing liabilities	$528	$(545)	$(17)
Increase in net interest income	$3,001	$867	$3,868

Management’s Discussion and Analysis of Financial Condition at December 31, 2013, September 30, 2013 and September 30, 2012 and for the Three Months Ended December 31, 2013 and 2012 and for the Years Ended September 30, 2013 and 2012

See the Form 10-K (Part II, Item 7), which is attached as Appendix B to this prospectus.

24

BUSINESS OF POAGE BANKSHARES

See the Form 10-K (Part I, Item 1), which is attached as Appendix B to this prospectus.

Certain tabular information concerning our business is included in the notes to our unaudited consolidated financial statements at September 30, 2014 and for the three and nine months ended September 30, 2014 and 2013, contained in the Form 10-Q (Part I, Item 1), which is attached as Appendix A to this prospectus. The following additional tabular information is presented in this prospectus because it is not included in the Form 10-Q.

Loan Portfolio Maturities. The following table summarizes the scheduled maturities of our loan portfolio at September 30, 2014. Demand loans and loans having no stated repayment schedule are reported as being due in one year or less.

	One-to four- Family	Home Equity	Multi-family and Commercial Real Estate	Construction and Land	Commercial Business	Consumer	Total
	(In thousands)
Amounts due after September 30, 2014 in:
One year or less	$1,133	$95	$1,997	$3,002	$10,211	$1,083	$17,521
More than one year to two years	441	―	278	791	7,194	1,419	10,123
More than two years to three years	688	185	889	522	1,388	2,604	6,276
More than three years to five years	2,266	1,726	1,358	547	2,370	7,511	15,778
More than five years to ten years	23,135	5,879	11,673	1,336	4,185	3,762	49,970
More than ten years to fifteen years	27,118	―	18,389	1,183	679	639	48,008
More than fifteen years	121,052	―	29,960	690	164	656	152,522
Total	$175,833	$7,885	$64,544	$8,071	$26,191	$17,674	$300,198

Fixed vs. Adjustable Rate Loans. The following table sets forth the dollar amount of all fixed-and adjustable-rate loans at September 30, 2014, that are contractually due after September 30, 2015.

	Due after September 30, 2015
	Fixed Rate	Adjustable Rate	Total
	(In thousands)
Real Estate:
One- to four-family	$59,937	$114,763	$174,700
Multi-family and commercial real estate	12,465	50,082	62,547
Construction and land	2,252	2,817	5,069
Total real estate loans	74,654	167,662	242,316

Consumer and Other Loans:
Consumer	15,975	616	16,591
Home equity lines-of-credit	2,881	4,909	7,790
Commercial business	13,581	2,399	15,980
Total consumer and other loans	32,437	7,924	40,361
Total	$107,091	$175,586	$282,677

25

Loan Originations, Purchases and Sales. The following table shows our loan origination, purchase, sale and principal repayment activity during the periods indicated.

	For the Nine Months Ended September 30,
	2014	2013
	(In thousands)
Total loans at beginning of period	$179,085	$182,086

Loans originated:
Real estate loans:
One- to four-family	24,132	28,237
Multi-family	1,249	―
Commercial real estate	6,827	2,409
Construction and land	625	1,499
Total real estate loans	32,833	32,145
Commercial and industrial loans	4,061	1,363
Consumer loans:
Home equity loans and lines of credit	767	1,770
Motor vehicle	4,742	4,266
Other	2,775	1,946
Total loans originated	45,178	41,490

Loans purchased (1):
Real estate loans:
One- to four-family	41,752	―
Multi-family	3,838	―
Commercial real estate	34,554	―
Construction and land	9,443	―
Total real estate loans	89,587	―
Commercial and industrial loans	22,402	―
Consumer loans:
Home equity loans and lines of credit	2,151	―
Motor vehicle	1,493	2,057
Other	3,488	―
Total loans purchased	119,121	2,057

Loans sold:
Real estate loans:
One- to four-family	6,022	9,103
Multi-family	―	―
Commercial real estate	―	―
Construction and land	―	―
Commercial business loans	―	―
Consumer loans	―	―
Total loans sold	6,022	9,103
Deduct:
Principal repayments	37,164	38,991
Net other	―	―
	37,164	38,991
Net loan activity	121,113	(4,547)
Total loans at end of period	$300,198	$177,539

(1)	Loans purchased during the nine months ended September 30, 2014 relate primarily to loans acquired in the acquisition of Town Square Financial Corporation.

26

Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the date indicated.

At September 30, 2014
(In thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$2,017
Multi-family	―
Commercial real estate	265
Construction and land	46
Total real estate loans	2,328
Commercial and industrial loans	268
Consumer loans:
Home equity loans and lines of credit	1
Motor vehicle	6
Other	5
Total nonaccrual loans	2,608

Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family	28
Multi-family	―
Commercial real estate	―
Construction and land	―
Total real estate loans	28
Commercial and industrial loans	―
Consumer loans:
Home equity loans and lines of credit	―
Motor vehicle	―
Other	―
Total accruing loans past due 90 days or more	28
Total of nonaccrual and 90 days or more past due loans	2,636

Real estate owned:
One- to four-family	399
Multi-family	―
Commercial	978
Other	―
General valuation allowance	―
Total real estate owned	1,377
Total nonperforming assets	4,013
Troubled debt restructurings	227
Troubled debt restructurings and total nonperforming assets	$4,240

Total nonperforming loans to total loans	0.88%
Total nonperforming assets to total assets	0.97%
Total nonperforming assets and troubled debt restructurings to total assets	1.03%

27

Classified Assets. Our classified assets as of September 30, 2014 are:

At September 30, 2014
(In thousands)
Substandard	$9,653
Doubtful	49
Loss	―
Special mention	4,980

Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or for the Nine Months Ended September 30,
	2014	2013
	(In thousands)
Allowance at beginning of period	$1,908	$1,991
Provision for loan losses	27	106
Charge-offs:
Real estate loans:
One- to four-family	172	163
Multi-family	―	―
Commercial real estate	―	―
Construction and land	―	―
Commercial and industrial loans	8	―
Consumer loans:
Home equity loans and lines of credit	―	―
Motor vehicle	19	6
Other	12	―
Total charge-offs	211	169

Recoveries:
Real estate loans:
One-to four-family	5	4
Multi-family	―	―
Commercial real estate	42	57
Construction and land	―	―
Commercial and industrial loans	6	―
Consumer loans:
Home equity loans and lines of credit	―	―
Motor vehicle	1	―
Other	5	―
Total recoveries	59	61
Net charge-offs (recoveries)	152	108

Allowance at end of period	$1,783	$1,989

Allowance to nonperforming loans	67.64%	277.02%
Allowance to total loans outstanding at the end of the period	0.59%	1.12%
Net charge-offs (recoveries) to average loans outstanding during the period (annualized)	0.08%	0.08%

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the date indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the general allowance to absorb losses in other categories.

	At September 30, 2014
	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(In thousands)
Real estate loans:
One- to four-family	$1,569	$175,833	58.57%
Multi-family	15	6,992	2.33
Commercial real estate	22	57,552	19.17
Construction and land	17	8,071	2.69
Total real estate loans	1,623	248,448	82.76
Commercial and industrial loans	8	26,191	8.72
Consumer loans:
Home equity loans and lines of credit	6	7,885	2.63
Motor vehicle	12	10,495	3.50
Other	10	7,179	2.39
Total consumer	28	25,559	8.51
Unallocated	124	―
Total allowance for loan losses	$1,783	$300,198

Securities Portfolio Maturities and Yields. The following table sets forth the contractual maturities and weighted average yields of our securities portfolio at September 30, 2014. Mortgage-backed securities are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan repayments.

	One Year or Less			More than One Year through Five Years		More than Five Years Through Ten Years		More than Ten Years		Total
	Amortized Cost		Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(In thousands)
Securities available for sale:
U.S. Government agency and government-sponsored entities	$	―	―	$1,006	1.87%	$14,750	1.50%	$2,500	1.25%	$18,256	1.49%
Mortgage-backed securities		―	―	―	―	1,378	1.95%	26,276	2.47%	27,654	2.45%
Collateralized mortgage obligations		―	―	―	―	―	―	4,955	1.33%	4,955	1.33%
State and political subdivisions		250	3.76%	5,668	2.36%	5,883	2.89%	5,354	3.96%	17,155	3.06%
Total available for sale		$250		$6,674		$22,011		$39,085		$68,020

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Deposits. The following table shows the distribution of, and certain other information relating to certificates of deposit, by range of rates, as of the date indicated.

At September 30, 2014
Amount
(In thousands)
Less than 1.00%	$102,675
1.00%—1.99%	52,494
2.00%—2.99%	10,073
3.00%—3.99%	221
4.00%—4.99%	―
5.00%—5.99%	―
Total	$165,463

The following table sets forth the amount and maturities of certificates of deposit at September 30, 2014.

	Less Than One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
			(In thousands)
Less than 1.00%	$81,367	$17,779	$3,529	―	$102,675	62.05%
1.00%—1.99%	9,554	3,139	23,765	$16,036	52,494	31.73
2.00%—2.99%	1,559	7,878	636	―	10,073	6.09
3.00%—3.99%	156	65	―	―	221	0.13
Total	$92,636	$28,861	$27,930	$16,036	$165,463	100.00%

The following table sets forth the maturity of time deposits in amounts greater than or equal to $100,000 as of September 30, 2014.

At September 30, 2014
Amount
(In thousands)
Three months or less	$13,178
Over three months through six months	20,623
Over six months through twelve months	8,734
Over twelve months	41,041
Total	$83,576

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Borrowings. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank of Cincinnati advances at the dates and for the periods indicated:

	At or for the Nine Months Ended September 30,
	2014	2013
	(In thousands)
Average amount outstanding during the period:
FHLB advances	$32,714	$14,862
Other borrowings	1,817	―
Weighted average interest rate during the period:
FHLB advances	1.09%	2.92%
Other borrowings	2.07	―
Maximum outstanding at any month-end during the period:
FHLB advances	$36,510	$16,086
Other borrowings	2,681	―
Balance outstanding at end of period:
FHLB advances	$20,598	$13,230
Other borrowings	2,681	―
Weighted average interest rate at end of period:
FHLB advances	1.46%	2.94%
Other borrowings	2.06	―

Management of Market Risk

Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit our exposure to changes in market interest rates.

Our Board of Directors is responsible for the review and oversight of our asset/liability strategies. Our Board of Directors has also established an Asset/Liability Management Committee consisting of senior management. This committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.

Among the techniques we currently use to manage interest rate risk are: (i) increasing our portfolio of adjustable-rate one- to four-family residential loans, subject to demand for such loans in a lower interest rate environment, while endeavoring to sell a large portion of the fixed rate loans we originate; (ii) increasing our origination of commercial and multifamily residential real estate, commercial business and motor vehicle and other consumer loans as they generally reprice more quickly than residential mortgage loans that we originate; (iii) maintaining a strong capital position, which provides for a favorable level of interest-earning assets relative to interest-bearing liabilities; and (iv) emphasizing less interest rate sensitive and lower-costing “core deposits.” We also maintain a portfolio of short-term or adjustable-rate assets and from time to time have used fixed-rate FHLB-Cincinnati advances and brokered deposits to extend the term to repricing of our liabilities.

Depending on market conditions, from time to time we place more emphasis on enhancing net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our assets and liabilities portfolios can, during periods of stable or declining interest rates, provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result of this philosophy, our results of operations and the economic value of our equity will remain vulnerable to increases in interest rates and to declines due to differences between long and short-term interest rates.

An important measure of interest rate risk is the amount by which the economic value of equity of an institution’s cash flow from assets, liabilities and off balance sheet items changes in the event of a range of assumed changes in market interest rates. We have utilized the Sterne Agee Bank Earnings Report to provide an analysis of estimated changes in economic value of our equity (“EVE”) under the assumed instantaneous changes in the United States treasury yield curve. The financial model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of the EVE.

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Set forth below is an analysis of the changes to the EVE that would have occurred at September 30, 2014 in the event of designated changes in the United States treasury yield curve. At September 30, 2014, our EVE exposure related to these hypothetical changes in market interest rates was within the current guidelines we have established.

	Economic Value of Equity (Dollars in thousands)			EVE as % Of EV of Assets
Changes in Rates	$ Amount	$ Change	% Change	EVE Ratio	Change
+400 bp	$82,480	$(5,044)	(5.76)%	21.72%	80 bp
+300 bp	83,570	(3,954)	(4.52)	21.51	59 bp
+200 bp	84,779	(2,745)	(3.14)	21.30	38 bp
+100 bp	86,157	(1,367)	(1.56)	21.12	20 bp
0 bp	87,524	―	―	20.92	―
(100) bp	88,624	1,100	1.26	20.62	(30) bp
(200) bp	90,044	2,520	2.88	20.44	(48) bp
(300) bp	96,292	8,768	10.02	21.34	42 bp
(400) bp	107,935	20,411	23.32	23.31	239 bp

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. The EVE analysis incorporates all cash flows over the estimated remaining life of all balance sheet items and off balance sheet items. The EVE is the discounted present value of assets and derivative cash flows minus discounted value of liability cash flows at a point in time and is a measure of longer term interest rate risk. The results of the model are dependent on assumptions concerning the timing and variability of cash flows along with projected prepayments and deposit decay rates.

Our policies do not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

SUPERVISION AND REGULATION

See “Supervision and Regulation” in the Form 10-K (Part I, Item 1), which is attached as Appendix B to this prospectus.

TAXATION

See “Federal Taxation” and “State Taxation” in the Form 10-K (Part I, Item 1), which is attached as Appendix B to this prospectus.

MANAGEMENT OF POAGE BANKSHARES

See “Proposal I – Election of Directors” in our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders (the “Proxy Statement”), which is attached as Appendix C to this prospectus.

Indemnification of Directors and Officers

Our bylaws provide that we will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Poage Bankshares, or is or was serving at our request as a director, officer, employee or agent of another entity. We will indemnify such persons against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or proceeding to the fullest extent permitted under Maryland law. The indemnification may include the advancement of funds to pay for expenses incurred by the indemnified party.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Poage Bankshares pursuant to our bylaws or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

BENEFICIAL OWNERSHIP OF POAGE BANKSHARES COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS AND DIRECTORS

See “Voting Securities and Principal Holders” in the Proxy Statement, which is attached as Appendix C to this prospectus.

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THE CONVERSION MERGER AND THE OFFERING

This stock offering is being conducted pursuant to the Plan of Conversion Merger, which was adopted by the boards of directors of Commonwealth Bank and Town on September 4, 2014 and August 19, 2014, respectively. On September 9, 2014, Poage Bankshares, Town and Commonwealth Bank entered into the Merger Agreement pursuant to which we will acquire Commonwealth Bank in a conversion merger transaction. The Merger Agreement and the Plan of Conversion Merger, and the transactions contemplated thereby, are subject to certain regulatory approvals, as well the approval of the members of Commonwealth Bank with respect to the Plan of Conversion Merger. The OCC has conditionally approved the Plan of Conversion Merger and the merger of Commonwealth Bank with and into Town. Such regulatory approval, however, does not constitute a recommendation or endorsement of the Plan of Conversion Merger by the OCC.

General

Pursuant to the Merger Agreement and the Plan of Conversion Merger, Commonwealth Bank will convert from a federally chartered mutual (meaning it has no stock outstanding) savings association to a federally chartered stock savings association. We will acquire 1,000 shares of common stock of Commonwealth Bank in the conversion merger for $1.00 per share in cash. The 1,000 shares of Commonwealth Bank stock will constitute all of Commonwealth Bank’s issued and outstanding shares of common stock. Immediately following our acquisition of Commonwealth Bank, Commonwealth Bank will merge with and into Town, with Town as the resulting institution, and the Commonwealth Bank common stock then held by Poage Bankshares will be cancelled. Completion of the offering and consummation of the Commonwealth Bank’s conversion and merger with and into Town immediately thereafter are interdependent transactions.

In connection with the conversion merger of Commonwealth Bank, we are offering up to 144,881 shares of our common stock in the subscription offering to “Eligible Account Holders” of Commonwealth Bank, “Supplemental Eligible Account Holders” of Commonwealth Bank and “Other Members” of Commonwealth Bank. To the extent shares remain available following the expiration of the subscription offering, shares may be offered to the general public, with a preference given first to natural persons and trusts of natural persons who reside in Montgomery County, Kentucky, and then to stockholders of Poage Bankshares as of the close of business on _________, 2015. In order to consummate the conversion merger, we must issue at least 107,086 shares of our common stock offered pursuant to the Plan of Conversion Merger.

In a typical stand-alone conversion, Commonwealth Bank would conduct an offering of a range of shares of its common stock based on an independent appraisal of its pro forma market value. In a conversion merger, the shares being offered are instead those of the acquirer, or Poage Bankshares. Keller & Company, an appraisal firm experienced in the valuation and appraisal of business entities, including savings associations, determined that as of November 7, 2014, the estimated aggregate pro forma market value of Commonwealth Bank was between $1,360,000 and $1,840,000, with a midpoint of $1,600,000.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $2,116,000, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 166,614 shares, to reflect changes in the market and financial conditions, demand for the shares or regulatory considerations. We will not decrease the minimum of the valuation range and the adjusted maximum of the offering range without a resolicitation of subscribers. The subscription price per share will remain fixed.

All shares of common stock to be sold in the offering will be sold at the same purchase price per share. Keefe, Bruyette & Woods will assist us in selling the shares of common stock on a best efforts basis.

The following is a brief summary of the stock offering and the conversion merger, and is qualified in its entirety by reference to the provisions of the Merger Agreement and Plan of Conversion Merger. Copies of the Merger Agreement and the Plan of Conversion Merger are available from Poage Bankshares and Commonwealth Bank upon request and are also filed as exhibits to the registration statement that we have filed with the SEC. See “Where You Can Find Additional Information.”

Reasons for the Conversion Merger

Commonwealth Bank has historically faced significant challenges with respect to generating sufficient earnings from its operations and expects to continue to face significant earnings challenges in the future, absent a transaction such as the conversion merger. Since Commonwealth Bank does not have sufficient size and financial resources to compete and operate profitably, its board of directors explored various options for Commonwealth Bank that it believed were in the best interests of Commonwealth Bank and its members. Specifically, Commonwealth Bank’s board of directors determined that Commonwealth Bank would not be able to convert to stock form on a stand-alone basis due to its small size and limited profitability. As a result, Commonwealth Bank’s board determined to pursue a strategic alliance and determined that Poage Bankshares would be an attractive partner based on its geographical footprint and its complimentary business culture.

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Commonwealth Bank’s primary reasons for undertaking the conversion merger are as follows:

•	limited options continuing as a stand-alone entity;

•	growth and earnings pressure;

•	high operating expenses as a stand-alone entity due to its small size and limited earning capacity;

•	the increasing complexity of regulatory compliance, including compliance with the Formal Agreement;

•	expanded services offered by Town; and

•	the opportunity for Commonwealth Bank’s customers to purchase Poage Bankshares’ common stock below market price.

Poage Bankshares’ primary reason for undertaking the conversion merger is to expand its presence in its primary market area. Other than the proposed acquisition of Commonwealth Bank, Poage Bankshares has no current plans or arrangements to acquire other financial institutions.

Required Approvals

In order to complete the conversion merger and the offering, we must receive all the required approvals, non-objections or waivers from the OCC and the Federal Reserve Board. Completion of the conversion merger is also subject to approval of the Plan of Conversion Merger by a majority of the total eligible votes of members of Commonwealth Bank at a special meeting called for the purpose of considering and voting on the Plan. A special meeting of members to consider and vote upon the Plan of Conversion Merger has been set for ___________, 2015.

THE OFFERING

General

In connection with the conversion merger of Commonwealth Bank, we are offering in a subscription offering up to 144,881 shares of our common stock at the maximum of the offering range (and up to 166,614 shares of our common stock at the adjusted maximum of the offering range) to eligible depositors and/or borrowers of Commonwealth Bank, and, to the extent shares remain available, to the general public, with a preference given first to natural persons and trusts of natural persons who reside in Montgomery County, Kentucky, and then to stockholders of Poage Bankshares as of the close of business on ___________, 2015. In order to consummate the conversion merger, we must sell at least 107,086 shares of our common stock. Keefe, Bruyette & Woods will assist us in selling the shares of common stock on a best efforts basis. The stock offering will expire at 2:00 p.m. Eastern Time, on ________, 2015, unless extended.

All shares of common stock to be sold in the offering will be sold at the same purchase price per share. The minimum number of shares of common stock you may purchase is 25 shares. Funds received before completion of the offering, other than funds held in existing accounts at Commonwealth Bank, will be placed in a segregated account established specifically for this purpose at Town and will earn interest at Town’s passbook savings rate until the completion or termination of the offering. All funds authorized for withdrawal from deposit accounts with Commonwealth Bank must be in the accounts at the time the stock order form is received. However, funds will not be withdrawn from an account until the completion of the conversion merger and offering and will earn interest within the account at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order form is received, making the designated funds unavailable to you. If the conversion merger is not consummated, any such hold on funds will be released.

Conduct of the Offering

Subject to the limitations set forth in the Plan of Conversion Merger, we are offering shares of our common stock in a “subscription offering” in the following descending order of priority:

•	depositors of Commonwealth Bank with $50 or more on deposit as of the close of business on July 31, 2013 (“Eligible Account Holders”);

•	depositors of Commonwealth Bank (other than Eligible Account Holders, and officers or directors of Commonwealth Bank) with $50 or more on deposit as of the close of business on December 31, 2014 (“Supplemental Eligible Account Holders”); and

•	depositors of Commonwealth Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the close of business on _________, 2015, and borrowers of Commonwealth Bank as of the close of business on _________, 2015 (“Other Members”).

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Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons and trusts of natural persons residing in Montgomery County, Kentucky, and then to stockholders of Poage Bankshares as of the close of business on __________, 2015.

Subscription Offering and Subscription Rights

In accordance with the Plan of Conversion Merger, rights to subscribe for shares of common stock in the subscription offering have been granted, as described above. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum and overall purchase limitations set forth in the Plan of Conversion Merger and as described below under “—Limitations on Common Stock Purchases.” You will not be charged a commission to purchase shares of common stock in the subscription offering.

Priority 1: Eligible Account Holders. Each depositor of Commonwealth Bank with aggregate deposit account balances of $50 or more (a “Qualifying Deposit”) on July 31, 2013 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of: (1) 5.0% of the shares of our common stock sold in the offering; (2) one-tenth of one percent (0.10%) of the total offering of shares of common stock; or (3) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares issued by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations and to the extent shares are available. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on July 31, 2013. If there is an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. If there is an oversubscription, the subscription rights of Eligible Account Holders who are also Commonwealth Bank directors or executive officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding July 31, 2013.

Priority 2: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, each depositor of Commonwealth Bank with a Qualifying Deposit at the close of business on December 31, 2014, who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of: (1) 5.0% of the shares of common stock sold in the offering, (2) one-tenth of one percent (.10%) of the total offering of shares of common stock; or (3) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares issued by a fraction of which the numerator is the aggregate Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations and to the extent that shares are available. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at December 31, 2014. If there is an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 3: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders, each depositor of Commonwealth Bank as of the close of business on _________, 2015 who is not an Eligible Account Holder or Supplemental Eligible Account Holder, and each borrower of Commonwealth Bank as of the close of business on _________, 2015 (“Other Members”), will receive, without payment

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therefor, nontransferable subscription rights to purchase up to the greater of: (1) 5.0% of the shares of common stock sold in the offering; or (2) one-tenth of one percent (.10%) of the total offering of shares of common stock, subject to the overall purchase limitations and to the extent that shares are available. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions and to the extent shares are available, any remaining shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Any remaining shares will be allocated on a pro rata basis based on the size of the stock order of each Other Member whose order remains unfilled.

To ensure proper allocation of common stock, each Other Member must list on his or her stock order form all deposit accounts and/or loans in which he or she had an ownership interest at _________, 2015. If there is an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Restrictions on Transfer of Subscription Rights and Shares. OCC regulations prohibit any person with subscription rights, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan of Conversion Merger or the shares of Poage Bankshares common stock to be issued and sold when they are exercised. Subscription rights may be exercised only by the person to whom they are granted and only for his or her account. Each person subscribing for shares in the subscription offering will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before the completion of the offering.

We will pursue any and all legal and equitable remedies if we are aware of the transfer of subscription rights, and we will not honor orders which we determine to involve the transfer of subscription rights.

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern Time, on __________, 2015, unless extended by us for up to 45 days or additional periods with the approval of the OCC, if necessary. Subscription rights will expire whether or not each eligible depositor and borrower can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. We are not required to give subscribers notice of any extension unless it extends beyond __________, 2015. Subscription rights that have not been exercised before the expiration date will become void.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders of Commonwealth Bank, Supplemental Eligible Account Holders of Commonwealth Bank, and Other Members of Commonwealth Bank, we may offer shares pursuant to the Plan of Conversion Merger in a community offering to members of the general public. Shares will be offered with a preference first to natural persons and trusts of natural persons residing in Montgomery County, Kentucky, and then to stockholders of Poage Bankshares as of the close of business on __________, 2015. The shares of Poage Bankshares common stock sold in the community offering will be sold at the same price as the shares sold in the subscription offering. You will not be charged a commission to purchase shares of common stock in the community offering, if any.

Subscribers in the community offering may purchase up to 5% of the shares of our common stock sold in the offering, subject to the overall purchase limitations and to the extent shares are available. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing within Montgomery County, Kentucky (“community residents”), we will allocate the available shares among community residents in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated such persons whose orders remain unsatisfied, on an equal number of shares basis per order. If, after filling the orders of such persons in the community offering, shares are available for stockholders of Poage Bankshares as of the close of business on ____________, 2015 in the community offering but there are insufficient shares to satisfy their orders, such orders will be filled to the extent shares are available. The same allocation method used for community residents would apply if the oversubscription occurred among the stockholders of Poage Bankshares.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within Montgomery County, Kentucky, has a present intent to remain within the community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

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Expiration Date. The community offering may begin concurrently with, during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering. We may decide to extend the community offering for any reason and are not required to give subscribers notice of any such extension unless such period extends beyond __________, 2015. These extensions may not go beyond __________, 2017, which is two years after the special meeting of Commonwealth Bank’s members to vote on the conversion merger.

Limitations on Common Stock Purchases

The Plan of Conversion Merger includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	No person may purchase fewer than 25 shares of common stock or more than 5% of the shares of common stock sold in the offering, subject to adjustment as described below;

•	No person or entity, together with associates or persons acting in concert with such person or entity, may purchase, in all categories of the offering combined, more than 5% of the shares of common stock sold, subject to adjustment as described below; and

•	The maximum number of shares of common stock that may be purchased in all categories of the offering by Commonwealth Bank’s executive officers and directors and their associates, in the aggregate, may not exceed 35% of the shares issued in the offering.

No individual, together with any associates and no group of persons acting in concert, may purchase shares of common stock so that, when combined with shares of Poage Bankshares common stock currently owned, such person or persons would hold more than 5% of the number of shares of Poage Bankshares’ common stock outstanding upon completion of the offering.

Subject to approval of the OCC but without further approval of Commonwealth Bank’s members, we may decrease or increase the maximum individual or the aggregate purchase limitations to up to 9.99% of the shares sold in the offering, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering. Even under this increased purchase limit, the total permitted to be purchased, when aggregated with shares of Poage Bankshares common stock already owned, would remain subject to the 5% limit described in the paragraph immediately above.

If the individual maximum purchase limitation is increased, subscribers who ordered the maximum amount and who indicated on the stock order form a desire to be resolicited, will be given, and, in our sole discretion, some other large subscribers may be given, the opportunity to increase their subscriptions up to the then applicable individual maximum purchase limit. If subscribers are solicited, we may accept wire transfer payments, however, such persons will be prohibited from paying for additional shares with a personal check. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

If there is an increase in the offering range of up to 166,614 shares, shares will be allocated in the following order of priority:

(1)	if there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member level, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(2)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons and trusts of natural persons residing within Montgomery County, Kentucky.

The term “associate” of a person means:

(1)	any corporation or organization (other than Poage Bankshares, Town or Commonwealth Bank or a majority-owned subsidiary of Poage Bankshares) of which the person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of securities;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, excluding any employee stock benefit plan of Poage or Town in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(3)	any relative or spouse of the person, or a relative of such spouse, who has the same home as the person or who is a director or officer of Poage Bankshares, Town, Commonwealth Bank or any subsidiary of Poage Bankshares.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

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(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

We have the right to determine whether prospective purchasers are associates or acting in concert. A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our and Commonwealth Bank’s directors are not treated as associates of each other solely because of their membership on the respective board of directors. Shares of common stock purchased in the offering will be freely transferable. Any purchases made by any associate of an executive officer or director of Town or Poage Bankshares for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock after the conversion merger and thereafter, see “—Restrictions on Acquisition of Poage Bankshares.”

Plan of Distribution; Selling Agent Compensation

We have engaged Keefe, Bruyette & Woods, a registered broker-dealer, as a conversion merger advisor and marketing agent in connection with the offering of our common stock. In its role as conversion merger advisor and marketing agent, Keefe, Bruyette & Woods will assist us in the conversion merger and offering as follows:

•	acting as our financial advisor and marketing agent for the conversion merger and the offering;

•	educating employees about the conversion merger and the offering;

•	managing the Stock Information Center and providing administrative services;

•	targeting our sales efforts, including assisting in the preparation of marketing materials;

•	soliciting orders for common stock; and

•	assisting in soliciting votes of Commonwealth Bank’s members.

For these services, Keefe, Bruyette & Woods has received a management fee of $20,000 and will receive a success fee of $100,000 upon consummation of the conversion merger. The management fee will be credited against the success fee.

We will also reimburse Keefe, Bruyette & Woods for its expenses associated with this marketing effort, up to a maximum of $10,000 in the subscription and community offerings. In addition, we will reimburse Keefe, Bruyette & Woods for its legal fees (including the out-of-pocket expenses of counsel) up to $50,000. If the completion of the merger conversion is delayed or if a resolicitation occurs, this expense reimbursement may be increased by up to $10,000 and $15,000, respectively. The maximum expenses for which Keefe, Bruyette & Woods may be reimbursed are $85,000.

If there are shares of common stock remaining after the completion of the subscription offering and the community offering, at our request Keefe, Bruyette & Woods will seek to form a syndicate of brokers to sell such shares on a best efforts basis in a syndicated community offering. If this were to occur, we would pay Keefe, Bruyette & Woods a commission not to exceed 6.0% of the aggregate purchase price of the shares of common stock sold in the syndicated community offering and Keefe, Bruyette & Woods would compensate any other participating brokers out of the commission we pay to them. The commission is only payable by us on shares sold in a syndicated community offering, if any.

We have agreed to indemnify Keefe, Bruyette & Woods against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular, full-time employees of Town and of Commonwealth Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of Commonwealth Bank’s office apart from the area accessible to the general public. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Keefe, Bruyette & Woods to act as financial advisor in connection with the acquisition of Commonwealth Bank. In its role as financial advisor, Keefe, Bruyette & Woods has reviewed the financial condition and prospects of Commonwealth Bank, the pro forma impact of the conversion merger and any other matters are deemed relevant to assist and advise

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us in our analysis of the conversion merger. For these services, Keefe, Bruyette & Woods has received a retainer fee of $25,000 and will receive a fee of $75,000 contingent upon the completion of the conversion merger.

In addition, Poage Bankshares has engaged Keefe, Bruyette & Woods to act as conversion agent in connection with the conversion merger and stock offering. In its role as conversion agent, Keefe, Bruyette & Woods will coordinate with our data processing contacts to provide records processing and proxy and stock order services, including but not limited to: (1) consolidation of deposit and loan accounts; (2) preparation of information for order forms and proxy cards; (3) establishing and supervising the Stock Information Center; (4) interfacing with our financial printer, transfer agent and legal counsel; (4) recording stock order information; and (5) tabulating proxy votes. For these services, it will receive a fee of $5,000, plus reimbursable expenses not to exceed $2,500, from Poage Bankshares.

Offering Deadline

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Eastern Time, on ________, 2015, unless we extend either or both for up to 45 days, with the approval of the OCC, if required. This extension does not require approval or additional notice to subscribers in the offering. Any extension of the subscription and/or community offering beyond _______, 2015, would require the approval of the OCC. In such event, we would conduct a resolicitation of subscribers. In a resolicitation, subscribers will be given the opportunity to maintain, change or cancel their stock orders during a specified resolicitation period. If a written indication of a subscriber’s interest is not received, the stock order will be cancelled and funds will be returned, by check, with interest calculated at Town’s passbook savings rate, and Commonwealth Bank deposit account withdrawal authorizations will be cancelled.

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with, or preceded by, a prospectus. Subscription funds, other than funds held in existing accounts at Commonwealth Bank, will be maintained in a segregated account at Town and will earn interest at Town’s passbook savings rate, currently _____% per annum, from the date of the order form is processed until the completion or termination of the offering. All funds authorized for withdrawal from deposit accounts with Commonwealth Bank must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from an account until the completion of the conversion merger and offering and will earn interest within the account at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order form is received, making the designated funds unavailable to you. If the conversion merger is not consummated, any such hold on funds will be released.

We and Commonwealth Bank will terminate the offering if we do not sell at least 107,086 shares. We reserve the right in our sole discretion to terminate the offering at any time and for any reason. If the offering is terminated, we will cancel any deposit account withdrawal authorizations and promptly return, by check, all funds delivered, with interest at Town’s passbook savings rate.

We and Commonwealth Bank have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Plan of Conversion Merger. We will not execute orders until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 107,086 shares within 45 days after the expiration date of the subscription offering and the OCC has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned, by check, promptly to the subscribers with interest calculated at the Town’s passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond ________, 2015 is granted by the OCC, we will resolicit subscribers as described above. Aggregate offering extensions may not go beyond __________, 2017, which is two years after the date of the special meeting of members to vote on the Plan of Conversion Merger.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Stock Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must complete and sign an original stock order form and remit full payment or appropriate deposit withdrawal authorization. We will not be required to accept photocopied or facsimile order forms. All stock order forms and payments must be received (not postmarked) before 2:00 p.m., Eastern Time, on ____________, 2015. Stock order forms received after this time will be rejected unless we extend the offering. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your original stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to the Stock Information Center address indicated on the order form or by hand-delivery to Commonwealth Bank. Do not hand-deliver stock order forms to

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Poage Bankshares or Town. Do not mail stock order forms to Poage Bankshares, Town or Commonwealth Bank. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the Plan of Conversion Merger and of the acceptability of the order forms will be final, subject to the authority of the OCC.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Town, the FDIC or any other government agency, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares may be made only by:

(1)	personal check, bank check or money order, payable to Poage Bankshares, Inc.; or

(2)	authorization of withdrawal from a withdrawable deposit account at Commonwealth Bank.

In the case of payments made by personal check, these funds must be available in the account(s). Funds will be immediately deposited into a segregated account at Town. Payments made by check or money order will earn interest at Town’s passbook savings rate from the date payment is received until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned.

Appropriate means for designating withdrawals from deposit accounts at Commonwealth Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the deposit account rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at Town’s passbook savings rate after the withdrawal.

Town and Commonwealth Bank are not permitted to knowingly lend funds to anyone for the purpose of purchasing shares of common stock in the offering. You may not pay by cash or wire transfer, use a check drawn on a Town or Commonwealth Bank line of credit, or use a third-party check to pay for shares of common stock.

Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is terminated or extended beyond _________, 2015.

We will have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using Retirement Account Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Commonwealth Bank’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a Commonwealth Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Commonwealth Bank individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks before the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates

Certificates representing shares of common stock issued in the offering will be mailed by first class mail to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following

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consummation of the offering. Any certificates returned as undeliverable will be held by Poage Bankshares’ transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered, even though Poage Bankshares’ common stock is traded on the NASDAQ Capital Market®. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

Federal regulations prohibit any person with subscription rights from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan of Conversion Merger, or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your subscription offering stock purchase on the stock order form, adding the names of persons who are not owners of the qualifying deposit or loan account as of the applicable eligibility date can result in loss of your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

We intend to pursue any and all legal and equitable remedies if we are aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the Plan of Conversion Merger, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the Plan of Conversion Merger reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

Stock Information Center

Poage Bankshares, Town and Commonwealth Bank office personnel may not, by law, assist with investment-related questions about the stock offering. If you have any questions regarding the offering or the conversion merger, call our Stock Information Center, toll-free, at 1-___________, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Independent Valuation of Commonwealth Bank

Keller & Company, who is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained by Commonwealth Bank to prepare an appraisal of the estimated pro forma market value of Commonwealth Bank. This independent valuation will express Commonwealth Bank’s pro forma market value in terms of an aggregate dollar amount. Keller & Company will be paid fees totaling $18,000 for its appraisal report and a final update required at closing, plus reimbursement of out-of-pocket expenses not to exceed $500. If any additional updates of the appraisal report are required, Keller & Company would receive an additional fee of $2,000 per update. Commonwealth Bank has agreed to indemnify Keller & Company under certain circumstances against liabilities and expenses arising out of or based on any misstatement or untrue statement of a material fact contained in the information it supplied to Keller & Company.

Keller & Company has determined that as of November 7, 2014, the estimated aggregate pro forma market value of Commonwealth Bank was $1,600,000, resulting in an offering range of $1,360,000 to $1,840,000, with a midpoint of $1,600,000. Pursuant to OCC regulations, this estimate was included when determining the minimum number of shares of common stock that must be purchased in order for us to consummate the conversion merger.

The independent valuation considered the following factors, among others:

•	the recent historical operating results and financial condition of Commonwealth Bank;

•	the economic and demographic conditions in Commonwealth Bank’s existing marketing area;

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•	certain historical, financial and other information relating Commonwealth Bank;

•	the aggregate size of the offering of Poage Bankshares;

•	the impact of the conversion merger on Commonwealth Bank and on Town’s net worth and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for the securities.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. In preparing the independent valuation, Keller & Company relied on and assumed the accuracy and completeness of financial and statistical information provided by Commonwealth Bank. Keller & Company did not independently verify the financial statements and other information provided by Commonwealth Bank, nor did it value independently the assets and liabilities of Commonwealth Bank. The independent valuation considers Commonwealth Bank only as a going concern and should not be considered as an indication of the liquidation value of Commonwealth Bank.

The original appraisal report of Keller & Company has been filed as an exhibit to Commonwealth Bank’s conversion application to the OCC, and is available for inspection in the manner set forth under “Where You Can Find Additional Information.”

Stock Pricing

All shares of Poage Bankshares common stock to be issued in the conversion merger will be sold at the same purchase price per share. The purchase price per share will equal 85% of the daily average of the closing bid and ask prices of our common stock on the NASDAQ Capital Market®, commencing 30 trading days before the second trading day before the date of the final prospectus, rounded to the nearest cent. We have assumed this purchase price to be $12.70 per share in this preliminary prospectus. The actual purchase price per share may be more or less and cannot be determined until immediately before distribution of the final prospectus. The purchase price is discounted from the market price of the common stock of Poage Bankshares to account for the new issue discount typically recognized in an independent appraisal for a stand-alone conversion but is not recognized in the independent appraisal for the merger conversion.

Description of and Restriction on Sales Activities

Officers and employees of Poage Bankshares, Town and Commonwealth Bank may participate in the offering in ministerial capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of order forms. Poage Bankshares officers may answer questions regarding its business when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives of Keefe, Bruyette & Woods. Our and Commonwealth Bank’s officers, directors and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. No offers or sales will be made at teller counters.

THE CONVERSION

Effects of the Conversion Merger on Depositors and Borrowers of Commonwealth Bank

Upon completion of the conversion merger, Commonwealth Bank will cease to exist as a separate entity and Town will acquire all of the assets and assume all of the liabilities of Commonwealth Bank.

Deposits and Loans. Upon completion of the conversion merger, each account holder of Commonwealth Bank will become an account holder of Town. The conversion merger will not affect the deposit balance, interest rate or other terms of the account. Each deposit account will be insured by the FDIC to the same extent as before the conversion merger. Upon completion of the conversion merger, if a depositor of Commonwealth Bank also had a deposit account at the Bank, the total combined deposit account will generally be insured up to a maximum of $250,000. Depositors will continue to hold their existing certificates, savings records, checkbooks, and other evidence of their accounts. The conversion merger will not affect the loans of any borrower from Commonwealth Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed before the conversion merger. See “—Voting Rights” and “—Liquidation Account” for a discussion of the effects of the conversion merger on the voting and liquidation rights of the depositors of Commonwealth Bank.

Voting Rights. As a federally-chartered mutual savings association, Commonwealth Bank has no authority to issue capital stock and, therefore, it has no stockholders. Control of Commonwealth Bank in its mutual form is vested in its board of directors. The directors are elected by the members of Commonwealth Bank. Holders of qualifying deposits in, and borrowers of, Commonwealth Bank are the members of Commonwealth Bank. In the consideration of all questions requiring action by the members of Commonwealth Bank, each holder of a qualifying deposit is permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the voting depositor’s aggregate accounts. Each borrower is entitled to cast one vote, in addition to any votes the borrower may be entitled to cast in its capacity as a depositor. No member, however, is entitled to cast more than 400 votes.

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After the conversion merger, all voting rights will be held solely by stockholders of Poage Bankshares. A stockholder of Poage Bankshares is entitled to one vote for each share of common stock owned.

Tax Effects. We have received an opinion of Luse Gorman, PC, Washington, D.C., with respect to the federal income tax consequences of the conversion merger and of Crowe Horwath LLP with respect to the Kentucky income tax consequences of the conversion merger, to the effect that the conversion merger will not be taxable for federal or Kentucky income tax purposes to Poage Bankshares, Town, Commonwealth Bank or the eligible account holders of Commonwealth Bank. See “—Material Income Tax Consequences.”

Liquidation Account. In the unlikely event that Commonwealth Bank would completely liquidate in its present mutual form before the conversion merger, each depositor would be entitled to share in a distribution of its assets, remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor’s pro rata share of the remaining assets would be in the same proportion as the value of his deposit accounts was to the total value of all deposit accounts in Commonwealth Bank at the time of liquidation.

Upon a complete liquidation after the conversion merger, each depositor would have a claim, as a creditor, of the same general priority as the claims of all other general creditors of Town. Except as described below, a depositor’s claim would be solely in the amount of the balance in his deposit account plus accrued interest. A depositor would not have an interest in the residual value of Town’s assets above that amount, if any.

The Plan of Conversion Merger provides for the establishment, upon the completion of the conversion merger, of a “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of Commonwealth Bank. The liquidation rights of Commonwealth Bank to be maintained by Town after the conversion merger shall have equal priority in the event of liquidation of Town as other account holders for which Town is holding liquidation rights.

Upon a complete liquidation of Town after the conversion merger, each Eligible Account Holder and Supplemental Eligible Account Holder, if it continues to maintain its deposit account with Town, would be entitled to an interest in the liquidation account before any payment to stockholders. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account held in Commonwealth Bank as of the close of business on July 31, 2013, and each Supplemental Eligible Account Holder would have a similar interest as of the close of business on December 31, 2014. The interest as to each deposit account would be in the same proportion of the total liquidation account at Commonwealth Bank as the balance of the deposit account on the qualifying dates was to the aggregate balance in all the deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on the qualifying dates. However, if the amount in the deposit account on any annual closing date of Town (the successor to Commonwealth Bank) on December 31 each year is less than the amount in the liquidation account on the respective qualifying dates, then the interest in this liquidation account would be reduced from time to time by an amount proportionate to any reduction, and the interest would cease to exist if the deposit account were closed. Decreases in deposit accounts on any annual closing date will be reflected by a corresponding decrease in the amount held in the liquidation account. An individual’s interest in and the total amount held in the liquidation account will never be increased despite any increase in deposit accounts after the respective qualifying dates.

No merger, consolidation, purchase of bulk assets with assumptions of savings accounts and other liabilities, or similar transactions with another insured institution, shall be considered a complete liquidation. In these transactions, the liquidation account shall be assumed by the surviving institution.

Material Income Tax Consequences

We have received an opinion from Luse Gorman, PC, regarding the material federal income tax consequences of the conversion merger. The tax opinion has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The opinion covers those federal income tax matters that are material to the transaction. The opinion is made in reliance upon various statements, representations and declarations as to matters of fact made by Poage Bankshares and Commonwealth Bank, as detailed in the opinion. The opinion provides that:

•	the conversion of Commonwealth Bank from a mutual savings association to a stock savings association will be ignored for federal income tax purposes. Provided that the proposed merger of Commonwealth Bank with and into Town qualifies as a statutory merger under applicable state law and regulations, the merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended;

•	no gain or loss will be recognized by Commonwealth Bank or Town in the conversion merger;

•	Poage Bankshares will recognize no gain or loss upon the receipt of money in exchange for shares of its common stock;

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•	no gain or loss will be recognized by the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members of Commonwealth Bank upon the issuance to them of withdrawable deposit accounts in Town in the same dollar amount as their savings accounts in Commonwealth Bank plus an interest in the liquidation account of Town in exchange for their withdrawable deposits in Commonwealth Bank; and

•	no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon the distribution to them of the nontransferable subscription rights to purchase shares of Poage Bankshares common stock, provided that such nontransferable subscription rights do not have a fair market value greater than zero.

In reaching their conclusion in the opinion stated in the last bullet above, Luse Gorman, PC has also relied on the representations of Poage Bankshares and of Commonwealth Bank that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. In reaching their opinion stated in the last bullet above, Luse Gorman, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of Poage Bankshares common stock at the same price to be paid in the offering by members of the general public.

If the non-transferable subscription rights to purchase the shares of Poage Bankshares common stock are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised), and we may be taxed on the distribution of the subscription rights.

We are also subject to Kentucky income taxes and have received an opinion from Crowe Horwath LLP, that the conversion merger will be treated for Kentucky state income tax purposes similar to the treatment of the conversion merger for federal tax purposes.

Unlike a private letter ruling from the Internal Revenue Service, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the Internal Revenue Service or by a state taxing authority. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisers as to the tax consequences if the subscription rights are determined to have any market value.

Accounting Consequences

In accordance with accounting principles generally accepted in the United States of America, the conversion merger will be accounted for using the acquisition method of accounting. Under the acquisition method, the assets and liabilities of Commonwealth Bank will be recorded at their respective fair values at the date of the conversion merger. If the net fair value of the assets is less than the purchase price of Commonwealth Bank, a bargain purchase gain will be recorded. In accordance with Accounting Standard Codification 805, “Business Combinations,” the bargain purchase gain would be recognized as a gain in the period in which the conversion merger is closed. The acquisition accounting method results in the operating results of Commonwealth Bank being included in the consolidated results of Poage Bankshares from the date of the completion of the conversion merger.

Amendment or Termination of the Plan of Conversion Merger

The Plan of Conversion Merger may be amended by a two-thirds vote of the boards of directors of Commonwealth Bank and Town at any time before or after submission of the Plan to members of Commonwealth Bank for approval. After submission of the Plan of Conversion Merger to the members, the Plan can only be amended with the concurrence of the OCC.

The Plan of Conversion Merger may be terminated by a two-thirds vote of either the board of directors of the Commonwealth Bank or the board of directors of Town at any time before the special meeting of the members of Commonwealth Bank to vote on the Plan, and at any time following the special meeting with the concurrence of the OCC.

THE MERGER

General

Poage Bankshares, Town and Commonwealth Bank entered into the Merger Agreement as of September 4, 2014. The Merger Agreement provides that Poage Bankshares will acquire Commonwealth Bank in the conversion merger transaction by the merger of Commonwealth Bank with and into Town, with Town as the resulting institution. Upon completion of the conversion merger, Town will acquire all of the assets and assume all of the liabilities of Commonwealth Bank.

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Conditions to Completing the Conversion Merger

The respective obligations of Poage Bankshares and Commonwealth Bank to effect the conversion merger are subject to the satisfaction or waiver of the following conditions specified in the Merger Agreement:

•	the members of Commonwealth Bank shall have approved the Plan of Conversion;

•	approvals, non-objections or waivers are obtained from the OCC and the Federal Reserve Board and all other regulatory authorities with authority to approve or not object to the conversion merger; and

•	there is not in effect any order, decree or ruling of a court of competent jurisdiction or other governmental authority that would prevent the completion of the transaction.

The obligation of Commonwealth Bank to complete the conversion merger is subject to the satisfaction or waiver of the following additional condition:

•	Poage Bankshares and Town shall have complied, at the closing date, in all material respects with the representations, warranties and covenants made by them in the Merger Agreement, and Commonwealth Bank shall have received an officers’ certificate from Poage Bankshares and Town to that effect.

The obligation of Poage Bankshares to complete the conversion merger is subject to the satisfaction or waiver of the following additional conditions:

•	Commonwealth Bank shall have complied, at the closing date, in all material respects with the representations, warranties and covenants made by it in the Merger Agreement, and Poage Bankshares shall have received an officers’ certificate from Commonwealth Bank to that effect;

•	Poage Bankshares shall be satisfied that Commonwealth Bank shall have taken any and all reasonable steps to ensure that the consummation of the conversion merger shall not trigger and adverse federal income tax consequences under any employment agreement, change in control agreement or other compensatory plan or arrangement between Commonwealth Bank and any of its directors, officers or employees; and

•	no event has occurred since December 31, 2013 that has had a material adverse effect on Commonwealth Bank.

The Merger Agreement has been filed as an exhibit to our registration statement on Form S-1 filed with the SEC. See “Where You Can Find Additional Information.”

Effective Time

The merger will be consummated if Poage Bankshares, Town and Commonwealth Bank obtain all required regulatory approvals, non-objections or consents, and all other conditions to the conversion merger are either satisfied or waived. The merger of Commonwealth Bank with and into Town will become effective upon the filing of articles of combination with the OCC. Poage Bankshares and Commonwealth Bank both have the right to terminate the Merger Agreement if the conversion merger is not completed by August 31, 2015.

Consent and Approvals of Regulatory Authorities Needed to Complete the Merger

Completion of the conversion merger and the transactions contemplated by the Merger Agreement is subject to the prior approval, non-objection or waiver of the OCC and the Federal Reserve Board. The OCC has conditionally approved the Plan of Conversion Merger and the merger of Commonwealth Bank with and into Town.

Representations and Warranties

Each party has made representations and warranties to the other party with respect to various matters, including its organizational structure, financial statements, capital structure, business, loans, investments, regulatory filings and benefit plans, all of which are customary for a conversion merger transaction. These representations and warranties must be true and correct upon both signing of the Merger Agreement and the completion of the conversion merger.

Conduct of Business Pending Closing

Commonwealth Bank has agreed that, pending the closing of the conversion merger, it will, unless we otherwise consent in writing, conduct its business and engage in tractions only in the ordinary course of business and consistent with past practice.

Termination

Termination. The Merger Agreement may be terminated at any time before completion of the conversion merger, even if the members of Commonwealth Bank have approved the transaction. The Merger Agreement may be terminated by mutual written

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consent of the parties if the boards of directors of Poage Bankshares and Commonwealth Bank each approve the termination by a majority vote. In addition, the Merger Agreement may also be terminated by either Poage Bankshares or Commonwealth Bank under any of the following circumstances:

•	if there shall have been a material breach of any representation, warranty, covenant or obligation which is not cured within 30 days, provided that the terminating party is not in material breach of any representation, warranty, or covenant, or other agreement contained in the Merger Agreement;

•	if the conversion merger is not completed by August 31, 2015, which date may be extended by mutual consent, unless the failure to complete the conversion merger by that date shall be due to the failure of the terminating party to fulfill its obligations under the Merger Agreement;

•	if any required regulatory approval or is not obtained, unless the failure to obtain such required approvals shall be due to the failure of the terminating party to fulfill its obligations under the Merger Agreement;

•	if the Plan of Conversion Merger terminates in accordance with its terms;

•	if there is in effect any order, decree, or ruling of a court of competent jurisdiction or other governmental authority that would prevent the completion of the conversion merger transactions; and

•	if any of the conditions to completing the conversion merger cannot be satisfied or fulfilled by August 31, 2015, provided that the terminating party is not in material breach of any representation, warranty, or covenant, or other agreement contained in the Merger Agreement.

Effect of Termination. If the conversion merger is not consummated, Poage Bankshares and Commonwealth Bank will each bear their own costs and expenses incurred in connection with the Merger Agreement and the conversion merger, provided that no party will be relieved or released from any liability or damages arising out of a willful breach of any provision contained in the Merger Agreement. In addition, if the Merger Agreement is terminated unilaterally by Poage Bankshares or by Commonwealth, and at the time of termination neither Poage Bankshares nor Town is in material breach of any representation, warranty or covenant applicable to them, then Commonwealth Bank is obligated to pay $80,000 in cash to Poage Bankshares on the earlier of the date of termination or three business days after Poage Bankshares makes demand for payment.

Waiver and Amendment

The Merger Agreement allows either Poage Bankshares or Commonwealth Bank to extend the time for the performance of any obligation by the other party, and to waive, to the extent permitted by law, any condition or obligation of the other party.

Interests of Certain Persons in the Conversion Merger

Commonwealth Bank’s directors and certain of its officers have interests in the conversion merger as individuals which are in addition to, or different from, their interests as members of Commonwealth Bank. These interests are:

Appointment of Certain Commonwealth Bank Directors to an Advisory Board. Effective upon the completion of the conversion merger, Town will appoint three non-employee directors of Commonwealth Bank serving as of the date of the Merger Agreement to an advisory board. Town will maintain the advisory board for a period of 12 months after the closing date of the conversion merger. Each member of the advisory board will receive an annual fee, payable in quarterly installments, equal to the aggregate monthly meeting fee paid as of the date of the Merger Agreement by Commonwealth to the individual. The annual advisory board fees will be approximately $9,300.

Indemnification and Insurance. Poage Bankshares has agreed to indemnify and hold harmless the current and former officers and directors of Commonwealth Bank against any costs or expenses incurred in connection with any claim, action, suit, proceeding or investigation that is a result of matters that existed or occurred at or before the effective time of the conversion merger to the same extent they were entitled under OCC regulations and Commonwealth Bank’s charter and bylaws as in effect on the date of the Merger Agreement. In addition, for a period of three years following the closing of the conversion merger, Poage Bankshares has also agreed to maintain a directors’ and officers’ liability insurance policy acquired by Commonwealth Bank for the current officers and directors of Commonwealth Bank at an annual premium not to exceed $9,300.

Proposed Employment Agreement for Ryan Steger. Poage Bankshares and Town have agreed to offer an employment agreement to Ryan C. Steger, Commonwealth Bank’s President and Chief Executive Officer. The proposed employment agreement provides that Mr. Steger will serve as Area President of Town for Montgomery County, Kentucky. Under the terms of the three year employment agreement, Mr. Steger will (i) receive a base salary of $75,000, which may be increased, (ii) a grant of 5,000 stock options, with 1,000 stock options vesting on each one-year anniversary of the closing date of the conversion merger, (iii) a retention bonus of $50,000, with $18,500 payable as of the closing date of the conversion merger (or the first payroll following), and $15,750 payable on each one-year anniversary date of the conversion merger, (iv) certain benefits including a country club or social membership as mutually agreed to by Town and Mr. Steger and continued use of Mr. Steger’s current bank-owned automobile for

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three years, and (v) a severance payment generally equal to one times base salary, payable by lump sum, in the event of an involuntary termination of employment without cause (as such term is defined in the agreement) or a voluntary resignation for good reason (as such term is used in the agreement). Poage Bankshares and Town expect that Mr. Steger will sign the employment agreement on the effective date of the conversion merger.

Proposed Employment Agreement for Curt Steger. Poage Bankshares and Town have agreed to offer an employment agreement to Curt Steger, Commonwealth Bank’s Executive Vice President. The proposed employment agreement provides that Mr. Steger will serve as Vice President, Senior Business Development Officer of Town. Under the terms of the twenty-one month employment agreement, Mr. Steger will (i) receive a base salary of $68,800, which may be increased, (ii) a retention bonus of $20,000 payable as of the closing date of the conversion merger (or the first payroll following), and (iii) a severance payment generally equal to one times base salary, payable by lump sum, in the event of an involuntary termination of employment without cause (as such term is defined in the agreement) or a voluntary resignation for good reason (as such term is used in the agreement). Poage Bankshares and Town expect that Mr. Steger will sign the employment agreement on the effective date of the conversion merger. On September 8, 2014, Mr. Steger and Commonwealth Bank agreed to terminate the employment agreement previously entered into between Mr. Steger and Commonwealth Bank and Mr. Steger released all claims under the employment agreement in exchange for a cash payment of $7,000 less required tax withholding.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as to the approximate intended purchases of common stock by the directors and executive officers of Commonwealth Bank and Poage Bankshares, including their associates, if any, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers will purchase shares of Poage Bankshares common stock at the same purchase price per share as other purchasers in the offering.

Name	Number of Shares	Aggregate Purchase Price		Percent at Minimum of Offering Range	Percent at Maximum of Offering Range
Commonwealth Bank Directors and Executive Officers (1)
Curt Steger	9,448		$120,000	8.8%	6.5%
Ryan C. Steger	11,811		150,000	9.9	8.2
Lucion Clemens	―		―	―	―
Vickie Earley	―		―	―	―
William Lane	1,181		15,000	1.1	0.8
William P. Rison	3,937		50,000	3.7	2.7
All directors and executive officers as a group (6 persons)	26,377		$335,000	23.5%	18.2%

Poage Bankshares Directors and Executive Officers (1)
Ralph E. “Gene” Coffman, Jr.	―	$	―	― %	― %
Darryl E. Akers	―		―	―	―
Thomas Burnette	3,937		50,000	3.7	2.7
Thomas P. Carver	7,874		100,000	7.4	5.4
Everett B. Gevedon	7,874		100,000	7.4	5.4
Stuart N. Moore	3,937		50,000	3.7	2.7
Charles W. Robinson	1,968		25,000	1.8	1.4
John C. Stewart, Jr. (2)	14,343		182,156	9.9	9.9
James W. King	―		―	―	―
Jane Gilkerson	―		―	―	―
Miles R. Armentrout	―		―	―	―
Bruce Van Horn	―		―	―	―
Jeffrey W. Clark	―		―	―	―
All directors and executive officers as a group (14 persons)	39,933		$507,156	33.9%	27.5%

(1)	These individuals may purchase shares in the subscription offering only if they are eligible depositors of Commonwealth Bank. Otherwise, they intend to purchase stock in the community offering to the extent shares of common stock remain available after the expiration of the subscription offering.
(2)	This individual intends to purchase up to 9.9% of the shares sold in the offering regardless of the number of shares sold in the offering. The indicated number of shares and the indicated aggregate purchase price with respect to this individual assumes the offering is completed at the maximum of the offering range. If the offering is completed at the minimum of the offering range, the intended purchase by this individual would be reduced to 10,601 shares ($134,632).

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RESTRICTIONS ON ACQUISITION OF POAGE BANKSHARES

Although the board of directors of Poage Bankshares is not aware of any effort that might be made to obtain control of Poage Bankshares certain provisions in its articles of incorporation and bylaws protect the interests of Poage Bankshares and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Poage Bankshares and its stockholders. The following discussion is a general summary of the material provisions of Poage Bankshares’ articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is general and, with respect to provisions contained in the articles of incorporation and bylaws of Poage Bankshares, reference should be made in each case to the document in question, each of which is part of the registration statement of Poage Bankshares filed with the SEC. See “Where You Can Find Additional Information.”

Directors. The board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of Poage Bankshares’ board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of shareholders can be called by the President, by the Board of Directors, or by the Secretary following a written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Authorized but Unissued Shares. Poage Bankshares has authorized but unissued shares of common and preferred stock. See “Description of Poage Bankshares Capital Stock.” The articles of incorporation authorize 1,000,000 shares of serial preferred stock. Poage Bankshares is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). If there is a proposed merger, tender offer or other attempt to gain control of Poage Bankshares that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore may be to deter a future attempt to gain control of Poage Bankshares. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Poage Bankshares’ directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of Poage Bankshares in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Conversion Regulations

Federal regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of Commonwealth Bank’s mutual-to- stock conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. “Person” is defined to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or

48

its holding company’s behalf for resale to the general public are exceptions. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal Reserve Board, before the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings association’s stock who do not intend to participate in or seek to exercise control over a savings association’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

•	the acquisition would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

DESCRIPTION OF POAGE BANKSHARES CAPITAL STOCK

General

Poage Bankshares is authorized to issue 30,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the Plan of Conversion Merger, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Poage Bankshares represent non-withdrawable capital, are not an account of an insurable type, and are not be insured by the FDIC or any other government agency.

Common Stock

Dividends. The holders of Poage Bankshares common stock are entitled to receive and share equally in any dividends declared by the board of directors out of funds legally available therefor. Under Maryland law, Poage Bankshares may pay dividends on its outstanding shares except when, following the dividend, (1) Poage Bankshares would be unable to pay its debts as they become due in the usual course of business or (2) Poage Bankshares’ total assets would be less than the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to the common stockholders. Poage Bankshares may make a distribution from (1) its net earnings for the fiscal year; (2) its net earnings from the preceding fiscal year; or (3) the sum of the net earnings for the preceding eight fiscal quarters. If Poage Bankshares issues preferred stock, the holders thereof may have a priority over the holders of Poage Bankshares common stock with respect to dividends. If Poage Bankshares issues preferred stock, the holders thereof may have a priority over the holders of Poage Bankshares common stock with respect to dividends.

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Voting Rights. The holders of common stock of Poage Bankshares have exclusive voting rights in Poage Bankshares. They elect the board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and will not have any right to cumulate votes in the election of directors.

Liquidation. In the event of liquidation, dissolution or winding up of Poage Bankshares, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Poage Bankshares available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock upon any liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Poage Bankshares are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

Poage Bankshares has not issued any shares of preferred stock and none will be issued as part of the offering or the conversion merger. Preferred stock may be issued from time to time with preferences and designations as our board of directors may determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

EXPERTS

The consolidated balance sheets of Poage Bankshares as of December 31, 2013, September 30, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the three months ended December 31, 2013 and the years ended September 30, 2013 and 2012, included in its Transition Report on Form 10-K for the transition period from October 1, 2013 to December 31, 2013, which is attached as Appendix B to this prospectus, are included herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Keller & Company has consented to the publication in this prospectus of the summary of its report to Commonwealth Bank setting forth its opinion as to the estimated pro forma market value of Commonwealth Bank upon completion of the conversion merger and the offering and to its letter with respect to subscription rights.

LEGAL AND TAX MATTERS

The legality of the issuance of the common stock being offered and the federal income tax consequences of the conversion merger have been passed upon for Poage Bankshares by Luse Gorman, PC, Washington, DC. The Kentucky income tax consequences of the conversion merger have been passed upon for Poage Bankshares by Crowe Horwath LLP. Certain matters will be passed upon for Commonwealth Bank by Norton Rose Fulbright US LLP, Dallas, Texas. Certain matters will be passed upon for Keefe, Bruyette & Woods by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Poage Bankshares has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC’s telephone number is 1-800-SEC-0330.

In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Poage Bankshares. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

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Commonwealth Bank has filed with the OCC an Application for Conversion on Form AC with respect to the conversion merger. This prospectus omits certain information contained in the application. The application may be examined at the OCC’s principal office, located at 250 E Street, S.W., Washington, D.C. 20219, and at the OCC Central District Office, located at One Financial Place, Suite 2700, 440 South LaSalle Street, Chicago, Illinois 60605. The Plan of Conversion Merger is available, upon request, at Commonwealth Bank’s office.

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Appendix A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period ended September 30, 2014

Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For transition period from ______________________ to___________________

Commission File Number 001-35295

Poage Bankshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	45-3204393
(State of Other Jurisdiction	(I.R.S Employer
Of Incorporation	Identification Number)

1500 Carter Avenue, Ashland, KY 41101	41101
(Address of Principal Executive Officer)	(Zip Code)

606-324-7196

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes   ☒      No   ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes   ☒      No   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes   ☐     No   ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock as of the latest practicable date:

As of November 14, 2014, 3,881,917 shares of the Registrant’s common stock, par value $.01 per share, were outstanding.

A-1

POAGE BANKSHARES, INC.

Form 10-Q Quarterly Report

A-2

PART I

ITEM 1.     FINANCIAL STATEMENTS

POAGE BANKSHARES, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(in thousands)
ASSETS
Cash and due from financial institutions	$17,289	$6,684
Securities available for sale	68,092	86,062
Loans held for sale	562	307
Loans, net of allowance of $1,783 and $1,908	298,253	177,088
Restricted stock, at cost	2,921	1,953
Other real estate owned, net	1,377	375
Premises and equipment, net	7,789	6,267
Company owned life insurance	7,100	6,936
Accrued interest receivable	1,448	1,126
Goodwill	624	-
Other intangible assets, net	1,645	-
Deferred tax asset	2,525	1,201
Other assets	2,149	1,231
Total Assets	$411,774	$289,230

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing	$42,110	$6,058
Interest bearing	276,080	203,382
Total deposits	318,190	209,440
Federal Home Loan Bank advances	20,598	19,958
Subordinated debenture	2,681	-
Accrued interest payable	224	33
Other liabilities	3,274	2,141
Total liabilities	344,967	231,572

Commitments and contingent liabilities	-	-

Shareholders' equity
Common stock, $.01 par value, 30,000,000 shares authorized,
3,881,917 and 3,347,263 issued and outstanding at September 30, 2014 and December 31, 2013 respectively	39	34
Additional paid-in-capital	37,811	30,080
Retained earnings	31,202	30,789
Unearned Employee Stock Ownership Plan (ESOP) shares	(2,293)	(2,394)
Accumulated other comprehensive income (loss)	48	(851)
Total shareholders' equity	66,807	57,658
Total liabilities and shareholders' equity	$411,774	$289,230

See notes to unaudited consolidated financial statements.

A-3

POAGE BANKSHARES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Interest and dividend income
Loans, including fees	$4,233	$2,373	$11,077	$7,226
Taxable securities	213	328	992	948
Tax exempt securities	120	139	391	450
Federal funds sold and other	38	25	98	83
Total Interest and Dividend Income	4,604	2,865	12,558	8,707
Interest expense
Deposits	461	395	1,258	1,295
Federal Home Loan Bank advances and other	134	98	345	325
Total Interest Expense	595	493	1,603	1,620

Net interest income	4,009	2,372	10,955	7,087

Provision for loan losses	27	-	27	106

Net interest income after provision for loan losses	3,982	2,372	10,928	6,981

Non-interest income
Recovery - fictitious loans	-	-	-	753
Service charges on deposits	342	148	895	410
Other service charges	11	4	24	19
Net gains on mortgage banking activity	213	174	433	540
Net gains on sales of securities	-	22	294	22
Income from company owned life insurance	49	48	164	149
Other	6	5	14	8
Total Non-Interest Income	621	401	1,824	1,901

Non-interest expense
Salaries and employee benefits	1,933	1,169	5,460	3,207
Occupancy and equipment	450	265	1,224	769
Data processing	410	177	1,103	552
Federal deposit insurance	64	38	151	127
Loan processing and collection	71	35	192	103
Foreclosed assets, net	11	52	99	214
Advertising	55	29	147	123
Professional fees	208	248	1,060	561
Other taxes	59	63	177	189
Early termination fee	-	-	877	-
Other	170	155	946	593
Total Non-Interest Expense	3,431	2,231	11,436	6,438

Income before income taxes	1,172	542	1,316	2,444

Income tax expense	289	144	347	722

Net income	$883	$398	$969	$1,722
Earnings per share:
Basic	$0.24	$0.12	$0.28	$0.56
Diluted	$0.24	$0.12	$0.28	$0.56
Dividend per share	$0.05	$0.04	$0.15	$0.12

See notes to unaudited consolidated financial statements.

A-4

POAGE BANKSHARES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

Net income	$883	$398	$969	$1,722

Other comprehensive income (loss):
Unrealized holding gains (losses) on available for sale securities	(170)	(1,266)	1,656	(3,314)
Reclassification adjustments for (gains) losses included in net income		(22)	(294)	(22)
Net unrealized holding gains (losses) on available for sale securities	(170)	(1,288)	1,362	(3,336)
Tax effect	58	438	(463)	1,134
Other comprehensive income (loss):	(112)	(850)	899	(2,202)

Comprehensive income (loss)	$771	$(452)	$1,868	$(480)

See notes to unaudited consolidated financial statements.

A-5

POAGE BANKSHARES, INC.

UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

					Accumulated
		Additional		Unearned	Other	Total
	Common	Paid-In	Retained	ESOP	Comprehensive	Shareholders'
	Stock	Capital	Earnings	Shares	Income (Loss)	Equity
	(in thousands)

Balances, January 1, 2014	$34	$30,080	$30,789	$(2,394)	$(851)	$57,658

Net income	-	-	969	-	-	969
557,621 shares issued in business combination, net of stock issuance costs of $212	6	7,618	-	-	-	7,624
Stock repurchase	(1)	(330)	-	-	-	(331)
Dividends paid	-	-	(556)	-	-	(556)
ESOP compensation earned	-	44	-	101	-	145
Stock based compensation expense	-	399	-	-	-	399
Other comprehensive income	-	-	-	-	899	899

Balances, September 30, 2014	$39	$37,811	$31,202	$(2,293)	$48	$66,807

See notes to unaudited consolidated financial statements.

A-6

POAGE BANKSHARES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30,
	2014	2013
	(in thousands)
OPERATING ACTIVITY
Net income	$969	$1,722
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	396	320
Provision for loan losses	27	106
ESOP compensation expense	145	106
Stock based compensation expense	399	228
Gain on sale of securities	(294)	(22)
Loss on disposal of assets	-	9
Loss on sale of other real estate owned	69	183
Amortization of core deposit intangible	89	-
Accretion of fair value adjustments related to loans	(456)	-
Accretion of fair value adjustments related to deposits	(22)	-
Amortization of fair value related to subordinated debenture	32	-
Net amortization on securities	506	634
Deferred income tax (benefit) expense	16	237
Net gain on mortgage banking activities	(433)	(540)
Origination of loans held for sale	(5,844)	(8,532)
Proceeds from loans held for sale	6,022	9,103
Increase in cash value of life insurance	(164)	(149)
Change in asset and liabilities, net of assets and liabilities acquired:
Accrued interest receivable	158	11
Other assets	(175)	66
Accrued interest payable	161	235
Other liabilities	859	606
Net cash from operating activities	2,460	4,323

INVESTING ACTIVITIES
Securities available for sale:
Proceeds from calls	10,536	6,895
Proceeds from maturities	385	2,584
Proceeds from sales	19,721	4,145
Purchases	(1,379)	(14,528)
Principal payments received	4,424	9,053
Cash paid for acquisition, net of cash acquired	1,445	-
Loan originations and principal payments on loans, net	(2,932)	2,248
Proceeds from the sale of other real estate owned	114	290
Purchase of office properties and equipment	(432)	(493)
Net cash from investing activities	31,882	10,194

FINANCING ACTIVITIES
Net change in deposits	(8,278)	(17,964)
Payments on Federal Home Loan Bank borrowings	(14,360)	(3,518)
Cash dividends paid	(556)	(363)
Stock issuance costs paid	(212)	-
Stock repurchases	(331)	(2,258)
Net cash from financing activities	(23,737)	(24,103)

CHANGE IN CASH AND CASH EQUIVALENTS	10,605	(9,586)

Cash and cash equivalents at beginning of year	6,684	17,778

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,289	$8,192

Additional cash flows and supplementary information:
Cash paid during the year for:
Interest on deposits and advances	$1,442	$2,271
Income taxes	$-	$250
Stock issued for consideration paid in acquisition	$7,836	$-
Real estate acquired in settlement of loans	$322	$73
Real estate transferred from premises and equipment	$863	$-

See notes to unaudited consolidated financial statements.

A-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements of Poage Bankshares, Inc. (the “Company”) and its wholly owned subsidiary Town Square Bank (which was formerly operated under the name “Home Federal Savings and Loan Association”) (the “Bank”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates used in the preparation of the financial statements are based on various factors including the current interest rate environment and the general strength of the local economy. Changes in the overall interest rate environment can significantly affect the Company’s net interest income and the value of its recorded assets and liabilities. Actual results could differ from those estimates used in the preparation of the financial statements.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company’s financial position as of September 30, 2014 and December 31, 2013 and the results of operations and cash flows for the interim periods ended September 30, 2014 and 2013. All interim amounts have not been audited, and the results of operations for the interim periods herein are not necessarily indicative of the results of operations to be expected for the year. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto filed as part of the Company’s 2013 Annual Report on Form 10-KT filed with the Securities and Exchange Commission.

On October 21, 2013, the Company and Home Federal Savings and Loan Association entered into an Agreement and Plan of Merger with Town Square Financial Corporation (“Town Square Financial”) and its bank subsidiary, Town Square Bank. On March 18, 2014 (the “Acquisition Date”), the parties consummated the merger transaction. Town Square Financial merged with and into the Company, with the Company as the surviving entity, and Town Square Bank merged with and into Home Federal Savings and Loan Association, with Home Federal Savings and Loan Association as the surviving institution. The acquisition was accounted for using the acquisition method of accounting and resulted in the preliminary recordation of goodwill of $624,000. See additional discussion in Note 10.

Subsequent to the consummation of the merger transaction, the Board of Directors of Home Federal Savings and Loan Association elected to amend the charter to change the institution’s name from “Home Federal Savings and Loan Association” to “Town Square Bank.” The name change was effective as of June 25, 2014.

A-8

NOTE 2- ACCOUNTING STANDARDS NEWLY ISSUED NOT YET EFFECTIVE

In January 2014, the FASB issued Accounting Standards Update 2014-04, "Receivables - Troubled Debt Restructuring by Creditors." This update clarifies when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The update is effective for annual and interim periods within those annual periods, beginning after December 15, 2014. We do not believe this update will have a significant impact on our consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update 2014-09, "Revenue from Contracts with Customers." This update is a joint project with the International Accounting Standards Board initiated to clarify the principles for recognizing revenue and to develop a common revenue standard that is meant to remove inconsistencies and weaknesses in revenue requirements, provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices, provide more useful information to users of financial statements and simplify the preparation of financial statements. The guidance in this update supersedes the revenue recognition requirements in Topic 605, "Revenue Recognition" and most industry-specific guidance throughout the Industry Topics of Codification. This update is effective for annual and interim periods beginning after December 15, 2016. The Company is still evaluating the expected impact on our consolidated financial statements.

A-9

NOTE 3 - SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale at September 30, 2014 and December 31, 2013 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2014
States and political subdivisions	$17,155	$609	$(8)	$17,756
U.S. Government agencies and sponsored entities	18,256	-	(499)	17,757
Government sponsored entities residential mortgage-backed:
FHLMC	15,023	92	(35)	15,080
FNMA	12,631	64	(39)	12,656
Collateralized mortgage obligations	4,955	-	(112)	4,843
Total securities	$68,020	$765	$(693)	$68,092

December 31, 2013
States and political subdivisions	$22,277	$484	$(238)	$22,523
U.S. Government agencies and sponsored entities	27,260	-	(1,260)	26,000
Government sponsored entities residential mortgage-backed:
FHLMC	17,390	38	(134)	17,294
FNMA	12,400	61	(118)	12,343
Collateralized mortgage obligations	3,834	-	(223)	3,611
SBA loan pools	4,190	101	-	4,291
Total securities	$87,351	$684	$(1,973)	$86,062

The proceeds from sales of securities and the associated gross gains and losses are listed below (in thousands):

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Proceeds	$-	$4,145	$19,721	$4,145
Gross gains	-	66	372	66
Gross losses	-	(44)	(78)	(44)

A-10

The amortized cost and fair value of the securities portfolio at September 30, 2014 are shown in the following table by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties (in thousands).

	September 30,
	2014
	Amortized	Fair
	Cost	Value
Securities with contractual maturities:
One to five years	$6,925	$7,101
Five to ten years	20,632	20,349
Beyond ten years	7,854	8,063
Mortgage-backed securities and collateralized mortgage obligations	32,609	32,579
Total	$68,020	$68,092

The following table summarizes the securities with unrealized losses at September 30, 2014 and December 31, 2013, aggregated by major security type and length of time in a continuous unrealized loss position (in thousands):

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

September 30, 2014
States and political subdivisions	$1,078	$(8)	$-	$-	$1,078	$(8)
U.S. Government agencies and sponsored entities	1,003	(3)	16,754	(496)	17,757	(499)
Government sponsored entities residential mortgage backed:
FHLMC	2,314	(3)	1,757	(32)	4,071	(35)
FNMA	5,983	(12)	951	(27)	6,934	(39)
Collateralized mortgage obligations	1,755	(26)	3,088	(86)	4,843	(112)
Total temporarily impaired	$12,133	$(52)	$22,550	$(641)	$34,683	$(693)

December 31, 2013
States and political subdivisions	$7,302	$(238)	$-	$-	$7,302	$(238)
U.S. Government agencies and sponsored entities	20,916	(844)	5,084	(416)	26,000	(1,260)
Government sponsored entities residential mortgage backed:
FHLMC	10,769	(134)	-	-	10,769	(134)
FNMA	6,479	(118)	-	-	6,479	(118)
Collateralized mortgage obligations	3,611	(223)	-	-	3,611	(223)
Total temporarily impaired	$49,077	$(1,557)	$5,084	$(416)	$54,161	$(1,973)

Unrealized losses on bonds have not been recognized into income because the issuers of the bonds are of high credit quality, management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the bonds approach maturity.

A-11

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement, and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

NOTE 4 – LOANS

Loans at September 30, 2014 and December 31, 2013 were as follows (in thousands):

	September 30,	December 31,
	2014	2013

Real estate:
One to four family	$175,833	$135,243
Multi-family	6,992	889
Commercial	57,552	17,321
Construction and land	8,071	2,176
	248,448	155,629

Commercial and Industrial	26,191	5,641

Consumer
Home equity lines of credit	7,885	5,953
Motor vehicle	10,495	8,902
Other	7,179	2,960
	25,559	17,815

Total	300,198	179,085
Less: Net deferred loan fees	162	89
Allowance for loan losses	1,783	1,908
	$298,253	$177,088

A-12

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment based on impairment method as of September 30, 2014 and December 31, 2013. Accrued interest receivable and net deferred loan fees are not considered significant and therefore are not included in the loan balances presented in the table below (in thousands):

September 30, 2014
	Allowance for Loan Losses				Loan Balances
		Purchased				Purchased
	Individually Evaluated for	Credit- Impaired	Collectively Evaluated for		Individually Evaluated for	Credit- Impaired	Collectively Evaluated for
Loan Segment	Impairment	Loans	Impairment	Total	Impairment	Loans	Impairment	Total

Real estate	$-	$-	$1,623	$1,623	$217	$4,106	$244,125	$248,448
Commercial and industrial	-	-	8	8	10	540	25,641	26,191
Consumer	-	-	28	28	-	3	25,556	25,559
Unallocated	-	-	124	124	-	-	-	-
Total	$-	$-	$1,783	$1,783	$227	$4,649	$295,322	$300,198

December 31, 2013
	Allowance for Loan Losses				Loan Balances
		Purchased				Purchased
	Individually Evaluated for	Credit- Impaired	Collectively Evaluated for		Individually Evaluated for	Credit- Impaired	Collectively Evaluated for
Loan Segment:	Impairment	Loans	Impairment	Total	Impairment	Loans	Impairment	Total

Real estate	$-	$-	$1,818	$1,818	$-	$-	$155,629	$155,629
Commercial and industrial	-	-	8	8	-	-	5,641	5,641
Consumer	-	-	52	52	-	-	17,815	17,815
Unallocated	-	-	30	30	-	-	-	-
Total	$-	$-	$1,908	$1,908	$-	$-	$179,085	$179,085

A-13

The following table sets forth an analysis of our allowance for loan losses for the three and nine months ended September 30, 2014 and 2013 (in thousands):

Three Months Ended		Commercial
September 30, 2014	Real Estate	and Industrial	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,562	$14	$44	$137	$1,757
Provision for loan losses	52	(13)	1	(13)	27
Loans charged-off	-	-	(19)	-	(19)
Recoveries	9	7	2	-	18

Total ending allowance balance	$1,623	$8	$28	$124	$1,783

Three Months Ended		Commercial and
September 30, 2013	Real Estate	Industrial	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,862	$39	$78	$-	$1,979
Provision for loan losses	(43)	(1)	(14)	58	-
Loans charged-off	(8)	-	7	-	(1)
Recoveries	11	-	-	-	11

Total ending allowance balance	$1,822	$38	$71	$58	$1,989

Nine months Ended		Commercial and
September 30, 2014	Real Estate	Industrial	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,818	$8	$52	$30	$1,908
Provision for loan losses	(51)	(17)	1	94	27
Loans charged-off	(172)	(8)	(31)	-	(211)
Recoveries	28	25	6	-	59

Total ending allowance balance	$1,623	$8	$28	$124	$1,783

Nine months Ended		Commercial and
September 30, 2013	Real Estate	Industrial	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,876	$38	$77	$-	$1,991
Provision for loan losses	58	-	4	58	106
Loans charged-off	(173)	-	(3)	-	(169)
Recoveries	61	-	-	-	61

Total ending allowance balance	$1,822	$38	$71	$58	$1,989

As of September 30, 2014, there were $4.7 million of purchased credit impaired loans which were acquired in the merger with Town Square Financial completed on March 18, 2014 (see Note 10). Impaired loans averaged $227,000 for the three months ended September 30, 2014 and $152,000 for the nine months ended September 30, 2014. There were no impaired loans as of December 31, 2013, or during the three or nine months ended September 30, 2013.

Nonaccrual loans and loans past due 90 days still on accrual consist of smaller balance homogeneous loans that are collectively evaluated for impairment.

A-14

The following table presents the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of September 30, 2014 and December 31, 2013 (in thousands):

	September 30, 2014		December 31, 2013
		Loans Past Due		Loans Past Due
		Over 90 Days		Over 90 Days
	Nonaccrual	Still Accruing	Nonaccrual	Still Accruing
Real estate:
One to four family	$2,017	$28	$810	$-
Multi-family	-	-	-	-
Commercial real estate	265	-	36	-
Construction and land	46	-	80	-
Commercial and industrial	268	-	-	-
Consumer:
Home equity loans and lines of credit	1	-	-	-
Motor vehicle	6	-	-	-
Other	5	-	-	-
Total	$2,608	$28	$926	$-

The following table presents the aging of the recorded investment in past due loans as of September 30, 2014 and December 31, 2013 by class of loans. Non-accrual loans of $2.6 million as of September 30, 2014 and $926,000 at December 31, 2013 are included in the tables below and have been categorized based on their payment status (in thousands).

	30 - 59	60 - 89	Greater than		Purchased
	Days	Days	90 Days	Total	Credit-Impaired	Loans Not
	Past Due	Past Due	Past Due	Past Due	Loans	Past Due	Total
September 30, 2014
Real estate:
One to four family	$1,392	$446	$1,390	$3,228	$1,355	$171,250	$175,833
Multi-family	-	157	-	157	-	6,835	6,992
Commercial real estate	199	-	265	464	2,242	54,846	57,552
Construction and land	-	-	-	-	491	7,580	8,071
Commercial and industrial	95	-	256	351	539	25,301	26,191
Consumer:
Home equity loans and lines of credit	-	-	-	-	18	7,867	7,885
Motor vehicle	32	11	6	49	4	10,442	10,495
Other	15	9	-	24	-	7,155	7,179

Total	$1,733	$623	$1,917	$4,273	$4,649	$291,276	$300,198

	30 - 59	60 - 89	Greater than		Purchased
	Days	Days	90 Days	Total	Credit-Impaired	Loans Not
	Past Due	Past Due	Past Due	Past Due	Loans	Past Due	Total
December 31, 2013
Real estate:
One to four family	$280	$11	$810	$1,101	$-	$134,142	$135,243
Multi-family	-	-	-	-	-	889	889
Commercial real estate	-	-	36	36	-	17,285	17,321
Construction and land	41	-	80	121	-	2,055	2,176
Commercial and industrial	-	-	-	-	-	5,641	5,641
Consumer:
Home equity loans and lines of credit	17	-	-	17	-	5,936	5,953
Motor vehicle	15	8	-	23	-	8,879	8,902
Other	2	8	-	10	-	2,950	2,960

Total	$355	$27	$926	$1,308	$-	$177,777	$179,085

A-15

CREDIT QUALITY INDICATORS:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes all non-homogeneous loans, such as commercial and commercial real estate loans. The analysis for residential real estate and consumer loans primarily includes review of past due status. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows (in thousands):

	Pass	Special Mention	Substandard	Doubtful
September 30, 2014
One to four family	$167,473	$3,910	$4,450	$-
Multi family	6,835	-	157	-
Commercial real estate	54,520	-	3,032	-
Construction and land	7,190	-	832	49
Commercial and industrial	24,045	1,026	1,120	-
Home equity loans and lines of credit	7,834	31	20	-
Motor vehicle	10,457	13	25	-
Other	7,162	-	17	-

Total	$285,516	$4,980	$9,653	$49

December 31, 2013
One to four family	$130,408	$3,176	$1,659	$-
Multi family	889	-	-	-
Commercial real estate	16,861	-	460	-
Construction and land	1,668	-	508	-
Commercial and industrial	5,641	-	-	-
Home equity loans and lines of credit	5,914	33	6	-
Motor vehicle	8,876	5	21	-
Other	2,960	-	-	-

Total	$173,217	$3,214	$2,654	$-

The Company had two troubled debt restructurings which totaled $227,000 as of September 30, 2014 and no troubled debt restructuring at December 31, 2013.

A-16

The Company holds purchased loans without evidence of credit quality deterioration and purchased loans for which there was, at their acquisition date, evidence of deterioration of credit quality since their origination and it was probable, at acquisition, that all contractually required payments would not be collected. A summary of non-impaired purchased loans and credit-impaired purchased loans with the carrying amount of those loans is as follows at September 30, 2014.

	Non-impaired	Credit-impaired
	Purchased	Purchased
(in thousands)	Loans	Loans
Real estate mortgage loans:
Residential:
1-4 Family	$35,501	$1,355
Multi-family	4,241	-
Construction	1,609	-
Farm	6,443	579
Nonresidential and land	28,711	2,154
Commercial non-mortgage loans	21,065	539
Consumer loans	4,636	22

Total loans	$102,206	$4,649

For those purchased loans disclosed above, the Company did not increase the allowance for loan losses for the three or nine months ended September 30, 2014. There were no purchased credit impaired loans as of December 31, 2013, or during the three or nine months ended September 30, 2013.

The following table presents the composition of the acquired loans at September 30, 2014:

	Contractual	Fair Value
(in thousands)	Amount	Adjustments	Fair Value
Real estate mortgage loans:
Residential:
1-4 Family	$39,070	$(2,214)	$36,856
Multi-family	4,496	(255)	4,241
Construction	1,706	(97)	1,609
Farm	7,444	(422)	7,022
Nonresidential and land	32,719	(1,854)	30,865
Commercial non-mortgage loans	22,902	(1,298)	21,604
Consumer loans	4,938	(280)	4,658

Total loans	$113,275	$(6,420)	$106,855

The following table presents the purchased loans that are included within the scope of ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality as of September 30, 2014.

(in thousands)
Contractually-required principal and interest payments	$9,145
Non-Accretable difference	(3,763)
Accretable yield	(733)

Fair value of loans	$4,649

The Company adjusted interest income to recognize $92,000 and $177,000 for the three and nine months ended September 30, 2014 of accretable yield on credit-impaired purchased loans.

A-17

NOTE 5: FEDERAL HOME LOAN BANK ADVANCES

Advances from the FHLB at September 30, 2014 and December 31, 2013 were as follows: (in thousands)

	September 30,	December 31,
	2014	2013

Maturities October 2014 through September 2024, fixed rate at rates from 0.14% to 6.70%,
weighted average rate of 1.46% at September 30, 2014 and 1.88% at December 31, 2013	$20,598	$19,958

Payments contractually required over the next five years are as follows (in thousands):

September 30,
2015	$14,111
2016	2,385
2017	1,908
2018	1,505
2019	576
Thereafter	113
Total	$20,598

NOTE 6: FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Securities: The fair values for securities are determined by quoted market prices, if available (Level 1). If quoted market prices are not available, fair values are based on quoted market prices of similar securities (Level 2). This includes the use of “matrix pricing” used to value debt securities absent the exclusive use of quoted prices. For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows (Level 3).

Other Real Estate Owned : Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property resulting in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

A-18

Assets and liabilities measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value Measurements at
	September 30, 2014 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets
Securities:
States and political subdivisions	$17,756	$-	$17,756	$-
U.S. Government agencies and sponsored entities	17,757	-	17,757	-
Mortgage backed securities: residential	27,736	-	27,736	-
Collateralized mortgage obligations	4,843	-	4,843	-
Total securities	$68,092	$-	$68,092	$-

	Fair Value Measurements at
	December 31, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets
Securities:
States and political subdivisions	$22,523	$-	$22,523	$-
U.S. Government agencies and sponsored entities	26,000	-	26,000	-
Mortgage backed securities: residential	29,637	-	29,637	-
Collateralized mortgage obligations	3,611	-	3,611	-
SBA loan pools	4,291	-	4,291	-
Total securities	$86,062	$-	$86,062	$-

For the periods ended September 30, 2014 and December 31, 2013, there were no transfers between Level 1 and Level 2.

A-19

Assets measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements at
		September 30, 2014 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Other real estate owned
One to four family, net	$77	$-	$-	$77
Commercial real estate, net	115	-	-	115

		Fair Value Measurements at
		December 31, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Other real estate owned
One to four family, net	$6	$-	$-	$6
Commercial real estate, net	290	-	-	290

Commercial and residential real estate properties classified as other real estate owned (OREO) are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Appraisals for real estate properties classified as other real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Bank’s management. The appraisal values are discounted to allow for selling expenses and fees, and the discounts range from 5% to 10%.

At September 30, 2014, other real estate owned recorded at fair value had a net carrying amount of $192,000 made up of the outstanding balance of $261,000 net of a valuation allowance of $69,000, which resulted in no write-down for the three months ended September 30, 2014 and a write-down of $54,000 for the nine months ended September 30, 2014. At December 31, 2013, other real estate owned recorded at fair value had a net carrying amount of $296,000 made up of the outstanding balance of $454,000, net of a valuation allowance of $158,000. At September 30, 2013, other real estate owned recorded at fair value had a net carrying amount of $296,000 made up of the outstanding balance of $454,000 net of a valuation allowance of $158,000, which resulted in a write-down of $10,000 for the three months ended September 30, 2013 and $139,000 for the nine months ended September 30, 2013.

A-20

The carrying amounts and estimated fair values of financial instruments at September 30, 2014 and December 31, 2013 are as follows (in thousands):

		Fair Value Measurements
	Carrying
September 30, 2014	Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$17,289	$17,289	$-	$-	$17,289
Securities	68,216	-	68,216	-	68,216
Restricted stock	2,921	N/A	N/A	N/A	N/A
Loans held for sale	562	-	573	-	573
Loans, net	298,253	-	-	308,692	308,692
Accrued interest receivable	1,448	-	387	1,061	1,448

Financial liabilities
Deposits	$318,190	$152,347	$166,639	$-	$318,986
Federal Home Loan Bank advances	20,598	11,000	9,639	-	20,639
Subordinated debenture	2,681	-	2,681	-	2,681
Accrued interest payable	224	-	224	-	224

		Fair Value Measurements
	Carrying
December 31, 2013	Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$6,684	$6,684	$-	$-	$6,684
Securities	86,062	-	86,062	-	86,062
Restricted stock	1,953	N/A	N/A	N/A	N/A
Loans held for sale	307	-	314	-	314
Loans, net	177,088	-	-	188,666	188,666
Accrued interest receivable	1,126	-	471	655	1,126

Financial liabilities
Deposits	$209,440	$87,733	$122,596	$-	$210,329
Federal Home Loan Bank advances	19,958	-	20,044	-	20,044
Accrued interest payable	33	-	33	-	33

The methods and assumptions, not previously presented, used to estimate fair values are described as follows:

Cash and Cash Equivalents:

The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

Restricted Stock:

It is not practical to determine the fair value of FHLB and Bankers Bank of Kentucky stock due to restrictions placed on their transferability.

Loans:

Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors resulting in a Level 2 classification.

A-21

Deposits:

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are by definition equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Federal Home Loan Bank advances and subordinate debenture:

The fair values of the Company’s long-term borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Accrued Interest Receivable/Payable:

The carrying amounts of accrued interest approximate fair value and are classified by level consistent with the level of the related assets or liabilities.

NOTE 7 - ESOP

Employees participate in an Employee Stock Option Plan (“ESOP”). The ESOP borrowed from the Company to purchase 269,790 shares of the Company’s common stock at $10 per share. The Company makes discretionary contributions to the ESOP, and pays dividends on unallocated shares to the ESOP, and the ESOP uses funds it receives to repay the loan. When loan payments are made, ESOP shares are allocated to participants based on relative compensation and expense is recorded. Dividends on allocated shares increase participant accounts. Participants receive the shares at the end of employment.

There were no contributions to the ESOP for the nine months ended September 30, 2014 or 2013.

Shares held by the ESOP at September 30, 2014 and December 31, 2013 was as follows:

	September 30, 2014	December 31, 2013
Allocated to participants	30,022	30,351
Unearned	239,439	239,439
Total ESOP shares	269,461	269,790
Fair value of unearned shares (in thousands)	$3,440	$3,355

A-22

NOTE 8 – EARNINGS PER SHARE

The factors used in the earnings per share computation for the three and nine months ended September 30, 2014 and 2013, were as follows (in thousands):

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Basic
Net income	$883	$398	$969	$1,722
Less: Earnings allocated to participating securities	23	45	30	45
Net income allocated to common shareholders	860	353	939	1,677

Weighted average common shares outstanding	3,881,917	3,350,672	3,737,468	3,350,672
Less: Average unallocated ESOP shares	(239,439)	(252,928)	(239,439)	(252,928)
Average participating shares	(100,624)	(133,548)	(113,805)	(82,183)
Average shares	3,541,854	2,964,196	3,384,224	3,015,561

Basic earnings per common share	$0.24	$0.12	$0.28	$0.56

Diluted
Net income	$860	$353	$939	$1,677

Weighted average common shares outstanding
for basic earnings per common share	3,541,854	2,964,196	3,384,224	3,015,561
Add: Dilutive effects of assumed exercises of stock options	-	-	-	-

Average shares and dilutive potential common shares	3,541,854	2,964,196	3,384,224	3,015,561

Diluted earnings per common share	$0.24	$0.12	$0.28	$0.56

There were no potentially dilutive securities outstanding at September 30, 2014 or 2013. Stock options of 299,500 and 300,000 shares of common stock were not considered in computing diluted earnings per common share for 2014 or 2013, respectively, because they were antidilutive.

NOTE 9 – STOCK BASED COMPENSATION

On January 8, 2013, the shareholders of Poage Bankshares, Inc. approved the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Plan”) for employees and directors of the Company. The Plan authorizes the issuance of up to 472,132 shares of the Company’s common stock, with no more than 134,895 of shares as restricted stock awards and 337,237 as stock options, either incentive stock options or non-qualified stock options. The exercise price of options granted under the Plan may not be less than the fair market value on the date the stock option is granted. The compensation committee of the board of directors has sole discretion to determine the amount and to whom equity incentive awards are granted.

On April 16, 2013, the compensation committee of the board of directors approved the issuance of 134,895 shares of restricted stock to its directors and officers. In addition, on May 10, 2013, the compensation committee of the board of directors approved the issuance of 300,000 stock options to its directors and officers. An additional 20,000 stock options were issued on March 19, 2014 as a result of the acquisition of Town Square Financial Corporation by Poage Bankshares, Inc. All stock options and restricted stock awards vest ratably over five years. Stock options expire ten years after issuance. Apart from the vesting schedule for both stock options and restricted stock, there are no performance-based conditions or any other material conditions applicable to the awards issued.

A-23

The following table summarizes stock option activity for the nine months ended September 30, 2014:

		Weighted Average
	Options	Exercise Price
Outstanding - December 31, 2013	300,000	$15.00
Granted	20,000	$14.07
Exercised	-	-
Forfeited	(20,500)	$15.00
Outstanding - September 30, 2014	299,500	$14.94

Fully vested and exercisable at September 30, 2014	57,950
Fully vested and exercisable at December 31, 2013	-
Expected to vest in future periods	241,550

The fair value for each option grant is estimated on the date of grant using the Black-Scholes-Merton option pricing model that uses the following assumptions. The Company uses the U.S. Treasury yield curve in effect at the time of the grant to determine the risk-free interest rate. The expected dividend yield is estimated using the projected annual dividend level and recent stock price of the Company’s common stock at the date of grant. Expected stock volatility is based on historical volatilities of the Company’s common stock. The expected term of the options is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable.

The weighted-average assumptions used in the Black-Scholes-Merton option pricing model to determine the fair value of options granted was as follows:

Nine months ended
September 30, 2014

Risk-free interest rate	2.16%
Expected dividend yield	1.42%
Expected stock volatility	11.97
Expected life (years)	7
Weighted average fair value of options granted	$1.91

Stock options are assumed to be earned ratably over their respective vesting periods and charged to compensation expense based upon their grant date fair value and the number of options assumed to be earned. 57,950 options vested during the nine months ended September 30, 2014. Stock-based compensation expense for stock options included in salaries and benefits for the three and nine months ended September 30, 2014 was $32,000 and $94,000, respectively. Stock-based compensation expense for vested and non-vested stock options for the three and nine months ended September 30, 2013 was $30,000 and $43,000, respectively. Total unrecognized compensation cost related to vested and non-vested stock options was $434,000 at September 30, 2014 and $535,000 at December 31, 2013 and is expected to be recognized over a period of 4-5 years.

The following table summarizes non-vested restricted stock activity for the nine months ended September 30, 2014:

Balance - December 31, 2013	134,895
Granted	-
Forfeited	-
Vested	(34,271)
Balance - September 30, 2014	100,624

The fair value of the restricted stock awards is amortized to compensation expense over the vesting period (generally five years) and is based on the market price of the Company’s common stock at the date of the grant multiplied by the number of shares granted that are expected to vest. Stock-based compensation expense for the restricted stock included in salaries and benefits for the three and nine months ended September 30, 2014 was $102,000 and $305,000, respectively. Stock-based compensation expense for the vested and non-vested restricted stock for the three and nine months ended September 30, 2013 was $84,000 and $84,000, respectively. Unrecognized compensation expense for vested and non-vested restricted stock awards was $1,445,000 at September 30, 2014 and is expected to be recognized over a weighted-average period of 4-4.5 years.

A-24

NOTE 10 – BANK ACQUISITION

On March 18, 2014, the Company acquired Town Square Financial, the bank holding company for Town Square Bank in exchange for cash and shares of the Company’s common stock. Concurrent with the Company’s acquisition of Town Square Financial, Town Square Bank merged with and into Home Federal Savings and Loan Association, with Home Federal Savings and Loan Association as the surviving institution. Under the terms of the Merger Agreement, 55% of the outstanding shares of Town Square Financial common stock were converted into 2.3289 shares of Company common stock for each share of Town Square Financial common stock. Each of the remaining 45% of the outstanding shares of Town Square Financial common stock was exchanged for $33.86 in cash. Town Square Financial shareholders received approximately 557,621 shares of Company common stock and an aggregate of $6.6 million in cash. Town Square Financial was a registered bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, Town Square Bank, a Kentucky chartered bank headquartered in Ashland, Kentucky.

Subsequent to the consummation of the merger transaction, the Board of Directors of Home Federal Savings and Loan Association elected to amend the charter to change the Bank’s name from “Home Federal Savings and Loan Association” to “Town Square Bank.” The name change was effective as of June 25, 2014.

Town Square Bank’s business consisted primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in first lien one-to-four family mortgage loans, commercial and multi-family real estate loans, commercial and industrial loans, consumer loans, consisting primarily of automobile loans, and construction loans. Town Square Bank also purchased investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Town Square Bank offered a variety of deposit accounts, including NOW and demand accounts, certificates of deposits, money market accounts and individual retirement accounts, as well as credit cards for both personal and business purposes. Town Square Bank had three branches located in Boyd County, Kentucky and one branch in Jessamine County, Kentucky, each of which were integrated into Home Federal Savings and Loan Association at the close of the merger transaction.

Acquisition costs of $1.3 million are included in the Company’s consolidated statement of income for the nine months ended September 30, 2014. The Company has determined that the acquisition constitutes a business combination as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required by the accounting guidance. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements.

In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events which are highly subjective in nature and are subject to change. The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the acquisition date. These fair value estimates are considered preliminary, and are subject to change as additional information relative to acquisition date fair values becomes available. The Company has contracted with a third party service provider to assist management in analyzing and determining fair value of net assets acquired in the acquisition.  The Company has not received the final report from the third party service provider; therefore, we have not yet completed our evaluation of fair values.

Goodwill of $624,000 arising from the acquisition is attributable to significant operating scale and strong competitive positioning within the Kentucky market. The goodwill is not tax deductible. For United States federal income tax purposes, the acquisition qualified as a reorganization with the meaning of Section 368(a) of the Internal Revenue Code, which means, in general for United States federal income tax purposes, no gain or loss will be recognized by the Company or Town Square Financial as a result of the acquisition. The following table summarizes the consideration paid and the amount of assets acquired and liabilities assumed recognized at the acquisition date.

A-25

(in thousands)	March 18, 2014

Consideration
Stock Consideration	$7,836
Cash	6,635
Fair Value of Total Consideration Transferred	$14,471

Recognized amounts of identifiable assets acquired and liabilities assumed
Assets acquired
Cash and due from banks	$3,484
Federal funds sold	4,596
Securities available for sale	14,691
Restricted stock	968
Loans	118,126
Premises and equipment, net	2,349
Accrued interest receivable	480
Prepaid expenses and other assets	619
Deferred federal income taxes	1,803
Core deposit intangible	1,734
Total assets acquired	$148,850

Fair value of liabilities assumed
Deposits	117,050
Subordinated debenture and FHLB advances	17,649
Accrued interest payable	30
Other liabilities	274
Total liabilities assumed	135,003

Total identifiable net assets	$13,847

Goodwill	$624

Acquired loans have a contractual balance of approximately $124.7 million and the preliminary analysis results in expected cash flows totaling $121.2 million and an estimated fair value of $118.1 million.

The following is a description of the methods used to determine the fair values of significant assets and liabilities at the Acquisition Date presented above.

A-26

 At the acquisition date, the Company recorded $112.9 million of loans without evidence of credit quality deterioration and $4.6 million of purchased credit-impaired loans subject to nonaccretable difference of $3.8 million. The acquired loans were deemed impaired at the acquisition date if the Company did not expect to receive all contractually required cash flows due to concerns about credit quality. Fair values for loans were based on discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting current market rates for new originations of comparable loans adjusted for the risk inherent in the cash flow estimates. Certain loans that were determined to be collateral dependent were valued based on the fair value of the underlying collateral. These estimates were based on the most recently available real estate appraisals with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the collateral.

	Non-impaired	Credit-impaired
	Purchased	Purchased
(in thousands)	Loans	Loans
Real estate mortgage loans:
Residential:
1-4 Family	$39,995	$1,399
Multi-family	3,851	-
Construction	7,210	-
Farm	7,304	758
Nonresidential and land	26,013	2,523
Commercial non-mortgage loans	22,090	565
Consumer loans	6,257	161

Total loans	$112,720	$5,406

The composition of the acquired loans at March 18, 2014 follows:

	Contractual	Fair Value
(in thousands)	Amount	Adjustments	Fair Value
Real estate mortgage loans:
Residential:
1-4 Family	$42,885	$(1,491)	$41,394
Multi-family	3,887	(36)	3,851
Construction	7,253	(43)	7,210
Farm	8,416	(354)	8,062
Nonresidential and land	30,188	(1,652)	28,536
Commercial non-mortgage loans	25,610	(2,955)	22,655
Consumer loans	6,460	(42)	6,418

Total loans	$124,699	$(6,573)	$118,126

Loans purchased in the acquisition are accounted for using one of two following accounting standards:

•	ASC Topic 310-20 is used to value loans that have not demonstrated post origination credit quality deterioration and the acquirer expect to collect all contractually required payments from the borrower. For these loans, the difference between fair value of the loan at acquisition and the amortized cost of the loan would be amortized or accreted into income using the interest method.

•	ASC Topic 310-30 is used to value loans with post origination credit quality deterioration. For these loans, it is probable the acquirer will be unable to collect all contractually required payments from the borrower. Under ASC 310-30, the expected cash flows that exceed the initial investment in the loan (fair value) represent the “accretable yield,” which is recognized as interest income on a level-yield basis over the expected cash flow periods of the loans. The excess of the loan’s contractual principal and interest over the expected cash flows is the nonaccretable difference.

The following table presents the purchased loans that are included within the scope of ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality as of March 19, 2014.

(in thousands)

Contractually-required principal and interest payments	$10,079
Non-Accretable difference	(3,763)
Accretable yield	(910)

Fair value of loans	$5,406

A-27

The following table presents pro forma information as if the Town Square Financial Corporation acquisition had occurred January 1, 2013.

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2014	2013	2014	2013

Net Interest Income	$4,009	$1,816	$12,409	$10,066

Net Income before tax	$1,666	$1,366	$3,963	$4,763
Tax (expense)	(583)	(478)	(1,387)	(1,667)

Net Income	$1,083	$888	$2,576	$3,096

Basic and diluted earnings per share	$0.30	$0.30	$0.76	$1.03

Since the acquisition date of March 18, 2014 through September 30, 2014, revenues and earnings recorded by the Company related to the acquired operations approximated $4.8 million and $1.3 million, respectively. To determine pro forma information, the Company adjusted its nine months ended September 30, 2014 and three and nine months ended September 30, 2013 historical results to include the historical results for Town Square Financial Corporation for the period January 1, 2014 to March 18, 2014 and the three and nine months ended September 30, 2013. These amounts were $129,000, $1.2 million and $345,000, respectively.

The pro forma adjustments include adjustments for interest income on loans and securities acquired, amortization of intangibles arising from the transaction, depreciation expense on property acquired, interest expense on deposits acquired and interest expense on subordinated debentures assumed and the related income tax effects.

Expenses related to the acquisition including professional fees and integration costs are also excluded from the period in which the amounts were recognized. During the three and nine months ended September 30, 2014 and 2013, acquisition related expenses amounted to $200,000, $1.4 million, $111,000 and $111,000, respectively.

The pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the transactions been effected on the assumed dates.

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NOTE 11 – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The following table is changes in Accumulated Other Comprehensive Income (Loss) by component, net of tax for the three and nine months ended September 30, 2014.

	Unrealized Gains and Losses on Available-for-Sale Securities
(in thousands)	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Beginning balance	$160	$70	$(851)	$1,422

Other comprehensive income (loss), net of tax before reclassification	(112)	(835)	1,093	(2,187)

Amounts reclassified from accumulated to other comprehensive income for gains on sale of securities, net of tax expense of $0 and $7 for the three months ended September 30, 2014 and 2013 and $100 and $7 for the nine months ended September 30, 2014 and 2013 respectively.	-	(15)	(194)	(15)

Net current period other comprehensive income (loss)	(112)	(850)	899	(2,202)

Ending Balance	$48	$(780)	$48	$(780)

NOTE 12 – PENDING BANK ACQUISITION

On September 9, 2014, the Company and Commonwealth Bank, FSB (“Commonwealth”) issued a joint press release announcing that they have entered into a definitive agreement for the Company to acquire Commonwealth in a conversion merger transaction. Under the terms of the definitive agreement, which has been approved by the Boards of Directors of both institutions, Commonwealth will convert from a federally-chartered mutual savings association to a federally-chartered stock savings association and issue all of its outstanding shares of common stock to the Company.

In connection with the acquisition and in accordance with a related Plan of Conversion Merger (the “Plan”), the Company will offer newly issued shares of its common stock in a subscription offering, on a priority basis, first to eligible depositors of Commonwealth as of the close of business on July 31, 2013, and then to other eligible members of Commonwealth. If any shares remain unsold in the subscription offering, the Company will offer those shares in a community offering and, if necessary, in a syndicated community offering. The amount of stock that the Company will issue and sell will be based on an independent appraisal of Commonwealth. Following the completion of the stock offering, Commonwealth will merge with and into Town Square Bank, with Town Square Bank as the surviving institution. The transaction is expected to close in the second quarter of 2015, subject to regulatory approval, the approval of Commonwealth’s members and the satisfaction of other customary closing conditions

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Quarterly Report contains forward-looking statements, which can be identified by the use of such words as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may,” and similar expressions. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;
•	statements regarding our business plans and prospects and growth and operating strategies;
•	statements regarding the asset quality of our loan and investment portfolios; and
•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward- looking statements after the date of this Quarterly Report.

The following factors, among others, could cause the actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to manage our operations under the current adverse economic conditions (including real estate values, loan demand, inflation, commodity prices and unemployment levels) nationally and in our market area;
•	adverse changes in the financial industry, securities, credit and national and local real estate markets (including real estate values);
•	significant increases in our loan losses, particularly with respect to loans originated by Town Square Bank and Commonwealth Bank prior to their acquisition, including as a result of our inability to resolve classified assets, and management’s assumptions in determining the adequacy of the allowance for loan losses;
•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;
•	our ability to successfully enhance internal controls;
•	our businesses may not be combined successfully, or such combination may take longer to accomplish than expected;
•	the growth opportunities and cost savings from the acquisitions of Town Square Financial Corporation and Commonwealth Bank may not be fully realized or may take longer to realize than expected;
•	our ability to manage increased expenses following the acquisitions of Town Square Financial Corporation and Commonwealth Bank, including salary and employee benefit expenses and occupation expenses;
•	operating costs, customer losses and business disruption following the acquisitions of Town Square Financial Corporation and Commonwealth Bank, including adverse effects of relationships with employees, may be greater than expected;
•	competition among depository and other financial institutions;
•	our success in increasing our originations of adjustable-rate mortgage loans;
•	our success in increasing our commercial business, commercial real estate and multi-family lending;
•	our ability to improve our asset quality even as we increase our commercial business, commercial real estate and multi-family lending, including as a result of the acquisitions of Town Square Financial Corporation and Commonwealth Bank;
•	our success in introducing new financial products;
•	our ability to attract and maintain deposits, including former depositors of Town Square Bank and Commonwealth Bank;
•	our ability to retain customers and name recognition in the communities we serve as a result of changing our name to “Town Square Bank”;
•	decreases in our asset quality;
•	changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;
•	fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;
•	changes in consumer spending, borrowing and savings habits;
•	further declines in the yield on our assets resulting from the current low interest rate environment;
•	risks related to a high concentration of loans secured by real estate located in our market area;
•	the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;
•	changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements (particularly the new capital regulations), regulatory fees and compliance costs and the resources we have available to address such changes;

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•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans;
•	loan delinquencies and changes in the underlying cash flows of our borrowers; and
•	changes in the financial condition or future prospects of issues of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

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Critical Accounting Policies

The only change to the critical accounting policies disclosed in Poage Bankshares, Inc.’s Annual Report on Form 10-KT, as filed with the Securities and Exchange Commission on March 28, 2014, is the Company accounted for the acquisition of Town Square Financial Corporation in accordance with the acquisition method as outlined in ASC Topic 805, Business Combinations. The acquisition method requires: a) identification of the entity that obtains control of the acquired; b) determination of the acquisition date; c) recognition and measurement of the identifiable assets acquired and liabilities assumed at fair value; and d) recognition and measurement of goodwill or bargain purchase gain.

Comparison of Financial Condition at September 30, 2014 and December 31, 2013

Assets. At September 30, 2014, the Company’s assets totaled $ 411.8 million, an increase of $122.6 million, or 42.4% from $289.2 million at December 31, 2013. The increase was attributed primarily to the acquisition of Town Square Financial Corporation. See Footnote 10 under “Item 1: Financial Information.”

Cash and Cash equivalents increased by $10.6 million, or 158.2%, to $17.3 million at September 30, 2014 from $6.7 million at December 31, 2013, primarily due to the acquisition of Town Square Financial Corporation and the sale of $19.7 million in available for sale securities, partially offset by the repayment of $14.0 million in FHLB advances.

Loans held for sale increased $255,000, or 83.1%, to $562,000 at September 30, 2014 from $307,000 at December 31, 2013.

Loans receivable, net, increased $121.2 million, or 68.4%, to $298.3 million at September 30, 2014 from $177.1 million at December 31, 2013. Non-performing loans increased $1.7 million, or 183.5%, from $926,000 at December 31, 2013 to $2.6 million at September 30, 2014 excluding credit impaired loans purchased in the acquisition referenced in Note 10.

Securities available for sale decreased by $17.9 million, or 20.8%, to $68.2 million at September 30, 2014 from $86.1 million at December 31, 2013. This decrease is due to $35.1 million in sales, calls, regular maturities and principal payments partially offset by an increase of securities totaling $14.7 million attributable to the acquisition of Town Square Financial Corporation and purchases totaling $1.4 million..

Liabilities. Deposits increased $108.8 million, or 52.0%, to $318.2 million at September 30, 2014 from $209.4 million at December 31, 2013. The increase was primarily attributable to the acquisition of Town Square Financial Corporation.

Federal Home Loan Bank advances increased $640,000, or 3.1%, to $20.6 million at September 30, 2014 from $20.0 million at December 31, 2013. This increase in borrowings was primarily due to the acquisition of Town Square Financial Corporation partially offset by regular principal payments and maturities.

Subordinated debentures increased by $2.7 million to $2.7 million at September 30, 2014 from $0 at December 31, 2013 as a result of the assumption of $4.0 million of subordinated debentures assumed in conjunction with acquisition of Town Square Financial Corporation. In December 2006, Town Square Statutory Trust I, a trust formed by Town Square Financial Corporation, closed a pooled private offering of $4.1 million of trust preferred securities. The subordinated debt of $2.7 million is shown as a liability because the Company is not considered the primary beneficiary of the Trust. The investment in common stock of the trust is $124,000 and is included in other assets. The subordinated debt has a variable rate of interest equal to the three month London Interbank Offered Rate (LIBOR) plus 1.83%, which was 2.06% at September 30, 2014.

Shareholders’ Equity. Total shareholders’ equity increased by $9.1 million, or 15.8%, to $66.8 million at September 30, 2014, compared to $57.7 million at December 31, 2013. The increase resulted primarily from the issuance of common stock to acquire Town Square Financial Corporation of $7.6 million and an increase in other comprehensive income of $899,000 and net income of $969,000 for the nine months ended September 30, 2014, partially offset by the payment of cash dividends totaling $556,000 and repurchase of stock totaling $331,000.

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Average Balance and Yields

The following tables set forth average balance sheets, average yields and costs, and certain other information at the dates and for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the tables as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income. Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.

The average balance, interest and dividends paid and received, and yield/cost of assets and liabilities include assets and liabilities acquired through the Town Square acquisition. Because the Town Square acquisition was consummated on March 18, 2014, the information for the three months ended September 30, 2014 reflects the accretive benefits and costs from the transaction, but the information for the nine months ended September 30, 2014 only partially reflects the benefits and costs from the transactions.

	For the Three Months Ended September 30,
	2014			2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost

Assets:
Interest-earning assets:
Loans	$302,352	$4,233	5.55%	$175,177	$2,373	5.37%
Investment securities	69,166	333	1.91%	91,601	467	2.02%
FHLB stock	2,681	28	4.14%	1,953	20	4.06%
Other interest-earning assets	19,214	10	0.21%	11,290	5	0.18%
Total interest-earning assets	393,413	4,604	4.68%	280,021	2,865	4.09%

Noninterest-earning assets	26,611			10,071
Total assets	420,024			290,092

Liabilities and equity:
Interest bearing liabilities:
Interest bearing deposits:
NOW, savings, money market, and other	110,733	49	0.18%	87,767	41	0.19%
Certificates of deposit	167,397	412	0.98%	126,541	354	1.11%
Total interest bearing deposits	278,130	461	0.66%	214,308	395	0.74%

Other Borrowings	29,405	134	1.81%	10,850	98	3.58%
Total interest bearing liabilities	307,535	595	0.77%	225,158	493	0.88%

Non-interest bearing liabilities:
Non-interest bearing deposits	43,150			4,549
Accrued interest payable	337			456
Other liabilities	2,298			379
Total non-interest bearing liabilities	45,785			5,384
Total liabilities	353,320			230,542

Total equity	66,704			59,550
Total liabilities and equity	$420,024			$290,092

Net interest income		$4,009			$2,372
Interest rate spread			3.91%			3.22%
Net interest margin			4.08%			3.39%
Average interest-earning assets to average
interest-bearing liabilities		127.92%			124.37%

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	For the Nine months Ended September 30,
	2014			2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost

Assets:
Interest-earning assets:
Loans	$267,693	$11,077	5.53%	$175,066	$7,226	5.52%
Investment securities	79,803	1,383	2.32%	94,355	1,398	1.98%
FHLB stock	2,485	76	4.09%	1,951	62	4.25%
Other interest-earning assets	13,646	22	0.22%	14,001	21	0.20%
Total interest-earning assets	363,628	12,558	4.62%	285,373	8,707	4.08%

Noninterest-earning assets	24,584			17,651
Total assets	388,212			303,023

Liabilities and equity:
Interest bearing liabilities:
Interest bearing deposits:
NOW, savings, money market, and other	107,833	139	0.17%	87,522	125	0.19%
Certificates of deposit	149,392	1,119	1.00%	133,093	1,170	1.18%
Total interest bearing deposits	257,224	1,258	0.65%	220,615	1,295	0.78%

Other Borrowings	30,258	345	1.52%	14,724	325	2.95%
Total interest bearing liabilities	287,482	1,603	0.75%	235,339	1,620	0.92%

Non-interest bearing liabilities:
Non-interest bearing deposits	34,332			5,945
Accrued interest payable	213			266
Other liabilities	2,701			2,284
Total non-interest bearing liabilities	37,246			8,496
Total liabilities	324,728			243,834

Total equity	63,484			59,189
Total liabilities and equity	$388,212			$303,023

Net interest income		$10,955			$7,087
Interest rate spread			3.87%			3.16%
Net interest margin			4.03%			3.32%
Average interest-earning assets to average
interest-bearing liabilities		126.49%			121.26%

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Liquidity and Capital Resources

Our primary sources of funds are deposits and the proceeds from principal and interest payments on loans and investment securities. We also utilize Federal Home Loan Bank advances. While maturities and scheduled amortization of loans and securities are predicable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. We generally manage the pricing of our deposits to be competitive within our market and to increase core deposit relationships.

Liquidity management is both a daily and long-term responsibility of management. We adjust our investments in liquid assets based upon management’s assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits, federal funds sold, and short and intermediate-term investment securities. If we require funds beyond our ability to generate them internally we have additional borrowing capacity with the Federal Home Loan Bank of Cincinnati. At September 30, 2014, we had $20.6 million in advances from the Federal Home Loan Bank of Cincinnati and an additional borrowing capacity of $102.6 million.

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of the Comptroller of the Currency (“OCC”). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Bank and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined).

As of September 30, 2014, based on the most recent notification from the OCC, the Bank was categorized as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

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Actual and required capital amounts (in thousands) and ratios for the Bank are presented below at September 30, 2014 and December 31, 2013:

					To Be Well
					Capitalized Under
			For Capital Adequacy		Prompt Corrective
	Actual		Purposes		Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2014:
Total Risk-Based Capital
(to Risk-weighted Assets)	$63,164	24.22%	$20,679	8.00%	$25,849	10.00%
Tier I Capital
(to Risk-weighted Assets)	61,360	22.74%	10,340	4.00%	15,509	6.00%
Tier I Capital
(to Adjusted Total Assets)	61,360	14.98%	16,386	4.00%	20,483	5.00%

					To Be Well
					Capitalized Under
			For Capital Adequacy		Prompt Corrective
	Actual		Purposes		Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2013:
Total Risk-Based Capital
(to Risk-weighted Assets)	$48,796	32.12%	$12,155	8.00%	$15,194	10.00%
Tier I Capital
(to Risk-weighted Assets)	46,896	30.87%	6,077	4.00%	9,116	6.00%
Tier I Capital
(to Adjusted Total Assets)	46,896	16.16%	11,609	4.00%	14,511	5.00%

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit.

Comparison of Operating Results for the Three and Nine months Ended September 30, 2014 and September 30, 2013

General. Net income increased $485,000, or 121.9%, to $883,000 for the three months ended September 30, 2014 from $398,000 for the three months ended September 30, 2013. The increase in net income reflected an increase in net interest income of $1.6 million, or 66.7%, to $4.0 million for the three months ended September 30, 2014 from $2.4 million for the three months ended September 30, 2013 and an increase in non-interest income of $220,000, or 54.9%, to $621,000 for the three months ended September 30, 2014 from $401,000 for the three months ended September 30, 2014, offset by an increase in non-interest expense of $1.2 million, or 54.5%, to $3.4 million for the three months ended September 30, 2014 from $2.2 million for the three months ended September 30, 2013 and an increase in income tax expense of $145,000, or 100.7%, to $289,000 for the three months ended September 30, 2014 from $144,000 for the three months ended September 30, 2013.

Net income decreased $753,000, or 44.3%, to $969,000 for the nine months ended September 30, 2014 from $1.7 million for the nine months ended September 30, 2013. The decrease in net income reflected an increase in net interest income of $3.9 million, or 54.9%, to $11.0 million for the nine months ended September 30, 2014 from $7.1 million for the nine months ended September 30, 2013, offset by an increase in non-interest expense of $5.0 million, or 78.1%, to $11.4 million for the nine months ended September 30, 2014 from $6.4 million for the nine months ended September 30, 2013 and a decrease in non-interest income of $77,000, or 4.1%, to $1.8 million for the nine months ended September 30, 2014 from $1.9 million for the nine months ended September 30, 2013.

The increase in non-interest expenses is primarily attributable to the $877,000 expense related to the termination of Town Square Financial Corporation’s data processing agreement, as well as increases in salaries and employee benefits, occupancy and equipment expense and professional fees resulting from the Town Square acquisition and our efforts to oppose stockholder nominations.

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Income Calculated to Eliminate Certain Expenses Specific to the Merger. The following table provides a reconciliation of net income for the nine months ended September 30, 2014 in accordance with U.S. generally accepted accounting principles (“GAAP”) and what net income would have been without certain merger related and proxy contest related expenses:

Net income	$969
Adjustment for certain expenses specific to the merger:
Data Processing Termination Fee	877
Merger related professional fees	376
Professional fees related to a proxy contest	217
1,470
Tax effect of adjustments for certain expenses specific to this merger	(546)
Adjustment net of tax	924
Adjusted Net Income	$1,893

NON-GAAP FINANCIAL MEASURES

The foregoing discussion in the section captioned “Income Calculated to Eliminate Certain Expenses Specific to the Merger” contains certain non-GAAP financial measures in addition to results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and should be read and used in conjunction with the Company's financial statements and notes included in this quarterly report on Form 10-Q, which were prepared in accordance with GAAP. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. The Company's non-GAAP measure of adjusted net income is intended to reflect the Company's net income for the nine months ended September 30, 2014 based on the assumption that certain merger related expenses and expenses related to the Company’s opposition of a stockholder nomination were not incurred during the nine months ended September 30, 2014. Charges related to the merger transaction consist primarily of a data processing termination fee and professional fees and charges related to the Company’s opposition of a stockholder nomination consist primarily of professional fees.

Interest Income. Interest income increased $1.7 million, or 58.6%, to $4.6 million for the three months ended September 30, 2014 from $2.9 million for the three months ended September 30, 2013, primarily due to an increase in loans.

Interest income increased $3.9 million, or 44.8%, to $12.6 million for the nine months ended September 30, 2014 from $8.7 million for the nine months ended September 30, 2013.

Interest income on loans increased $1.9 million, or 79.2%, to $4.2 million for the three months ended September 30, 2014 from $2.4 million for the three months ended September 30, 2013. The average yields on loans increased 18 basis points to 5.55% for the three months ended September 30, 2014, compared to 5.37% for the three months ended September 30, 2013. The average balance of loans increased $127.2 million, or 72.6%, to $302.4 million for the three months ended September 30, 2014 from $175.2 million for the three months ended September 30, 2013. The increase in interest income is primarily attributable to the acquisition of Town Square Financial Corporation on March 18, 2014. Interest income on investment securities decreased $134,000, or 28.7%, to $333,000 for the three months ended September 30, 2014 from $467,000 for the three months ended September 30, 2013. The average yield on securities decreased 11 basis points to 1.91% for the three months ended September 30, 2014, compared to 2.02% for the three months ended September 30, 2013. The average balance of investment securities decreased $22.4 million, or 24.5%, to $69.2 million for the three months ended September 30, 2014 from $91.6 million for the three months ended September 30, 2013 due to the sale of $19.7 million in investment securities during the three months ended June 30, 2014.

Interest income on loans increased $3.9 million, or 54.2%, to $11.1 million for the nine months ended September 30, 2014 from $7.2 million for the nine months ended September 30, 2013. The average yields on loans increased 1 basis point to 5.53% for the nine months ended September 30, 2014, compared to 5.52% for the nine months ended September 30, 2013. The average balance of loans increased $92.6 million, or 52.9%, to $267.7 million for the nine months ended September 30, 2014 from $175.1 million for the nine months ended September 30, 2013. The increase in interest income is primarily attributable to the acquisition of Town Square Financial Corporation on March 18, 2014. Interest income on investment securities decreased $15,000, or 1.0%, to $1.4 million for the nine months ended September 30, 2014 from $1.4 million for the nine months ended September 30, 2013. The average yield on securities increased 34 basis points to 2.32% for the nine months ended September 30, 2014, compared to 1.98% for the nine months ended September 30, 2013. The average balance of investment securities decreased $14.6 million, or 15.7%, to $79.8 million for the nine months ended September 30, 2014 from $94.4 million for the nine months ended September 30, 2013 due to the sale of $19.7 million in investment securities during the three months ended June 30, 2014.

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Interest Expense. Interest expense increased $102,000, or 20.7%, to $595,000 for the three months ended September 30, 2014 from $493,000 for the three months ended September 30, 2013. The increase reflected an increase in the average balance of deposits of $63.8 million, or 29.8%, to $278.1 million for the three months ended September 30, 2014 from $214.3 million for the three months ended September 30, 2013, offset by a decrease of 8 basis points in the average interest rate paid on deposits to 0.66% from 0.74% for the same periods. Interest expense on Federal Home Loan Bank Advances and subordinated debentures increased $36,000, or 36.7%, to $134,000 for the three months ended September 30, 2014 from $98,000 for the three months ended September 30, 2013. This increase reflected an increase in the average balance of other borrowings of $18.5 million, or 169.7%, to $29.4 million for the three months ended September 30, 2014 from $10.9 million for the three months ended September 30, 2013, offset by a 177 basis point decrease in the average rate paid on these borrowings from 3.58% to 1.81%. The increase is primarily attributable to the acquisition of Town Square Financial Corporation on March 18, 2014.

Interest expense decreased $17,000, or 1.0%, to $1.6 million for the nine months ended September 30, 2014 from $1.6 million for the nine months ended September 30, 2013. The decrease reflected a decrease of 17 basis points in the average interest rate paid on deposits to 0.75% for the nine months ended September 30, 2014 from 0.92% for the nine months ended September 30, 2013, offset by an increase in the average balance of deposits of $36.6 million, or 16.6%, to $257.2 million from $220.6 million for the same periods. Interest expense on Federal Home Loan Bank Advances and subordinated debentures increased $20,000, or 6.2%, to $345,000 for the nine months ended September 30, 2014 from $325,000 for the nine months ended September 30, 2013. This increase was due to an increase of $15.6 million in the average balance of these borrowings, offset by a 143 basis point decrease in the average rate paid on these borrowings from 2.95% to 1.52%. The increase in interest expense is primarily attributable to the acquisition of Town Square Financial Corporation on March 18, 2014.

Interest expense on certificates of deposit increased $58,000, or 16.4%, to $412,000 for the three months ended September 30, 2014 from $354,000 for the three months ended September 30, 2013. Despite the increase in the average balance on certificates of $40.9 million, or 32.3%, to $167.4 million from $126.5 million, the average rate paid on certificates of deposits decreased 13 basis points to 0.98% for the three months ended September 30, 2014 from 1.11% for the three months ended September 30, 2013. Interest expense on money market deposits, savings, and NOW and demand deposits increased $8,000, or 19.5%, to $49,000 for the three months ended September 30, 2014 from $41,000 for the three months ended September 30, 2013. The increase was due to an increase in the average balance on money market deposits, savings, and NOW and deposits of $22.9 million, or 26.1%, to $110.7 million from $87.8 million for the same periods. The increase in deposits is primarily attributable to the acquisition of Town Square Financial Corporation.

Interest expense on certificates of deposit decreased $51,000, or 13.4%, to $1.1 million for the nine months ended September 30, 2014 from $1.2 million for the nine months ended September 30, 2013. This decrease reflected a decrease of 18 basis points in the average rate paid on certificates of deposits to 1.00% for the nine months ended September 30, 2014 from 1.18% for the nine months ended September 30, 2013, offset by an increase in the average balance of such certificates of $16.3 million, or 12.2%, to $149.4 million from $133.1 million. Interest expense on money market deposits, savings, and NOW and demand deposits increased $24,000, or 19.2%, to $149,000 for the nine months ended September 30, 2014 from $125,000 for the nine months ended September 30, 2013. The increase was due to an increase in the average balance on the NOW and demand deposits as well as savings and money market accounts of $20.3 million, or 23.2%, to $107.8 million for the nine months ended September 30, 2014 from $87.5 million for the nine months ended September 30, 2013. The increase in deposits is primarily attributable to the acquisition of Town Square Financial Corporation.

Net Interest Income. Net interest income increased $1.6 million, or 66.7%, to $4.0 million for the three months ended September 30, 2014 from $2.4 million for the three months ended September 30, 2013. The interest rate spread increased to 3.91% from 3.22%, combined with a slight increase in the ratio of our average interest earning assets to average interest bearing liabilities to 127.9% from 124.4%. Our net interest margin increased to 4.08% from 3.39%. The interest rate spread and net interest margin for the three months ended September 30, 2014 increased due to the higher yields on loan and securities assumed in the acquisition of Town Square Financial Corporation.

Net interest income increased $3.9 million, or 54.9%, to $11.0 million for the nine months ended September 30, 2014 from $7.1 million for the nine months ended September 30, 2013. The interest rate spread increased to 3.87% from 3.16%, combined with a slight increase in the ratio of our average interest earning assets to average interest bearing liabilities to 126.5% from 121.3%. Our net interest margin increased to 4.03% from 3.32%. The interest rate spread and net interest margin for the nine months ended September 30, 2014 increased due to the higher yields on loan and securities assumed in the acquisition of Town Square Financial Corporation.

Provision for Loan Losses. We recorded $27,000 for the provision for loan losses for the three months ended September 30, 2014 and no provision for loan losses for the three months ended September 30, 2013. The provision for loan losses decreased $79,000, or 293.0% from $106,000 for the nine months ended September 30, 2013 to $27,000 for the nine months ended September 30, 2014. The provisions for each period were based on management’s quarterly calculations and reflect the minimal levels of nonperforming loans and charge-offs during the periods.

Noninterest Income. Noninterest income increased $220,000, or 54.9%, to $621,000 for the three months ended September 30, 2014 from $401,000 for the three months ended September 30, 2013. The increase in noninterest income was primarily attributable to an increase in service charges on deposits of $194,000, or 131.1%, to $342,000 for the three months ended September 30, 2014 from $148,000 for the three months ended September 30, 2013. The increase in service charge income reflects the monthly account service fees, overdraft charges and cardholder activity fees collected on deposit accounts attributable to the acquisition of Town Square Financial Corporation.

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Noninterest income decreased $77,000, or 4.1%, to $1.8 million for the nine months ended September 30, 2014 from $1.9 million for the nine months ended September 30, 2013. The decrease in noninterest income was primarily attributable to an insurance recovery of $753,000 for the nine months ended September 30, 2013, offset by an increase on gains on sales of securities of $272,000 for the nine months ended September 30, 2014, and an increase in service charges on deposits of $485,000, or 118.3%, to $895,000 for the nine months ended September 30, 2014 from $410,000 for the nine months ended September 30, 2013. The increase in service charge income reflects the monthly account service fees, overdraft charges and cardholder activity fees collected on deposit accounts attributable to the acquisition of Town Square Financial Corporation.

Noninterest Expense. Noninterest expense increased $1.2 million, or 54.5%, to $3.4 million for the three months ended September 30, 2014 from $2.2 million for the three months ended September 30, 2013. This increase was due largely to an increase in salaries and employee benefits expense primarily attributable to an increase in the number of employees due to the acquisition of Town Square Financial Corporation, an increase in occupancy expense associated with the additional banking locations acquired and an increase in data processing expense due to conversion related costs. Full-time equivalent employees increased by 37, or 51.4%, for the quarter ended September 30, 2013 to 109 for the quarter ended September 30, 2014. Other noninterest expense includes loan processing and collection expenses and the amortization of intangibles attributable to the acquisition of Town Square Financial Corporation.

Noninterest expense increased $5.0 million, or 78.1%, to $11.4 million for the nine months ended September 30, 2014 from $6.4 million for the nine months ended September 30, 2013. This increase was due largely to an increase in salaries and employee benefits expense primarily attributable to an increase in the number of employees due to the acquisition of Town Square Financial Corporation, as well as the expense related to the grants of stock options and stock awards under our stock based compensation plans during April and May of 2013, occupancy and equipment expense and professional fees related to the acquisition of Town Square Financial Corporation, professional fees related to a proxy contest conducted by a dissident stockholder, and the data processing termination fee of $877,000 and conversion related expenses associated with the Town Square acquisition. Other noninterest expense includes loan processing and collection expenses and the amortization of intangibles to the acquisition of Town Square Financial Corporation, in addition to, the introduction of an employee sales training program and the purchase of customer statements and envelopes necessary until the data processing conversion on June 6, 2014.

Income Tax Expense. The provision for income taxes was $289,000 for the three months ended September 30, 2014, compared to $144,000 for the three months ended September 30, 2013. Our effective tax rates for the three months ended September 30, 2014 and 2013 were 24.7% and 26.7%, respectively. This increase in income tax expense is due to the increase in book income for the three months ended September 30, 2014.

The provision for income tax was $347,000 for the nine months ended September 30, 2014, compared to $722,000 for the nine months ended September 30, 2013. Our effective tax rates for the nine months ended September 30, 2014 and 2013 were 26.4% and 29.5%, respectively. This decrease in income tax expense is due the reduction in book income for the nine months ended September 30, 2014.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Disclosures of quantitative and qualitative market risk are not required by smaller reporting companies, such as the Registrant.

ITEM 4. CONTROLS AND PROCEDURES

As of the end of the period covered by the report, an evaluation was performed under the supervision and with the participation of the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) promulgated under the Securities and Exchange Act of 1934, as amended). Based on that evaluation, the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, concluded that the Company’s disclosure controls and procedures were effective.

During the quarter ended September 30, 2014, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II

OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

The Company and its subsidiaries are subject to various legal actions that are considered ordinary routine litigation incidental to the business of the Company, and no claim for money damages exceeds ten percent of the Company’s consolidated assets. In the opinion of management, based on currently available information, the resolution of these legal actions is not expected to have a material adverse effect on the Company’s results of operations.

ITEM 1A. RISK FACTORS

Disclosures of risk factors are not required by smaller reporting companies, such as the Company.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

The exhibits required by Item 601 of Regulation S-K are included with this Form 10-Q and are listed on the “Index to Exhibits” immediately following the Signatures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Poage Bankshares, Inc.

Date: November 14, 2014

/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President & Chief Executive Officer

/s/ Jane Gilkerson
Jane Gilkerson
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
number	Description

31.1	Certification of R. E. Coffman, Jr., President, and Chief Executive Officer, Pursuant to Rule 13a-14(a) and Rule 15-d-14(a).

31.2	Certification of Jane Gilkerson, Chief Financial Officer, Pursuant to Rule 13a-14(a) and Rule 15d-14(a).

32.1	Certification of R. E. Coffman, Jr., President and Chief Executive Officer, and Jane Gilkerson, Chief Financial Officer, Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101

The following material from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, formatted in XBRL (Extensible Business Reporting Language): (i) Unaudited Consolidated Balance Sheets, (ii) Unaudited Consolidated Statements of Income, (iii) Unaudited Consolidated Statements of Other Comprehensive Income (Loss), (iv) Unaudited Consolidated Statement of Shareholders’ Equity, (v) Unaudited Consolidated Statements of Cash Flows, and (vi) Notes to the Consolidated Financial Statements.

A-43

Exhibit 31.1

CERTIFICATION

I, R. E. Coffman, Jr., certify that:

1) I have reviewed this report on Form 10-Q of Poage Bankshares, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4) The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5) The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2014

/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President and Chief Executive Officer

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Exhibit 31.2

CERTIFICATION

I, Jane Gilkerson, certify that:

1) I have reviewed this report on Form 10-Q of Poage Bankshares, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4) The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5) The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2014

/s/ Jane Gilkerson
Jane Gilkerson
Chief Financial Officer

A-45

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Poage Bankshares, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, R. E. Coffman, Jr., President and Chief Executive Officer of the Company, and Jane Gilkerson, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R. E. Coffman, Jr.	November 14, 2014
R. E. Coffman, Jr.	Date
President and Chief Executive Officer

/s/ Jane Gilkerson	November 14, 2014
Jane Gilkerson	Date
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Poage Bankshares, Inc. and will be retained by Poage Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

A-46

Appendix B

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☐	Annual Report Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934 For the Fiscal Year Ended _____________________

OR

☒	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For transition period from October 1, 2013 to December 31, 2013

Commission File Number 001-35295

 Poage Bankshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation or organization)	45-3204393 (I.R.S Employer Identification Number)

1500 Carter Avenue, Ashland, KY 41101 (Address of Principal Executive Officer)	41101 (Zip Code)

606-324-7196

(Registrant’s telephone number)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
Common Stock, $0.01 par value	The NASDAQ Stock Market, LLC

Securities Registered Pursuant to Section 12(g) of the Act:     None

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  YES  ☐  NO  ☒

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  YES  ☐  NO  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES ☒    NO  ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes      No  ☒

As of March 26, 2014, 3,904,884 shares of the Registrant’s common stock, $.01 par value, were issued and outstanding. The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant, computed by reference to the last sale price on June 30, 2013, was $41.1 million.

B-1

B-2

PART I

ITEM 1.	BUSINESS

Recent Acquisition

On March 18, 2014, we completed the acquisition of Town Square Financial Corporation and its Kentucky-chartered commercial bank subsidiary, Town Square Bank.  Town Square Financial Corporation operated three branches located in Boyd County, Kentucky and one branch located in Jessamine County, Kentucky.  After estimated purchase accounting adjustments, we added $150.0 million in total assets, $126.1 million in total loans, $121.6 million in total deposits, and $18.1 million in shareholders’ equity. We issued 557,621 shares of Poage Bankshares, Inc. common stock and we paid $6.6 million in cash as merger consideration to stockholders of Town Square Financial Corporation.

Recent Fiscal Year Date Change

On August 29, 2013, the Board of Directors of Poage Bankshares amended its bylaws to change the fiscal year from September 30 to December 31 of each year. Accordingly, we are required to file this transition report on Form 10-K, reporting consolidated financial data for the three month period ended December 31, 2013.

B-3

Cautionary Note on Forward-Looking Statements

This Annual Report on Form 10-K contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios;

•	estimates of our risks and future costs and benefits;

•	statements about the benefits of the acquisition of Town Square Financial Corporation and Town Square Bank, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the acquisition; and

•	statements about the financial condition, results of operations and business of Poage Bankshares.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Except as may be required by law, we do not take any obligation to update any forward-looking statements after the date of this Annual Report on Form 10-K.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to manage our operations under the current adverse economic conditions (including real estate values, loan demand, inflation, commodity prices and unemployment levels) nationally and in our market area;

•	adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

•	significant increases in our loan losses, including as a result of our inability to resolve classified assets, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•	our ability to successfully enhance internal controls;

•	our businesses may not be combined successfully, or such combination may take longer to accomplish than expected;

•	the growth opportunities and cost savings from the acquisition of Town Square Financial Corporation and Town Square Bank may not be fully realized or may take longer to realize than expected;

B-4

•	our ability to manage increased expenses following the acquisition of Town Square Financial Corporation and Town Square Bank, including salary and employee benefit expenses and occupation expenses;

•	operating costs, customer losses and business disruption following the acquisition of Town Square Financial Corporation and Town Square Bank, including adverse effects of relationships with employees, may be greater than expected;

•	competition among depository and other financial institutions;

•	our success in increasing our originations of adjustable-rate mortgage loans;

•	our success in increasing our commercial business, commercial real estate and multi-family lending;

•	our ability to improve our asset quality even as we increase our commercial business, commercial real estate and multi-family lending, including as a result of the acquisition of Town Square Financial Corporation and Town Square Bank;

•	our success in introducing new financial products;

•	our ability to attract and maintain deposits, including former depositors of Town Square Bank;

•	decreases in our asset quality;

•	changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•	fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;

•	changes in consumer spending, borrowing and savings habits;

•	further declines in the yield on our assets resulting from the current low interest rate environment;

•	risks related to a high concentration of loans secured by real estate located in our market area;

•	the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•	changes in the level of government support of housing finance;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

B-5

•	changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act, particularly the new capital regulations, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

•	loan delinquencies and changes in the underlying cash flows of our borrowers; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 36.

Poage Bankshares, Inc.

Poage Bankshares, Inc. is incorporated in the State of Maryland. We are the holding company for Home Federal Savings and Loan Association (“Home Federal”). We completed our initial public offering of common stock in September 2011 in connection with the mutual-to-stock conversion of Home Federal. In that offering, Poage Bankshares, Inc. sold 3,372,375 shares of common stock at $10.00 per share. After costs of $1.7 million directly attributable to the offering, net proceeds, excluding the ESOP loan, amounted to $32.0 million. Poage Bankshares, Inc. contributed $16.0 million of the net proceeds of the offering to Home Federal.

Our cash flow depends on earnings from the investment of the net proceeds from the offering that we retained, and any dividends we receive from Home Federal. Poage Bankshares, Inc. neither owns nor leases any property, but instead pays a fee to Home Federal for the use of its premises, equipment and furniture. At the present time, we employ only persons who are officers of Home Federal to serve as officers of Poage Bankshares, Inc. We do, however, use the support staff of Home Federal from time to time. We pay a fee to Home Federal for the time devoted to Poage Bankshares, Inc. by employees of Home Federal. However, these persons are not separately compensated by Poage Bankshares, Inc. Poage Bankshares, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

Our executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Our telephone number at this address is (606) 324-7196.

Home Federal Savings and Loan Association

General

Home Federal is a federal savings and loan association headquartered in Ashland, Kentucky. Home Federal was originally chartered in 1889. Home Federal’s business consists primarily of accepting savings accounts and certificates of deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in first lien one- to four-family mortgage loans and, to a lesser extent, commercial and multi-family real estate loans, consumer loans, consisting primarily of automobile loans and home equity loans and lines of credit, and construction loans. Home Federal also purchases investment securities consisting primarily of mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises, and obligations of state and political subdivisions. Home Federal offers a variety of deposit accounts, including passbook accounts, NOW and demand accounts, certificates of deposits, money market accounts and retirement accounts. Home Federal provides financial services to individuals, families and businesses through our banking offices located in and around Ashland, Kentucky.

B-6

Home Federal’s executive offices are located at 1500 Carter Avenue, Ashland, Kentucky 41101. Its telephone number at this address is (606) 324-7196, and its website address is http://www.hfsl.com. Information on this website is not and should not be considered to be part of this Annual Report on Form 10-K.

Market Area

Ourprimary lending markets are in Boyd, Greenup, and Lawrence Counties in Kentucky, and Lawrence and Scioto Counties in Ohio. Our retail deposit market includes the areas surrounding our six offices in northeastern Kentucky, including our main office in Ashland and our branch offices in Flatwoods, Greenup, Louisa, South Shore and Summit. With the acquisition of Town Square Financial Corporation and Town Square Bank, we added four offices in Ashland, Catlettsburg, and Cannonsburg in Boyd County and Nicholasville in Jessamine County. We also operate an automated teller machine at each of our offices and have a loan production office in the Cincinnati, Ohio area.

Our market area includes both rural and urban communities. The total population base in the four counties where we operate offices was 152,000 in 2012, and also 2011. The economic base in our lending market was in the past primarily industrial and reliant upon a small number of large employers, particularly in the steel and petroleum industries. A decline in these segments of the local economy has resulted in slow economic growth and population loss over the last several decades. However, during recent years, a diversification of our employment base into services including healthcare has offset to some extent the adverse impact of the decline of our industrial base.

Per capita incomes in the counties comprising our lending market all lag the applicable Kentucky or Ohio State averages. As of December 2013, the unemployment rate in Boyd and Jessamine Counties, Kentucky was 7.4% and 6.4%, respectively, which is less than the national unemployment rate, while the unemployment rates in Lawrence and Greenup Counties, Kentucky were 10.5% and 8.5%, respectively. Our market area did not experience the high growth in 2003 through 2007 that characterized many “bubble” markets across the country. As a result, although real estate values have softened, our market area has not experienced the level of decline in real estate values that has occurred in many other markets.

Competition

We compete with national financial institutions, as well as numerous state chartered banking institutions of comparable or larger size and resources, smaller community banking organizations and a variety of nonbank competitors. We compete for deposits with other commercial banks, savings associations and credit unions and with the issuers of commercial paper and other securities, such as shares in money market mutual funds. In making loans, we compete with other banks, savings associations, consumer finance companies, credit unions, leasing companies and other lenders. Many of the institutions against whom we compete are national and regional banks that are significantly larger than us and, therefore, have significantly greater resources and the ability to achieve economies of scale by offering a broader range of products and services at more competitive prices than we can offer. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry.

As of June 30, 2013, our market share of deposits represented 23.04% of Federal Deposit Insurance Corporation-insured deposits in Boyd, Greenup, Lawrence and Jessamine Counties in Kentucky combined, taking into account the acquisition of Town Square Financial Corporation and Town Square Bank. To effectively compete, we seek to emphasize community orientation, local and timely decision making and superior customer service.

Lending Activities

Our principal lending activity has been the origination of first lien one- to four-family residential mortgage loans and, to a lesser extent, commercial and multi-family real estate loans, consumer loans, consisting primarily of automobile loans, home equity loans and lines of credit, and construction loans. In order to diversify our loan portfolio, we recently increased our emphasis on commercial business loans, commercial real estate loans and consumer loans.

B-7

During July 2010, we began selling substantially all of our fixed-rate residential mortgages to the Federal Home Loan Bank of Cincinnati (“FHLB–Cincinnati”) with servicing retained. Total proceeds from mortgages sold under this program equaled approximately $2.0 million for the three months ended December 31, 2013. The sale of our fixed-rate residential mortgage originations to the FHLB–Cincinnati, and our increased originations of nonresidential loans, which generally have shorter terms than one- to four-family residential loans, assist in managing the interest rate risk associated with our portfolio of long-term fixed-rate one- to four-family residential loans.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

	At or For the Year Ended		At or For the Years Ended
	December 31,		September 30,
	2013		2013		2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
			(Dollars in thousands)
Real estate loans:
One- to four-family	$135,243	75.52%	$132,462	74.61%	$141,307	77.60%	$147,733	79.95%	$154,098	84.16%
Multi-family	889	0.50%	1,020	0.57%	985	0.54%	2,016	1.09%	2,860	1.56%
Commercial real estate	17,321	9.67%	16,763	9.44%	16,333	8.97%	9,786	5.30%	7,331	4.00%
Construction and land	2,176	1.22%	3,840	2.16%	3,095	1.70%	5,209	2.82%	3,700	2.02%
Total real estate loans	155,629	86.90%	154,085	86.79%	161,720	88.82%	164,744	89.16%	167,989	91.75%

Commercial business loans	5,641	3.15%	5,509	3.10%	4,895	2.69%	3,722	2.01%	1,970	1.08%

Consumer loans:
Home equity loans and lines of credit	5,953	3.32%	5,872	3.31%	5,911	3.25%	5,796	3.14%	5,005	2.72%
Motor vehicle	8,902	4.97%	9,015	5.08%	6,968	3.83%	7,299	3.95%	5,544	3.03%
Other	2,960	1.65%	3,058	1.72%	2,592	1.42%	3,212	1.74%	2,583	1.41%
Total consumer loans	17,815	9.95%	17,945	10.11%	15,471	8.50%	16,307	8.83%	13,132	7.17%
Total loans	179,085	100.00%	177,539	100.00%	182,086	100.00%	184,773	100.00%	183,091	100.00%

Net deferred loan fees	89		74		84		92		92
Allowance for losses	1,908		1,989		2,004		1,658		1,134
Loans, net	$177,088		$175,476		$179,998		$183,023		$181,865

B-8

Contractual Maturities and Interest Rate Sensitivity.The following table summarizes the scheduled maturities of our loan portfolio at December 31, 2013. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Loans are presented net of loans in process.

			Multi-Family
			and
	One- to Four-		Commercial	Construction	Commercial
December 31, 2013	Family	Home Equity	Real Estate	and Land	Business	Consumer	Total
	(Dollars in thousands)
Amounts due in:
One year or less	$1,238	$10	$55	$1,172	$2,407	$255	$5,137
More than one to two years	82	-	83	7	1,492	997	2,661
More than two to three years	420	-	100	9	349	1,738	2,616
More than three to five years	1,452	1,000	55	62	424	5,160	8,153
More than five to ten years	13,074	4,918	2,281	454	104	3,079	23,910
More than ten to fifteen years	19,338	25	7,588	472	865	255	28,543
More than fifteen years	99,639	-	8,048	-	-	378	108,065
Total	$135,243	$5,953	$18,210	$2,176	$5,641	$11,862	$179,085

The following table sets forth our fixed and adjustable-rate loans at December 31, 2013 that are contractually due after December 31, 2014. Loans are presented net of loans in process.

	Due After December 31, 2014
	Fixed	Adjustable	Total
		(In thousands)

Real Estate:
One- to four-family	$60,839	$73,166	$134,005
Multi-family and commercial real estate	5,597	12,588	18,155
Construction and land	1,004	-	1,004
Total real estate loans	67,440	85,724	153,164

Consumer and other loans:
Consumer	11,607	-	11,607
Home equity lines-of-credit	3,026	2,917	5,943
Commercial business	2,848	386	3,234
Total consumer and other loans	17,481	3,303	20,784

Total	$82,574	$90,474	$173,948

One- to Four-Family Residential Real Estate Lending. The focus of our lending program has long been the origination of one- to four-family residential mortgage loans. At December 31, 2013, $135.2 million, or 75.5% of our total loan portfolio, consisted of loans secured by one- to four-family residences compared to $132.5 million, or 74.6% of our total loan portfolio at September 30, 2013.

Historically, we have originated both fixed-rate and adjustable-rate one- to four-family mortgage loans. At December 31, 2013, 43.9% of our total one- to four-family mortgage loans were fixed-rate loans, all of which we originated for sale to the FHLB-Cincinnati, and 56.1% were adjustable-rate loans.

Our fixed-rate one- to four-family residential mortgage loans are generally underwritten according to secondary market standards (e.g., Freddie Mac guidelines), and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency, which as of December 31, 2013 was generally $417,000 for single-family homes in our market area. We also originate adjustable rate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.” Virtually all of our residential loans are secured by properties located in our market area.

B-9

We generally limit the loan-to-value ratios of our mortgage loans to 80% of the sales price or appraised value, whichever is lower. Loans with certain credit enhancements, such as private mortgage insurance, may be made with loan-to-value ratios up to 95%. We participate in the Welcome Home Program for affordable housing provided by the FHLB.

Our fixed-rate one- to four-family mortgage loans typically have terms of 15 or 30 years, with a 30-year term constituting 33.4% of these loans and representing 17.4% of total loans at December 31, 2013.

Although we have offered adjustable-rate loans for many years, beginning in fiscal 2010 we began to increase our emphasis on such loans, subject to demand for such loans in a lower interest rate environment, and to increase the sale of fixed-rate mortgage loans that we originate, in order to enhance the interest rate sensitivity of our loan portfolio. Our owner-occupied adjustable-rate one- to four-family residential mortgage loans generally have fixed rates for initial terms of one to five years, and adjust annually thereafter at a margin (generally of 3.5% for owner-occupied properties and 4.5% for investment properties in the current market place) over the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan. Our adjustable-rate loans carry terms to maturity of up to 30 years.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because, as interest rates increase, they periodically reprice and the required payments due from the borrower also increase (subject to rate caps), and the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. Moreover, the interest rates on most of our adjustable-rate loans generally do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

Until fiscal 2010, we generally retained in our portfolio all of the loans that we originated. In July 2010, as part of our interest rate risk management strategy, we initiated a secondary market program focused on reducing the origination of fixed-rate residential mortgage loans for our portfolio and instead selling some or all of our fixed rate mortgage originations in the FHLB–Cincinnati Mortgage Purchase Program, with servicing retained. Since beginning this program, we have sold approximately $41.7 million in fixed-rate mortgage loans to the FHLB–Cincinnati. We expect that loans sold under this program will continue to increase.

Based on our continued emphasis on adjustable rate lending and our continued implementation of a secondary market program for new fixed rate loan originations, we expect that adjustable-rate one- to four-family residential mortgage loans will account for the largest increase in our loan portfolio over the next three years. Currently, substantially all fixed rate one- to four- family residential mortgage loans we originate are sold in the secondary market, and we retain substantially all adjustable-rate one- to four-family residential mortgage loans we originate.

B-10

Consumer Lending and Home Equity Loans and Lines of Credit. At December 31, 2013, $6.0 million, or 3.3% of our total loan portfolio, consisted of home equity loans and lines of credit, and $11.9 million, or 6.6% of our total loan portfolio consisted of motor vehicles and other consumer loans, compared to $5.9 million, or 3.3% of our total loan portfolio, and $12.1 million, or 6.8% of our total loan portfolio, respectively, at September 30, 2013. In order to reduce the term of our loans and enhance the yields thereof, we intend to increase our consumer loans and home equity loans and lines of credit over the next three years.

Currently, our consumer loans include, among other loans, new and used automobile and truck loans, recreational vehicle loans and personal loans.

Consumer loans may entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or that are secured by rapidly depreciable assets, such as automobiles. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. In determining whether to make a consumer loan, we consider the appraised value of collateral, and the borrower’s residence, employment history, annual income and debt service ratio which, including all mortgage payments and the credit line payment, generally may not exceed 40% of net monthly income without prior approval of Home Federal’s credit committee or senior officer with appropriate lending authority.

We offer home equity loans and lines of credit secured by a first or second mortgage on residential property (principal dwelling, condominium, etc.). Home equity loans and lines of credit are made with fixed or adjustable rates, and with combined loan-to-value ratios up to 85% on an owner-occupied principal residence and up to 80% on a second home, condominium or vacation home. On a limited basis, loan-to-value ratios may exceed 90% of appraised value if approved by Home Federal’s credit committee or senior officer with appropriate lending authority.

Home equity loans and lines of credit may entail greater credit risk than one- to four-family residential mortgage loans, as they typically involve higher loan-to-value ratios and are typically second in priority behind first mortgages on the property. Therefore, any decline in real estate values may have a more detrimental effect on our home equity loans and lines of credit than on our one- to four-family residential mortgage loans.

At December 31, 2013, the largest outstanding home equity loan or line of credit was $485,000. This loan was performing in accordance with its original terms at December 31, 2013.

Commercial Real Estate and Multi-Family Loans. At December 31, 2013, our commercial real estate loans totaled $17.3 million and our multi-family loans totaled $889,000 compared to $16.8 million and $1.0 million, respectively, at September 30, 2013. Subject to market conditions, we intend to continue to increase the proportion of these nonresidential real estate loans in our portfolio over the next few years.

Maturities for our commercial real estate and multi-family loans generally do not exceed 15 years, although exceptions may be made for terms of up to 20 years. Rates are generally adjustable based upon the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year or another floating index. The maximum loan-to-value ratio on our commercial real estate and multi-family loans is 80% for owner-occupied commercial real estate and one- to four-family residential rental properties, and 75% for office or retail non-owner-occupied commercial real estate or rental properties with greater than five units. We generally require a first mortgage on all commercial real estate loans, as well as a debt service coverage ratio of 1.25:1. At December 31, 2013, our largest outstanding commercial real estate loan was a $2.5 million loan secured by several convenience store/gas station operations. Our largest multi-family real estate loan at December 31, 2013 was a $287,000 loan secured by a 20-unit apartment complex. Both of these loans were performing in accordance with their original terms at December 31, 2013.

B-11

Set forth below is information regarding our commercial real estate loans at December 31, 2013.

Type of Loan	Number of Loans	Balance
		(In thousands)

Office	11	$1,626
Industrial	11	1,978
Retail	20	8,379
Mixed use	4	285
Church	5	500
Other	22	4,553
Total	73	$17,321

Commercial and multi-family real estate loans generally carry higher interest rates and have shorter terms than one- to four-family residential mortgage loans. Multi-family and commercial real estate loans, however, entail greater credit risks compared to one- to four-family residential mortgage loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial and multi-family real estate than residential properties.

Commercial Business Loans. Our portfolio of commercial business loans increased to $5.6 million, or 3.2% of our total loan portfolio at December 31, 2013 from $5.5 million, or 3.1% of our total loan portfolio at September 30, 2013. Our commercial business loans generally consist of regular lines of credit and revolving lines of credit to businesses to finance short-term working capital needs like accounts receivable and inventory. These loans are generally priced on an adjustable-rate basis and may be secured or unsecured. We generally obtain personal guarantees with all commercial business loans. Business assets such as accounts receivable, inventory, equipment, furniture and fixtures may be used to secure lines of credit. Our revolving lines of credit typically have a maximum term of 12 months.

We also originate commercial term loans to fund long-term borrowing needs such as purchasing equipment, property improvements or other fixed asset needs. We fix the maturity of a term loan to correspond to 75% of the useful life of any equipment purchased or seven years, whichever is less. Term loans can be secured with a variety of collateral, including business assets such as accounts receivable and inventory or long-term assets such as equipment, furniture, fixtures or real estate.

Unlike one- to four-family residential real estate loans, which we generally originate on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, we typically originate commercial loans (including real estate as well as non-real estate loans) on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business or rental income produced by the property. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business or rental property itself and the general economic environment. Therefore, commercial loans that we originate have greater credit risk than one- to four-family residential real estate loans or consumer loans. In addition, commercial loans generally result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

At December 31, 2013, the largest outstanding commercial business loan was a $775,000 loan secured by common stock. This loan was performing in accordance with its original terms at December 31, 2013.

B-12

Construction and Land Loans. At December 31, 2013, $2.2 million, or 1.2% of our total loan portfolio consisted of construction and land loans, compared to $3.8 million, or 2.2% of our total loan portfolio at September 30, 2013. We make construction loans to individuals for the construction of their primary residences. These loans generally have maximum terms of 12 months, and upon completion of construction convert to conventional amortizing mortgage loans. These construction loans have higher risk based interest rates and terms. During the construction phase, the borrower generally pays interest only. The maximum loan-to-value ratio of our owner-occupied construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans.

We also make construction loans for the construction of homes “on speculation.” These loans are for “pre-sold” and “spec” homes, and no more than two such loans may be outstanding to one borrower at any time. These loans generally have initial maximum terms of nine months, although the term may be extended to up to 18 months. The loans generally carry variable rates of interest. The maximum loan-to-value ratio of these construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less.

To a much lesser extent, we make loans for the construction of commercial and multi-family buildings. At December 31, 2013, we had none of these loans outstanding.

In addition, we make loans secured by unimproved land to complement our construction and non-residential lending activities. These loans have terms of up to 15 years, and maximum loan-to-value ratios of 75%.

Set forth below is information regarding our construction and land loans at December 31, 2013. At December 31, 2013, our largest construction and land loan was a $960,000 loan secured by a one- to four-family dwelling. This loan was performing in accordance with its original terms at December 31, 2013.

	Number of Loans	Loans in Process	Net Principal Balance	Non-Performing
		(Dollars in thousands)

One- to four-family construction	2	$86	$1,123	$-
Commercial and multi-family construction	2	2,810	-	-
Residential land	52	-	1,053	80
				.
Total construction and land loans	56	$2,896	$2,176	$80

To the extent our construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions and the concentration of credit with a limited number of borrowers. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. Our risk of loss on a construction or land loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project with a value which is insufficient to assure full repayment and/or the possibility of having to make substantial investments to complete and sell the project. Because defaults in repayment may not occur during the construction period, it may be difficult to identify problem loans at an early stage.

Loan Approval Procedures and Authority. The aggregate amount of loans that we are permitted to make to any one borrower or group of related borrowers is generally limited to 15% of Home Federal’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral”). At December 31, 2013, based on the 15% limitation, Home Federal’s loans-to-one-borrower limit was approximately $6.91 million. On the same date, Home Federal had no lending relationships with outstanding balances in excess of this amount.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our Board of Directors, as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

B-13

Under our loan policy, the individual processing an application is responsible for ensuring that all documentation is obtained prior to the submission of the application to an officer for approval. Once all documentation is obtained, an officer then reviews these materials and verifies that the requested loan meets our underwriting guidelines.

Our loan approval authority is based upon the knowledge and experience of our individual lending officers. Larger and more complicated loans require the approval of Home Federal’s internal Credit Committee, which is chaired by the Chief Credit Officer and includes the President and Chief Executive Officer and two other senior officers with appropriate credit backgrounds. All loans on an aggregate basis exceeding $1 million require the approval of both the internal Credit Committee and Directors Loan Committee, which is essentially the entire board of directors. The Directors Loan Committee may approve loans up to our legal lending limit.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Originations, Sales and Servicing. Lending activities are conducted solely by our salaried loan personnel. All loans originated by us are underwritten pursuant to our policies and procedures. We originate both fixed-rate and adjustable-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon relative customer demand for such loans, which is affected by current and expected future levels of market interest rates. We originate real estate and other loans through our loan officers, marketing efforts, our customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.

We sell certain of our fixed rate one- to four-family mortgage loan originations in the FHLB-Cincinnati Mortgage Purchase Program. We have also undertaken a review of our existing loan portfolio to identify customers who may qualify and benefit from this product. Loans are sold to the FHLB-Cincinnati without recourse, except for limited circumstances including failure of the mortgage to meet FHLB–Cincinnati guidelines or our breach of any representation and warranty in the sales transaction.

In addition to the representations and warranties described above, Home Federal provides credit enhancements to the FHLB-Cincinnati by sharing losses with other members of the program in an aggregated pool.  A Fixed Lender Risk Account (“LRA”) has been established and is maintained by the FHLB-Cincinnati on behalf of Home Federal and other members selling mortgages to the FHLB-Cincinnati.  The LRA amount is established as a percentage applied to the sum of the initial unpaid principal balance of each mortgage in the Aggregated Pool at the time of the purchase of the mortgage as determined by the FHLB-Cincinnati and is funded by the deduction from the proceeds of sale of each mortgage in the Aggregated Pool to the FHLB-Cincinnati. Home Federal had on deposit with the FHLB-Cincinnati $592,000 at December 31, 2013 and $560,000 at September 30, 2013 in these lender risk accounts.  These accounts are held by the FHLB-Cincinnati and Home Federal bears the risk of receiving less than 100% of its LRA contribution in the event of losses, either by Home Federal or other members selling mortgages in the aggregated pool.  Any losses will be deducted first from the individual LRA contribution of the institution that sold the mortgage of which the loss was incurred. If losses incurred in the aggregated pool are greater than the member’s LRA contribution, such losses will be deducted from the LRA contribution of other members selling mortgages in that aggregated pool.  Any portion of the LRA not used to pay losses will be released over a thirty year period and will not start until the end of five years after the initial fill-up period.  Home Federal has not had any of the LRA amounts released as of December 31, 2013.  Unless Home Federal is required to buy back a loan because it did not meet the criteria under the representations and warranties to be covered as part of the aggregated pool, the credit risk is limited to the amount provided in the LRA.

All of the loans sold at December 31, 2013, September 30, 2013 and September 30, 2012 were subject to these representations and warranties. As of December 31, 2013 there have been no required repurchases of loans sold, there have been no recourse claims, nor does Home Federal believe it has incurred any such losses. Therefore, no liabilities have been accrued for loans sold at December 31, 2013, September 30, 2013 or September 30, 2012.

B-14

Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. We retain a portion of the interest paid by the borrower on the loans we service as consideration for our servicing activities. For the three months ended December 31, 2013 and the year ended September 30, 2013, we received loan servicing fees of $16,000 and $62,000, respectively. As of December 31, 2013 and September 30, 2013, the principal balance of loans serviced for the FHLB-Cincinnati totaled $32.8 million and $31.7 million, respectively.

We currently do not purchase whole loans or interests in loans from third parties, other than motor vehicle loans. However, we may in the future elect to do so, depending on market conditions, in order to supplement our loan production.

The following table shows our loan origination and principal repayment activity for loans originated during the periods indicated. One- to four-family loans included $9.0 million and $12.2 million of adjustable rate mortgage loans originated during the years ended December 31, 2013 and September 30, 2013, respectively. Loans are presented net of loans in process.

B-15

	Three Months Ended	Years Ended
	December 31,	September 30,
	2013	2013	2012
	(Dollars in thousands)

Total loans at beginning of period	$177,539	$182,086	$184,773

Loans originated:
Real estate loans:
One- to four-family	9,905	28,237	36,281
Multi-family	-	-	-
Commercial real estate	1,386	2,409	9,165
Construction and land	89	1,499	1,059
Total real estate loans	11,380	32,145	46,505
Commercial and industrial loans	435	1,363	1,501
Consumer loans:
Home equity loans and lines of credit	673	1,770	3,009
Motor vehicle	1,028	4,266	3,925
Other	383	1,946	1,562
Total loans originated	13,899	41,490	56,502

Loans purchased:
Real estate loans:
One- to four-family	-	-	-
Multi-family	-	-	-
Commercial real estate	-	-	-
Construction and land	-	-	-
Total real estate loans	-	-	-
Commercial and industrial loans	-	-	-
Consumer loans:
Home equity loans and lines of credit	-	-	-
Motor vehicle	-	2,057	-
Other	-	-	-
Total loans purchased	-	2,057	-

Loans sold:
Real estate loans:
One- to four-family	1,973	11,420	13,434
Multi-family	-	-	-
Commercial real estate	-	-	-
Construction and land	-	-	-
Commercial business loans	-	-	-
Consumer loans	-	-	-
Total loans sold	1,973	11,420	13,434
Deduct:
Principal repayments	10,380	36,674	45,755
Net other	-	-	-

Net loan activity	1,546	(4,547)	(2,687)
Total loans at end of period	$179,085	$177,539	$182,086

B-16

Delinquencies and Non-Performing Assets

Delinquency Procedures. When a borrower fails to make their required monthly payment on or before the late payment date, a notice is generated stating the amount of the payment and applicable late charge(s) that are due. An attempt is also made at this time to contact the borrower by telephone regarding their late payment. Collection procedures provide that if no response or payment is received from the borrower, additional collections efforts will be taken through the generation of a 30-day right to cure or demand letter. Contact with the borrower regarding establishment of payment arrangements to satisfy their delinquency will be coordinated through the lending officer and collections department. If, at this point, no response is received from the borrower, further accelerated collection efforts such as the pursuit of legal action, repossession or foreclosure may be initiated. If any of these actions are pursued, all further communication with the borrower will be directed to the collections area.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed real estate and held in the other real estate owned (OREO) asset account until it is sold. The real estate is appraised and recorded at estimated fair value after acquisition less estimated costs to sell, and any write-down resulting from the acquisition, is charged to the allowance for loan losses. Subsequent decreases in the value of the property are charged to expense. After acquisition, all costs in maintaining the property are expensed as incurred. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	At December, 31			At September 30,
	2013			2013			2012
	30-59	60-89	90 Days	30-59	60-89	90 Days	30-59	60-89	90 Days
	Days	Days	or More	Days	Days	or More	Days	Days	or More
	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due
	(Dollars in thousands)
Real estate loans:
One- to four-family	$280	$11	$810	$855	$406	$601	$1,117	$169	$803
Multi-family	-	-	-	-	-	-	-	-	-
Commercial real estate	-	-	36	124	-	35	139	-	307
Construction and land	41	-	80	40	-	80	525	-	-
Total real estate loans	321	11	926	1,019	406	716	1,781	169	1,110
Commercial and industrial loans	-	-	-	-	-	-	4	135	14
Consumer loans:
Home equity loans and lines of credit	17	-	-	-	-	-	-	-	15
Motor vehicle	15	8	-	52	11	2	87	28	-
Other	2	8	-	3	13	-	2	-	-
Total consumer loans	34	16	-	55	24	2	89	28	15
Total delinquent loans	$355	$27	$926	$1,074	$430	$718	$1,874	$332	$1,139

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of the Comptroller of the Currency (“OCC”) to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

B-17

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable incurred losses. General allowances represent loss allowances which have been established to cover probable incurred losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies a problem asset as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports with the OCC and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

On the basis of this review of our assets, our classified and special mention assets at the dates indicated were as set forth below. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. Thus, the homogenous pools are not considered for classification or special mention status. At December 31, 2013 and September 30, 2013, all loans classified as substandard were comprised of loans that were individually evaluated for impairment and no loans were deemed to be impaired.

	At December 31,	At September 30,
	2013	2013	2012
	(Dollars in thousands)
Special mention assets	$3,214	$3,331	$1,799
Substandard assets	2,654	2,799	3,317
Doubtful assets	-	-	-
Loss assets	-	-	-
Total classified assets	$5,868	$6,130	$5,116

Non-Performing Assets. We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed. Funds received on nonaccrual loans generally are applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

B-18

The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. At the dates indicated, we had no loan classified as a troubled debt restructuring.

	At December 31,	At September 30,
	2013	2013	2012	2011	2010
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$810	$601	$972	$2,158	$1,322
Multi-family	-	-	-	495	-
Commercial real estate	36	35	-	-	-
Construction and land	80	80	-	-	-
Total real estate loans	926	716	972	2,653	1,322
Commercial and industrial loans	-	-	-	-	-
Consumer loans:
Home equity loans and lines of credit	-	-	15	19	-
Motor vehicle	-	2	-	21	8
Other	-	-	-	4	4
Total nonaccrual loans	926	718	987	2,697	1,334

Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family	-	-	-	-	890
Multi-family	-	-	-	-	-
Commercial real estate	-	-	307	-	-
Construction and land	-	-	-	-	-
Total real estate loans	-	-	307	-	890
Commercial and industrial loans	-	-	14	-	6
Consumer loans:
Home equity loans and lines of credit	-	-	-	-	-
Motor vehicle	-	-	-	-	-
Other	-	-	-	-	-
Total accruing loans past due 90 days or more	-	-	321	-	896
Total of nonaccrual and 90 days or more past due loans	926	718	1,308	2,697	2,230

Real estate owned:
One- to four-family	85	85	566	87	207
Multi-family	-	-	-	-	-
Commercial	290	290	435	-	-
Other	-	-	-	-	12
General Valuation Allowance	-	-	-	-	-
Total real estate owned	375	375	1,001	87	219
Total nonperforming assets	1,301	1,093	2,309	2,784	2,449
Troubled debt restructurings	-	-	-	-	-
Troubled debt restructurings and total nonperforming assets	$1,301	$1,093	$2,309	$2,784	$2,449

Total nonperforming loans to total loans	0.52%	0.40%	0.72%	1.46%	1.22%
Total nonperforming assets to total assets	0.45%	0.38%	0.73%	0.85%	0.84%
Total nonperforming assets and troubled debt restructurings to total assets	0.45%	0.38%	0.73%	0.85%	0.84%

B-19

There were no loans that are not disclosed above under “-Classified Assets” and “-Non Performing Assets” where there is information about possible credit problems of borrowers that caused us serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

For the three months ended December 31, 2013 and September 30, 2013, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $11,000, and $31,000, respectively. Interest of $0 and $10,000 was recognized on these loans and included in net income for the three months ended December 31, 2013 and September 30, 2013, respectively.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (i) specific allowances for identified problem loans; and (ii) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowances for Identified Problem Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. Factors in identifying a specific problem loan include: (i) the strength of the customer’s personal or business cash flows; (ii) the availability of other sources of repayment; (iii) the amount due or past due; (iv) the type and value of collateral; (v) the strength of our collateral position; (vi) the estimated cost to sell the collateral; and (vii) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not classified as impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

In addition, as an integral part of their examination process, the OCC will periodically review our allowance for loan losses, and they may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

B-20

Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Three Months Ended		Years Ended
	December 31,		September 30,
	2013	2012	2013	2012	2011	2010
	(Dollars in thousands)

Allowance at beginning of period	$1,989	$2,004	$2,004	$1,658	$1,134	$555
Provision for loan losses	-	-	106	902	615	650
Charge offs:
Real estate loans
One- to four-family	88	19	188	443	83	48
Multi-family	-	-	-	-	-	-
Commercial real estate	-	-	-	151	-	-
Construction and land	-	-	-	-	-	4
Commercial and industrial loans	-	-	-	-	-	-
Consumer loans:
Home equity loans and lines of credit	-	-	-	10	-	-
Motor vehicle	-	-	7	28	-	-
Other	11	9	2	1	11	19
Total charge-offs	99	28	197	633	94	71

Recoveries:
Real estate loans
One- to four-family	2	-	(7)	(15)	(2)	-
Multi-family	-	3	-	-	-	-
Commercial real estate	16	12	(68)	(52)	-	-
Construction and land	-	-	-	-	-	-
Commercial and industrial loans	-	-	-	-	-	-
Consumer loans:
Home equity loans and lines of credit	-	-	-	-	-	-
Motor vehicle	-	-	(1)	(10)	-	-
Other	-	-	-	-	(1)	-
Total recoveries	18	15	(76)	(77)	(3)	-
Net charge-offs (recoveries)	81	13	121	556	91	71

Allowance at end of period	$1,908	$1,991	$1,989	$2,004	$1,658	$1,134

Allowance to nonperforming loans	206.05%	230.17%	277.02%	153.21%	61.48%	50.85%
Allowance to total loans outstanding at the end of the period	1.07%	1.41%	1.12%	1.10%	0.90%	0.62%
Net charge-offs (recoveries) to average loans outstanding during the period	0.05%	0.01%	0.07%	0.31%	0.05%	0.04%

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the general allowance to absorb losses in other categories.

B-21

	At December 31,			At September 30,
	2013			2013			2012
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family	$1,744	91.40%	0.98%	$1,806	90.80%	1.02%	$1,248	62.28%	0.68%
Multi-family	6	0.31%	0.00%	7	0.35%	0.00%	-	0.00%	0.00%
Commercial real estate	51	2.67%	0.03%	50	2.51%	0.03%	567	28.29%	0.31%
Construction and land	17	0.89%	0.01%	16	0.80%	0.01%	9	0.45%	0.00%
Total real estate loans	1,818	95.28%	1.02%	1,879	94.47%	1.06%	1,824	91.02%	0.99%
Commercial and industrial loans	8	0.42%	0.00%	8	0.40%	0.00%	47	2.35%	0.03%
Consumer loans:
Home equity loans and lines of credit	11	0.58%	0.01%	8	0.40%	0.00%	40	2.00%	0.02%
Motor vehicle	31	1.62%	0.02%	24	1.21%	0.01%	81	4.04%	0.04%
Other	10	0.52%	0.01%	12	0.60%	0.01%	12	0.60%	0.01%
Total consumer	52	2.73%	0.03%	44	2.21%	0.02%	133	6.64%	0.07%
Unallocated	30	1.57%	0.02%	58	2.92%	0.03%	-	0.00%	0.00%
Total allowance for loan losses	$1,908	100.00%		$1,989	100.00%		$2,004	100.00%

	At September 30,
	2011			2010
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate loans:
One- to four-family	$1,167	70.39%	0.63%	$684	60.32%	0.37%
Multi-family	16	0.97%	0.01%	-	0.00%	0.00%
Commercial real estate	129	7.78%	0.07%	184	16.23%	0.10%
Construction and land	56	3.38%	0.03%	-	0.00%	0.00%
Total real estate loans	1,368	82.51%	0.74%	868	76.54%	0.47%
Commercial and industrial loans	49	2.96%	0.03%	49	4.32%	0.03%
Consumer loans:
Home equity loans and lines of credit	83	5.01%	0.04%	-	0.00%	0.00%
Motor vehicle	104	6.27%	0.06%	139	12.26%	0.08%
Other	54	3.26%	0.03%	78	6.88%	0.04%
Total consumer	241	14.54%	0.13%	217	19.14%	0.12%
Unallocated	-	0.00%	0.00%	-	0.00%	0.00%
Total allowance for loan losses	$1,658	100.00%		$1,134	100.00%

The allowance for loan losses was $1.9 million, or 1.07% of total loans at December 31, 2013 compared to $2.0 million, or 1.12% of total loans, at September 30, 2013. No provision was recorded for the three months ended December 31, 2013 or 2012. We had net charge-offs of $81,000 for the three months ended December 31, 2013 compared to net charge-offs of $113,000 for the three months ended December 31, 2012. Total nonperforming loans were $926,000 at December 31, 2013 compared to $718,000 at September 30, 2013. At December 31, 2013, September 30, 2013 and September 30, 2012, we had no impaired loans. As a percentage of nonperforming loans, the allowance for loan losses was 206.1% at December 31, 2013 compared to 277.0% at September 30, 2013. The decrease in the provision and resulting allowance for loan losses for the year ended December 31, 2013 compared to the year ended September 30, 2013 reflected net charge-offs for the three months ended December 31, 2013. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, regulators, in reviewing our loan portfolio, may require us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and increases may be necessary if the quality of our loans deteriorates as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

B-22

Investment Activities

General. The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help manage our interest rate risk, and to generate a favorable return on idle funds within the context of our interest rate and credit risk objectives.

Our Board of Directors is responsible for monitoring compliance with our investment policy. The investment policy is reviewed annually by management and any changes to the policy are recommended to and subject to the approval of the Board of Directors. A management committee made up of four of the highest ranking officers or a combination of directors and officers generally equaling that of the Executive Committee may purchase investments based on recommendations of the Asset/Liability Committee and submit the purchase to the full Board of Directors at the next scheduled meeting.

Our current investment policy permits investments in securities issued by the United States Government and its agencies or government sponsored entities, including residential mortgage-backed securities, municipalities, school boards and fully insured certificates of deposit. We maintain investment securities concentration limits that we periodically amend based on market conditions and changes in our assets. Current concentration restrictions limit investments to no more than $50 million of mortgage-backed securities per each U.S. Government-sponsored entity, $25 million of securities per each U.S. Government agency, $5 million per each issuing municipal authority and an aggregate of $30 million of all municipal investments. Our investment policy also permits investment in FHLB-Cincinnati stock.

At December 31, 2013, we did not have an investment in the securities of any single non-government issuer that exceeded 10% of equity at that date.

Our current investment policy does not permit investment in stripped mortgage-backed securities, complex securities and derivatives as defined in federal banking regulations and other high-risk securities. Our current policy does not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.

At December 31, 2013, none of the collateral underlying our securities portfolio was considered subprime or Alt-A and we did not hold any common or preferred stock issued by Freddie Mac or Fannie Mae as of that date.

State and Political Subdivision Debt Securities. We have purchased primarily bank-qualified and rated general obligation and revenue bonds of certain state and political subdivisions, which provide interest income that is mostly exempt from federal income taxation. All purchases are approved by Home Federal’s Board of Directors and are reviewed each quarter. At December 31, 2013, substantially all of our state and political subdivision portfolio consisted of revenue bonds issued by the Commonwealth of Kentucky.

U.S. Government and Federal Agency Obligations. We may invest in U.S. Government and federal agency securities. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Residential Mortgage-Backed Securities. Residential mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. We also invest in mortgage-backed securities commonly referred to as “pass-through” certificates. The principal and interest of the loans underlying these certificates “pass through” to investors, net of certain costs, including servicing and guarantee fees. We invest primarily in residential mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Home Federal. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. Most of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored entities, such as Fannie Mae and Freddie Mac.

B-23

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored entities are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential mortgage-backed securities may be used to collateralize our borrowings. Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Federal Home Loan Bank Stock. We held common stock of the FHLB-Cincinnati in connection with our borrowing activities totaling $1.95 million at December 31, 2013, September 30, 2013 and September 30, 2012. The common stock of the FHLB-Cincinnati is carried at cost and classified as restricted equity securities.

Company-Owned Life Insurance. We invest in company-owned life insurance to provide us with a funding source for our benefit plan obligations. Company-owned life insurance also generally provides us non-interest income that is non-taxable. Federal regulations generally limit our investment in bank-owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses. At December 31, 2013, we had invested $6.9 million in company-owned life insurance.

Securities Portfolio Composition. The following table sets forth the composition of our securities portfolio at the dates indicated.

	At December 31,		At September 30,
	2013		2013		2012
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
					(Dollars in thousands)

Securities available for sale:
U.S. Government agencies and government sponsored entities	$27,260	$26,000	$27,276	$26,112	$22,250	$22,257
Mortgage-backed securities:
Residential	29,790	29,637	30,862	30,797	45,161	46,011
Collateralized mortgage obligations	3,834	3,611	4,065	3,894	-	-
SBA loan pools	4,190	4,291	4,192	4,192	-	-
State and political subdivisions	22,277	22,523	22,717	22,935	24,445	26,188
Total available for sale	$87,351	$86,062	$89,112	$87,930	$91,856	$94,456

Securities Portfolio Maturities and Yields. The following table sets forth the contractual maturities and weighted average yields of our securities portfolio at December 31, 2013. Mortgage-backed securities are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan prepayments.

B-24

			More than One		More than Five
	One Year or Less		Year to Five Years		Years to Ten Years		More than Ten Years		Total
		Weighted		Weighted		Weighted		Weighted		Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average
December 31, 2013	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield
	(Dollars in Thousands)
Securities available for sale:
U.S. Government agencies and government-sponsored entities	$-	0.00%	$-	0.00%	$19,760	1.34%	$7,500	1.08%	$27,260	1.27%
Mortgage-backed securities	-	0.00%	-	0.00%	-	0.00%	29,790	2.65%	29,790	2.65%
Collateralized mortgage obligations	-	0.00%	-	0.00%	-	0.00%	3,834	1.04%	3,834	1.04%
SBA loan pools	-	0.00%	-	0.00%	4,190	3.29%	-	0.00%	4,190	3.29%
State and political subdivisions	-	0.00%	2,780	2.78%	11,221	3.46%	8,276	4.04%	22,277	3.59%
Total available for sale	$-		$2,780		$35,171		$49,400		$87,351

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily FHLB-Cincinnati advances, to supplement cash flow needs, to lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings, income on earning assets and the sale of assets from time to time. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from within our primary market area. We offer a selection of deposit accounts, including statement savings accounts, NOW accounts, business checking, certificates of deposit, money market accounts and retirement accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not accepted brokered deposits in the past, although we have the authority to do so.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, convenient offices and ATM locations and the favorable image of Home Federal in the community to attract and retain deposits. We have also expanded our products to include debit cards, on-line banking services and mobile banking services for the convenience of our customers.

The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We may use promotional rates to meet asset/liability and market segment goals.

The variety of rates and terms on the deposit accounts we offer allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on our experience, we believe that NOW and demand deposits may be somewhat more stable sources of funding than certificates of deposits.

B-25

The following table sets forth the distribution of total deposits by account type, at the dates indicated.

	At December 31,		At September 30,
	2013		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

NOW and demand deposits	$28,140	13.44%	$28,858	13.28%	$26,683	11.28%
Money market deposits	4,128	1.97%	4,205	1.93%	3,606	1.52%
Savings and other deposits	55,464	26.48%	59,488	27.37%	65,393	27.65%
Certificates of deposit	96,737	46.19%	99,422	45.74%	114,405	48.38%
Retirement accounts	24,971	11.92%	25,367	11.67%	26,385	11.16%
Total	$209,440	100.00%	$217,340	100.00%	$236,472	100.00%

As of December 31, 2013, the aggregate amount of our outstanding time deposits in amounts greater than or equal to $100,000 was $60.2 million. The following table sets forth the maturity of these time deposits as of December 31, 2013.

Certificates
December 31, 2013	of Deposit
(In thousands)
Maturity Period:
Three months or less	$7,610
Over three through six months	8,736
Over six through twelve months	12,113
Over twelve months	31,697
Total	$60,156

The following table sets forth our time deposits classified by interest rate as of the dates indicated.

	At December 31,	At September 30,
	2013	2013	2012
	(Dollars in Thousands)

Interest Rate:

Less than 1%	$69,995	$69,063	$52,512
1.00% - 1.99%	40,263	41,934	50,478
2.00% - 2.99%	10,027	12,282	35,586
3.00% - 3.99%	1,423	1,509	1,920
4.00% - 4.99%	-	-	295
5.00% - 5.99%	-	-	-

Total	$121,708	$124,788	$140,791

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The following table sets forth the amount and maturities of our time deposits at December 31, 2013.

	At December 31, 2013
	Period to Maturity
	Less Than One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)

Interest Rate:
Less than 1%	$51,923	$12,352	$5,428	$292	$69,995	57.51%
1.00% - 1.99%	10,863	2,832	1,148	25,420	40,263	33.08%
2.00% - 2.99%	1,563	2,399	5,951	114	10,027	8.24%
3.00% - 3.99%	1,423	-	-	-	1,423	1.17%
4.00% - 4.99%	-	-	-	-	-	0.00%
5.00% - 5.99%	-	-	-	-	-	0.00%
Total	$65,772	$17,583	$12,527	$25,826	$121,708	100.00%

Borrowings. Our borrowings currently consist primarily of advances from the FHLB-Cincinnati. We obtain advances from the FHLB-Cincinnati upon the security of our capital stock in the FHLB-Cincinnati and certain of our mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile.

From time to time during recent years, we have utilized short-term borrowings to fund loan demand. To a limited extent, we have also used borrowings where market conditions permit us to purchase securities and make loans of a similar duration in order to increase our net interest income by the amount of the spread between the asset yield and the borrowing cost. Finally, from time to time, we have obtained advances with longer terms for asset liability management.

The following table sets forth information concerning balances and interest rates on our FHLB-Cincinnati advances at the date and for the noted year.

	December 31,	September 30,
	2013	2013	2012
	(Dollars in thousands)

Average amount outstanding during the period:
FHLB advances	$17,170	$15,333	$20,263
Other borrowings	-	-	-
Weighted average interest rate during the period:
FHLB advances	2.21%	2.94%	3.00%
Other borrowings	-	-	-
Balance outstanding at end of period:
FHLB advances	$19,958	$13,230	$17,672
Other borrowings	-	-	-
Weighted average interest rate at end of period:
FHLB advances	1.88%	2.94%	2.95%
Other borrowings	-	-	-

At December 31, 2013, based on available collateral and our ownership of FHLB-Cincinnati common stock, we had access to additional FHLB-Cincinnati advances of up to $54.1 million.

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Subsidiary and Other Activities

Home Federal has no subsidiaries.

Expense and Tax Allocation

Home Federal has entered into an agreement with Poage Bankshares to provide it with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, Home Federal and Poage Bankshares have entered into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of December 31, 2013, we had 72 full-time employees and 10 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good relations with our employees.

Federal Taxation

General. Poage Bankshares and Home Federal are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Poage Bankshares and Home Federal.

Method of Accounting. For federal income tax purposes, Home Federal currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31st for filing its federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent alternative minimum taxable income is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At December 31, 2013, Home Federal had alternative minimum tax credit carry forwards of approximately $213,000.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2013, Home Federal had no net operating loss carry forward for federal income tax purposes.

Corporate Dividends-Received Deduction. Poage Bankshares will be able to exclude from its income 100% of dividends received from Home Federal as a member of the same affiliated group of corporations.

Audit of Tax Returns. Home Federal’s and Poage Bankshares’ federal income tax returns have not been audited in the most recent five-year period.

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State Taxation

Poage Bankshares is subject to the Kentucky corporation income tax and Limited Liability Entity Tax (“LLET”). The income of corporations subject to Kentucky income tax is similar to income reported for federal income tax purposes except that dividend income, among other income items, is exempt from taxation. Corporations pay the greater of the income tax or the LLET. The LLET is the greater of (i) $175 or (ii) the lesser of (a) $0.095 per $100 of the corporation’s gross receipts, or (b) $0.75 per $100 of the corporation’s gross profits. Gross profits equal gross Kentucky receipts reduced by returns and allowances attributable to Kentucky gross receipts, less Kentucky cost of goods sold. Poage Bankshares, in its capacity as a holding company for a financial institution, will not have a material amount of cost of goods sold.

Home Federal is exempt from both the Kentucky corporation income tax and LLET, but is subject to an annual franchise tax imposed on federally or state-chartered savings and loan associations, savings banks and other similar institutions operating in Kentucky. The tax is 0.1% of taxable capital stock held as of January 1 each year. Taxable capital stock includes an institution’s undivided profits, surplus and general reserves plus deposits and paid-up stock less deductible items. Deductible items include certain exempt federal obligations and Kentucky municipal bonds. Savings and loans that are subject to tax both within and without Kentucky must apportion their net capital.

SUPERVISION AND REGULATION

General. The federal system of regulation and supervision establishes a comprehensive framework of activities in which Home Federal may engage and is intended primarily for the protection of depositors and the Federal Deposit Insurance Corporation’s deposit insurance fund. Home Federal is periodically examined by the Office of the Comptroller of the Currency, or OCC, to ensure that it satisfies applicable standards with respect to its capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Home Federal also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or Federal Reserve Board, which governs the reserves to be maintained against deposits and other matters. In addition, Home Federal is a member of and owns stock in the FHLB-Cincinnati, which is one of the twelve regional banks in the Federal Home Loan Bank System. Home Federal’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of Home Federal’s loan documents.

As a savings and loan holding company, Poage Bankshares is subject to examination and supervision by, and is required to file certain reports with, the Federal Reserve Board. Poage Bankshares is also subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to Home Federal and Poage Bankshares. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Home Federal and Poage Bankshares. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on Poage Bankshares, Home Federal and their operations.

Dodd-Frank Act

The Dodd-Frank Act made significant changes to the regulatory structure for depository institutions and their holding companies. However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions. The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions. The legislation also established a floor for capital of insured depository institutions that cannot be lower than the standards in effect upon passage, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Home Federal, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, such as Home Federal, will continue to be examined for compliance by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

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The Dodd-Frank Act also broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate and solicit votes for their own candidates using a company’s own proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not. The Dodd-Frank Act provided for originators of certain securitized loans to return a percentage of the risk for the transferred loan, directed the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contained a number of reforms related to mortgage origination.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations or have not been issued in final form. Their impact on our operations cannot yet fully be assessed. However, there is a significant possibility that the Dodd-Frank Act will result in an increased regulatory burden and compliance, operating and interest expense for Home Federal and Poage Bankshares.

Federal Banking Regulation

Business Activities. A federal savings and loan association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the OCC. Under these laws and regulations, Home Federal may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Home Federal also may establish subsidiaries that may engage in activities not otherwise permissible for Home Federal, including real estate investment and securities and insurance brokerage. The Dodd-Frank Act authorized depository institutions to commence paying interest on business checking accounts, effective July 21, 2011.

Capital Requirements. OCC regulations currently require savings and loan associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system), a 4% core capital to risk-weighted assets ratio and an 8% risk-based capital ratio.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 200%, assigned by the regulation, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a federal savings and loan association that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the recourse back to the savings and loan association. In assessing an institution’s capital adequacy, the Office of the Comptroller of the Currency takes into consideration not only these numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual associations where necessary.

At December 31, 2013, Home Federal’s capital exceeded all applicable requirements.

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New Capital Rule. On July 9, 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies.

The rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.

The rule also includes changes in what constitutes regulatory capital, some of which are subject to a two-year transition period. These changes include the phasing-out of certain instruments as qualifying capital. In addition, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital. Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of common stock will be required to be deducted from capital, subject to a two-year transition period. Finally, Tier 1 capital will include accumulated other comprehensive income (which includes all unrealized gains and losses on available for sale debt and equity securities), subject to a two-year transition period. Home Federal has the one-time option in the first quarter of 2015 to permanently opt out of the inclusion of accumulated other comprehensive income in its capital calculation. Home Federal is considering whether to opt out in order to reduce the impact of market volatility on its regulatory capital levels.

The new capital requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures. These include a 150% risk weight (up from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and non-residential mortgage loans that are 90 day past due or otherwise on non-accrual status; a 20% (up from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable; a 250% risk weight (up from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk-weights (from 0% to up to 600%) for equity exposures.

Finally, the rule limits capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.

The final rule becomes effective for Home Federal on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 at 0.625% of risk-weighted assets increasing each year until fully implemented at 2.5% on January 1, 2019.

Loans-to-One Borrower. Generally, a federal savings and loan association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2013, Home Federal was in compliance with its loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings and loan association, Home Federal must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Home Federal must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank’s business.

A federal savings and loan association that fails the QTL test must either convert to a commercial bank charter or operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test potentially subject to agency enforcement action for a violation of law. At December 31, 2013, Home Federal satisfied the QTL test with approximately 81.95% of its portfolio assets in qualified thrift investments.

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Capital Distributions. Federal regulations govern capital distributions by a savings and loan association, which include cash dividends, stock repurchases and other transactions charged to the savings and loan association’s capital account. A federal savings and loan association must file an application for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings and loan association’s net income for that year to date plus the savings and loan association’s retained net income for the preceding two years;

•	the savings and loan association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or written regulatory condition; or

•	the savings and loan association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings and loan association that is a subsidiary of a holding company must still file a notice with the Federal Reserve Board at least 30 days before the Board of Directors declares a dividend or approves a capital distribution.

A notice or application for capital distribution may be disapproved if:

•	the savings and loan association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or regulatory condition.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form. In addition, beginning in 2016, Home Federal’s ability to pay dividends will be limited if Home Federal does not have the capital conservation buffer required by the new capital rules, which may limit the ability of Poage Bankshares to pay dividends to its stockholders.

Liquidity. A federal savings and loan association is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations of the OCC to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings and loan association, the OCC is required to assess the institution’s record of compliance with the Community Reinvestment Act. A savings and loan association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice. Home Federal received a satisfactory Community Reinvestment Act rating in its most recent federal examination. The Community Reinvestment Act requires all Federal Deposit Insurance-insured institutions to publicly disclose their rating. Home Federal received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

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Transactions with Related Parties. A federal savings and loan association’s authority to engage in transactions with its affiliates is limited by OCC regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W promulgated by the Federal Reserve Board. An affiliate is generally a company that controls, is controlled by, or is under common control with an insured depository institution such as Home Federal. Poage Bankshares is an affiliate of Home Federal. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative and collateral requirements. In addition, OCC regulations prohibit a savings and loan association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The OCC requires federal savings associations to maintain detailed records of all transactions with affiliates.

Home Federal’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders:

(i)	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and

(ii)	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Home Federal’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Home Federal’s Board of Directors. Extensions of credit to executive officers are subject to additional limits based on the type of credit extension involved. As of December 31, 2013 Home Federal is in compliance with these credit limitations.

Enforcement. The OCC has primary enforcement responsibility over federal savings associations and has the authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on the savings and loan association. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, and the appointment of a receiver or conservator. Civil money penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or to recommend to the OCC that enforcement action be taken with respect to a particular savings institution. If such action is not taken, the FDIC has authority to take action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

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Prompt Corrective Action Regulations. Under prompt corrective action regulations, the OCC is authorized and, under certain circumstances, required to take supervisory actions against undercapitalized savings associations. For this purpose, a federal savings association is placed in one of the following five categories based on the savings association’s capital:

•	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

•	adequately capitalized (at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital);

•	undercapitalized (less than 4% leverage capital, 4% Tier 1 risk-based capital or 8% total risk-based capital);

•	significantly undercapitalized (less than 3% leverage capital, 3% Tier 1 risk-based capital or 6% total risk-based capital); and

•	critically undercapitalized (less than 2% tangible capital).

Generally, the OCC is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the OCC within 45 days of the date a savings bank receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company for a savings and loan holding association that is required to submit a capital restoration plan must guarantee the lesser of an amount equal to 5% of the association’s assets at the time it was notified or deemed to be undercapitalized by the OCC, or the amount necessary to restore the savings bank to adequately capitalized status. This guarantee remains in place until the OCC notifies the federal saving and loan association that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the OCC has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings and loan association, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The OCC may also take any one of a number of discretionary supervisory actions against undercapitalized associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At December 31, 2013, Home Federal met the criteria for being considered “well-capitalized.”

In addition, the final capital rule adopted in July 2013 revises the prompt corrective action categories to incorporate the revised minimum capital requirements of that rule when it becomes effective. The OCC’s prompt corrective action standards will change when these new capital ratios become effective. Under the new standards, in order to be considered well-capitalized, Home Federal would have to have a common equity Tier 1 ratio of 6.5% (new), a Tier 1 risk-based capital ratio of 8.0% (increased from 6.0%), a total risk-based capital ratio of 10.0% (unchanged), and a Tier 1 leverage ratio of 5.0% (unchanged). See “—New Capital Rule.”

Insurance of Deposit Accounts. Deposit accounts in Home Federal are insured by the Federal Deposit Insurance Corporation generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. The Federal Deposit Insurance Corporation charges the insured financial institutions premiums to maintain the Deposit Insurance Fund.

Under the Federal Deposit Insurance Corporation’s current risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Assessments are based on an individual institution’s category, with the institutions perceived as riskiest paying higher assessments.

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In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the new rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits. The proposed rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Home Federal. Management cannot predict what assessment rates will be in the future.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. For the quarter ended December 31, 2013, the annualized FICO assessment rate equaled 0.62 basis point. The FICO assessment is based on total assets less tangible capital. The fourth quarter 2013 FICO assessment rate is 0.16 basis point. The bonds issued by the FICO are due to mature in 2017 through 2019.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Prohibitions Against Tying Arrangements. FDIC insured savings and loan associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System. Home Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the FHLB-Cincinnati, Home Federal is required to acquire and hold shares of capital stock in the FHLB-Cincinnati. As of December 31, 2013, Home Federal was in compliance with this requirement.

Other Regulations

Interest and other charges collected or contracted for by Home Federal are subject to state usury laws and federal laws concerning interest rates. Home Federal’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

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•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

In addition, the Consumer Financial Protection Bureau issues regulations and standards under these federal consumer protection laws that affect our consumer businesses. These include regulations setting “ability to repay” and “qualified mortgage” standards for residential mortgage loans and mortgage loan servicing and originator compensation standards. Home Federal is evaluating recent regulations and proposals, and devotes significant compliance, legal and operational resources to compliance with consumer protection regulations and standards.

The operations of Home Federal also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21 st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	The USA PATRIOT Act, which requires savings and loan associations operating to, among other things, establish broadened anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

•	Volcker Rule, which on December 10, 2013, in implementing section 619 of the Dodd-Frank Act, the final Volcker Rule was approved by the OCC, the Federal Reserve, the FDIC, the SEC and the Commodities Futures Trading Commission (“CFTC”). The Volcker Rule attempts to reduce risk and banking system instability by restricting U.S. banks from investing in or engaging in proprietary trading and speculation and imposing a strict framework to justify exemptions for underwriting, market making and hedging activities. U.S. banks will be restricted from investing in funds with collateral comprised of less than 100% loans that are not registered with the SEC and from engaging in hedging activities that do not hedge a specific identified risk. The Company does not believe the Volcker Rule will have a significant effect on operations.

Holding Company Regulation

General. Poage Bankshares is a non-diversified savings and loan holding company within the meaning of the Home Owners’ Loan Act. As such, Poage Bankshares is registered with the Federal Reserve Board and subject to Federal Reserve Board regulations, examinations, supervision and reporting requirements. In addition, the Federal Reserve Board has enforcement authority over Poage Bankshares and its subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permissible Activities. Under present law, the business activities of Poage Bankshares are generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Federal Reserve Board, and certain additional activities authorized by Federal Reserve Board regulations.

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Federal law prohibits a savings and loan holding company, including Poage Bankshares, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Federal Reserve Board. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital. Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act, however, requires the Federal Reserve Board to establish for all depository institution holding companies minimum consolidated capital requirements that are as stringent as those required for the insured depository subsidiaries. Under regulations recently enacted by the Federal Reserve Board, Poage Bankshares is subject to regulatory capital requirements that generally are the same as the new capital requirements for Home Federal. These new capital requirements include provisions that might limit the ability of the Company to pay dividends to its stockholders or repurchase its shares. See “—Federal Banking Regulation – New Capital Rule.”

Source of Strength. The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has issued regulations requiring that all savings and loan holding companies serve as a source of managerial and financial strength to their subsidiary savings associations by providing capital, liquidity and other support in times of financial stress.

Dividends. The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies that it has made applicable to savings and loan holding companies as well. In generally, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a savings and loan holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the savings and loan holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies could affect the ability of Poage Bankshares to pay dividends or otherwise engage in capital distributions.

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Acquisition. Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company. Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the company’s outstanding voting stock, unless the Federal Reserve Board has found that the acquisition will not result in control of the company. A change in control definitively occurs upon the acquisition of 25% or more of the company’s outstanding voting stock. Under the Change in Bank Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.

Federal Securities Laws

Our common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We are subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer are required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

ITEM 1A.	RISK FACTORS

Risks Related to Our Business

Future Changes in Interest Rates Could Reduce Our Profits.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and non-interest income exceeds non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•	interest income earned on interest-earning assets, such as loans and securities; and

•	interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities. Historically, our liabilities repriced more quickly than our assets, which made us vulnerable to increases in interest rates. For the three months ended December 31, 2013 and 2012 our net interest margin was 3.54% and 3.12%, respectively and for the years ended September 30, 2013 and 2012, our net interest margin was 3.27% and 3.22%, respectively. Our Asset/Liability Management Committee utilizes a computer simulation model to provide an analysis of estimated changes in net interest income in various interest rate scenarios. At December 31, 2013, in the event of an immediate 100 basis point decrease in interest rates, our model projects an increase in our net portfolio value of $3.2 million, or 5.03%. In the event of an immediate 200 basis point increase in interest rates, our model projects a decrease in our net portfolio value of $12.2 million, or (19.36)%.

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Changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.

We Have Increased and Plan to Continue to Increase Our Levels of Commercial Real Estate, Multi-Family, Commercial Business and Construction and Land Loans,Which Would Increase Our Exposure to Credit Risks.

At December 31, 2013, our portfolio of commercial real estate, multi-family, commercial business and construction and land loans totaled $26.0 million, or 14.5% of our total loans, compared to $27.1 million, or 15.3% of our total loans at September 30, 2013. We intend to continue to emphasize the origination of these types of loans consistent with safety and soundness.

Non-residential loans generally expose a lender to a greater risk of loss than one- to four-family residential loans. Repayment of such loans generally depends, in large part, on sufficient income from the property or the borrower’s business, respectively, to cover operating expenses and debt service. These types of loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Changes in economic conditions that are beyond the control of the borrower and lender could affect the value of the security for the loan, the future cash flow of the affected property or business, or the marketability of a construction project with respect to loans originated for the acquisition and development of property. As we increase our portfolio of these loans, we may experience higher levels of non-performing assets and/or loan losses. Finally, a significant portion of our commercial real estate, multi-family, commercial business and construction and land loan portfolio is unseasoned, meaning that such loans have been originated recently. It is difficult to assess the future performance of this part of our loan portfolio, and these loans may have delinquency or charge-off levels above our historical experience.

We target our business lending and marketing strategy towards small- to medium-sized businesses. These small- to medium-sized businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. If general economic conditions negatively impact these businesses, our results of operations and financial condition may be adversely affected. In addition, we expect to continue to incur additional personnel expenses, as we have recently hired a Chief Credit Officer and a Retail Lending Manager, and expect to incorporate former personnel of Town Square Bank and Town Square Financial.

As a result of the acquisition of Town Square Financial Corporation and Town Square Bank, our portfolio of commercial real estate, multi-family and commercial business loans has increased significantly, which will further increase our exposure to the risks associated with these types of loans. We conducted a thorough review of Town Square Bank’s loan portfolio and made certain assumptions as to the future performance of these loans and the likelihood that such loans would become delinquent or subject to charge-offs in the future. The assessment of the risk as related to Town Square Bank’s loan portfolio is based upon assumptions that may be inaccurate, or may become inaccurate based upon uncertainties, contingencies, and factors beyond the control of Poage Bankshares.

We May Not Be Successful in Executing Our Plan to Increase Significantly the Percentage of Our One- to Four-Family Residential Mortgage Loans With Adjustable-Rate Mortgages.

In order to reduce our vulnerability to changes in interest rates, in 2009, we changed our business strategy to increase our focus on adjustable-rate mortgage loans. In addition, in fiscal year 2010, we began selling substantially all of our originated fixed-rate one- to four-family residential mortgage loans.

Historically, it has often been difficult for thrift institutions to originate adjustable-rate mortgage loans with a spread that compares favorably with the cost of funds. In addition, borrower demand for adjustable-rate mortgage loans decreases significantly during periods of low interest rates, including the current low interest rate environment. During the three months ended December 31, 2013, we were able to originate $2.5 million of adjustable-rate mortgage loans, most of which carried rates that adjust annually after five years at a spread of 3.5% over the applicable index (the weekly average yield on United States Treasury securities). At December 31, 2013, $74.9 million, or 25.9% of our assets, consisted of adjustable-rate mortgage loans.

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Although adjustable-rate mortgage loans may reduce, to an extent, our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

Our Loan Portfolio Has Greater Risk Than Those of Many Savings Institutions Due to the Substantial Number of Motor Vehicle Loans in Our Portfolio.

Our loan portfolio includes a substantial number of motor vehicle loans, as well as other consumer loans. At December 31, 2013, our consumer loans totaled $17.8 million, or 10.0% of our total loan portfolio, of which motor vehicle loans totaled $8.9 million, or 5.0% of total loans.

As of December 31, 2013, we had $8,000 of motor vehicle loans delinquent 60 days or more, which was .8% of total delinquent loans 60 days or more past due. For the three months ended December 31, 2013, we had charge-offs of motor vehicle loans totaling $2,155. As we continue to increase our automobile loan portfolio, we may experience increased delinquencies and charge-offs in future periods.

Consumer loans generally have a greater risk of loss or default than one- to four-family residential real estate loans, particularly in the case of loans that are secured by rapidly depreciable assets, such as automobiles. We face the risk that any collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Thus, the recovery and sale of such property could be insufficient to compensate us for the principal outstanding on these loans. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. As a result of our relatively large portfolio of consumer loans, it may become necessary to increase our provision for loan losses in the event our losses on these loans increase, which would reduce our profits.

If Our Allowance for Loan Losses Is Not Sufficient to Cover Actual Loan Losses, Our Earnings Will Decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance. While our allowance for loan losses was 1.07% of total loans at December 31, 2013, future additions to our allowance could materially decrease our net income.

In addition, the Office of the Comptroller of the Currency periodically reviews our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by regulatory authorities might have a material adverse effect on our financial condition and results of operations.

The Expiration of Full FDIC Insurance on Certain Non-Interest-Bearing Transaction Accounts May Increase Our Costs and Reduce Our Liquidity Levels. Increased FDIC Insurance Assessments Could Significantly Increase Our Expenses.

On December 31, 2012, full FDIC insurance on certain non-interest-bearing transaction accounts expired.  Full insurance coverage does not apply to money market deposit accounts or negotiable order of withdrawal accounts.  The reduction in FDIC insurance on other types of accounts may cause depositors to place such funds in fully insured interest-bearing accounts, which would increase our costs of funds and negatively affect our results of operations, or may cause depositors to withdraw their deposits and invest uninsured funds in investments perceived as being more secure, such as securities issued by the United States Treasury. This may reduce our liquidity, or require us to pay higher interest rates to maintain our liquidity by retaining deposits.

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In addition, the FDIC may increase deposit insurance fees and expenses. In particular, if our regulators issue downgraded ratings of Home Federal in connection with their examinations, the FDIC could impose significant additional fees and assessments on us.

The United States Economy Remains Weak and Unemployment Levels Are High. Continued Adverse Economic Conditions, Especially Affecting Our Geographic Market Area, Could Adversely Affect Our Financial Condition and Results of Operations.

The United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued. Recent growth has been slow and unemployment remains at high levels; as a result, economic recovery is expected to be slow. Loan portfolio quality has remained poor at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates. In addition, the value of real estate collateral supporting many commercial loans and home mortgages throughout the United States has declined. The real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans in many markets across the United States.

Our lending market area consists of Greenup, Lawrence, Boyd and Jessamine Counties in Kentucky, and Lawrence and Scioto Counties in Ohio. Five of these six counties have experienced minimal changes in population and households from 2000 to 2010, including population growth or shrinkage of 1.9%, 5.2%, -1.9%, 24.4%, 0.1% and -3.1%, respectively.  In addition, five of these six counties have recorded only modest changes in the number of households from 2000 to 2010, consisting of household growth or shrinkage of 5.7%, 8.9%, 0.3%, 29.5%, 2.9% and -1.5%, respectively. While we did not originate or invest in sub-prime mortgages, our lending business is tied, in part, to the real estate market, which has been weakened by the recession. While we believe our lending market area has not been as adversely affected by the real estate crisis as some other areas of the country, real estate values and demand have softened and we remain vulnerable to adverse changes in the real estate market. In addition, a significant weakening in general economic conditions such as inflation, recession, unemployment or other factors beyond our control, could negatively affect our financial results. Finally, negative developments in the securities markets could adversely affect the value of our securities.

If We Fail to Maintain an Effective System of Internal and Disclosure Controls, We May Not Be Able to Accurately Report Our Financial Results or Prevent or Detect Fraud. As a Result, Current and Potential Shareholders Could Lose Confidence in Our Financial Reporting, Which Would Harm Our Business and the Trading Price of Our Securities.

Effective internal control over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial reports and effectively prevent or detect fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We continually review and analyze our internal control over financial reporting for Sarbanes-Oxley Section 404 compliance. As part of that process, during the first quarter of the fiscal year ended September 30, 2013, we discovered and disclosed material weaknesses in our internal control over financial reporting, and identified certain deficiencies in some of our disclosure controls and procedures that required remediation. Although we have made efforts to improve our internal control over financial reporting and disclosure controls and procedures, our improved internal control and disclosure controls may still prove ineffective in future periods. Any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could hinder our ability to accurately report our operating results or cause us to fail to meet our reporting obligations, which could affect our ability to remain listed with The NASDAQ Capital Market. Ineffective internal and disclosure controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

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Government Responses to Economic Conditions May Adversely Affect Our Operations, Financial Condition and Earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the bank regulatory framework. For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies. The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Home Federal, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws. The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to loans that are securitized and sold to investors. We expect that such rules would make it more difficult for us to sell loans into the secondary market. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

Effective July 21, 2011, the Dodd-Frank Act eliminated the federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest bearing checking accounts, which could result in an increase in our interest expense.

The Dodd-Frank Act also broadened the base for FDIC deposit insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution, rather than deposits. The Dodd-Frank Act also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2009. The legislation also increased the required minimum reserve ratio for the Deposit Insurance Fund from 1.15 to 1.35% of insured deposits, and directs the FDIC to offset the effects of increased assessments on depository institutions with less than $10 billion in assets.

The Dodd-Frank Act requires publicly traded companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. It also provides that the listing standards of the national securities exchanges shall require listed companies to implement and disclose “clawback” policies mandating the recovery of incentive compensation paid to executive officers in connection with accounting restatements. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives.

Effective December 10, 2013, pursuant to the Dodd-Frank Act, federal banking and securities regulators issued final rules to implement Section 619 of the Dodd-Frank Act (the “Volcker Rule”). Generally, subject to a transition period and certain exceptions, the Volcker Rule restricts insured depository institutions and their affiliated companies from engaging in short-term proprietary trading of certain securities, investing in funds with collateral comprised of less than 100% loans that are not registered with the Securities and Exchange Commission (“SEC”) and from engaging in hedging activities that do not hedge a specific identified risk. After the transition period, the Volcker Rule prohibitions and restrictions will apply to banking entities, including Poage Bankshares, unless an exception applies.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented. As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

Furthermore, the Federal Reserve Board, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities. If the Federal Reserve Board increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

The Short-Term and Long-Term Impact of the Changing Regulatory Capital Requirements and New Capital Rules is Uncertain.

On July 9, 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for Home Federal on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

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Under the new capital standards, in order to be well-capitalized, Home Federal would be required to have a common equity to tier 1 capital ratio of 6.5% and a tier 1 capital ratio of 8.0%. We have conducted a pro forma analysis of the application of these new capital requirements as of December 31, 2013 and have determined that Home Federal meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

The application of more stringent capital requirements for Home Federal could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares. Specifically, beginning in 2016, Home Federal’s ability to pay dividends will be limited if Home Federal does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders. See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.”

Strong Competition Within Our Market Areas May Limit Our Growth and Profitability.

Competition in the banking and financial services industry is intense. In our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. In our six-county market area, including Boyd, Greenup, Lawrence and Jessamine Counties in Kentucky and Lawrence and Scioto Counties in Ohio, there are a total of 25 commercial bank and savings institution competitors, along with nine credit union competitors.  The commercial banks and savings institutions operate a total of 107 branch offices in those counties, containing $2.9 billion of deposits.  The commercial bank and savings institution competitors include larger institutions with nationwide or regional operations, and local community institutions such as us that serve the local markets only.  The credit union competitors consist of local community based institutions with total deposits of approximately $800 million.  The asset size of the largest credit union competitor is approximately $270 million. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we can, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our continued ability to successfully compete in our market areas. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Item 1—Business—Home Federal Savings and Loan Association—Market Area” and —“Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

We Are a Community Bank and Our Ability to Maintain Our Reputation is Critical to the Success of Our Business and the Failure to Do So May Materially Adversely Affect Our Performance.

We are a community bank, and our reputation is one of the most valuable components of our business. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees or otherwise, our business and, therefore, our operating results may be materially adversely affected. We will face additional challenges maintaining our reputation with respect to customers of Town Square Bank in our current market area and in building our reputation in the new market areas that we will serve as a result of the acquisition of Town Square Financial Corporation and Town Square Bank.

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We Depend on Our Management Team to Implement Our Business Strategy and Execute Successful Operations and We Could Be Harmed by the Loss of Their Services.

We are dependent upon the services of our senior management team. Our strategy and operations are directed by the senior management team. Any loss of the services of our president and chief executive officer or other members of our senior management team could impact our ability to implement our business strategy, and have a material adverse effect on our results of operations and our ability to compete in our markets. See “Directors, Executive Officers and Corporate Governance.” In addition, in the near future, we will be particularly dependent on the services of Home Federal employees and continuing employees of Town Square Bank in our efforts to integrate the operations of Town Square Bank into our operations and to maintain and build customer relationships with the customers of Town Square Bank. The loss of services of, or our failure to retain, any of the key former employees of Town Square Bank could have a negative effect on our reputation and on our successful integration of the two institutions.

We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Laws and Regulations.

We are subject to extensive regulation, supervision, and examination by the OCC, the FDIC, and the Federal Reserve Board. Such regulators govern the activities in which we may engage, primarily for the protection of depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations. Because our business is highly regulated, the applicable laws, rules and regulations are subject to regular modification and change. Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Changes in Accounting Standards Could Affect Reported Earnings.

The accounting standard setters, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially affect how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

The Issuance of Awards Under Our Stock-Based Benefit Plans Will Dilute Your Ownership Interest.

On January 8, 2013, the shareholders of Poage Bankshares approved the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Plan”) for employees and directors of Poage Bankshares. The Plan authorizes the issuance of up to 472,132 shares of Poage Bankshares common stock, with no more than 134,895 of shares as restricted stock awards and 337,237 as stock options, either incentive stock options or non-qualified stock options. The exercise price of options granted under the Plan may not be less than the fair value on the date the stock option is granted. The compensation committee of the board of directors has sole discretion to determine the amount and to whom equity incentive awards are granted. If awards under the Plan are funded from the issuance of authorized but unissued shares of common stock, Poage Bankshares stockholders would experience a dilution of their ownership interest. The implementation of any additional stock-based benefit plans in the future would cause further dilution of such ownership interests.

B-44

The Price of Poage Bankshares Common Stock Might Decrease As a Result of our Acquisition of Town Square Financial and May Be Affected By Factors Different from Those Affecting the Shares of Poage Bankshares Prior to the Acquisition.

Poage Bankshares common stock could decline in value after the acquisition of Town Square Financial and Town Square Bank. For example, during the three month period ending on December 31, 2013, the price of Poage Bankshares common stock varied from a low of $13.55 to a high of $14.68 and ended that period at $14.01. The market value of Poage Bankshares common stock fluctuates based upon general market economic conditions, Poage Bankshares’ business and prospects and other factors.

Poage Bankshares’ business differs in important respects from that of Town Square Financial, and, accordingly, the results of operations of the combined company and the market price of Poage Bankshares common stock in the future may be affected by factors different from those that affected the independent results of operations of Poage Bankshares.

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Poage Bankshares May Fail to Realize the Anticipated Benefits of the Acquisition, and the Value of the Poage Bankshares Stock May Decline.

The success of the acquisition of Town Square Financial Corporation and Town Square Bank will depend on, among other things, Poage Bankshares’ ability to realize anticipated cost savings and to combine the businesses of Poage Bankshares and Town Square Financial in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of Town Square Financial or result in decreased revenues resulting from any loss of customers. If Poage Bankshares is not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected, adversely affecting the financial condition and results of operations of Poage Bankshares and the value of Poage Bankshares common stock.

Certain employees of both companies have not been employed by Poage Bankshares or Home Federal after the acquisition. In addition, employees of either company that Poage Bankshares wishes to retain may elect to terminate their employment, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of Town Square Financial’s or Poage Bankshares’ ongoing businesses. Replacing such employees or tasking existing employees with such employees’ responsibilities could result in inconsistencies in standards, controls, procedures and policies that adversely affect the ability of both parties to maintain relationships with their respective customers and employees or the ability of Poage Bankshares to achieve the anticipated benefits of the acquisition.

Stockholder Activists Could Cause a Disruption to Poage Bankshares’ Business.

Certain institutional investors have indicated that they disagree with the strategic direction and capital allocation policies of Poage Bankshares and may seek representation on its Board of Directors through a director election contest. Poage Bankshares’ business, operating results or financial condition could be adversely affected by a director election contest and may result in, among other things:

•	Increased operating costs, including increased legal expenses, insurance, administrative expenses and associated costs incurred in connection with director election contests;

•	Uncertainties as to Poage Bankshares’ future direction could result in the loss of potential business opportunities and could (i) make it more difficult to attract, retain, or motivate qualified personnel, and (ii) strain relationships with investors and customers; and

•	If an activist investor’s nominees are elected to the Board of Directors of Poage Bankshares, it may reduce or delay Poage Bankshares’ ability to effectively execute its current business strategy and to implement new strategies.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

Not applicable.

B-46

ITEM 2.	PROPERTIES

As of December 31, 2013, the net book value of our offices was $5.3 million.

	Leased or	Year Acquired	Square	Net Book Value
Location	Owned	or Leased	Footage	of Real Property
				(Dollars in thousands)
Main office:

1500 Carter Avenue Ashland, Kentucky	Owned	2007	12,000	$3,832

Branch offices:

1608 Argilite Road, Flatwoods, Kentucky	Owned	1969	1,728	$251

US 23, South Shore, Kentucky	Owned	1978	1,575	$55

Main Cross, Louisa, Kentucky	Owned	1984	1,748	$148

6628 US 60, Summit, Kentucky	Owned	1993	8,640	$484

501 US 23, Greenup, Kentucky	Owned	2008	1,120	$499

We believe that current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

ITEM 3.	LEGAL PROCEEDINGS

We are not involved in any pending legal proceedings as a plaintiff or a defendant other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2013, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

(a)      Our shares of common stock are traded on the NASDAQ Capital Market under the symbol PBSK. The approximate number of holders of record of Poage Bankshares, Inc.’s common stock as of December 31, 2013 was 354. Certain shares of Poage Bankshares, Inc. are held in “nominee” or “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The following table presents quarterly market information for Poage Bankshares, Inc. common stock for each quarter of the previous two fiscal years. Poage Bankshares, Inc. began trading on the NASDAQ Capital Market on September 13, 2011. The following information was provided by the NASDAQ Stock Market.

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			Closing	Dividends
	High	Low	Price	Declared

Quarter ended December 31, 2013	$14.68	$13.55	$14.01	$0.05
Quarter ended September 30, 2013	15.09	13.06	14.45	0.04
Quarter ended June 30, 2013	15.10	14.06	15.00	0.04
Quarter ended March 31, 2013	15.10	12.75	14.95	0.04
Quarter ended December 31, 2012	12.77	12.25	12.75	0.04
Quarter ended September 30, 2012	12.93	12.00	12.32	0.04
Quarter ended June 30, 2012	12.95	11.50	12.63	0.04
Quarter ended March 31, 2012	12.38	10.80	12.34	0.04
Quarter ended December 31, 2011	11.07	10.76	10.92	-

Dividend payments by Poage Bankshares, Inc. are dependent primarily on dividends it receives from Home Federal, because Poage Bankshares, Inc. has no source of income other than dividends from Home Federal, earnings from the investment of proceeds from the sale of shares of common stock retained by Poage Bankshares, Inc., and interest payments with respect to Poage Bankshares Inc.’s loan to the Employee Stock Ownership Plan. For more information on regulatory restrictions regarding the payment of dividends, see “Item 1—Business—Supervision and Regulation—Dividends” and “—Holding Company Regulation—Permissible Activities.” For information regarding shares of Poage Bankshares common stock that is available for issuance under equity compensation plans, see “Item 12—Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Other than its employee stock ownership plan, Poage Bankshares, Inc. does not have any equity compensation plans that were not approved by stockholders.

(b)	Not applicable.

(c)	Issuer repurchases. The following table sets forth information in connection with repurchases of the Poage Bankshares’ common stock for the period October 1, 2013 through December 31, 2013. On June 11, 2013, the Board of Directors authorized the repurchase of up to 161,816 shares of Poage Bankshares common stock. All shares indicated below were purchased pursuant to this repurchase authorization. Subsequently, on November 19, 2013, the Board of Directors terminated the June 11 repurchase authorization, and authorized the repurchase of up to 12,650 shares of Poage Bankshares common stock, pursuant to Securities and Exchange Commission rules regarding stock repurchases during the pendency of a merger transaction. The repurchase program commenced on or about November 21, 2013 and, in accordance with applicable Securities and Exchange Commission rules, terminated prior to the mailing of the proxy statement for the approval of the acquisition of Town Square Financial by its stockholders.

Poage Bankshares’ stock repurchases pursuant to the repurchase program is dependent on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital. The repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.

				Maximum
			Total	Number of
			Number of	Shares That
			Shares	May Yet be
			Purchased	Purchased
	Total		as Part of	Under
	Number of	Average	Publicly	Publicly
	Shares	Price Paid	Announced	Announced
	Purchased	Per Share	Plan	Plan
October 1 - October 31, 2013	—	—	—	142,855
November 1 - November 30, 2013	—	—	—	12,650
December 1 - December 31, 2013	5,000	14.20	5,000	7,760
Total	5,000	14.20	5,000

(1) All shares were purchased pursuant to the November 19, 2013 publicly announced repurchase program.

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ITEM 6.	SELECTED FINANCIAL DATA

The following tables set forth selected historical financial and other data of Poage Bankshares for the years and at the dates indicated. The information at December 31, 2013, September 30, 2013 and September 30, 2012 and for the three months ended December 31, 2013, and the years ended September 30, 2013 and 2012 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of Poage Bankshares that appear in this Annual Report on Form 10-K. The information at September 30, 2011 and 2010 and the years ended September 30, 2011 and 2010 is derived in part from audited financial statements that do not appear in this Annual Report on Form 10-K.

	At December 31,	At September 30,
	2013	2013	2012	2011	2010
	(Dollars in thousands)
Financial Condition Data:
Total assets	$289,230	$291,008	$317,159	$327,437	$290,767
Cash and cash equivalents	6,684	8,192	23,430	48,440	43,233
Investment securities	86,062	87,930	94,456	76,745	45,234
Loans held for sale	307	482	719	1,012	1,701
Loans receivable, net	177,088	175,476	179,998	183,023	181,865
Deposits	209,440	217,340	236,472	242,722	227,812
Federal Home Loan Bank advances	19,958	13,230	17,672	23,117	32,205
Retained earnings	30,789	31,074	29,416	28,242	26,688
Total equity	57,658	57,905	60,582	58,573	27,367

	For the Three Months	For the Years Ended
	December 31,	September 30,
	2013	2013	2012	2011	2010
	(Dollars in thousands)
Operating Data:
Interest and dividend income	$2,883	$11,750	$12,983	$12,912	$13,716
Interest expense	462	2,328	3,253	4,530	5,571
Net interest income	2,421	9,422	9,730	8,382	8,145
Provision for loan losses	-	106	902	615	650
Net interest income after provision for loan losses	2,421	9,316	8,828	7,767	7,495
Non-interest income.	274	2,266	1,291	1,067	3,111
Non-interest expenses	2,839	8,543	8,133	7,071	7,854
Income (loss) before income taxes	(144)	3,039	1,986	1,763	2,756
Income taxes	16	883	407	209	622
Net income (loss)	(160)	2,156	1,579	1,554	2,130

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	At or For the
	Three Months Ended	At or For the Years Ended
	December 31,	September 30,
	2013	2013	2012	2011	2010
Performance Ratios:
Return on average assets	(0.22)%	0.70%	0.49%	0.52%	0.76%
Return on average equity	(1.11)%	3.62%	2.57%	5.49%	7.93%
Interest rate spread (1)	3.38%	3.09%	3.01%	3.04%	3.00%
Net interest margin (2)	3.54%	3.27%	3.22%	3.08%	3.10%
Noninterest expense to average assets	3.98%	2.78%	2.52%	2.36%	2.79%
Efficiency ratio (3)	105.34%	72.23%	73.80%	74.83%	69.78%
Average interest-earnings assets to average interest-bearing liabilities	122.33%	121.23%	119.47%	101.99%	104.64%
Average equity to average assets	19.89%	19.40%	18.99%	9.46%	9.55%

Capital Ratios:
Total risk-based capital to risk-weighted assets	32.12%	31.75%	29.29%	28.19%	19.49%
Tier I capital to risk-weighted assets	30.87%	30.49%	28.03%	27.11%	18.70%
Tier I capital to adjusted total assets	16.16%	15.89%	13.78%	12.72%	9.20%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.07%	1.12%	1.10%	0.90%	0.62%
Allowance for loan losses as a percentage of nonperforming loans	206.05%	277.02%	153.21%	61.48%	50.85%
Net charge-offs (recoveries) to average outstanding loans during the period	0.05%	0.07%	0.31%	0.05%	0.04%
Non-performing loans as a percent of total loans	0.52%	0.40%	0.72%	1.46%	1.22%
Non-performing assets as a percent of total assets	0.45%	0.38%	0.73%	0.85%	0.84%
Other:
Number of offices	6	6	6	6	6

(1) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(2) Represents net interest income as a percent of average interest-earning assets.

(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We have historically operated as a traditional thrift institution headquartered in Ashland, Kentucky. Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential mortgage loans, commercial and multi-family real estate loans, commercial business loans, consumer loans, consisting primarily of automobile loans, home equity loans and lines of credit, and construction loans. We also purchase investment securities consisting primarily of securities issued by United States Government agencies and government sponsored entities, including obligations of state and political subdivisions and mortgage-backed securities. At December 31, 2013, we had total assets of $289.2 million, total deposits of $209.4 million and total equity of $57.7 million.

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges on deposit accounts, net gain on sales of securities and loans, income from company-owned life insurance and miscellaneous other income. Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, federal deposit insurance, foreclosed assets, advertising, professional and accounting fees, and other operating expenses.

B-50

Other than our loans for the construction of one- to four-family properties, we do not offer “interest only” mortgage loans (where the borrower pays only interest for an initial period, after which the loan converts to a fully amortizing loan) on one- to four-family residential properties. We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on his or her loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation, such as little or no verification of income).

Business Strategy

Highlights of our current business strategy include the following:

•	Continuing to emphasize one- to four-family residential mortgage loans while increasing our holdings of such loans with adjustable rates. We have been primarily a one- to four-family residential mortgage lender to borrowers in our market area. As of December 31, 2013, $135.2 million, or 46.7%, of our total assets consisted of one- to four-family residential mortgage loans, compared to $132.5 million, or 45.5%, of total assets at September 30, 2013.

We historically have held primarily fixed-rate loans in our one- to four-family residential mortgage loan portfolio. However, in order to better manage the interest rate sensitivity of our loan portfolio, in 2009 we began to increase our emphasis on adjustable-rate mortgage loan originations subject to demand for such loans in a lower interest rate environment. In addition, in fiscal year 2010, we began selling substantially all of our new fixed-rate one- to four-family residential mortgage loans through the FHLB-Cincinnati Mortgage Purchase Program.

•	Increasing our origination of commercial real estate loans, home equity loans and lines of credit, and other consumer loans. While we will continue to emphasize one- to four-family residential mortgage loans, we also intend to continue to increase our origination of nonresidential real estate loans, home equity loans and lines of credit, other consumer loans and commercial business loans in order to increase the yield of, and reduce the term to repricing of, our total loan portfolio. Between September 30, 2013 and December 31, 2013, commercial real estate loans increased $558,000, or 3.33%, home equity loans and lines of credit increased $81,000 or 1.38%, other consumer loans decreased $211,000, or 1.75%, and commercial business loans increased $132,000, or 2.40%. We expect each of these loan categories to continue to grow over the next three years. The additional capital raised in the stock offering increased our commercial real estate lending capacity by enabling us to originate more loans and loans with larger balances. See “Item 1—Business—Home Federal Savings and Loan Association—Lending Activities—Commercial Real Estate Lending."

•	Managing interest rate risk while enhancing to the extent practicable our net interest margin. During the last several years, we have taken steps that are intended to enhance our interest rate margin (in relation to what it would have been had we remained exclusively a residential lender) as well as our ability to manage our interest rate risk in the future. In particular, we have attempted to increase our holdings of nonresidential loans including commercial real estate loans, commercial business loans, and consumer loans, which generally have shorter terms to maturity and higher yields than fixed-rate one- to four-family mortgage loans, and which allows us to reinvest these funds into market-rate loans as interest rates change. Our portfolio of these types of loans increased significantly as a result of the acquisition of Town Square Financial and Town Square Bank. In addition, we have increased our origination of adjustable-rate one- to four-family residential loans and have developed a secondary market capability with the FHLB-Cincinnati so that we can sell our new fixed-rate one- to four-family mortgage loans that do not fit within our asset/liability management parameters.

B-51

•	Increasing our “core” deposit base. We are seeking to build our core deposit base, with particular focus on NOW accounts and non-interest bearing demand accounts. We believe such core deposits not only have favorable cost and interest rate change resistance, but also allow us greater opportunity to connect with our customers and offer them other financial services and products. As part of this plan, we added a new branch office in Greenup in 2009 and installed ATMs at all of our retail offices. In addition, we added four branches in connection with our acquisition of Town Square Bank, which increased our core deposit base by approximately $26 million. We will continue to provide our high quality service and products, including our reward checking program, as well as competitive pricing to attract deposits.

•	Expanding our banking relationships to a larger base of customers. We were established in 1889 and have been operating continuously since that time. As of June 30, 2013 (the latest date for which deposit market share information is available from the FDIC), our market share of deposits represented 19.3% of FDIC-insured deposits in Boyd, Greenup, Lawrence and Jessamine Counties in Kentucky, combined taking into account the acquisition of Town Square Bank. We will seek to expand our customer base, primarily through opportunistic acquisitions and organic growth, and offer our products and services to the new base of customers by using our recognized brand name and the goodwill developed over years of providing timely, efficient banking services.

•	Maintaining strong asset quality. We have emphasized maintaining strong asset quality by following conservative underwriting guidelines, sound loan administration, and focusing on loans secured by real estate located within our primary market area. Our nonperforming assets totaled $1.3 million or .45% of total assets at December 31, 2013. Our ratio of total nonperforming loans to total loans was 0.52% at December 31, 2013. Taking into account the Town Square Financial and Town Square Bank acquisition, our nonperforming assets totaled $8.7 million or 1.98% of total assets at December 31, 2013 and our estimated ratio of total nonperforming loans to total loans was 2.56% at December 31, 2013.

Critical Accounting Policy

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on income or on the carrying value of certain assets, to be critical accounting policies. We consider the following to be our critical accounting policy:

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the terms of the loan is not expected. Commercial and non-residential real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Comparison of Financial Condition at December 31, 2013 and September 30, 2013

Poage Bankshares’ total assets decreased $1.8 million, or 0.6%, to $289.2 million at December 31, 2013 from $291.0 million at September 30, 2013. The decrease was primarily due to a decrease in cash and due from financial institutions of $1.5 million, or 18.3%, to $6.7 million at December 31, 2013 from $8.2 million at September 30, 2013, and a decrease in securities available for sale of $1.8 million, or 2.0%, to $86.1 million at December 31, 2013 from $87.9 million at September 30, 2013, partially offset by an increase in loans receivable, net of $1.6 million, to $177.1 million at December 31, 2013 from $175.5 million at September 30, 2013.

B-52

Loans held for sale decreased $175,000, or 36.3%, to $307,000 at December 31, 2013 from $482,000 at September 30, 2013. This decrease was largely due to a reduction in sales of residential mortgage loans to the Federal Home Loan Bank as a result of an increase in interest rate on residential real estate loans.

Securities available for sale decreased $1.8 million, or 2.0% to $86.1 million at December 31, 2013 from $87.9 million at September 30, 2013. This decrease was primarily due to principal payments received on mortgage backed securities.

Deposits decreased $7.9 million, or 3.6%, to $209.4 million at December 31, 2013 from $217.3 million at September 30, 2013. This decrease was primarily attributable to a decrease in savings accounts of $4.0 million, or 6.7%, to $55.5 million at December 31, 2013 from $59.5 million at September 30, 2013 and a decrease in certificates of deposits of $3.0 million, or 3.0%, to $96.4 million at December 31, 2013 from $99.4 million at September 30, 2013. The decrease in saving accounts was due to a combination of lower interest rates and the withdrawal of a $1.0 million savings account by a deceased depositor’s heirs and the decrease in certificates of deposit was due to lower interest rates.

Federal Home Loan Bank advances increased $6.8 million, or 51.5%, to $20.0 million at December 31, 2013 from $13.2 million at September 30, 2013. This increase in borrowings was primarily the result of liquidity needs due to a decrease in deposits.

Total shareholders’ equity decreased slightly to $57.7 million at December 31, 2013, compared to $57.9 million at September 30, 2013. The decrease resulted primarily from a net loss of $160,000 for the three months ended December 31, 2013 and dividend payments totaling $125,000.

Comparison of Financial Condition at September 30, 2013 and September 30, 2012

Our total assets decreased $26.2 million, or 8.3%, to $291.0 million at September 30, 2013 from $317.2 million at September 30, 2012. The decrease was primarily due to a decrease of cash and due from financial institutions of $15.2 million, or 65.0%, to $8.2 million at September 30, 2013 from $23.4 million at September 30, 2012, a decrease in securities available for sale of $6.6 million, or 7.0%, to $87.9 million at September 30, 2013 from $94.5 million at September 30, 2012 and a decrease in loans receivable, net, of $4.5 million, or 2.5%, to $175.5 million at September 30, 2013 from $180.0 million at September 30, 2012.

Loans held for sale decreased $237,000, or 33.0%, to $482,000 at September 30, 2013 from $719,000 at September 30, 2012. This decrease was largely due to reduced one-to-four family mortgage loan originations.

Loans receivable, net, decreased $4.5 million, or 2.5%, to $175.5 million at September 30, 2013 from $180.0 million at September 30, 2012. This decrease was largely due to reduced one-to-four family loan originations, caused by the reduced level of refinancing and transfers to other real estate owned. Non-performing loans decreased $590,000, or 45.1%, from $1.3 million at September 30, 2012 to $718,000 at September 30, 2013.

Securities available for sale decreased to $87.9 million at September 30, 2013 from $94.5 million at September 30, 2012.

Deposits decreased $19.2 million, or 8.1%, to $217.3 million at September 30, 2013 from $236.5 million at September 30, 2012. This decrease was primarily attributable to a decrease of $15.0 million, or 13.1%, in certificates of deposits, offset by an increase in savings, money market and NOW accounts of $3.2 million, or 3.3%. The decrease in certificates of deposit is primarily related to depositors seeking better yields on their funds through other sources given the interest rate environment.

Federal Home Loan Bank advances decreased $4.5 million, or 25.4%, to $13.2 million at September 30, 2013 from $17.7 million at September 30, 2012. This decrease in borrowings was primarily the result of regular principal payments and maturities.

B-53

Total shareholders’ equity decreased to $57.9 million at September 30, 2013, compared to $60.6 million at September 30, 2012. The decrease resulted primarily from cash dividends of $498,000, a decrease in other comprehensive income of $2.5 million and repurchases of the Company’s common stock totaling $2.3 million. The decrease in other comprehensive income was due to an increase in unrealized losses of securities available for sale. These decreases were offset by net income of $2.2 million.

Comparison of Operating Results for the Three Months Ended December 31, 2013 and December 31, 2012

General. Net income decreased $594,000, or 136.9%, to a loss of $160,000 for the three months ended December 31, 2013 from net income of $434,000 for the three months ended December 31, 2012. The decrease reflected a decrease in non-interest income of $101,000 to $274,000 for the three months ended December 31, 2013 from $365,000 for the three months ended December 31, 2012 and an increase in non-interest expense of $724,000, to $2.8 million for the three months ended December 31, 2013 from $2.1 million for the three months ended December 31, 2012 offset by an increase in net interest income of $86,000 for the three months ended December 31, 2013.

Interest and Dividend Income. Interest and dividend income decreased $160,000, or 5.3%, to $2.9 million for the three months ended December 31, 2013 from $3.0 million for the three months ended December 31, 2012.

Interest income on loans decreased $217,000, or 8.5%, to $2.3 million for the three months ended December 31, 2013 from $2.6 million for the three months ended December 31, 2012. The average yields on loans decreased to 5.28% for the three months ended December 31, 2013, compared to 5.70% for the three months ended December 31, 2012 and the average balance of loans decreased to $177.0 million for the three months ended December 31, 2013 from $179.2 million for the three months ended December 31, 2012. Interest income on investment securities increased $68,000, or 14%, to $524,000 for the three months ended December 31, 2013 from $456,000 for the three months ended December 31, 2012, reflecting a decrease in the average balance of such securities to $88.4 million at December 31, 2013 from $96.7 million at December 31, 2012 offset by an increase in the average yield to 2.37% for the three months ended December 31, 2013, from 1.89% for the three months ended December 31, 2012. This increase in yield is due to recent investing in mortgage backed securities.

Interest Expense. Interest expense decreased $246,000, or 34.7%, to $462,000 for the three months ended December 31, 2013 from $708,000 for the three months ended December 31, 2012. The decrease reflected a decrease in the average rate paid on deposits to 0.71% for the three months ended December 31, 2013 from 1.02% for the three months ended December 31, 2012, as well as a decrease in the average balance of such deposits to $206.6 million from $228.6 million for the same periods. Interest expense on FHLB-Cincinnati advances decreased $31,000, or 24.6%, to $95,000 for the three months ended December 31, 2013 from $126,000 for the three months ended December 31, 2012. This decrease was due to a 73 basis point decrease in the average rate paid on these borrowings.

Interest expense on certificates of deposit decreased $146,000, or 30.7%, to $329,000 for the three months ended December 31, 2013 from $475,000 for the three months ended December 31, 2012. This decrease reflected a decrease in the average rate paid on certificates of deposits to 1.07% for the three months ended December 31, 2013 from 1.35% for the three months ended December 31, 2012, as well as a decrease in the average balance of such certificates to $123.1 million from $140.5 million. Interest expense on money market deposits, savings, NOW and demand deposits decreased $69,000, or 64.5%, to $38,000 for the three months ended December 31, 2013 from $107,000 for the three months ended December 31, 2012. The decrease reflected a decrease in the average rate paid on these deposits to 0.18% for the three months ended December 31, 2013 from 0.49% for the three months ended December 31, 2012, as well as a decrease in the average balance of such deposits to $83.4 million from $88.1 million.

Net Interest Income. Net interest income increased $86,000, or 3.7%, to $2.4 million for the three months ended December 31, 2013 from $2.3 million for the three months ended December 31, 2012. Our interest rate spread increased to 3.38% from 2.94%, along with an increase in the ratio of our average interest earning assets to average interest bearing liabilities to 122.33% from 121.13%. Our net interest margin increased to 3.54% from 3.12%. The increase in our interest rate spread and net interest margin was largely due to the decline in interest paid on deposits.

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Provision for Loan Losses. We did not record provision for loan losses for the three months ended December 31, 2013 or 2012. The provisions for each period were based on management’s quarterly calculations and evaluation of trends in the portfolio to insure the allowance is adequate.

Noninterest Income. Noninterest income decreased $101,000, or 26.9%, to $274,000 for the three months ended December 31, 2012. The decrease in noninterest income was primarily attributable to a decrease of $95,000 in gains on mortgage banking activity to $66,000 for the three months ended December 31, 2013 from $161,000 for the three months ended December 31, 2012.

Noninterest Expense. Noninterest expense increased $724,000, or 34.2%, to $2.8 million for the three months ended December 31, 2012. This increase was due largely to an increase in salaries and employee benefits of $267,000 due to an increase in the number of employees as well as the expense related to the adoption of stock based compensation plans during April and May of 2013 of $132,000 for the three months ended December 31, 2013 as well as an increase in professional fees of $340,000 for the three months ended December 31, 2013 to $514,000 related to the pending merger with Town Square Financial Corporation. We expect to incur additional expense in connection with the additional employees resulting from the acquisition.

Provision for Income Taxes. The provision for income taxes was $16,000 for the three months ended December 31, 2013 compared to $161,000 for the three months ended December 31, 2012. Poage Bankshares’ effective tax rate for the three months ended December 31, 2013 and 2012 were (11.11)% and 27.06%, respectively. This decrease in income tax expense and effective tax rate is due to incurring an operating loss for the three months ended December 31, 2013. The operating loss resulted from approximately $327,000 of expenses relating to the acquisition of Town Square Financial Corporation that are not deductible for income tax purposes.

Comparison of Operating Results for the Years Ended September 30, 2013 and September 30, 2012

General. Net income increased $728,000, or 51.0%, to $2.2 million for the year ended September 30, 2013 from $1.6 million for the year ended September 30, 2012. The increase reflected an increase in non-interest income of $824,000 to $2.3 million for the year ended September 30, 2013 from $1.4 million for the year ended September 30, 2012, partially offset by a decrease in net interest income of $308,000 and an increase in non-interest expense of $410,000 for the year ended September 30, 2013.

Interest and Dividend Income. Total interest and dividend income decreased $1.2 million, or 9.2%, to $11.8 million for the year ended September 30, 2013 from $13.0 million for the year ended September 30, 2012. This decrease was primarily due to a $778,000 decrease in interest income on loans, as well as a decrease of $246,000 in interest income from taxable securities, and a $201,000 decrease in interest income on tax-exempt securities. The average balance of loans during fiscal year 2013 decreased $5.4 million to $176.1 million, while the average yield on loans decreased by 27 basis points to 5.55% for fiscal year 2013 from 5.82% for fiscal year 2012. The decrease in yield reflected the generally lower interest rate environment. The decrease in income from investment securities reflected a decrease in the average yield on investment securities by 45 basis points to 1.95% for fiscal year 2013 from 2.40% for fiscal year 2012 and a $1.0 million decrease in average balance of securities to $94.9 million from $95.9 million.

Interest Expense. Total interest expense decreased $925,000, or 28.4%, to $2.3 million for the year ended September 30, 2013 from $3.3 million for the year ended September 30, 2012. Interest expense on deposit accounts decreased $769,000, or 29.1%, to $1.9 million for the year ended September 30, 2013 from $2.6 million for the year ended September 30, 2012. The decrease was primarily due to a 30 basis point decrease in the average cost of deposits to 0.84% in fiscal year 2013 from 1.14% for fiscal year 2012, reflecting the declining interest rate environment as well as a $9.8 million, or 4.2%, decrease in the average balance of interest-bearing deposits to $222.6 million for fiscal year 2013 from $232.4 million for fiscal year 2012.

Interest expense on FHLB-Cincinnati advances decreased $156,000 to $451,000 for the year ended September 30, 2013 from $607,000 for the year ended September 30, 2012. The average balance of advances decreased $5.0 million to $15.3 million for fiscal year 2013 from $20.3 million for fiscal year 2012, while the average cost of advances decreased by 6 basis points to 2.94% for fiscal year 2013 from 3.00% for fiscal year 2012.

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Net Interest Income. Net interest income decreased $308,000 million, or 3.2%, to $9.4 million for the year ended September 30, 2013 from $9.7 million for the year ended September 30, 2012. The increase reflected a slight increase in our interest rate spread to 3.09% in fiscal year 2013 from 3.01% in fiscal year 2012, and a slight increase in our net interest margin to 3.27% in fiscal year 2013 from 3.22% in fiscal year 2012.

Provision for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when we believe the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

We evaluate the allowance for loan losses on a regular basis and the provision is based upon our periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The factors we considered in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. We determine the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial loans by either the present value of expected future cash flows discounted at the loans effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar loan characteristics, including individually evaluated loans not determined to be impaired, are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, we do not separately identify individual consumer and residential loans for impairment measurements.

Due to the fact that commercial loans are a relatively new product line for Home Federal and considering little historical loss basis exists, we have made qualitative adjustments to the allowance for loan losses to account for the fact that this is a new product line.  At the time of the first of these commercial loan originations, peer data provided an industry average of approximately 2% which was applied to the commercial loan portfolio in the allowance for loan loss calculation.  Over time, the continued lack of historical loss in this product line allowed some reduction of the calculation percentage.  As economic conditions, unemployment and limited growth in the local economy have worsened, these and other qualitative factors were considered in continuing adjustments to the allowance for loan losses for commercial loans, which was 3.1% of the portfolio at September 30, 2013 with no loss to date.  In addition, minimal loss history is available for the consumer loan portfolio, which was 10.1% of the portfolio at September 30, 2013.

Based upon our evaluation of these factors, a provision of $106,000 was recorded for the year ended September 30, 2013, a decrease of $796,000, or 88.2%, from the provision of $902,000 for the year ended September 30, 2012. The provision for loan losses for the year ended September 30, 2013 reflected net charge-offs of $121,000 compared to net charge-offs of $556,000 for fiscal year 2012. The allowance for loan losses was $2.0 million, or 1.1% of total loans at September 30, 2013 and September 30, 2012. Total nonperforming loans were $718,000 at September 30, 2013 compared to $1.3 million at September 30, 2012. At September 30, 2013 and September 30, 2012, we had no impaired loans. As a percentage of nonperforming loans, the allowance for loan losses was 277.0% at September 30, 2013 compared to 153.2% at September 30, 2012.

To the best of our knowledge, the allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses, which were inherent in the loan portfolio at September 30, 2013 and September 30, 2012.

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Noninterest Income. Noninterest income increased $975,000, or 75.5%, to $2.3 million for the year ended September 30, 2013 from $1.3 million for the year ended September 30, 2012. The increase in noninterest income was primarily attributable to an insurance recovery of $824,000 related to previously written off fictitious loans.

Noninterest Expense. Noninterest expense increased $259,000, or 5.0%, to $8.5 million for the year ended September 30, 2013 compared to $8.3 million for the year ended September 30, 2012. This increase was due largely to an increase in salaries and employee benefits to $4.3 million for the year ended September 30, 2013 from $4.2 million for the year ended September 30, 2012 as well as an increase in other expenses of $239,000 to $1.1 million for the year ended September 30, 2013 compared to $909,000 for the year ended September 30, 2012. The total number of employees has steadily increased from 50 at September 30, 2010 to 79 at September 30, 2013. Personnel expenses will continue to increase as we continue to build our management and administrative teams.

Provision for Income Taxes. Income tax expense was $883,000 for the year ended September 30, 2013 compared to $407,000 for the year ended September 30, 2012. The effective tax rate as a percent of pre-tax income was 29.0% and 20.5% for the years ended September 30, 2013 and 2012, respectively. This increase in the effective tax rate was due to the decrease in tax exempt interest income in the amount of $201,000, or 25.2%.

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Analysis of Net Interest Income

Net interest income represents the difference between the income we earn on interest-earning assets and the interest expense we pay on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

The following tables set forth average balance sheets, average yields and costs, and certain other information at the dates and for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the tables as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income.

	For the Three Months Ended December 31,
	2013			2012
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)

Assets:
Interest-earning assets:
Loans	$176,954	$2,337	5.28%	$179,235	$2,554	5.70%
Investment securities	88,378	524	2.37%	96,671	456	1.89%
FHLB stock	1,953	20	4.10%	1,953	23	4.71%
Other interest-earning assets	6,410	2	0.12%	19,825	10	0.20%
Total interest-earning assets	273,695	2,883	4.21%	297,684	3,043	4.09%

Noninterest-earning assets	16,769			21,104
Total assets	290,464			318,788

Liabilities and equity:
Interest bearing liabilities:
Interest bearing deposits:
NOW, savings, money market, and other	83,446	38	0.18%	88,063	107	0.49%
Certificates of deposit	123,126	329	1.07%	140,533	475	1.35%
Total interest bearing deposits	206,572	367	0.71%	228,596	582	1.02%

FHLB advances	17,170	95	2.21%	17,160	126	2.94%
Total interest bearing liabilities	223,742	462	0.83%	245,756	708	1.15%

Non-interest bearing liabilities:
Non-interest bearing deposits	5,991			6,361
Accrued interest payable	275			481
Other liabilities	2,674			5,563
Total non-interest bearing liabilities	8,940			12,405
Total liabilities	232,682			258,161

Total equity	57,782			60,627
Total liabilities and equity	290,464			318,788

Net interest income		2,421			2,335
Interest rate spread			3.38%			2.94%
Net interest margin			3.54%			3.12%
Average interest-earning assets to average interest-bearing liabilities		122.33%			121.13%

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	For the Years Ended September 30,
	2013			2012
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)

Assets:
Interest-earning assets:
Loans	$176,108	$9,780	5.55%	$181,477	$10,558	5.82%
Investment securities	94,934	1,854	1.95%	95,929	2,301	2.40%
FHLB stock	1,953	85	4.35%	1,928	82	4.25%
Other interest-earning assets	15,457	31	0.20%	22,504	42	0.19%
Total interest-earning assets	288,452	11,750	4.07%	301,838	12,983	4.30%

Noninterest-earning assets	18,514			21,132
Total assets	306,966			322,970

Liabilities and equity:
Interest bearing liabilities:
Interest bearing deposits:
NOW, savings, money market, and other	87,657	232	0.26%	88,760	376	0.42%
Certificates of deposit	134,953	1,645	1.22%	143,623	2,270	1.58%
Total interest bearing deposits	222,610	1,877	0.84%	232,383	2,646	1.14%

FHLB advances	15,333	451	2.94%	20,263	607	3.00%
Total interest bearing liabilities	237,943	2,328	0.98%	252,646	3,253	1.29%

Non-interest bearing liabilities:
Non-interest bearing deposits	6,049			5,774
Accrued interest payable	320			454
Other liabilities	3,104			2,847
Total non-interest bearing liabilities	9,473			9,075
Total liabilities	247,416			261,721

Total equity	59,550			61,349
Total liabilities and equity	306,966			323,070

Net interest income		9,422			9,730
Interest rate spread			3.09%			3.01%
Net interest margin			3.27%			3.22%
Average interest-earning assets to average interest-bearing liabilities		121.23%			119.47%

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Rate/Volume Analysis

The following tables present, for the periods indicated, the dollar amount of changes in interest income and interest expense for the major categories of Home Federal’s interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of these tables, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

Three Months Ended December 31,
2013 Compared to 2012	Volume	Rate	Net
		(In thousands)

Interest income:
Loans receivable	$(130)	$(87)	$(217)
Investment securities	(156)	224	68
Other interest-earning assets	(27)	16	(11)
Total	(313)	153	(160)

Interest expense:
Now, Savings, Money Market, and other	(22)	(47)	(69)
Certificates	(235)	89	(146)
FHLB advances	-	(31)	(31)
Total	(257)	11	(246)
Increase (decrease) in net interest income	$(56)	$142	$86

Year Ended September 30,
2013 Compared to 2012	Volume	Rate	Net
		(In thousands)

Interest income:
Loans receivable	$(307)	$(471)	$(778)
Investment securities	(24)	(423)	(447)
Other interest-earning assets	(13)	5	(8)
Total	(344)	(889)	(1,233)

Interest expense:
Now, Savings, Money Market, and other	(5)	(139)	(144)
Certificates	(130)	(495)	(625)
FHLB advances	(145)	(11)	(156)
Total	(280)	(645)	(925)
Increase (decrease) in net interest income	$(64)	$(244)	$(308)

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Management of Market Risk

Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our net interest income to changes in market interest rates.

Our Board of Directors is responsible for the review and oversight of our asset/liability strategies. Our Board of Directors has also established an Asset/Liability Management Committee consisting of senior management. This committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.

Among the techniques we are currently using to manage interest rate risk are: (i) increasing our portfolio of adjustable-rate one- to four-family residential loans, subject to demand for such loans in a lower interest rate environment, while endeavoring to sell a large portion of the fixed rate; (ii) increasing our origination of commercial and multifamily residential real estate, commercial business and motor vehicle and other consumer loans as they generally reprice more quickly than residential mortgage loans that we originate to the FHLB-Cincinnati; (iii) maintaining a strong capital position, which provides for a favorable level of interest-earning assets relative to interest-bearing liabilities; and (iv) emphasizing less interest rate sensitive and lower-costing “core deposits.” We also maintain a portfolio of short-term or adjustable-rate assets and from time to time have used fixed-rate FHLB-Cincinnati advances and brokered deposits to extend the term to repricing of our liabilities.

Depending on market conditions, from time to time we place more emphasis on enhancing net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our assets and liabilities portfolios can, during periods of stable or declining interest rates, provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result of this philosophy, our results of operations and the economic value of our equity will remain vulnerable to increases in interest rates and to declines due to differences between long and short-term interest rates.

An important measure of interest rate risk is the amount by which the economic value of equity of an institution’s cash flow from assets, liabilities and off balance sheet items changes in the event of a range of assumed changes in market interest rates. We have utilized the Sterne Agee Bank Earnings Report (SABER) to provide an analysis of estimated changes in our EVE under the assumed instantaneous changes in the United States treasury yield curve. The financial model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of the EVE.

Set forth below is an analysis of the changes to the economic value of our equity (“EVE”) that would occur December 31, 2013 in the event of designated changes in the United States treasury yield curve. At December 31, 2013, the economic value of our equity exposure related to these hypothetical changes in market interest rates was within the current guidelines we have established.

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	Economic Value of Equity			EVE as %
	(Dollars in thousands)			of EV of Assets
Change in Rates	$ Amount	$ Change	% Change	EVE Ratio	Change
+400bp	$39,201	$(23,592)	(37.6)%	15.83%	(564	)bp
+300bp	44,344	(18,449)	(29.4)%	17.22%	(425	)bp
+200bp	50,635	(12,159)	(19.4)%	18.83%	(264	)bp
+100bp	57,027	(5,767)	(9.2)%	20.31%	(116	)bp
0bp	62,793	-	-	21.47%	-
-100bp	65,954	3,161	5.03%	21.81%	34	bp
-200bp	65,899	3,105	4.94%	21.30%	(17	)bp
-300bp	68,987	6,193	9.86%	21.80%	33	bp
-400bp	75,409	12,616	20.09%	23.34%	187	bp

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. The EVE analysis incorporates all cash flows over the estimated remaining life of all balance sheet items and off balance sheet items. The EVE of the balance sheet is the discounted present value of assets and derivative cash flows minus discounted value of liability cash flows at a point in time and is a measure of longer term interest rate risk. The results of the model are dependent on assumptions concerning the timing and variability of cash flows along with projected prepayments and deposit decay rates.

Our policies do not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

Liquidity and Capital Resources

Poage Bankshares’ primary sources of funds are deposits and the proceeds from principal and interest payments on loans and investment securities. Poage Bankshares also utilize Federal Home Loan Bank advances. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Poage Bankshares generally manage the pricing of its deposits to be competitive within its market and to increase core deposit relationships.

Liquidity management is both a daily and long-term responsibility of management. Poage Bankshares adjust its investments in liquid assets based upon management’s assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits, federal funds sold, and short and intermediate-term investment securities. If Poage Bankshares requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the Federal Home Loan Bank of Cincinnati. At December 31, 2013, Poage Bankshars had $20.0 million in advances from the Federal Home Loan Bank of Cincinnati and an additional borrowing capacity of $54.1 million.

Home Federal is subject to various regulatory capital requirements administered by its primary federal regulator, the OCC. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that if undertaken, could have a direct material effect on Home Federal and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, Home Federal must meet specific capital guidelines involving quantitative measures of Home Federal’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting pactices.

Home Federal’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Home Federal to maintain minimum amounts and ratios of total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), Tier 1 capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined).

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As of December 31, 2013, based on the most recent notification from the OCC, Home Federal was categorized as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed Home Federal’s prompt corrective action category.

Off-Balance Sheet Arrangements. In the normal course of operations, Poage Bankshares engages in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in its financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit.

Impact of Inflation and Changing Prices

Our consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

For information regarding market risk, see “Item 7 – Management’s Discussion and Analysis of Financial Conditions and Results of Operation.”

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Poage Bankshares, Inc.

Ashland, Kentucky

We have audited the accompanying consolidated balance sheets of Poage Bankshares, Inc. (the “Company”) as of December 31, 2013, September 30, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the three months ended December 31, 2013 and the years ended September 30, 2013 and 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

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In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poage Bankshares, Inc. as of December 31, 2013, September 30, 2013 and 2012, and the results of its operations and its cash flows for the periods then ended, in conformity with U. S. generally accepted accounting principles.

The Company has changed its year end from September 30 to December 31. These financial statements have been prepared to reflect the transitional period.

/s/ Crowe Horwath LLP

Louisville, Kentucky
March 28, 2014

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POAGE BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2013 and September 30, 2013 and 2012

	December 31,	September 30,
	2013	2013	2012
	(In thousands)
ASSETS
Cash and due from financial institutions	$6,684	$8,192	$23,430
Securities available for sale	86,062	87,930	94,456
Loans held for sale	307	482	719
Loans, net of allowance of $1,908, $1,989 and $2,004	177,088	175,476	179,998
Federal Home Loan Bank stock, at cost	1,953	1,953	1,953
Other real estate owned, net	375	375	1,001
Premises and equipment, net	6,267	6,197	6,078
Company owned life insurance	6,936	6,887	6,685
Accrued interest receivable	1,126	1,134	1,255
Other assets	2,432	2,382	1,584

Total assets	$289,230	$291,008	$317,159

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing	$6,058	$6,308	$6,422
Interest bearing	203,382	211,032	230,050
Total deposits	209,440	217,340	236,472
Federal Home Loan Bank advances	19,958	13,230	17,672
Accrued interest payable	33	278	376
Other liabilities	2,141	2,255	2,057
Total liabilities	231,572	233,103	256,577

Commitments and contingent liabilities (Note 14)	-	-	-

Shareholders' equity
Common stock, $.01 par value, 30,000,000 shares authorized, 3,347,263, 3,350,916 and 3,372,375 issued and outstanding at December 31, 2013, September 30, 2013 and 2012, respectively	34	34	34
Additional paid-in-capital	30,080	30,005	31,979
Retained earnings	30,789	31,074	29,416
Unearned Employee Stock Ownership Plan (ESOP) shares	(2,394)	(2,428)	(2,563)
Accumulated other comprehensive income (loss)	(851)	(780)	1,716

Total shareholders' equity	57,658	57,905	60,582
	$289,230	$291,008	$317,159

See Notes to Consolidated Financial Statements.

B-65

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

	Three months ended		Year ended
	December 31,		September 30,
	2013	2012	2013	2012
		Unaudited
	(In thousands except per share)		(In thousands except per share)

Interest and dividend income
Loans, including fees	$2,337	$2,554	$9,780	$10,558
Taxable securities	399	310	1,258	1,504
Tax exempt securities	125	146	596	797
Federal funds sold and other	22	33	116	124
	2,883	3,043	11,750	12,983
Interest expense
Deposits	367	582	1,877	2,646
Federal Home Loan Bank advances and other	95	126	451	607
	462	708	2,328	3,253

Net interest income	2,421	2,335	9,422	9,730

Provision for loan losses	-	-	106	902

Net interest income after provision for loan losses	2,421	2,335	9,316	8,828

Non-interest income
Recovery (Loss) - fictitious loans	-	(10)	743	(151)
Service charges on deposits	142	152	562	578
Loss on disposal of equipment	-	-	(9)	(69)
Gains on mortgage banking activity	66	161	701	442
Net gains on sales of securities	-	-	22	246
Income from company owned life insurance	49	53	202	218
Other	17	9	45	27
	274	365	2,266	1,291
Non-interest expense
Salaries and employee benefits	1,355	1,088	4,293	4,223
Occupancy and equipment	285	209	874	845
Data processing	187	171	723	661
Federal deposit insurance	25	47	174	189
Foreclosed assets, net	2	77	296	144
Advertising	27	30	123	280
Professional Fees	514	174	662	649
Other taxes	63	61	250	233
Other	381	248	1,148	909
	2,839	2,105	8,543	8,133

Income (loss) before income taxes	(144)	595	3,039	1,986

Income tax expense	16	161	883	407

Net income (loss)	$(160)	$434	$2,156	$1,579
Earnings (loss) per share:
Basic	$(0.05)	$0.14	$0.69	$0.51
Diluted	(0.05)	0.14	0.69	0.51

See Notes to Consolidated Financial Statements.

B-66

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

	Three months ended		Years ended
	December 31,		September 30,
	2013	2012	2013	2012
		Unaudited
	(in thousands)		(in thousands)

Net income (loss)	$(160)	$434	$2,156	$1,579

Other comprehensive income (loss):
Unrealized holding gains (losses) on available for sale securities	(107)	(446)	(3,759)	1,270
Reclassification adjustments for (gains) losses recognized in income	-	-	(22)	(246)
Net unrealized holding gains (losses) on available for sale securities	(107)	(446)	(3,781)	1,024
Tax effect	36	152	1,285	(348)
Other comprehensive income (loss):	(71)	(294)	(2,496)	676

Comprehensive income (loss)	$(231)	$140	$(340)	$2,255

See Notes to Consolidated Financial Statements.

B-67

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Three months ended December 31, 2013 and

Years ended September 30, 2013 and 2012

					Accumulated
		Additional		Unearned	Other	Total
	Common	Paid-In	Retained	ESOP	Comprehensive	Shareholders'
	Stock	Capital	Earnings	Shares	Income (Loss)	Equity
	(in thousands)

Balances, October 1, 2011	$34	$31,955	$28,242	$(2,698)	$1,040	$58,573

Net income	-	-	1,579	-	-	1,579

Dividends paid ($0.12/share)	-	-	(405)	-	-	(405)

ESOP compensation earned	-	24	-	135	-	159

Change in other comprehensive income (loss)	-	-	-	-	676	676

Balances, September 30, 2012	34	31,979	29,416	(2,563)	1,716	60,582

Net income	-	-	2,156	-	-	2,156

Stock repurchasing	(2)	(2,256)	-	-	-	(2,258)

Dividends paid ($0.16/share)	-	-	(498)	-	-	(498)

ESOP compensation earned	-	56	-	135	-	191

Stock based compensation expense	2	226	-	-	-	228

Change in other comprehensive income (loss)	-	-	-	-	(2,496)	(2,496)

Balances, September 30, 2013	34	30,005	31,074	(2,428)	(780)	57,905

Net loss	-	-	(160)	-	-	(160)

Stock repurchasing	-	(71)	-	-	-	(71)

Dividends paid ($.05/share)	-	-	(125)	-	-	(125)

ESOP compensation earned	-	14	-	34	-	48

Stock based compensation expense	-	132	-	-	-	132

Change in other comprehensive income (loss)	-	-	-	-	(71)	(71)

Balances, December 31, 2013	$34	$30,080	$30,789	$(2,394)	$(851)	$57,658

See Notes to Consolidated Financial Statements.

B-68

POAGE BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

	Three months ended		Years ended
	December 31,		September 30,
	2013	2012	2013	2012
		Unaudited
	(in thousands)		(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$(160)	$434	$2,156	$1,579
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	147	94	414	391
Provision for loan losses	-	-	106	902
ESOP compensation expense	48	42	191	159
Stock based compensation expense	132	-	228	-
Net gains on sales of securities	-	-	(22)	(246)
Loss on disposal of equipment	-	-	9	69
Loss on sale of other real estate owned	-	36	219	20
Loss on fictitious loans	-	-	-	151
Net amortization on securities	117	257	891	724
Deferred income tax (benefit) expense	(28)	63	300	(41)
Net gain on sale of loans	(66)	(186)	(701)	(442)
Origination of loans held for sale	(1,732)	(1,925)	(10,482)	(12,699)
Proceeds from loans held for sale	1,973	2,317	11,420	13,434
Increase in cash value of life insurance	(62)	(53)	(202)	(218)
Decrease (increase) in:
Accrued interest receivable	8	110	121	129
Other assets	15	165	188	159
Increase (decrease) in:
Accrued interest payable	(245)	(333)	(98)	(59)
Other liabilities	(114)	(374)	232	(533)
Net cash from operating activities	157	647	4,970	3,479

INVESTING ACTIVITIES
Securities available for sale:
Proceeds from sales	-	-	4,145	15,969
Proceeds from calls	-	4,370	11,265	54,685
Proceeds from maturities	415	100	2,684	665
Purchases	-	(14,271)	(28,799)	(94,928)
Principal payments received	1,228	3,527	12,580	6,444
Purchase of Federal Home Loan Bank Stock	-	-	-	(47)
Loan originations and principal payments on loans, net	(1,723)	1,942	4,190	496
Proceeds from the sale of other real estate owned	-	309	599	543
Purchase of premises and equipment	(217)	(49)	(542)	(216)
Net cash from (used in) investing activities	(297)	(4,072)	6,122	(16,389)

FINANCING ACTIVITIES
Net change in deposits	(7,900)	(1,168)	(19,132)	(6,250)
Proceeds from Federal Home Loan Bank borrowings	37,500	-	-	-
Payments on Federal Home Loan Bank borrowings	(30,772)	(924)	(4,442)	(5,445)
Cash dividend paid	(125)	(135)	(498)	(405)
Stock repurchases	(71)	-	(2,258)	-
Net cash used in financing activities	(1,368)	(2,227)	(26,330)	(12,100)

DECREASE IN CASH AND CASH EQUIVALENTS	(1,508)	(5,652)	(15,238)	(25,010)

Cash and cash equivalents at beginning of year	8,192	23,430	23,430	48,440

CASH AND CASH EQUIVALENTS AT END OF YEAR	$6,684	$17,778	$8,192	$23,430

Additional cash flows and supplementary information:
Cash paid during the year for:
Interest on deposits and advances	$707	$1,041	$2,426	$3,312
Income taxes	94	-	350	250
Real estate acquired in settlement of loans	$-	$119	$192	$1,437

See Notes to Consolidated Financial Statements.

B-69

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include Poage Bankshares, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Home Federal Savings and Loan Association (the “Association”). The Company’s principal business is the business of the Association. Inter-company transactions and balances are eliminated in consolidation.

The Association is a federally chartered savings and loan association. The Association currently serves the financial needs of communities in its market area through its main office located in Ashland, Kentucky and its branch offices located in Flatwoods, South Shore, Louisa, Summitt and Greenup, Kentucky. The Association also has a loan production office in the Cincinnati, Ohio area. The Association’s business involves attracting deposits from the general public and using such deposits, together with other funds, to originate one-to-four family residential mortgage loans, commercial and multi-family real estate, construction loans primarily in its market area which includes the Kentucky counties of Boyd, Greenup and Lawrence and the Ohio counties of Scioto and Lawrence.

Change of Accounting Year: On August 24, 2013 the Board of Directors of the Company amended the Company’s bylaws to change the Company’s year end from September 30 of each year to December 31.

Reorganization: The Board of Directors of the Association adopted a Plan of Conversion on December 21, 2010 (the “Plan”) from a federally chartered mutual savings association to a federally chartered stock savings association (“the Conversion”). The Conversion was accomplished through the amendment of the Association’s charter and the sale of common stock in an amount equal to the market value of the Association. A subscription offering the shares of the Association’s common stock was offered to the Association’s depositors, and second, to the Association’s tax-qualified employee benefit plans. No shares in the subscription were offered for sale to the general public.

On September 12, 2011, the conversion from a mutual savings association to a federally chartered stock savings association was completed. A new holding company, Poage Bankshares, Inc., was established as part of the conversion. The public offering was consummated through the sale and issuance by the Company of 3,372,375 shares of common stock at $10 per share. Net proceeds of $32.0 million were raised in the stock offering, after deduction of conversion costs of $1.7 million and excluding $2.7 million which was loaned by the Company to a trust for the Employee Stock Ownership Plan (the ESOP), enabling it to finance the purchase of 269,790 shares of common stock in the offering.

Voting rights are held and exercised exclusively by the stockholders of the new holding company. Deposit account holders will continue to be insured by the FDIC.

A liquidation account was established in the amount of $28,049,000, which represented the Association’s retained earnings as of the latest statement of financial condition contained in the final offering circular utilized in connection with the Conversion. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Association after the Conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The Association may not declare, pay a dividend on, or repurchase any of its capital stock, if the effect thereof would cause retained earnings to be reduced below the liquidation account amount or regulatory capital requirements. Any repurchases of the Company’s common stock will be conducted in accordance with applicable laws and regulations.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, servicing rights and fair values of financial instruments are particularly subject to change.

(Continued)

B-70

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with maturities fewer than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, federal funds purchased and sold, and repurchase agreements.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement, and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income over the contractual life of the loan using the level-yield method without anticipating prepayments.

(Continued)

B-71

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Real estate loans and commercial and industrial loans are charged off on a case by case basis at such time that management determines the loan to be uncollectible. Past due status of all loan types is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. All loan types are moved to non-accrual status in accordance with the Company’s policy, typically after 90 days of non-payment.

All interest accrued but not received for all loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. All types of loans are returned to accrual status when all the principal and interest are brought current and the loan has been performing according to the contractual terms for a period of not less than 6 months.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within a 50 mile radius of its home office. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in the immediate area. The Company held common stock of the FHLB totaling $1,953,000 at December 31, 2013, September 30, 2013 and 2012, and other deposits totaling $1,388,000 at December 31, 2013 and, $2,223,000 and $3,830,000 at September 30, 2013 and 2012, respectively.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. If a loan is categorized as loss under the regulatory definitions of loan classifications, the loan is immediately charged off. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. The allowance for loan losses reflects the estimate management believes to be appropriate to cover incurred probable losses which are inherent in the loan portfolio at December 31, 2013 and, at September 30, 2013 and 2012.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. At December 31, 2013 and at September 30, 2013 and 2012, although all of the aforementioned qualitative factors were considered, management specifically made qualitative adjustments to increase the general component of the reserve to reflect the impact of the continued weak national and local economies as well as the decline in real estate values for all loan segments. For commercial and industrial loans, management increased the general component to reflect the lack of prolonged history of the Company in making these types of loans.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified at the borrower’s request, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for all commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential mortgage loans for impairment disclosures. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.

(Continued)

B-72

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The general component of the allowance covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments have been identified as having differing risk characteristics:

Real estate loans: Loans secured by real estate represent the lowest risk of loans for the Company. The majority of loans in this segment are loans secured by the borrower’s principal residence; however, there are also loans secured by apartment buildings, non-owner occupied property, commercial real estate, or construction and land development projects. They include fixed and floating rate loans as well as loans for commercial purposes or consumer purposes. Borrowers with loans in this category, whether for commercial or consumer purposes, tend to make their payments timely as they do not want to risk foreclosure and loss of the primary residence.

Commercial and industrial loans: These loans to businesses do not have real estate as the underlying collateral. Instead of real estate, collateral could be business assets such as equipment or accounts receivable or the personal guarantee of one or more guarantors. These loans generally present a higher level of risk than loans secured by real estate because in the event of default by the borrower, the business assets must be liquidated and/or guarantors pursued for deficit funds. Business assets are worth more while they are in use to produce income for the business and worth significantly less if the business is no longer in operation. For this reason, the Company discounts the value on these types of collateral prior to meeting the Company’s loan-to-value policy limits.

Consumer loans: Consumer loans are generally loans to borrowers for non-business purposes. They can be either secured or unsecured. Consumer loans are generally small in the individual amount of principal outstanding and are repaid from the borrower’s private funds earned from employment. Consumer lending risk is very susceptible to local economic trends. If there is a consumer loan default, any collateral that may be repossessed is generally not well maintained and has a diminished value. For this reason, consumer loans tend to have higher overall interest rates to cover the higher cost of repossession and charge-offs. However, due to their smaller average balance per borrower, consumer loans are collectively evaluated for impairment in determining the appropriate allowance for loan losses.

Servicing Rights: Servicing rights are recognized separately when they are acquired through sales of loans. When mortgage loans are sold, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts when available or, alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Servicing rights are included in the other assets line item of the balance sheet.

(Continued)

B-73

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. No valuation allowance was required at December 31, 2013 and, at September 30, 2013 or 2012. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

Servicing fee income which is reported on the income statement as other income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at the lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 50 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 10 years.

Federal Home Loan Bank (FHLB) Stock: The Association is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Company Owned Life Insurance: The Association has purchased life insurance policies on certain key executives. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Stock-Based Compensation: Compensation cost is recognized for restricted stock awards issued to employees over the required service period, generally defined as the vesting period. The fair value of restricted stock awards is estimated by using the market price of the Corporation’s common stock at the date of grant. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

(Continued)

B-74

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. There were no such expenses recognized in the three months ended December 31, 2013 and, years ended September 30, 2013 or 2012.

Retirement Plans: Employee 401(k) and profit sharing plan expense is the amount of matching contributions. Supplemental retirement plan expense allocates the benefits over years of service. The Association participates in the Pentegra Defined Benefit Pension Plan for Financial Institutions. This plan covers eligible employees who were employed by the Association prior to January 1, 2007. Employees hired subsequent to that date are not eligible to participate. The employees hired prior to January 1, 2007 continue to earn benefits under the plan. It is the policy of the Association to fund the amount that is determined by annual actuarial valuations.

Comprehensive Income (Loss): Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. The Association is required to maintain reserve funds in cash or on deposit with a designated depository financial institution. The required reserve at December 31, 2013 was $663,000 and at September 30, 2013 and 2012, $742,000 and $809,000, respectively.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Employee Stock Ownership Plan: The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of shareholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest.

Earnings Per Common Share: Basic earnings per common share is net income since the conversion divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. All outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

(Continued)

B-75

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Reporting: The Company has one reportable segment: banking. While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

Adoptions of New Accounting Standards: In July 2013, the FASB amended existing guidance related to the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists. These amendments provide that an unrecognized tax benefit, or a portion thereof, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. These amendments are effective for interim and annual reporting periods beginning after December 15, 2013. Early adoption and retrospective application is permitted. The Company is currently evaluating the impact of this amendment on the consolidated financial statements.

NOTE 2 – ADJUSTMENT FOR FICTITIOUS LOANS

On November 26, 2012, the Company determined that it was required to record a loss, for certain fraudulent loans in the aggregate amount of $950,000 including accrued interest of $127,000 which, net of tax, was a loss of $627,000. The loss related to the creation of fictitious loans by a former employee of the Company’s subsidiary and was discovered by management while in the process of upgrading the Company’s lending controls and procedures.

The Company reported this event to its blanket bond insurance provider and the blanket bond insurance provider paid the Association $824,000 in exchange for the assignment by the Company and the Association of all claims, rights and causes of action which they could have asserted against the employee and any other person or entities which are or may be liable to the Company and the Association related to the losses suffered, and the general release by the Company and the Association of the blanket bond insurer and its affiliates. The Company recorded this payment during the quarter ending June 30, 2013 as recovery for the previously recognized losses, resulting in a non-recurring increase in non-interest income for the quarter.

(Continued)

B-76

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 3 – SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale at December 31, 2013, September 30, 2013 and 2012 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2013
States and political subdivisions	$22,277	$484	$(238)	$22,523
U.S. Government agencies and sponsored entities	27,260	-	(1,260)	26,000
Government sponsored entities residential mortgage-backed:
FHLMC	17,390	38	(134)	17,294
FNMA	12,400	61	(118)	12,343
Collateralized mortgage obligations	3,834	-	(223)	3,611
SBA loan pools	4,190	101	-	4,291
Total securities	$87,351	$684	$(1,973)	$86,062

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2013
States and political subdivisions	$22,717	$476	$(258)	$22,935
U.S. Government agencies and sponsored entities	27,276	-	(1,164)	26,112
Government sponsored entities residential mortgage-backed:
FHLMC	17,986	69	(114)	17,941
FNMA	12,876	80	(100)	12,856
Collateralized mortgage obligations	4,065	-	(171)	3,894
SBA loan pools	4,192	-	-	4,192
Total securities	$89,112	$625	$(1,807)	$87,930

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2012
States and political subdivisions	$24,445	$1,743	$-	$26,188
U.S. Government agencies and sponsored entities	22,250	16	(9)	22,257
Government sponsored entities residential mortgage-backed:
FHLMC	25,330	444	-	25,774
FNMA	19,831	406	-	20,237
Total securities	$91,856	$2,609	$(9)	$94,456

(Continued)

B-77

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 3 – SECURITIES AVAILABLE FOR SALE (Continued)

The proceeds from sales of securities and the associated gross gains and losses are listed below (in thousands):

	December 31,		September 30,
	2013	2012	2013	2012
Proceeds	$-	$-	$4,145	$15,969
Gross gains	-	-	66	246
Gross losses	-	-	(44)	-

The provision for income taxes related to net realized gains and losses was $7,000 and $84,000 for the years ended September 30, 2013 and 2012, respectively, based on an income tax rate of 34%.

The amortized cost and fair value of the securities portfolio at December 31, 2013 and September 30, 2013 are shown by expected maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	December 31,		September 30,
	2013		2013
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(in thousands)		(in thousands)
Within one year	$-	$-	$415	$417
One to five years	2,780	2,889	1,505	1,558
Five to ten years	35,171	34,305	33,987	33,223
Beyond ten years	15,776	15,620	18,278	18,041
Mortgage-backed securities and collateralized mortgage obligations	33,624	33,248	34,927	34,691
Total	$87,351	$86,062	$89,112	$87,930

Securities pledged at December 31, 2013 and September 30, 2013 and 2012 had a carrying amount of $8,466,000, $8,522,000 and $6,479,000, respectively, and were pledged to secure public deposits and repurchase agreements.

At December 31, 2013 and September 30, 2013 and 2012, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of equity.

(Continued)

B-78

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 3 – SECURITIES AVAILABLE FOR SALE (Continued)

The following table summarizes the securities with unrealized losses at December 31, 2013, September 30, 2013 and 2012, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
(Dollars in thousands)

December 31, 2013
States and political subdivisions	$7,302	$(238)	$-	$-	$7,302	$(238)
U.S. Government agencies and sponsored entities	20,916	(844)	5,084	(416)	26,000	(1,260)
Government sponsored entities residential mortgage backed:
FHLMC	10,769	(134)	-	-	10,769	(134)
FNMA	6,479	(118)	-	-	6,479	(118)
Collateralized mortgage obligations	3,611	(223)	-	-	3,611	(223)
Total securities	$49,077	$(1,557)	$5,084	$(416)	$54,161	$(1,973)

September 30, 2013
States and political subdivisions	$7,293	$(258)	$-	$-	$7,293	$(258)
U.S. Government agencies and sponsored entities	26,112	(1,164)	-	-	26,112	(1,164)
Government sponsored entities residential mortgage backed:
FHLMC	11,118	(114)	-	-	11,118	(114)
FNMA	6,696	(100)	-	-	6,696	(100)
Collateralized mortgage obligations	3,894	(171)	-	-	3,894	(171)
Total securities	$55,113	$(1,807)	$-	$-	$55,113	$(1,807)

September 30, 2012
U.S. Government agencies and sponsored entities	$10	$(9)	$-	$-	$10	$(9)
Total securities	$10	$(9)	$-	$-	$10	$(9)

Unrealized losses on bonds have not been recognized into income because the issuers of the bonds are of high credit quality, management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the bonds approach maturity.

(Continued)

B-79

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 4 - LOANS

Loans at December 31, 2013, September 30, 2013 and 2012 were as follows (in thousands):

	December 31,	September 30,
	2013	2013	2012

Real estate:
One to four family	$135,243	$132,462	$141,307
Multi-family	889	1,020	985
Commercial Real Estate	17,321	16,763	16,333
Construction and land	2,176	3,840	3,095
	155,629	154,085	161,720

Commercial and Industrial	5,641	5,509	4,895

Consumer
Home equity loans and lines of credit	5,953	5,872	5,911
Motor vehicle	8,902	9,015	6,968
Other	2,960	3,058	2,592
	17,815	17,945	15,471

Total	179,085	177,539	182,086
Less: Net deferred loan fees	89	74	84
Allowance for loan losses	1,908	1,989	2,004

	$177,088	$175,476	$179,998

(Continued)

B-80

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

The following tables present the balance in the allowance for loan losses and recorded investment in loans by portfolio segment based on impairment method as of December 31, 2013, September 30, 2013 and 2012. Accrued interest receivable and net deferred loan fees are not considered significant and therefore are not included in the loan balances presented in the table below (in thousands):

	Allowance for Loan Losses			Loan Balances
	Individually	Collectively		Individually	Collectively
	Evaluated for	Evaluated for		Evaluated for	Evaluated for
	Impairment	Impairment	Total	Impairment	Impairment	Total
December 31, 2013
Loan Segment:
Real estate	$-	$1,818	$1,818	$-	$155,629	$155,629
Commercial and industrial	-	8	8	-	5,641	5,641
Consumer	-	52	52	-	17,815	17,815
Unallocated	-	30	30	-	-	-

Total	$-	$1,908	$1,908	$-	$179,085	$179,085

	Allowance for Loan Losses			Loan Balances
	Individually	Collectively		Individually	Collectively
	Evaluated for	Evaluated for		Evaluated for	Evaluated for
	Impairment	Impairment	Total	Impairment	Impairment	Total
September 30, 2013
Loan Segment:
Real estate	$-	$1,879	$1,879	$-	$154,085	$154,085
Commercial and industrial	-	8	8	-	5,509	5,509
Consumer	-	44	44	-	17,945	17,945
Unallocated	-	58	58	-	-	-

Total	$-	$1,989	$1,989	$-	$177,539	$177,539

September 30, 2012
Loan Segment:
Real estate	$-	$1,824	$1,824	$-	$161,720	$161,720
Commercial and industrial	-	47	47	-	4,895	4,895
Consumer	-	133	133	-	15,471	15,471

Total	$-	$2,004	$2,004	$-	$182,086	$182,086

(Continued)

B-81

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the periods indicated was as follows (in thousands):

Three Months Ended
December 31, 2013	Real Estate	Commercial	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,879	$8	$44	$58	$1,989
Provision for loan losses	9	-	19	(28)	-
Loans charged-off	(88)	-	(11)	-	(99)
Recoveries	18	-	-	-	18

Total ending allowance balance	$1,818	$8	$52	$30	$1,908

December 31, 2012
Allowance for loan losses:
Beginning balance	$1,824	$47	$133	$-	$2,004
Provision for loan losses	56	(9)	(47)	-	-
Loans charged-off	(19)	-	(9)	-	(28)
Recoveries	15	-	-	-	15

Total ending allowance balance	$1,876	$38	$77	$-	$1,991

Years Ended
September 30, 2013	Real Estate	Commercial	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,824	$47	$133	$-	$2,004
Provision for loan losses	168	(39)	(81)	58	106
Loans charged-off	(188)	-	(9)	-	(197)
Recoveries	75	-	1	-	76

Total ending allowance balance	$1,879	$8	$44	$58	$1,989

September 30, 2012
Allowance for loan losses:
Beginning balance	$1,368	$49	$241	$-	$1,658
Provision for loan losses	983	(2)	(79)	-	902
Loans charged-off	(594)	-	(39)	-	(633)
Recoveries	67	-	10	-	77

Total ending allowance balance	$1,824	$47	$133	$-	$2,004

There were no impaired loans as of or during the three months ended December 31, 2013 or 2012 and as of or during the years ended September 30, 2013 or 2012.

(Continued)

B-82

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

Nonaccrual loans and loans past due 90 days still on accrual consist of smaller balance homogeneous loans that are collectively evaluated for impairment.

The following table presents the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2013, September 30, 2013 and 2012 (in thousands):

	December 31, 2013		September 30, 2013		September 30, 2012
		Loans Past Due		Loans Past Due		Loans Past Due
		Over 90 Days		Over 90 Days		Over 90 Days
	Nonaccrual	Still Accruing	Nonaccrual	Still Accruing	Nonaccrual	Still Accruing
Real estate:
One to four family	$810	$-	$601	$-	$972	$-
Multi-family	-	-	-	-	-	-
Commercial real estate	36	-	35	-	-	307
Construction and land	80	-	80	-	-	-
Commercial and industrial	-	-	-	-	-	14
Consumer:
Home equity loans and lines of credit	-	-	-	-	15	-
Motor vehicle	-	-	2	-	-	-
Other	-	-	-	-	-	-

Total	$926	$-	$718	$-	$987	$321

(Continued)

B-83

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

The following table presents the aging of the recorded investment in past due loans as of December 31, 2013, September 30, 2013 and 2012 by class of loans. Non-accrual loans of $926,000, $718,000 and $987,000 as of December 31, 2013, September 30, 2013 and 2012 respectively, are included in the tables below and have been categorized based on their payment status (in thousands):

	30 - 59	60 - 89	Greater than
	Days	Days	90 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2013
Real estate:
One to four family	$280	$11	$810	$1,101	$134,142	$135,243
Multi-family	-	-	-	-	889	889
Commercial real estate	-	-	36	36	17,285	17,321
Construction and land	41	-	80	121	2,055	2,176
Commercial and industrial	-	-	-	-	5,641	5,641
Consumer:
Home equity loans and lines of credit	17	-	-	17	5,936	5,953
Motor vehicle	15	8	-	23	8,879	8,902
Other	2	8	-	10	2,950	2,960

Total	$355	$27	$926	$1,308	$177,777	$179,085

	30 - 59	60 - 89	Greater than
	Days	Days	90 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
September 30, 2013
Real estate:
One to four family	$855	$406	$601	$1,862	$130,600	$132,462
Multi-family	-	-	-	-	1,020	1,020
Commercial real estate	124	-	35	159	16,604	16,763
Construction and land	40	-	80	120	3,720	3,840
Commercial and industrial	-	-	-	-	5,509	5,509
Consumer:
Home equity loans and lines of credit	-	-	-	-	5,872	5,872
Motor vehicle	52	11	2	65	8,950	9,015
Other	3	13	-	16	3,042	3,058

Total	$1,074	$430	$718	$2,222	$175,317	$177,539

	30 - 59	60 - 89	Greater than
	Days	Days	90 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
September 30, 2012
Real estate:
One to four family	$1,117	$169	$803	$2,089	$139,218	$141,307
Multi-family	-	-	-	-	985	985
Commercial real estate	139	-	307	446	15,887	16,333
Construction and land	525	-	-	525	2,570	3,095
Commercial and industrial	4	135	14	153	4,742	4,895
Consumer:
Home equity loans and lines of credit	-	-	15	15	5,896	5,911
Motor vehicle	87	28	-	115	6,853	6,968
Other	2	-	-	2	2,590	2,592

Total	$1,874	$332	$1,139	$3,345	$178,741	$182,086

(Continued)

B-84

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

CREDIT QUALITY INDICATORS:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes all non-homogeneous loans, such as commercial and commercial real estate loans. The analysis for residential real estate and consumer loans primarily includes review of past due status. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

(Continued)

B-85

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 4 - LOANS (Continued)

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Not Rated

December 31, 2013
One to four family	$130,408	$3,176	$1,659	$-	$-
Multi family	889	-	-	-	-
Commercial Real Estate	16,861	-	460	-	-
Construction and land	1,668	-	508	-	-
Commercial and industrial	5,641	-	-	-	-
Home equity loans and lines of credit	5,914	33	6	-	-
Motor vehicle	8,876	5	21	-	-
Other	2,960	-	-	-	-

Total	$173,217	$3,214	$2,654	$-	$-

	Pass	Special Mention	Substandard	Doubtful	Not Rated

September 30, 2013
One to four family	$127,376	$3,290	$1,796	$-	$-
Multi family	1,020	-	-	-	-
Commercial Real Estate	16,302	-	461	-	-
Construction and land	3,409	-	431	-	-
Commercial and industrial	5,509	-	-	-	-
Home equity loans and lines of credit	5,832	34	6	-	-
Motor vehicle	8,983	7	25	-	-
Other	2,978	-	80	-	-

Total	$171,409	$3,331	$2,799	$-	$-

	Pass	Special Mention	Substandard	Doubtful	Not Rated
September 30, 2012
One to four family	$137,968	$954	$2,385	$-	$-
Multi family	985	-	-	-	-
Commercial Real Estate	14,654	810	869	-	-
Construction and land	3,095	-	-	-	-
Commercial and industrial	4,895	-	-	-	-
Home equity loans and lines of credit	5,874	15	22	-	-
Motor vehicle	6,907	20	41	-	-
Other	2,592	-	-	-	-

Total	$176,970	$1,799	$3,317	$-	$-

The Company had no troubled debt restructuring at December 31, 2013, September 30, 2013 or 2012.

(Continued)

B-86

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 5 - FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Securities: The fair values for securities are determined by quoted market prices, if available (Level 1). If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments (Level 2). This includes the use of “matrix pricing” used to value debt securities absent the exclusive use of quoted prices. For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows (Level 3). As of December 31, 2013, September 30, 2013 and 2012, all securities were classified as a level 2 fair value.

Other Real Estate Owned: Commercial and residential real estate properties classified as other real estate owned (OREO) are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Appraisals for real estate properties classified as other real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Association’s management. The appraisal values are discounted to allow for selling expenses and fees, and the discounts range from 5% to 10%.

(Continued)

B-87

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a recurring basis, at December 31, 2013, September 30, 2013 and 2012 are as follows (in thousands):

		Fair Value Measurements at
		December 31, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets
Securities:
States and political subdivisions	$22,523	$-	$22,523	$-
U.S. Government agencies and sponsored entitites	26,000	-	26,000	-
Mortgage backed securities: residential	29,637	-	29,637	-
Collateralized mortgage obligations	3,611	-	3,611	-
SBA loan pools	4,291	-	4,291	-
Total securities	$86,062	$-	$86,062	$-

		Fair Value Measurements at
		September 30, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets
Securities:
States and political subdivisions	$22,935	$-	$22,935	$-
U.S. Government agencies and sponsored entitites	26,112	-	26,112	-
Mortgage backed securities: residential	30,797	-	30,797	-
Collateralized mortgage obligations	3,894	-	3,894	-
SBA loan pools	4,192	-	4,192	-
Total securities	$87,930	$-	$87,930	$-

		Fair Value Measurements at
		September 30, 2012 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets
Securities:
States and political subdivisions	$26,188	$-	$26,188	$-
U.S. Government agencies and sponsored entitites	22,257	-	22,257	-
Mortgage backed securities: residential	46,011	-	46,011	-
Total securities	$94,456	$-	$94,456	$-

There were no transfers between Level 1 and Level 2.

(Continued)

B-88

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

Assets measured at fair value on a non-recurring basis at December 31, 2013, September 30, 2013 and 2012 are summarized below (in thousands):

		Fair Value Measurements at
		December 31, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Other real estate owned
One to four family, net	$6	$-	$-	$6
Commercial, net	290	-	-	290

		Fair Value Measurements at
		September 30, 2013 Using:
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Other real estate owned
One to four family, net	$6	$-	$-	$6
Commercial, net	290	-	-	290

Fair Value Measurements at
September 30, 2012 Using:
Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Other real estate owned
One to four family, net	$268	$-	$-	$268

At December 31, 2013, other real estate owned had a net carrying amount of $296,000 made up of the outstanding balance of $454,000, net of a valuation allowance $158,000. There was no write-down during the three months ended December 31, 2013.

At September 30, 2013, other real estate owned had a net carrying amount of $296,000 made up of the outstanding balance of $454,000, net of a valuation allowance $158,000 which resulted in a write-down of $157,000 for the year ended September 30, 2013.

At September 30, 2012, other real estate owned had a net carrying amount of $268,000 made up of the outstanding balance of $336,000, net of a valuation allowance $68,000 which resulted in a write-down of $68,000 for the year ended September 30, 2013.

(Continued)

B-89

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

The carrying amounts and estimated fair values of financial instruments, at December 31, 2013, September 30, 2013 and 2012 are as follows (in thousands):

		Fair Value Measurements
	Carrying
	Value	Level 1	Level 2	Level 3	Total
December 31, 2013
Financial assets
Cash and cash equivalents	$6,684	$6,684	$-	$-	$6,684
Securities	86,062	-	86,062	-	86,062
Federal Home Loan Bank stock	1,953	N/A	N/A	N/A	N/A
Loans held for sale	307	-	314	-	314
Loans, net	177,088	-	-	188,666	188,666
Accrued interest receivable	1,126	-	471	655	1,126

Financial liabilities
Deposits	$209,440	$87,733	$122,596	$-	$210,329
Federal Home Loan Bank advances	19,958	-	20,044	-	20,044
Accrued interest payable	33	-	33	-	33

		Fair Value Measurements
	Carrying
	Value	Level 1	Level 2	Level 3	Total
September 30, 2013
Financial assets
Cash and cash equivalents	$8,192	$8,192	$-	$-	$8,192
Securities	87,930	-	87,930	-	87,930
Federal Home Loan Bank stock	1,953	N/A	N/A	N/A	N/A
Loans held for sale	482	-	492	-	492
Loans, net	175,476	-	-	186,193	186,193
Accrued interest receivable	1,134	-	494	640	1,134

Financial liabilities
Deposits	$217,340	$93,128	$125,209	$-	$218,337
Federal Home Loan Bank advances	13,230	-	13,706	-	13,706
Accrued interest payable	278	-	278	-	278

		Fair Value Measurements
	Carrying
	Value	Level 1	Level 2	Level 3	Total
September 30, 2012
Financial assets
Cash and cash equivalents	$23,430	$23,430	$-	$-	$23,430
Securities	94,456	-	94,456	-	94,456
Federal Home Loan Bank stock	1,953	N/A	N/A	N/A	N/A
Loans held for sale	719	-	739	-	739
Loans, net	179,998	-	-	202,153	202,153
Accrued interest receivable	1,255	-	509	746	1,255

Financial liabilities
Deposits	$236,472	$96,176	$141,826	$-	$238,002
Federal Home Loan Bank advances	17,672	-	18,764	-	18,764
Accrued interest payable	376	-	376	-	376

(Continued)

B-90

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

The methods and assumptions, not previously presented, used to estimate fair value is described as follows:

Cash and Cash Equivalents

The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

FHLB Stock

It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

Loans

Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors in a Level 2 classification.

Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are by definition equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair value at the reporting date resulting in a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

FHLB Advances

The fair values of the Company’s long-term borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Accrued Interest Receivable/Payable

The carrying amounts of accrued interest approximate fair value and are classified by level consistent with the level of the related assets or liabilities.

(Continued)

B-91

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 5 - FAIR VALUE (Continued)

Off-balance Sheet Instruments

Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of commitments is not material.

NOTE 6 - LOAN SERVICING

Mortgage loans serviced for others are not reported as assets. The principal balance of these loans at December 31, 2013, September 30, 2013 and 2012 were $32,862,000, $31,682,000 and $24,230,000, respectively. Custodial escrow balances maintained in connection with serviced loans were $66,000, $85,000 and $31,000 at December 31, 2013 and, September 30, 2013 and 2012, respectively.

Activity for loan servicing rights during the period and year ends was as follows (in thousands):

	Three months ended		Year ended
	December 31,		September 30,
	2013	2012	2013	2012

Beginning of year	$305	$220	$220	$133
Additions	20	35	117	138
Amortized to expense	(37)	(82)	(32)	(51)

End of year	$288	$173	$305	$220

There was no valuation allowance for servicing rights at December 31, 2013, September 30, 2013 or 2012. The fair value of servicing rights is estimated to be $321,000, $310,000 and $220,000 at December 31, 2013, September 30, 2013 and 2012, respectively. Fair value at September 30, 2013 was determined using a discount rate of 8%, prepayment speeds ranging from 213% to 399%, depending on the stratification of the specific right and a weighted average default rate of 0%.

The weighted average amortization period is 7.0 years.

(Continued)

B-92

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 7 - PREMISES AND EQUIPMENT

Premises and equipment at December 31, 2013, September 30, 2013 and 2012 were as follows (in thousands):

	December 31,	September 30,
	2013	2013	2012

Land	$1,132	$1,132	$1,132
Buildings and leasehold improvements	6,109	6,043	5,740
Furniture, fixtures, and equipment	1,725	1,574	1,506
Automobiles	59	59	59
	9,025	8,808	8,437
Less: Accumulated depreciation	2,758	2,611	2,359
	$6,267	$6,197	$6,078

Depreciation expense was $147,000, $94,000, $414,000 and $391,000 for the three months ended December 31, 2013 and 2012 and, years ended September 30, 2013 and 2012, respectively.

NOTE 8 - DEPOSITS

Time deposits of $100,000 or more were $60,157,000, $61,406,000 and $67,306,000 at December 31, 2013, and September 30, 2013 and 2012.

Scheduled maturities of time deposits for the next five years were as follows (in thousands):

	December 31,	September 30,
	2013	2013
2014	$65,770	$68,378
2015	17,584	17,736
2016	12,527	13,516
2017	23,096	19,343
2018	2,731	5,816
Total	$121,708	$124,789

 At December 31, 2013, September 30, 2013 and 2012, generally accounts in excess of $250,000 are not federally insured.

NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES

At December 31, 2013, September 30, 2013 and 2012, advances from the Federal Home Loan Bank were as follows (in thousands):

	December 31,	September 30,
	2013	2013	2012

Maturities January 2014 through June 2024, fixed rate at rates from 0.12% to 6.70%, weighted average rate of 1.88% at at December 31, 2013 and, 2.94% at September 30, 2013 and 2.95% at September 30, 2012	$19,958	$13,230	$17,672

(Continued)

B-93

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES (Continue)

Rates on advances were as follows (in thousands):

	December 31,	September 30,
	2013	2013	2012

0.00% - 1.75%	$7,500	$-	$-
1.76% - 2.75%	6,408	6,660	8,868
2.76% - 3.75%	4,778	5,216	6,899
3.76% - 4.75%	1,201	1,276	1,788
4.76% - 5.75%	-	-	-
5.76% - 6.75%	71	78	117
	$19,958	$13,230	$17,672

Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. The advances were collateralized by all of the Association’s one to four family first mortgage loans under a blanket lien arrangement at December 31, 2013, September 30, 2013 and 2012 and the Association’s FHLB stock. Based on this collateral and the Association’s holdings of FHLB stock, the Association is eligible to borrow up to a total of $54,126,000 at December 31, 2013 and $60,854,000 at September 30, 2013.

Payments contractually required over the next five years as of December 31, 2013 and September 30, 2013 are as follows (in thousands):

	December 31,	September 30,
2014	$11,425	$3,796
2015	2,763	2,948
2016	2,222	2,385
2017	1,779	1,908
2018	1,359	1,505
Thereafter	410	688
Total	$19,958	$13,230

NOTE 10 - BENEFIT PLANS

The Association participates in the Pentegra Defined Benefit Plan for Financial Institutions (“The Pentegra DB Plan”), a tax-qualified defined-benefit pension plan. The Pentegra DB Plan’s Employer Identification Number is 13-5645888 and the Plan Number is 333. The Pentegra DB Plan operates as a multi-employer plan for accounting purposes and as a multiple-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. There are no collective bargaining agreements in place that require contributions to the Pentegra DB Plan.

(Continued)

B-94

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 10 - BENEFIT PLANS (Continued)

The Pentegra DB Plan is a single plan under Internal Revenue Code Section 413C and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Pentegra DB Plan contributions made by a participating employer may be used to provide benefits to participants of other participating employers.

Funded Status (Market value of plan assets divided by funding target) as of July 1,

	2013*	2012
Source	Valuation	Valuation
	Report	Report

Association Plan	93.86%	100.75%

*Market value of plan assets reflects any contributions received through September 30, 2013

Employer Contributions

Total contributions made to the Pentegra DB Plan, as reported on For 5500, equal $135,230,000 and $191,845,000 for the plan years ending June 30, 2013 and June 30, 2012, respectively. The Association’s contributions to the Pentegra DB Plan are not more than 5% of the total contributions to the Pentegra DB Plan.

The following contributions were paid by the Association during the three months ended December 31, 2013 and the fiscal years ending September 30, 2013 and 2012.

December 31,		September 30,		September 30,
2013		2013		2012
Date Paid	Amount	Date Paid	Amount	Date Paid	Amount
12/27/2013	$175,205	12/31/2012	$248,993	12/27/2011	$569,618

This plan was “frozen” as of February 1, 2013. Contributions will be limited to sustaining earned participant benefits.

401(k) Plan: A 401(k) benefit plan allows employee contributions up to 15% of their compensation, which are matched equal to 50% of the first 6% of the compensation contributed. Expense for the three months ended December 31, 2013 and 2012 and for the years ended September 30, 2013 and 2012 was $11,000, $0, $46,000 and $16,000, respectively.

Deferred Compensation Plan: A deferred compensation plan covers all directors and certain executive officers. Under the plan, the Association pays each participant, or their beneficiary, the amount of fees deferred plus interest over 20 years, beginning with the individual’s termination of service. A liability is accrued for the obligation under these plans. In January 2003, the Association adopted a non-contributory retirement plan which provides benefits to directors and certain key officers. The Company’s obligations under the plan have been informally funded through the purchase of single premium key man life insurance of which the Company is the beneficiary. The expense incurred for the deferred compensation for the three months ended was $47,000 and $39,000, respectively and for each of the last two years $181,000 and $173,000, respectively resulting in a deferred compensation liability of $1,370,000, $1,340,000 and $1,264,000 at December 31, 2013 and September 30, 2013 and 2012. The cash surrender value of the key man life insurance policies totaled $6,936,000, $6,887,000 and $6,685,000 at December 31, 2013 and September 30, 2013 and 2012, respectively.

(Continued)

B-95

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 11 - INCOME TAXES

The provision for income taxes consists of the following (in thousands):

	Three months ended		Years ended
	December 31,		September 30,
	2013	2012	2013	2012

Current expense	$44	$98	$583	$448
Deferred expense (benefit)	(28)	63	300	(41)
	$16	$161	$883	$407

The following tabulation reconciles the federal statutory tax rate of 34% to the effective rate of taxes provided for income taxes (in thousands):

	Three months ended		Years ended
	December 31,		September 30,
	2013	2012	2013	2012

Tax at statutory rate	$(48)	$202	$1,033	$675
Tax exempt interest	(41)	(45)	(184)	(271)
Income from company owned life insurance	(17)	(18)	(69)	(74)
Nondeductible merger expenses	111	22
Other	11	-	103	77
Federal income tax expense	$16	$161	$883	$407

Effective Tax Rate	(11.11)%	27.06%	29.06%	20.49%

The components of the Company’s net deferred tax asset as of December 31, 2013, September 30, 2013 and 2012 are summarized as follows (in thousands):

	December 31,	September 30,
	2013	2013	2012
Deferred tax assets:
Deferred compensation plan	$376	$369	$356
Deferred loan origination fees	30	25	29
Allowance for loan losses	649	676	681
AMT credit carryforward	343	331	446
Fictitious loans loss	-	-	323
Unrealized losses on available for sale securities	438	402	-
Stock based compensation plans	122	77	-
Basis in other real estate owned	54	54	23
ESOP compensation expense	28	51	38
Other	21	11	7
	2,061	1,996	1,903

Deferred tax liabilities:
Federal Home Loan Bank stock dividends	431	431	431
Basis in property and equipment	324	318	331
Accretion on securities	7	7	32
Mortgage servicing rights	98	104	75
Unrealized gains on available for sale securities	-	-	884
	860	860	1,753
Net deferred tax asset	$1,201	$1,136	$150

(Continued)

B-96

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 11 - INCOME TAXES (Continued)

Management evaluated whether a valuation allowance was necessary based on taxes paid in prior periods and recoverable, projected future income, projected future reversals of deferred tax items, and tax planning strategies. Based on its assessments, management concluded that it was more likely than not that all deferred tax assets could be realized based primarily on current taxes paid and recoverable and projected reversals of deferred tax liabilities, as well as future income. As such, no valuation allowance was recorded as of December 31, 2013, September 30, 2013 or 2012.

The Company is subject to U.S. federal income tax. The Company is no longer subject to examination by taxing authorities for years before September 30, 2010.

The Company had no unrecognized tax benefits at December 31, 2013, September 30, 2013 or 2012. No change in unrecognized tax benefits is expected in the next twelve months.

Retained earnings at December 31, 2013, September 30, 2013 and 2012 included approximately $2,341,000, for which no provision for federal income taxes has been made. This amount represents the tax bad debt reserve at September 30, 1987, which is the end of the Association’s base year for purposes of calculating the bad debt deduction for tax purposes. If this portion of retained earnings is used in the future for any purpose other than to absorb bad debts, the amount used will be added to future taxable income. The unrecorded deferred tax liability on the above amount at December 31, 2013, September 30, 2013 and 2012 was approximately $796,000.

NOTE 12 - RELATED-PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates at December 31, 2013 and, September 30, 2013 and 2012 were as follows (in thousands):

	December 31,	September 30,
	2013	2013	2012
Beginning balance	$585	$931	$432
New loans	26	381	809
Repayments	(11)	(727)	(310)

Ending balance	$600	$585	$931

Deposits from principal officers, directors, and their affiliates at December 31, 2013 and, September 30, 2013 and 2012 were $3,127,000, $3,080,000 and $3,028,000, respectively.

During the three months ended December 31, 2013 and 2012 and years ended September 30, 2013 and 2012, the Company paid approximately $7,000, $8,000, $32,000 and $37,000, respectively, to a principal officer who is a Certified Residential Real Estate Appraiser for appraisals performed on real estate properties that were used as collateral on loans extended to customers. The appraisals are validated through an internal validation process and once a property is foreclosed upon or the loan is deemed impaired, an appraisal from an outside party is obtained.

NOTE 13 - REGULATORY CAPITAL MATTERS

The Association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of the Comptroller of the Currency (OCC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Association and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines involving quantitative measures of the Association’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

(Continued)

B-97

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 13 - REGULATORY CAPITAL MATTERS (Continued)

The Association’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations) and Tier I capital to adjusted total assets (as defined).

As of December 31, 2013, based on the most recent notification from the OCC, the Association was categorized as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Association’s prompt corrective action category.

Actual and required capital amounts (in thousands) and ratios for the Association are presented below at December 31, 2013 and, September 30, 2013 and 2012:

							To Be Well
							Capitalized Under
			For Capital Adequacy				Prompt Corrective
	Actual		Purposes				Action Regulations
	Amount	Ratio	Amount		Ratio		Amount		Ratio
As of December 31, 2013:
Total Risk-Based Capital (to Risk-weighted Assets)	$48,796	32.12%	≥	$12,155	≥	8.00%	≥	$15,194	≥	10.00%
Tier I Capital (to Risk-weighted Assets)	$46,896	30.87%	≥	$6,077	≥	4.00%	≥	$9,116	≥	6.00%
Tier I Capital (to Adjusted Total Assets)	$46,896	16.16%	≥	$11,609	≥	4.00%	≥	$14,511	≥	5.00%

							To Be Well
							Capitalized Under
			For Capital Adequacy				Prompt Corrective
	Actual		Purposes				Action Regulations
	Amount	Ratio	Amount		Ratio		Amount		Ratio
As of September 30, 2013:
Total Risk-Based Capital (to Risk-weighted Assets)	$48,322	31.75%	≥	$12,177	≥	8.00%	≥	$15,221	≥	10.00%
Tier I Capital (to Risk-weighted Assets)	$46,409	30.49%	≥	$6,089	≥	4.00%	≥	$9,133	≥	6.00%
Tier I Capital (to Adjusted Total Assets)	$46,409	15.89%	≥	$11,679	≥	4.00%	≥	$14,599	≥	5.00%

							To Be Well
							Capitalized Under
			For Capital Adequacy				Prompt Corrective
	Actual		Purposes				Action Regulations
	Amount	Ratio	Amount		Ratio		Amount		Ratio
As of September 30, 2012:
Total Risk-Based Capital (to Risk-weighted Assets)	$45,499	29.29%	≥	$12,429	≥	8.00%	≥	$15,536	≥	10.00%
Tier I Capital (to Risk-weighted Assets)	$43,547	28.03%	≥	$6,214	≥	4.00%	≥	$9,322	≥	6.00%
Tier I Capital (to Adjusted Total Assets)	$43,547	13.78%	≥	$12,644	≥	4.00%	≥	$15,805	≥	5.00%

(Continued)

B-98

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 13 - REGULATORY CAPITAL MATTERS (Continued)

Dividend Restrictions: The Company’s principal source of funds for dividend payments is dividends received from the Association. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. As of December 31, 2013, the Association could, without prior approval, declare dividends of approximately $4,847,000.

NOTE 14 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amounts of financial instruments with off-balance-sheet risk at December 31, 2013 and, at September 30, 2013 and 2012 were as follows:

	December 31, 2013
	Fixed		Variable
	Rate	Rate	Rate	Rate	Total

Commitments to make loans held for sale	$307,000	3.50% - 4.63%	$-	0.00%	$307,000
Commitments to make loans	-	0.00%	4,250,000	4.65% - 4.95%	4,250,000
Unused lines of credit	2,744,000	5.00% - 8.00%	5,122,000	3.25% - 6.50%	7,866,000
Standby letters of credit	40,000	0.00%	-	0.00%	40,000

	September 30, 2013
	Fixed		Variable
	Rate	Rate	Rate	Rate	Total

Commitments to make loans held for sale	$1,174,000	3.88% - 4.75%	$-	0.00%	$1,174,000
Commitments to make loans	-	0.00%	3,150,000	3.25% - 4.25%	3,150,000
Unused lines of credit	2,872,000	5.00% - 8.00%	3,572,000	3.25% - 8.00%	6,444,000
Standby letters of credit	40,000	0.00%	-	0.00%	40,000

	September 30, 2012
	Fixed		Variable
	Rate	Rate	Rate	Rate	Total

Commitments to make loans held for sale	$1,696,000	3.00% - 3.65%	$-	0.00%	$1,696,000
Commitments to make loans	1,200,000	6.00%	178,000	3.50% - 3.99%	1,378,000
Unused lines of credit	2,641,000	5.00% - 6.99%	2,247,000	3.25% - 6.50%	4,888,000
Standby letters of credit	40,000	0.00%	40,000	4.25%	80,000

(Continued)

B-99

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 15 - ESOP PLAN

Effective January 1, 2011, the company adopted an Employee Stock Ownership Plan (“ESOP”) for eligible employees. The ESOP borrowed $2.7 million from the Company and used those funds to acquire 269,790 shares issued by the Company in its initial public offering. The shares were acquired at a price of $10.00 per share.

The debt is secured by the shares purchased with the debt proceeds and will be repaid by the ESOP over the 20-year term of the debt with funds from Home Federal Savings and Loan Association’s contributions to the ESOP and dividends payable on shares, if any. The interest rate on the ESOP loan adjusts annually and is the prime rate on the first business day of the calendar year, as published in The Wall Street Journal.

Shares purchased by the ESOP are held by a trustee in an unallocated suspense account and shares are released annually from the suspense account on a pro-rata basis as principal and interest payments are made by the ESOP to the Company. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Total ESOP shares may be reduced as a result of employees leaving the Company; shares that have previously been released to those exiting employees may be removed from the plan and transferred to that employee. As shares are committed to be released from the suspense account, the Company reports compensation expense based on the average fair value of shares committed to be released with a corresponding credit to shareholders’ equity.

Compensation expense recognized for the three months ended December 31, 2013 and 2012 was $48,000 and $42,000 respectively, and the years ended September 30, 2013 and 2012 was $191,000 and $159,000, respectively.

Shares held by the ESOP at December 31, 2013 and, September 30, 2013 and 2012 were as follows (dollars in thousands):

	December 31,	September 30,
	2013	2013	2012
Allocated to participants	30,351	16,862	3,372
Released, but unallocated	-	10,117	10,117
Unearned	239,439	242,811	256,301

Total ESOP shares	269,790	269,790	269,790

Fair value of unearned shares	$3,355	$3,509	$3,158

(Continued)

B-100

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 16 – EARNINGS PER SHARE

The two-class method is used in the calculation of basic and diluted earnings per share. Under the two-class method, earnings available to common shareholders for the period are allocated between common shareholders and participating securities according to dividends declared (or accumulated) and participating rights in undistributed earnings. The factors used in the earnings per computation follow (dollars in thousands):

	December 31,		September 30,
	2013	2012	2013	2012
Basic
Net income (loss)	$(160)	$434	$2,156	$1,579
Less: Net income (loss) attributable to participating securities	(6)	-	(45)	-
Net income (loss) available to common shareholders	$(154)	$434	$2,111	$1,579

Weighted average common shares outstanding	3,350,672	3,372,375	3,359,638	3,372,375
Less: Average unallocated ESOP shares	(252,781)	(266,268)	(256,291)	(267,238)
Average participating shares	(134,119)	-	(61,753)	-
Average shares	2,963,772	3,106,107	3,041,594	3,105,137

Basic earnings (loss) per common share	$(0.05)	$0.14	$0.69	$0.51

Diluted
Net income (loss)	$(154)	$434	$2,111	$1,579

Weighted average common shares outstanding for basic earnings (loss) per common share	2,963,772	3,106,107	3,041,594	3,105,137
Add: Dilutive effects of assumed exercises of stock options	-	-	-	-

Average shares and dilutive potential common shares	2,963,772	3,106,107	3,041,594	3,105,137

Diluted earnings (loss) per common share	$(0.05)	$0.14	$0.69	$0.51

There were no potentially dilutive securities outstanding as of December 31, 2013 or 2012 or September 30, 2013 or 2012. Stock options of 300,000 shares of common stock were not considered in computing diluted earnings per common share for December 31, 2013 because they were antidilutive and stock options of 290,000 shares of common stock were not considered in computing diluted earnings per common share for September 30, 2013 because they were antidilutive.

(Continued)

B-101

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 17 – STOCK REPURCHASE PROGRAM

On December 18, 2012, the Board of Directors of the Company authorized a stock repurchase program pursuant to which the Company intended to purchase up to 168,619 of its issued and outstanding shares of common stock, which represented approximately 5.0% of the Company’s issued and outstanding shares. All repurchased shares are held by the Company as authorized but unissued shares. On June 11, 2013, the Board of Directors of the Company terminated the Company’s existing stock repurchase program, under which the Company had previously purchased a total of 136,046 shares of its common stock at a weighted average price of $14.51 per share.

On June 11, 2013, the Board of Directors of the Company authorized a stock repurchase program pursuant to which the Company intended to purchase up to 161,816 of its issued and outstanding shares of common stock, which represented approximately 5.0% of the Company’s issued and outstanding shares. All repurchased shares are held by the Company as authorized but unissued shares. The repurchase program commenced on June 14, 2013. On November 20, 2013, the Board of Directors of the Company terminated the Company’s existing stock repurchase program, under which the Company had previously purchased a total of 18,961 shares of its common stock at a weighted average price of $15.00 per share.

On November 20, 2013, the Board of Directors of the Company authorized a program to repurchase, from time to time and subject to market conditions, up to 12,650 shares of Company outstanding common stock through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Third Repurchase Program”). The Third Repurchase Program commenced on November 21, 2013 and will terminate prior to the mailing of the proxy statement for the approval of Poage Bankshare’s acquisition of Town Square Financial Corporation to its stockholders (Note 19). The Company’s stock repurchases pursuant to the Third Repurchase Program is dependent on certain factors, including but not limited to, the timing of the mailing of the Town Square Financial Corporation proxy statement, the timing of the Town Square Financial Corporation special meeting to approve the merger agreement, market conditions and prices, available funds and alternative uses of capital. The Company has repurchased 5,000 shares of its common stock at a weighted average price of $14.20 under the Plan.

The Board of Directors of the Company may authorize a fourth stock repurchase program following completion of the Town Square Financial Corporation special meeting.

NOTE 18 – STOCK BASED COMPENSATION

On January 8, 2013, the shareholders of Poage Bankshares, Inc. approved the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Plan”) for employees and directors of the Company. The Plan authorizes the issuance of up to 472,132 shares of the Company’s common stock, with no more than 134,895 of shares as restricted stock awards and 337,237 as stock options, either incentive stock options or non-qualified stock options. The exercise price of options granted under the Plan may not be less than the fair value on the date the stock option is granted. The compensation committee of the board of directors has sole discretion to determine the amount and to whom equity incentive awards are granted.

On April 16, 2013, the compensation committee of the board of directors approved the issuance of 134,895 shares of restricted stock to its directors and officers. In addition, on May 10, 2013, the compensation committee of the board of directors approved the issuance of 290,000 stock options to its directors and officers. All stock options and restricted stock awards vest ratably over five years. Stock options expire ten years after issuance. Apart from the vesting schedule for both stock options and restricted stock, there are no performance-based conditions or any other material conditions applicable to the awards issued.

(Continued)

B-102

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 18 – STOCK BASED COMPENSATION (Continued)

The following table summarizes stock option activity for the three months ended December 31, 2013 and, the year ended September 30, 2013:

		Exercise
	Options	Price
Outstanding - October 1, 2012	-	-
Granted	290,000	$15.00
Exercised	-	-
Forfeited	-	-
Outstanding - September 30, 2013	290,000	$15.00
Granted	10,000	$14.86
Exercised	-	-
Forfeited	-	-
Outstanding - December 31, 2013	300,000	$14.86 - $15.00

Fully vested and exercisable at December 31, 2013	-	-
Fully vested and exercisable at September 30, 2013	-	-
Expected to vest in future periods	300,000	-

The fair value for each option grant is estimated on the date of grant using the Black-Scholes-Merton option pricing model that uses the following assumptions. The Company uses the U.S. Treasury yield curve in effect at the time of the grant to determine the risk-free interest rate. The expected dividend yield is estimated using the projected annual dividend level and recent stock price of the Company’s common stock at the date of grant. Expected stock volatility is based on historical volatilities of the Company’s common stock. The expected term of the options is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable.

The weighted-average assumptions used in the Black-Scholes-Merton option pricing model to determine the fair value of options granted was as follows:

	Three months ended	Year ended
	December 31, 2013	September 30, 2012

Risk-free interest rate	2.34%	1.31%
Expected dividend yield	1.08%	1.06%
Expected stock volatility	12.59	12.94
Expected life (years)	7	7
Weighted average fair value of options granted	$2.39	$2.00

Stock options are assumed to be earned ratably over their respective vesting periods and charged to compensation expense based upon their grant date fair value and the number of options assumed to be earned. No options were earned during the three months ended December 31, 2013 or the year ended September 30, 2013. Stock-based compensation expense for stock options for the three months ended December 31, 2013 was $31,000 and, the year ended September 30, 2013 was $43,000. Total unrecognized compensation cost related to non-vested stock options was $535,000 at December 31, 2013 and, $537,000 at September 30, 2013 and is expected to be recognized over a period of 57 months.

(Continued)

B-103

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 18 – STOCK BASED COMPENSATION (Continued)

The following table summarizes non-vested restricted stock activity for the three months ended December 31, 2013 and, the year-end September 30, 2013:

Balance - October 1, 2012	-
Granted	134,895
Forfeited	(1,347)
Vested	-
Balance - September 30, 2013	133,548
Granted	1,347
Forfeited	-
Vested	-
Balance - December 31, 2013	134,895

The fair value of the restricted stock awards is amortized to compensation expense over the vesting period (generally five years) and is based on the market price of the Company’s common stock at the date of grant multiplied by the number of shares granted that are expected to vest. The weighted-average grant date fair value of restricted stock granted during the three months ended December 31, 2013 was $15.10 per share or $20,000 and for the year ended September 30, 2013 it was $15.10 per share or $2,037,000. Stock-based compensation expense for restricted stock included in salaries and benefits for the three months ended December 31, 2013 was $100,000 and $185,000 for the year ended September 30, 2013. Unrecognized compensation expense for non-vested restricted stock awards was $1,751,000 at December 31, 2013 and $1,832,000 at September 30, 2013 and is expected to be recognized over a weighted-average period of 58 months.

NOTE 19 – SUBSEQUENT EVENT

On March 18, 2014, Poage Bankshares, Inc. completed a merger with Town Square Financial Corporation and its bank subsidiary, Town Square Bank for the purposes of expanding the Company’s reach in the market place. Pursuant to the Merger Agreement, the Company incorporated a subsidiary known as Poage Merger Subsidiary, Inc. which was merged with and into Town Square Financial, with Town Square Financial as the surviving entity. Immediately following the merger, Town Square Financial was merged with and into the Company as the surviving entity and Town Square Bank was merged with and into the Association with Town Square Bank as the surviving entity. Acquisition-related costs of $283,000 are included in other in the Company’s income statement for the three months ended December 31, 2013 and total acquisition costs through the date of the merger are approximately $545,000.

On the date of the merger, 55% of the outstanding shares of Town Square Financial common stock was converted into the right to receive 2.3289 shares of Company common stock for each share of Town Square Financial common stock. The remaining 45% of the outstanding shares of Town Square Financial common stock was exchanged for $33.86 in cash per share of Town Square Financial common stock. Town Square Financial stockholders were given the right to receive cash or common stock, subject to the requirement that 55% of Town Square Financial common stock be exchanged for Company common stock in accordance with the proration and allocation procedures contained in the merger agreement.

As such, on March 18, 2014, in connection with the merger, $6.6 million of cash was paid to Town Square Financial stockholders and 435,398 shares of Town Square Financial common stock were exchanged for Poage Bankshares, Inc. common stock which had a closing price of $14.0684 on that date. On the date of the merger, Town Square Financial had total assets of $154.1 million, total loans of $124.7 million, and total deposits of $116.8 million (amounts unaudited). The Company has not yet completed its evaluation of the fair value of assets acquired and liabilities assumed; however, goodwill is expected to be recorded and is not deductible for tax purposes.

B-104

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 20 – HOLDING COMPANY ONLY FINANCIAL STATEMENTS

The following balance sheets, statements of operations and statements of cash flows for Poage Bankshares, Inc. should be read in conjunction with the consolidated financial statements and notes thereto.

BALANCE SHEETS

December 31, 2013 and

September 30, 2013 and 2012

(In thousands)

	December 31,	September 30,
	2013	2013	2012
ASSETS
Cash and cash equivalents	$9,008	$9,327	$12,428
Investment in subsidiary	46,054	45,659	45,285
ESOP note receivable	2,477	2,579	2,678
Other assets	506	469	221

Total assets	58,045	58,034	60,612

LIABILITIES AND SHAREHOLDERS' EQUITY

Other liabilities	387	129	30

Total shareholders' equity	57,658	57,905	60,582

Total liabilities and shareholders' equity	$58,045	$58,034	$60,612

(Continued)

B-105

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 20 – HOLDING COMPANY ONLY FINANCIAL STATEMENTS (Continued)

STATEMENTS OF OPERATIONS

Three months ended December 31, 2013 and 2012 (2012 unaudited) and

Years ended September 30, 2013 and 2012

(in thousands)

	Three months ended		Year ended
	December 31,		September 30,
	2013	2012	2013	2012

Interest and dividend income	$21	$22	$85	$92
Total interest and dividend income	21	22	85	92
Noninterest expense	664	122	811	482
Loss before income taxes and equity in undistributed income of subsidiary	(643)	(100)	(726)	(390)
Income tax benefit	(108)	(34)	(247)	(133)
Net loss before equity in undistributed income of subsidiary	(535)	(66)	(479)	(257)
Equity in undistributed income of subsidiary	375	500	2,635	1,836

Net income (loss)	$(160)	$434	$2,156	$1,579

(Continued)

B-106

POAGE BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three months ended December 31, 2013 and 2012 (2012 Unaudited) and

Years ended September 30, 2013 and 2012

NOTE 20 – HOLDING COMPANY ONLY FINANCIAL STATEMENTS (Continued)

STATEMENTS OF CASH FLOWS

Three months ended December 31, 2013 and 2012 and

Years Ended September 30, 2013 and 2012 (2012 unaudited)

(in thousands)

	Three months ended		Years ended
	December 31,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$(160)	$434	$2,156	$1,579
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Deferred income tax benefit	(71)	-	(225)	-
Equity in undistributed net income of subsidiary	(375)	(500)	(2,635)	(1,836)
Share based compensation expense	132	-	228	-
(Increase) decrease in other assets	(9)	36	(67)	(221)
Increase (decrease) in other liabilities	258	55	99	(170)

Net cash provided (used) by operating activities	(225)	25	(444)	(648)

Cash flows from investing activities:
Payments received loan to ESOP	102	99	99	20

Net cash provided by investing activities	102	99	99	20

Cash flows from financing activities:
Stock repurchases	(71)	-	(2,258)	-
Dividends paid	(125)	(135)	(498)	(405)

Net cash used by financing activities	(196)	(135)	(2,756)	(405)

Net decrease in cash and cash equivalents	(319)	(11)	(3,101)	(1,033)
Cash and cash equivalents at beginning of period	9,327	12,428	12,428	13,461

Cash and cash equivalents at end of period	$9,008	$12,417	$9,327	$12,428

NOTE 21 – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The following is changes in Accumulated Other Comprehensive Income (Loss) by component, net of tax for the three months ended December 31, 2013 (in thousands):

Unrealized Gains and
Losses On Available-
For-Sale Securities

Beginning balance	$(780)

Other comprehensive income before reclassification	(71)

Amounts reclassified from accumulated other comprehensive income	-

Net current period other comprehensive income	(71)

Ending balance	$(851)

(Continued)

B-107

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

ITEM 9A.	CONTROLS AND PROCEDURES

(a)	Evaluation of disclosure controls and procedures.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of the end of the fiscal year (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officers and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective, in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in our periodic SEC filings.

(b)	Management’s Report on Internal Control over Financial Reporting

Poage Bankshares’ management is responsible for establishing and maintaining adequate internal control over financial reporting. Poage Bankshares’ system of internal control over financial reporting is designed under the supervision of management, including our Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of Poage Bankshares’ consolidated financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles (“GAAP”).

Our internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and dispositions of our assets;

•	provide reasonable assurance that our transactions are recorded as necessary to permit preparation of our financial statements in accordance with accounting principles generally accepted in the United States of America, and that our receipts and expenditures are being made only in accordance with authorizations of our management and our directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness as to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Further, because of changes in conditions, effectiveness of internal controls over financial reporting may vary over time. Our system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified.

As of December 31, 2013, management assessed the effectiveness of Poage Bankshares’ internal control over financial reporting based upon the framework established in Internal Control–1992 Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based upon its assessment, management believes that Poage Bankshares’ internal control over financial reporting as of December 31, 2013 is effective using these criteria. This annual report does not include an attestation report of Poage Bankshares’ registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by Poage Bankshares’ registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit Poage Bankshares (as a smaller reporting company) to provide only management’s report in this annual report.

(Continued)

B-108

(c)	Changes in internal controls.

There were no significant changes made in our internal controls during the period covered by this report or, to our knowledge, in other factors that has materially affected or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

(Continued)

B-109

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information required by Item 10 of Form 10-K appears under the caption “Proposal I—Election of Directors” in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders (the “Proxy Statement”) and is hereby incorporated by reference.

ITEM 11.	EXECUTIVE COMPENSATION

The information required by Item 11 of Form 10-K appears under the caption “Executive Compensation” in the Proxy Statement and is hereby incorporated by reference.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by Item 12 of Form 10-K appears under the caption “Voting Securites and Principal Holders” in the Proxy Statement and is hereby incorporated by reference.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The information required by Item 13 of Form 10-K appears under the caption “Proposal I—Election of Directors” in the Proxy Statement and is hereby incorporated by reference.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The information required by Item 10 of Form 10-K appears under the caption “Proposal V—Ratification of Appointment of Independent Registered Public Accounting Firm” in the Proxy Statement and is hereby incorporated by reference.

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1)  Financial Statements

The following documents are filed as item 8 of this Form 10-K.

(A) Report of Independent Registered Public Accounting Firm

(B) Consolidated Balance Sheets – at December 31, 2013, September 30, 2013 and September 30, 2012

(C) Consolidated Statements of Operations – Three months ended December 31, 2013 and 2012 (2012 unaudited) and years ended September 30, 2013 and 2012

(D) Consolidated Statements of Comprehensive Income (Loss) – Three months ended December 31, 2013 and 2012 (2012 unaudited) and years ended September 30, 2013 and 2012

(E) Consolidated Statements of Changes In Equity – Three months ended December 31, 2013 and 2012 (2012 unaudited) and years ended September 30, 2013 and 2012

(F) Consolidated Statements of Cash Flows – Three months ended December 31, 2013 and 2012 (2012 unaudited) and years ended September 30, 2013 and 2012

(Continued)

B-110

(G) Notes to Consolidated Financial Statements

(a)(2) Financial Statement Schedules

None.

(b)	Not applicable.

(c)	Not applicable.

(a)(3) Exhibits

3.1	Articles of Incorporation of Poage Bankshares, Inc.*
3.2	Bylaws of Poage Bankshares, Inc.**
4	Form of Common Stock Certificate of Poage Bankshares, Inc.*
10.1	Form of Employee Stock Ownership Plan*
10.2	Employment Agreement, dated April 26, 2012, by and between Ralph E. Coffman, Jr. and Home Federal Savings and Loan Association***
10.3	Employment dated May 1, 2011, by and among Miles R. Armentrout, Poage Bankshares, Inc. and Home Federal Savings and Loan Association****
10.4	Three Year Change in Control Agreement, dated September 12, 2011, by and between James W. King and Home Federal Savings and Loan Association.*
10.5	Life Insurance Endorsement Method Split Dollar Plan Agreement, dated April 29, 2003, by and between James W. King and Home Federal Savings and Loan Association.*
10.6	Form of Director Supplemental Retirement Plan Agreement.*
10.7	Form of Executive Supplemental Retirement Plan Agreement.*
10.8	Form of Amendment to the Executive Supplemental Retirement Plan Agreement.*
10.9	Poage Bankshares, Inc. 2013 Equity Incentive Plan*****
10.10	Agreement and Plan of Merger, dated as of October 21, 2013, by and among Poage, Bankshares, Inc., Poage Merger Subsidiary, Inc. and Home Federal Savings and Loan Association, and Town Square Financial Corporation and Town Square Bank.******
10.11	Employment Agreement, dated March 18, 2014, by and between Bruce VanHorn and Home Federal Savings and Loan Association *******
21	Subsidiaries of registrant*
23	Consent of Crowe Horwath LLP
31.1	Certification of President and Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32	Certification of President and Chief Executive Officer and Chief Financial Officer pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002.
101	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheets as of December 31, 2013, September 30, 2013 and 2012, (ii) the Consolidated Statements of Operations for the three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (iii) the Consolidated Statements of Comprehensive Income (Loss) for the three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (iv) the Consolidated Statements of Changes in Shareholders’ Equity for the three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (v) the Consolidated Statements of Cash Flows for the three months ended December 31, 2013, the years ended September 30, 2013 and 2012, and (vi) the Notes to the Consolidated Financial Statements.

*	Incorporated by reference to the Registration Statement on Form S-1 of Poage Bankshares, Inc. (File No. 333-172192, originally filed with the Securities and Exchange Commission on February 11, 2011, and as subsequently amended).

(Continued)

B-111

**	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on August 29, 2013).

***	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on April 30, 2012).

****	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on June 27, 2012).

*****	Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on January 1, 2013).

******	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on October 21, 2013).
*******	Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. (File No. 001-35295, filed with the Securities and Exchange Commission on March 18, 2014).

(Continued)

B-112

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Poage Bankshares, Inc.

Date: March 28, 2014

/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ R. E. Coffman, Jr.	President, Chief Executive	March 28, 2014
	R. E. Coffman, Jr.	Officer and Director
(Principal Executive Officer)

By:	/s/ Jane Gilkerson	Chief Financial Officer	March 28, 2014
	Jane Gilkerson	(Principal Financial and
Accounting Officer)

By:	/s/ J. Thomas Rupert	Chairman of the Board	March 28, 2014
J. Thomas Rupert

By:	/s/ Darryl E. Akers	Director	March 28, 2014
Darryl E. Akers

By:	/s/ Everette B. Gevedon	Director	March 28, 2014
Everette B. Gevedon

By:	/s Thomas P. Carver	Director	March 28, 2014
Thomas P. Carver

By:	/s/ Stuart N. Moore	Director	March 28, 2014
Stuart N. Moore

By:	/s/ Charles W. Robinson	Director	March 28, 2014
Charles W. Robinson

By:	/s/ John C. Stewart, Jr.	Director	March 28, 2014
John C. Stewart, Jr.

By:	/s/ Thomas Burnette	Director	March 28, 2014
Thomas Burnette

B-113

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Poage Bankshares, Inc. of our report dated March 28, 2014 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Poage Bankshares, Inc. for the transitional year ended December 31, 2013.

/s/ Crowe Horwath LLP

Louisville, Kentucky

March 28, 2014

B-114

Exhibit 31.1

Certification of President and Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, R. E. Coffman, Jr., certify that:

1) I have reviewed this Annual Report on Form 10-K/T of Poage Bankshares, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4) The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5) The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 28, 2014

/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President and Chief Executive Officer

B-115

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jane Gilkerson, certify that:

1) I have reviewed this Annual Report on Form 10-K/T of Poage Bankshares, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4) The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5) The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 28, 2014

/s/ Jane Gilkerson
Jane Gilkerson,
Chief Financial Officer

B-116

Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

R. E. Coffman, Jr., President and Chief Executive Officer and Jane Gilkerson, Chief Financial Officer of Poage Bankshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K/T for the year ended December 31, 2013 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2014	/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President and Chief Executive Officer

Date: March 28, 2014	/s/ Jane Gilkerson
Jane Gilkerson,
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Poage Bankshares, Inc. and will be retained by Poage Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

B-117

 Appendix C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

POAGE BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

C-1

April 10, 2014

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Poage Bankshares, Inc. The Annual Meeting will be held at The Park Place, located at 1701 Central Avenue, Ashland, Kentucky 41101 on May 20, 2014, at 10:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Poage Bankshares, Inc. Also enclosed for your review is our 2013 Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting consists of (i) the election of three directors, (ii) the consideration of an advisory, non-binding proposal with respect to the executive compensation as described in the Proxy Statement, and (iii) the ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2014. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Poage Bankshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

We believe our current stock price and the continued payment of quarterly dividends are reflective of an increase in shareholder value, and the successful acquisition of Town Square Financial Corporation is reflective of our desire to grow operations and increase profitability. Because of the important role our directors serve in the continuing improvement of the Company’s overall results, and in creating shareholder value, the Board of Directors unanimously recommends a vote “FOR” the election of Stuart N. Moore, Charles W. Robinson and Thomas Burnette. In addition, the Board of Directors unanimously recommends a vote “FOR” the non-binding proposal with respect to executive compensation; and “FOR” the ratification of the appointment of Crowe Horwath LLP.

Your vote will be especially important at this year’s Annual Meeting of Stockholders because the Company has received notice that Joseph Stilwell and a group of affiliated entities that he controls (the “Stilwell Group”) intend to nominate one director to the Company’s Board of Directors. The Board of Directors strongly urges you to support the Company’s nominees.

To support the Board’s nominees, please complete, sign and date only the Company’s WHITE proxy card, and return it in the enclosed postage-paid envelope, and do not sign or return any other proxy card sent to you by the Stilwell Group. Please sign and return your WHITE proxy even if you currently plan to attend the Annual Meeting.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE proxy card or voting by telephone or internet using the instructions on the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Our Proxy Statement and the 2013 Annual Report to Stockholders are available at www.proxyonline.com/docs/poage.pdf.

Sincerely,

/s/ J. Thomas Rupert

J. Thomas Rupert

Chairman of the Board

C-2

Poage Bankshares, Inc.

1500 Carter Avenue

Ashland, Kentucky 41101

(606) 324-7196

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2014

Notice is hereby given that the Annual Meeting of Stockholders of Poage Bankshares, Inc. will be held at The Park Place, located at 1701 Central Avenue, Ashland, Kentucky 41101 on May 20, 2014, at 10:00 a.m., local time.

A WHITE Proxy Card and Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of three directors;

2.	an advisory, non-binding proposal resolution with respect to the executive compensation as described in the proxy statement;

3.	the ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2014; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 4, 2014 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF POAGE BANKSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ James W. King
James W. King
Secretary

Ashland, Kentucky

April 10, 2014

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2014: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND POAGE BANKSHARES, INC.’S 2013 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET ATwww.proxyonline.com/docs/poage.pdf.

C-3

PROXY STATEMENT

Poage Bankshares, Inc.

1500 Carter Avenue

Ashland, Kentucky 41101

(606) 324-7196

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Poage Bankshares, Inc. to be used at the Annual Meeting of Stockholders, which will be held at The Park Place, located at 1701 Central Avenue, Ashland, Kentucky 41101 on May 20, 2014, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 10, 2014. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY OTHER PARTIES.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, you may change your vote by promptly signing, dating and returning the enclosed WHITE proxy card or voting by telephone or internet using the instructions on the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Poage Bankshares, Inc. will be voted in accordance with the directions given thereon. Please sign and return your WHITE proxy card in the postage paid envelope provided. Where no instructions are indicated on the WHITE proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein, “FOR” the advisory, non-binding resolution with respect to the executive compensation as described in the proxy statement, and “FOR” the ratification of the appointment of Crowe Horwath, LLP as our independent registered public accountants for the year ending December 31, 2014.

Proxies may be revoked by sending written notice of revocation to the Secretary of Poage Bankshares, Inc. at the address shown above, or by filing a duly executed proxy bearing a later date or by following the internet or phone instructions on the enclosed WHITE proxy card or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call:

Phoenix Advisory Partners

6201 15th Avenue, 3rd Floor

Brooklyn, New York 11219

For shareholder questions: 866-745-0269.
For banks and brokers: 212-493-3910.

C-4

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

SOLICITATION OF PROXIES; EXPENSES

The cost of soliciting proxies will be borne by the Company. The Company has retained Phoenix Advisory Partners (“Phoenix”) in conjunction with the Meeting, and will pay a fee not to exceed $30,000, plus reasonable out-of-pocket travel-related expenses, for proxy solicitation services. Phoenix expects that approximately 15 of its employees will assist in the solicitation. Our directors and certain executive officers may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors or employees for such services. Appendix A sets forth information relating to the Company’s directors and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (“SEC”). Phoenix may ask brokerage houses, banks and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock. If so, the Company will reimburse brokers, banks and other custodians and nominees for their costs of sending our proxy materials to the beneficial owners of our common stock.

As a result of the actions by the Stilwell Group, we estimate we may incur approximately $250,000 of additional expense in furtherance of, and in connection with, the solicitation in excess of that normally spent for an annual meeting, including attorney fees, public relations fees, and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional solicitation materials, and the fees of Phoenix, of which we estimate that approximately $28,500 of expense has been incurred to date. However, this estimate does not include the costs represented by salaries and wages of officers and employees of the Company engaged in the solicitation process, costs we would normally incur in an uncontested director election or any costs associated with any potential litigation that may arise in connection with the proxy solicitation. Furthermore, the actual amount of additional expense we may incur could be materially different from what we currently estimate, depending on possible actions that might be taken by the Stilwell Group in connection with this proxy contest.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Poage Bankshares, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on April 4, 2014 are entitled to one vote for each share then held. As of April 4, 2014, there were 3,904,884 shares of common stock issued and outstanding, including 557,621 shares of common stock issued to shareholders of Town Square Financial Corporation in connection with the acquisition of Town Square Financial Corporation and Town Square Bank.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 4, 2014, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers and the Home Federal Savings and Loan Association Employee Stock Ownership Plan is 1500 Carter Avenue, Ashland, Kentucky 41101.

C-5

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1), (2)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders

Home Federal Savings and Loan Association ESOP	269,688		6.91%

Joseph Stilwell Stilwell Partners, L.P. Stilwell Value LLC Stilwell Value Partners II, L.P. Stilwell Value Partners V, L.P. Stilwell Value Partners VII, L.P Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P.	318,471	(3)	8.16%
111 Broadway, 12th Floor
New York, New York 10006

Ithan Creek Master Investors (Cayman), L.P. Wellington Hedge Management, LLC	315,817	(4)	8.09%
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Sandler O’Neill Asset Management, LLC SOAM Holdings, LLC Terry Maltese	260,333	(5)	6.67%
150 East 52nd Street, 30th Floor
New York, New York 10022

Directors and Executive Officers

J. Thomas Rupert, Chairman of the Board	41,494	(6)	1.06%
Ralph E. Coffman, Jr., President, Chief Executive Officer and Director	30,859	(7)	*
Darryl E. Akers, Director	7,846	(8)	*
Thomas Burnette, Director (19)	77,267		1.98%
Thomas P. Carver, Director	40,800	(9)	1.04%
Everett B. Gevedon, Director	40,494	(10)	1.04%
Stuart N. Moore, Director	44,194	(11)	1.13%
Charles W. Robinson, Director	41,994	(12)	1.07%
John C. Stewart, Jr., Director (19)	56,893	(13)	1.46%
James W. King, Executive Vice President, Chief Information Officer and Secretary	24,658	(14)	*
Jane Gilkerson, Executive Vice President and Chief Financial Officer (20)	2,888	(15)	*
Miles R. Armentrout, Executive Vice President and Chief Credit Officer	14,443	(16)	*
Bruce Van Horn, Executive Vice President (21)	24,255	(17)	*
Jeffery W. Clark, Senior Vice President and Controller	12,918	(18)	*

All directors and executive officers as a group (14 persons)	461,003		11.69%

*	Less than 1%.

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)	As of the voting record date. An aggregate of 16,760 shares held in our employee stock ownership plan have been allocated to participant accounts. The trustee will vote the unallocated stock in proportion to the voting instructions received from plan participants with respect to the allocated shares.
(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on February 24, 2014, and taking into account, for purposes of calculating the percent of outstanding shares, the issuance of shares in connection with the acquisition of Town Square Financial Corporation.

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(4)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014, and taking into account, for purposes of calculating the percent of outstanding shares, the issuance of shares in connection with the acquisition of Town Square Financial Corporation.
(5)	Based on a Schedule 13D filed with the Securities and Exchange Commission on October 31, 2013, and taking into account, for purposes of calculating the percent of outstanding shares, the issuance of shares in connection with the acquisition of Town Square Financial Corporation.
(6)	Includes 15,000 shares held by Mr. Rupert’s wife, over which Mr. Rupert is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested shares of restricted stock and options to purchase 2,400 shares of stock that have vested or will vest within 60 days of the record date.
(7)	Includes 4,171shares held by an IRA for the benefit of Mr. Coffman, 14,838 unvested shares of restricted stock and options to purchase 11,500 shares of stock that have vested or will vest within 60 days of the record date.
(8)	Includes 2,135 shares held by our employee stock ownership plan, 2,698 unvested shares of restricted stock and options to purchase 2,400 shares of stock that have vested or will vest within 60 days of the record date.
(9)	Includes 15,000 shares held by Mr. Carver’s wife, over which Mr. Carver is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested shares of restricted stock and options to purchase 2,400 shares of stock that have vested or will vest within 60 days of the record date.
(10)	Includes 15,000 shares held by the estate of Mr. Gevedon’s mother of which Mr. Gevedon is the executor, over which Mr. Gevedon is deemed to have voting and dispositive power, 8,094 unvested shares of restricted stock and options to purchase 2,400 shares of stock that have vested or will vest within 60 days of the record date.
(11)	Includes 15,000 shares held by Mr. Moore’s wife, over which Mr. Moore is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested shares of restricted stock and options to purchase 2,400 shares of stock that have vested or will vest within 60 days of the record date.
(12)	Includes 15,000 shares held by Mr. Robinson’s wife, over which Mr. Robinson is deemed to have shared voting and dispositive power together with his wife, 8,094 unvested shares of restricted stock and options to purchase 2,400 shares of stock that have vested or will vest within 60 days of the record date.
(13)	Includes 11,460 shares held by Scorpio Assurance, a company controlled by Mr. Stewart, over which Mr. Stewart is deemed to have voting and dispositive power, 500 shares held by the John C. Stewart, Jr. Living Trust, for which Mr. Stewart serves as trustee, and 44,933 shares held by the John C. Stewart, Jr. and Mary Patricia Stewart Living Trust, for which Mr. Stewart serves as trustee.
(14)	Includes 1,415 shares held by our employee stock ownership plan, 9,443 unvested shares of restricted stock and options to purchase 5,000 shares of stock that have vested or will vest within 60 days of the record date.
(15)	Includes 34 shares held by Ms. Gilkerson’s spouse, over which Ms. Gilkerson is deemed to have shared voting and dispositive power, and 2,854 shares held in an IRA for the benefit of Ms. Gilkerson.
(16)	Includes 9,443 unvested shares of restricted stock and options to purchase 5,000 shares of stock that have vested or will vest within 60 days of the record date.
(17)	Includes 18,450 shares held jointly with Mr. Van Horn’s spouse, over which Mr. Van Horn is deemed to have shared voting and dispositive power, and 5,805 shares held by an IRA for the benefit of Mr. Van Horn.
(18)	Includes 9,443 unvested shares of restricted stock and options to purchase 2,450 shares of stock that have vested or will vest within 60 days of the record date.
(19)	Messrs. Burnette and Stewart were appointed to the Board of Directors on March 19, 2014 in connection with the acquisition of Town Square Financial Corporation.
(20)	Ms. Gilkerson was appointed as Executive Vice President and Chief Financial Officer of Poage Bankshares, Inc. and Home Federal Savings and Loan Association on March 19, 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank.
(21)	Mr. Van Horn was appointed as Executive Vice President of Poage Bankshares, Inc. and President of Home Federal Savings and Loan Association on March 19, 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank.

Quorum

The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Limitations on Voting

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Method of Counting Votes

As to the election of directors, the WHITE Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

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In voting on the advisory, non-binding resolution with respect to our executive compensation, a stockholder may: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. To approve the proposal, the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required to approve this non-binding resolution. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.

As to the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2014.

In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by IVS Associates, Inc., the inspector of election designated by our Board of Directors.

IF YOU HAVE ALREADY RETURNED A GREEN PROXY CARD TO THE STILWELL GROUP, WE URGE YOU TO CHANGE YOUR VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD TO SUPPORT THE BOARD’S NOMINEES.

Participants in the Home Federal Savings and Loan Association ESOP

If you participate in the Home Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”), you will receive a WHITE Vote Authorization Form for each plan that reflects all of the shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants.

You may have received a communication from the Stilwell Group, asking you to return a green vote authorization form for the ESOP vote. We urge you to not sign and return the green vote authorization form. Please return the enclosed WHITE ESOP Vote Authorization Form and discard the green vote authorization form from the Stilwell Group. If you have already returned the green vote authorization form from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE ESOP Vote Authorization Form or voting by telephone or internet using the instructions on the WHITE ESOP Vote Authorization Form. Only the latest dated vote authorization form or vote you submit will be counted. The deadline for returning your WHITE ESOP Vote Authorization Form is Wednesday, May 14, 2014 at 5:00 p.m. Kentucky Time. Telephonic and internet voting cutoff is 5:00 p.m. Kentucky Time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of nine members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: Stuart N. Moore, Charles W. Robinson and Thomas Burnette. Each of Messrs. Moore, Robinson and Burnette is currently a director of Poage Bankshares, Inc. Mr. Burnette was appointed to the Board of Directors on March 19, 2014 in connection with the acquisition of Town Square Financial Corporation. Messrs. Moore, Robinson and Burnette have agreed to serve, if elected, and have consented to being named in this proxy statement. The Board believes that all of the nominees possess the background and experience that make them valuable contributors to the success of the Company. Messrs. Moore and Robinson have long standing ties to the local community that we have historically served and extensive knowledge of the needs of our current customers. Mr. Burnette has long standing ties to the communities served by Town Square Bank and extensive knowledge of its customers. The Board further believes that Messrs. Moore and Robinson have contributed to the successful implementation of our business plan and the continuing improvement in the Company’s operating results, and that Mr. Burnette contributed to the success of Town Square Financial Corporation and Town Square Bank and will be essential to the ongoing integration of Town Square Financial Corporation and Town Square Bank with our operations. Accordingly, the Board strongly urges you to support the Company’s nominees, and recommends a vote “FOR” the election of the nominees.

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The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which the nominees were selected, except that Mr. Burnette was appointed pursuant to the terms of the Agreement and Plan of Merger setting forth the terms and conditions of the acquisition of Town Square Financial Corporation and Town Square Bank.

Name	Position(s) Held With Poage Bankshares, Inc.	Age(1)	Director Since(2)	Current Term Expires
NOMINEES
Stuart N. Moore	Director	56	2005	2014
Charles W. Robinson	Director	67	1996	2014
Thomas Burnette(3)	Director	66	2014	2014
CONTINUING DIRECTORS
Ralph E. Coffman, Jr.	President and Chief Executive Officer	62	2013	2016
Everett B. Gevedon	Director	55	1998	2016
John C. Stewart, Jr.(3)	Director	69	2014	2016
J. Thomas Rupert	Chairman of the Board	67	1981	2015
Darryl E. Akers	Director	62	1991	2015
Thomas P. Carver	Director	63	2006	2015
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Jane Gilkerson	Executive Vice President and Chief Financial Officer	52	N/A	N/A
Bruce Van Horn(4)	Executive Vice President	59	N/A	N/A
Jeffery W. Clark	Senior Vice President and Controller	55	N/A	N/A
Miles R. Armentrout	Executive Vice President and Chief Credit Officer	57	N/A	N/A
James W. King	Executive Vice President, Chief Information Officer and Secretary(5)	56	N/A	N/A

(1)	As of December 31, 2013.
(2)	Includes service with Home Federal Savings and Loan Association and Poage Bankshares, Inc.
(3)	Messrs. Burnette and Stewart were appointed to the Board of Directors on March 19, 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank. Each of Messrs. Burnette and Stewart had served as a director of Town Square Financial Corporation and Town Square Bank since 2011.
(4)	Mr. Van Horn also serves as President of Home Federal Savings and Loan Association.
(5)	Mr. King is currently a director of Home Federal Savings and Loan Association, and has served in that capacity since 1997. His current term as director of Home Federal Savings and Loan Association expires in 2014.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee to determine that the person should serve as a director. Each director of Poage Bankshares, Inc. is also a director of Home Federal Savings and Loan Association.

Director Nominees

Stuart N. Moore, DMD is a director. He retired from dentistry in 2006 after practicing for twenty-five years at Dr. Stuart N. Moore PSC in Ashland, Kentucky. He has served as President of Jasmine Properties LLC in Ashland, Kentucky, which owns and manages residential and commercial rental properties, since 1982. Dr. Moore obtained his real estate sales license in 1993 and was listed as a part-time real estate agent for various real estate agencies in Ashland, Kentucky until placing his license in an inactive escrow status in 2013. Dr. Moore has served on the board of directors of Home Federal Savings and Loan Association since 2005, and was selected to serve as a director of Poage Bankshares, Inc. because his knowledge of real estate value from construction, comparable sales and income approaches are helpful in evaluating loan approvals, as well as experience reviewing financial statements.

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Charles W. Robinson is a director. He is a certified public accountant who has worked extensively with businesses operating in the Home Federal Savings and Loan Association community. Mr. Robinson has worked in public accounting since 1973, and has been employed at Charles W. Robinson P.S.C. CPAin Ashland, Kentucky since 1984. Mr. Robinson performed the audit of Home Federal Savings and Loan Association prior to becoming a director. Mr. Robinson has served as a director of Home Federal Savings and Loan Association since 1996, and was selected to serve as a director of Poage Bankshares, Inc. because his experience in public accounting and real estate provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his experience as a certified public accountant provides unique insight into our financial accounting practices and procedures, financial reporting and our relationship with our auditors.

Thomas Burnette is a director. He was appointed in March 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank after serving on the boards of directors of those institutions since 2011. Mr. Burnette has been the President and Owner of Ashland Office Supply, Inc., an office supply retailer in Ashland, Kentucky, since 1978. He is a graduate of Morehead State University. Mr. Burnette has served in a variety of capacities at civic and community organizations in Boyd County, including the Ashland Kiwanis Club, Ashland National Little League, United Way of Boyd and Greenup Counties, King’s Daughters’ Health Foundation, Community Hospice, the YMCA, the Boyd County Public Library, Junior Achievement of the Ohio Valley, ACC Entrepreneur Center, the Ashland Planning Commission, the Woodlands Foundation and the Kentucky Heart Institute and Kingsbrook Lifecare Center. He has also previously served as a director of the Bank of Ashland and Fifth-Third Bank of Ashland. Mr. Burnette was selected to serve as a director of Poage Bankshares because his extensive involvement in the management of a local business provides insight as to the lending needs of owners and operators of small businesses in our market area, and because his prior service on the board of directors of Town Square Bank and other financial institutions with operations in our market area will provide insight into the integration of Town Square Bank and Home Federal. In addition, his extensive community service will be beneficial to Home Federal Savings and Loan Association’s operations.

Directors

Ralph E. Coffman, Jr. has served President and Chief Executive Officer of Poage Bankshares, Inc. and Chief Executive Officer of Home Federal Savings and Loan Association since 2012. He has been employed in the community banking industry since 1971. Most recently, he served as President, Chief Operating Officer and Interim Chief Executive Officer of First Security Group, Chattanooga, Tennessee from 2010 to 2012, as President of State of Ohio total banking operations of WesBanco Bank, Cincinnati, Ohio from 2007 to 2009, and in a variety of positions, including President and Chief Executive Officer, Chief Administrative Officer and Area President and Branch Administrator at Oak Hill Financial, Inc., Jackson, Ohio, and its subsidiaries from 1996 to 2007. Mr. Coffman was selected to serve as a director because his extensive experience in the banking industry in our market area provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his involvement in community organizations and trade associations are beneficial to Home Federal Savings and Loan Association’s lending operations.

Everett B. Gevedon, MD is a director. He is President and Chief Executive Officer of Family Allergy Services, Inc. in Ashland, Kentucky, a position he has held for 23 years. Dr. Gevedon is a founding member and past Chairman of the Ashland Alliance, the new Chamber of Commerce and Economic Development serving a two-county area. He also served as Chairman of the City of Ashland’s Economic Development Board for five years. His other community service and business activities include current service on the Ashland City Park Board and the Boyd County Board of Health. Dr. Gevedon has previously served as Chairman of the Ashland Tourism Commission and as a board member of the Ashland Community College Foundation and the Highlands Museum and Discovery Center. Dr. Gevedon has served as a director of Home Federal Savings and Loan Association since 1998. He was selected to serve as a director of Poage Bankshares, Inc. because his long experience as President and Chief Executive Officer of a small business provides insight to Home Federal as to the lending needs of owners and operators of small businesses in our market area. Further, his extensive experience on area economic development boards provides insight into economic conditions and business development projects within our market area, as well as contacts with area commercial loan prospects.

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John C. Stewart, Jr. is a director. He was appointed in March 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank after serving on the boards of directors of those institutions since 2011. He retired as President of Big Sandy Furniture, Inc., a furniture retailer in Ashland, Kentucky, in April 2010 after dedicating 42 years to the company where he began his career in 1968 as a salesperson. Mr. Stewart is a life-long resident of Ashland, Kentucky and he graduated from the University of Kentucky with a B. S. in Business/Economics. Mr. Stewart previously served on the Board of Directors for Community Trust and National City Bank. Mr. Stewart is very active in civic and educational organizations within Boyd County, including service on the Executive Committee of KDMC, as Chairman of the Board of ACTC, and as Financial Secretary of Holy Family Church and School. Mr. Stewart was selected to serve as a director of Poage Bankshares because his extensive involvement in the management of a local business provides insight as to the lending needs of owners and operators of small businesses in our market area, and because his prior service on the board of directors of Town Square Bank will provide insight into the integration of Town Square Bank and Home Federal.

J. Thomas Rupert is Chairman of the Board of Directors. He has been a member of the board of directors of Home Federal Savings and Loan Association since 1981 and has served as Chairman of the Board since 2006. He retired as President of Kentucky-Rupert Insurance Agency, Inc., an independent insurance agency in Ashland, Kentucky, on December 31, 2010 after 15 years in that position. Mr. Rupert is a past board member of the Ashland Area Chamber of Commerce and is a member and past President of the Kiwanis Club of Ashland. Mr. Rupert was selected to serve as a director of Poage Bankshares, Inc. because his experience in insurance and financial services provides insight and perspective with respect to general business operations, as well as experience reviewing financial statements. Further, Mr. Rupert’s extensive business contacts derived from his senior positions with the area Chamber of Commerce and the Kiwanis Club of Ashland have been beneficial to Home Federal Savings and Loan Association’s commercial loan operations.

Darryl E. Akers is a director. Mr. Akers was appointed to the board of directors of Home Federal Savings and Loan Association in 1991 and became President and Chief Executive Officer in 1997. He served in that role or as Co-President and Co-Chief Executive Officer until his retirement in May 2012. He was employed by Home Federal Savings and Loan Association from 1973 until 2012, and held several positions prior to being named President and Chief Executive Officer, including President, Vice President, loan officer and controller. Mr. Akers was selected to serve as a director of Poage Bankshares, Inc. because his extensive experience in a variety of roles at Home Federal Savings and Loan Association, including as senior loan officer, provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations.

Thomas P. Carver is a director. He is currently a partner in CasCar Properties, an Ohio partnership formed in 1990 for the purpose of managing real estate properties. He previously served, until his retirement in 2012, as President of Light Express, Inc., a federal motor carrier and licensed transportation company in Ashland, Kentucky (since 1997), President of Cascar Management & Leasing Corp., a management and equipment leasing company in Ashland, Kentucky (since 1993), and President of Light Logistics, Inc., a transportation brokerage and logistics provider in Ashland, Kentucky (since 1993). Mr. Carver has served as a director of Home Federal Savings and Loan Association since 2006, and was selected to serve as director of Poage Bankshares, Inc. because his extensive experience as president of several different businesses provides a broad and unique perspective on the challenges facing the senior management of our organization and our business strategies and operations.

Proxy Contest

Joseph Stilwell and a group of affiliated entities that he controls (the “Stilwell Group”) has notified the Company that they intend to nominate one person for election as a director at the Annual Meeting. Accordingly, there may be four nominees for election to the Board, but only three nominees will be elected. The Stilwell Group consists of Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Mr. Joseph Stilwell. No other nominations of persons for election as directors of the Company were submitted to the Company pursuant to the advance notice provisions of the Company’s bylaws.

The Stilwell Group has filed preliminary proxy material with the SEC to solicit proxies in support of its candidate. The Stilwell Group’s candidate has NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to the Stilwell Group contained in any proxy solicitation materials filed or to be filed or disseminated by, or on behalf of, the Stilwell Group or any other statements that the Stilwell Group may otherwise make.

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We urge you to elect the directors recommended by the Board, by completing the attached WHITE proxy card and returning it in the enclosed postage-paid envelope. The Board recommends that you DO NOT sign or return any proxy card that may be sent to you by the Stilwell Group or anyone else. Voting against another person’s nominees on a proxy card sent to you by that person is not the same as voting for the Board’s nominees, because a vote against another person’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted the green proxy card to the Stilwell Group, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Executive Officers Who Are Not Directors

Bruce Van Horn was appointed as Executive Vice President of Poage Bankshares, Inc. and President of Home Federal Savings and Loan Association in March 2014. Previously, he served as is President, Chief Executive Officer and Chairman of the Board of Town Square Financial Corporation and Town Square Bank. Mr. Van Horn has worked in the financial industry since 1987. He began his bankingcareer with Third National Bank serving as Vice President and Branch Administratorwhere he was responsible for seven branches in the Boyd and Greenup County markets.Mr. Van Horn was one of the originators of Town Square Bank and held the position ofExecutive Vice President and Chief Operations Officer. In July of 2001, he was promotedto President and Chief Executive Officer and later named Chairman of the Board. Mr. Van Horn’s educational background includes an associate degreein chemistry from the University of Kentucky, a Bachelor of Business Administration fromMarshall University, and an MBA from Morehead State University. He has also graduatedfrom the Kentucky School of Banking at the University of Louisville and the GraduateSchool of Banking at Louisiana State University. Mr. Van Horn is very active inseveral not-for profit organizations within Boyd County, and currently is an officer withinthose organizations.

Jane Gilkerson was appointed as Executive Vice President and Chief Financial Officer of Poage Bankshares, Inc. and Home Federal Savings and Loan Association in March 2014. Previously, she served as Senior Vice President and Chief Financial Officer of Town Square Financial Corporation and Town Square Banksince February 2003. Before joining Town Square Bank, Ms. Gilkerson worked for Hayflich &Steinberg CPA in Huntington, West Virginia from February 2000 to February 2003. Prior to entering public accounting, Ms. Gilkerson worked in the banking industry since 1979, including as internal auditor at Matewan National Bank in Matewan, West Virginia and controller of First Bank of Ceredo in Ceredo, West Virginia. From1996 to February 2000, Ms. Gilkerson served as Chief Financial Officer of First SentryBank in Huntington, West Virginia where she assisted in the opening of the de novo bank.She is a Certified Public Accountant licensed to practice in West Virginia. She holds a Bachelor ofBusiness Administration in Accounting from Marshall University. Ms. Gilkerson currently serves asTreasurer for Hope’s Place, a not-for-profit organization, in Ashland, Kentucky.

Jeffery W. Clark is Senior Vice President and Controller of Poage Bankshares, Inc. and Home Federal Savings and Loan Association. He served as Chief Financial Officer from September 2011 until March 2014, after serving as Senior Accountant of Home Federal Savings and Loan Association since July 2011.  He previously served as Vice President and Chief Financial Officer of Ohio River Bank, Ironton, Ohio since July 2007.  Prior to his employment with Ohio River Bank, he served as Deputy Treasurer with the Lawrence County, Ohio Treasurers Office since March 2006.  Prior to his employment with the County Treasurers Office, Mr. Clark served as Southeastern Ohio Market Area President for Classic Bank, Ashland, Kentucky since May 2003.  Prior to this position, Mr. Clark served as Controller of First Federal Savings Bank of Ironton, Ohio since September 1986 and Chief Financial Officer of its holding company, First Federal Financial Bancorp of Ironton, Ohio, since 1996.

Miles R. Armentrout, was appointed Executive Vice President and Chief Credit Officer of Poage Bankshares, Inc. and Home Federal Savings and Loan Association in June 2012. He previously served as Senior Vice President and Senior Loan Officer of Farmers and Merchants Bank, Miamisburg, Ohio since 2011. Prior to his employment with Farmers and Merchants Bank, he served as Executive Vice President and Senior Commercial Banking Officer with WesBanco Bank, Wheeling, West Virginia since 2007 and Executive Vice President and Chief Lending Officer for Oak Hill Banks, Jackson, Ohio since 2005. Prior to this position, he served as Regional President for the Western Ohio markets since 2003 and Senior Vice President and Senior Loan Officer of Oak Hill subsidiary bank, Towne Bank, Cincinnati, Ohio since 2001. Mr. Armentrout served as Regional Executive of Sky Bank, Bowling Green, Ohio since 1999 and as a Vice President and Commercial Loan Officer for Mid-American Bank and Trust Company, Bowling Green, Ohio since 1993. Prior to that position, he served in various lending management and commercial lending positions with Farmers Banking Company, Lakeview, Ohio and BancOhio National Bank, Columbus, Ohio since 1978.

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James W. King currently serves as Executive Vice President, Chief Information Officer and Secretary, and as a member of the board of directors of Home Federal Savings and Loan Association. Mr. King was appointed to the board of directors of Home Federal Savings and Loan Association in 1997. Mr. King has been employed by Home Federal Savings and Loan Association since 1983, and has held several positions prior to being named Executive Vice President in 1997 and adding the title of Chief Information Officer in 2010. Mr. King was selected to serve as a director of Home Federal Savings and Loan Association because his experience in a variety of roles at Home Federal Savings and Loan Association provides perspective on the challenges facing our organization and our business strategies and operations.

Board Independence

The Board of Directors has determined that each of Poage Bankshares, Inc.’s directors, with the exception of Messrs. Akers and Coffman, is “independent” as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market. Mr. Akers is not independent by virtue of his employment as Co-President and Co-Chief Executive Officer within the past three years, and Mr. Coffman is not independent by virtue of his current employment as President and Chief Executive Officer.

In determining the independence of the other directors, the Board of Directors considered the following facts, which are not required to be disclosed under “Transactions With Certain Related Persons” pursuant to applicable SEC rules: that during the fiscal year ended December 31, 2013, Home Federal Savings and Loan Association paid $74,490 for office furniture and supplies and during the fiscal years ended December 31, 2013, 2012 and 2011, Town Square Bank paid $43,000, $26,000 and $91,000, respectively, for office furniture and supplies to Ashland Office Supplies, a company of which Director Thomas Burnette is President and owner. The Board of Directors determined that the payment of market prices for office furniture and supplies does not interfere with Mr. Burnette’s exercise of independent judgment in carrying out his responsibilities as a director.

Board Leadership Structure and Risk Oversight

To assure effective and independent oversight of management, the Board of Directors separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is an independent, non-management role. In addition, to minimize the risk involved with having our President and Chief Executive Officer serve on the Board of Directors, the independent directors meet in executive sessions periodically to discuss certain matters such as our independent audit and internal controls. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization.

The Board of Directors is actively involved in oversight of risks that could affect Poage Bankshares, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Poage Bankshares, Inc. and Home Federal Savings and Loan Association, as well as through internal and external audits. Risks relating to the direct operations of Home Federal Savings and Loan Association are further overseen by the Board of Directors of Home Federal Savings and Loan Association, which includes an additional experienced director and our Chief Information Officer, James W. King. The Board of Directors of Home Federal Savings and Loan Association also has additional committees that conduct risk oversight separate from Poage Bankshares, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

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Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2013, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

Poage Bankshares, Inc. has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on our Internet website at www.hfsl.com.

Attendance at Annual Meetings of Stockholders

Poage Bankshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of our directors who were serving at the time of the 2013 annual meeting of stockholders attended that meeting.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attention: Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of Poage Bankshares, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Poage Bankshares, Inc. are the Audit, Compensation and Nominating Committees.

The Board of Directors held 12 regular meetings, three special meetings and one annual meeting during the year ended December 31, 2013. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee. The Audit Committee is comprised of Directors Rupert, Carver, Gevedon, Moore and Robinson, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Robinson serves as chair of the Audit Committee. The Audit Committee also serves as the audit committee of the board of directors of Home Federal Savings and Loan Association. The Board of Directors has determined that Mr. Robinson qualifies as an “audit committee financial expert” as defined under applicable SEC rules because Mr. Robinson is a certified public accountant and has nearly 40 years of public accounting experience. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.hfsl.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Poage Bankshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met five times during the year ended December 31, 2013.

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Nominating Committee. The Nominating Committee is comprised of Directors Rupert, Carver, Gevedon, Moore and Robinson, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Gevedon serves as chair of the Nominating Committee. The Nominating Committee also serves as the nominating committee of the board of directors of Home Federal Savings and Loan Association. The Nominating Committee operates under a written charter which is available on our Internet website at www.hfsl.com. The Nominating Committee met two times during the year ended December 31, 2013.

The Nominating Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Nominating Committee also seeks directors who can continue to strengthen Home Federal Savings and Loan Association’s position in its community and can assist Home Federal Savings and Loan Association with business development through business and other community contacts. The Nominating Committee considers the following criteria in evaluating and selecting candidates for nomination:

•	the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;

•	the candidate’s relevant financial, regulatory and business experience and skills, including knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

•	the candidate’s familiarity with the Poage Bankshares, Inc.’s market areas, participation in local business, civic, or charitable organizations, and ties to local businesses;

•	the candidate’s personal and professional integrity, honesty and reputation;

•	the candidate’s ability to represent the best interests of Poage Bankshares, Inc. and its stockholders, including potential for conflicts of interest with the candidate’s other endeavors;

•	the candidate’s ability to devote sufficient time and energy to perform his or her duties, including the ability to attend meetings;

•	whether or not the candidate would be independent under applicable SEC rules and Nasdaq listing standards for purposes of service on the Board of Directors or on any particular committee; and

•	any other factors that the Nominating Committee deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Poage Bankshares, Inc.’s stockholders, employees, customers and communities, the current composition and size of the Board of Directors, the balance of management and independent directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’s board and committee attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Poage Bankshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

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In accordance with our Bylaws, a person is not eligible for election or appointment to the Board of Directors: (a) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (b) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (c) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (d) if such person did not, at the time of his first election or appointment to the Board of Directors maintain his principal residence within ten miles of an office of Poage Bankshares, Inc. or any subsidiary thereof for a period of at least one year prior to the date of his purported election or appointment to the Board of Directors, provided that clause (d) shall not apply to full time employees of Poage Bankshares, Inc. or any of its subsidiaries. No person may serve on the Board of Directors and at the same time be a director or officer of a co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction), other than of a subsidiary of the Corporation, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries. No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n), of a company the directors, partners, trustees or 10% stockholders of which would not be eligible for election or appointment to the Board of Directors under the foregoing restrictions. The Board of Directors shall have the power to construe and apply foregoing restrictions and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert. In addition, no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if, at the time of such election, reelection, appointment or reappointment, such person shall have attained the age of 70.

During the year ended December 31, 2013 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 1500 Carter Avenue, Ashland, Kentucky 41101. In order for the Nominating Committee to consider a candidate suggested by a stockholder, the Secretary must receive a submission not less than 150 days prior to the anniversary of the prior year’s annual meeting. The submission must include the following:

•	the name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in Poage Bankshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	the candidate’s written consent to serve as a director;

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

•	the name and address of the stockholder, and the number of shares of Poage Bankshares, Inc.’s common stock that are held of record by such stockholder; and

•	a statement disclosing whether the stockholder is acting with or on behalf of any other person, and, if applicable, the identity of such other person.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

Compensation Committee. The Compensation Committee is comprised of Messrs. Rupert, Carver, Gevedon, Moore and Robinson, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Carver serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Poage Bankshares, Inc. or Home Federal Savings and Loan Association. The Compensation Committee also serves as the compensation committee of the board of directors of Home Federal Savings and Loan Association. The Compensation Committee met ten times during the year ended December 31, 2013.

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The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommend to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee will also administer any stock-based incentive or compensation plan that Poage Bankshares, Inc. may adopt in the future. In addition, during the fiscal year ended December 31, 2013, the Compensation Committee retained Blanchard Consulting to provide recommendations with respect to an incentive plan.

The Compensation Committee operates under a written charter which is available on our Internet website at www.hfsl.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;

•	to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	to encourage ownership of our common stock through stock-based compensation to all levels of management; and

•	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Poage Bankshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Poage Bankshares, Inc.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by the America Bankers Association as well as other surveys prepared by trade groups and independent benefit consultants. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2013;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees” as amended; and

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•	We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Poage Bankshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Charles W. Robinson, Chair

J. Thomas Rupert

Thomas P. Carver

Everett B. Gevedon

Stuart N. Moore

Transactions With Certain Related Persons

Loans and Extensions of Credit. Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors, regardless of amounts, for such purposes as first and second mortgages on primary residences, consumer loans or commercial loans.

Home Federal Savings and Loan Association makes loans to its employees through an employee loan program. Directors, executive officers and Regulation O officers are excluded from this program. The program applies to consumer loans, which includes automobile loans. Home Federal waives the $100 loan processing fee for loans made under the employee loan program. Except for the waived loan processing fee, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Prior to the acquisition of Town Square Bank by Home Federal Savings and Loan Association, Town Square Bank made loans to directors and officers under the same terms available to customers. Employees who were not subject to Regulation O were eligible through an employee loan program for a one percent (1.00%) reduction in interest rate on consumer loans, and for a waiver of the origination fee on loans on primary residences. Home Federal has adopted the Town Square Bank program following its acquisition of Town Square Bank, and has amended Home Federal’s employee program to provide the same benefits.

All loans made by Home Federal Savings and Loan Association to its directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Home Federal Savings and Loan Association, and did not involve more than the normal risk of collectability of present other unfavorable features.

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Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our Chief Executive Officers and the two next highly compensated officers (“named executive officers”) for the years ended December 31, 2013 and December 31, 2012.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards(2) ($)	Option Awards(2) ($)	All other compensation(3) ($)	Total ($)
Ralph E. Coffman, Jr.(1)	2013	211,063	—	224,053	115,000	11,497	561,613
President and Chief Executive Officer	2012	136,869	—	—	—	3,461	140,330

Miles R. Armentrout	2013	144,108	—	142,589	50,000	2,775	339,472
Executive Vice President and Chief Credit Officer	2012	72,692	—	—	—	—	72,692

James W. King	2013	121,472	—	142,589	50,000	37,658	351,719
Executive Vice President and Chief Information Officer	2012	117,002	12,000	—	—	66,900	195,902

(1)	Mr. Coffman was hired on May 1, 2012 and Mr. Armentrout was hired on June 25, 2012.
(2)	These amounts represent the aggregate grant date fair value for outstanding restricted stock awards and stock option awards granted during the year indicated computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards and stock option awards are described in Note 18 of the notes to the consolidated financial statements included in the Poage Bankshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2013. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of Poage Bankshares, Inc.’s common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive officer will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of restricted stock awards granted to each named executive officer on April 16, 2013 with a grant date market value of $15.10 per share. Since all grants vest (are earned) at a rate of 20% per year beginning in 2014, none of the named executive officers recognized any income from the awards during 2013.
(3)	For 2013, the amounts in this column reflect what Home Federal Savings and Loan Association paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites as follows:

Name	Board Fees(1) ($)	Dividends on Restricted Stock(2) ($)	Auto Expenses(3) ($)	Insurance(4) ($)	Appraisal Fees(5) ($)	Total All Other Compensation ($)
Ralph E. Coffman, Jr.	1,500	1,929	5,692	2,376	—	11,497
Miles Armentrout	—	1,228	—	1,547	—	2,775
James W. King	1,500	1,228	—	3,230	31,700	37,658

(1)	Represents fees paid for service on the Board of Directors of Poage Bankshares, Inc. and the Board of Directors of Home Federal Savings and Loan Association.
(2)	Represents dividends paid on non-vested restricted stock awards.
(3)	Represents amount paid to Mr. Coffman for his use of an automobile.
(4)	Represents imputed income from life insurance premiums paid by Home Federal Savings and Loan Association, and for Mr. King only, the amount includes $1,396 of imputed income from long term care insurance premiums paid by Home Federal Savings and Loan Association.
(5)	Represents fees paid to Mr. King for appraisal services provided on real estate properties securing loans made by Home Federal Savings and Loan Association.

Benefit Plans and Agreements

Employment Agreement. Home Federal Savings and Loan Association entered into an employment agreement with Ralph E. Coffman, Jr. effective as of May 1, 2012 and with Miles R. Armentrout effective as of June 25, 2012. Mr. Coffman’s agreement has an initial term of three years and Mr. Armentrout’s agreement has an initial term of one year. Commencing generally on the first anniversary of each agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years for Mr. Coffman and one year for Mr. Armentrout, unless a notice is provided to the executive that the agreement will not renew. In the event of a change in control, the term of Mr. Armentrout’s agreement will automatically renew and remain in effect for a period of three years following the date of the change in control. The current base salaries for Messrs. Coffman and Armentrout are $221,854 and $144,200 respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees including social membership benefits, and, for Mr. Coffman only, automobile benefits. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

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Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, change in control or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 20 miles for Mr. Coffman and 50 miles for Mr. Armentrout, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Home Federal Savings and Loan Association, or (e) a material breach of the employment agreement by Home Federal Savings and Loan Association, then Mr. Coffman would be entitled to a severance payment in the form of a cash lump sum equal to (a) one (1) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the date of termination and Mr. Armentrout would be entitled to a cash lump sum payment equal to one (1) times his base salary. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, Mr. Coffman (and not Mr. Armentrout) would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for one (1) year.

In the event of a change in control of Home Federal Savings and Loan Association or Poage Bankshares, Inc., followed by executive’s involuntary termination other than for cause or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, Mr. Coffman would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control and Mr. Armentrout would be entitled to a cash lump sum payment equal to three (3) times his base salary. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of Home Federal Savings and Loan Association and Poage Bankshares, Inc. for a period of one year following termination of employment. This restriction will not apply if the executive’s termination of employment occurs after a change in control of Home Federal Savings and Loan Association or Poage Bankshares, Inc.

Change in Control Agreement. On December 12, 2011, Home Federal Savings and Loan Association entered into a change in control agreement with James W. King. The change in control agreement provides a benefit in the event of an involuntary termination of employment or resignation for good reason following a change in control. The agreement defines good reason as:

•	the failure to appoint the executive to his executive position (as defined in the agreement);

•	a material change in the executive’s position to become one of lesser responsibility, importance or scope than the position the executive held immediately prior to the change in control;

•	the relocation of the executive’s principal place of employment by more than 30 miles from its location as of the date of the agreement;

•	a material reduction in the executive’s base salary and benefits; or

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•	the liquidation or dissolution of Home Federal Savings and Loan Association, other than a liquidation or dissolution caused by reorganizations that do not affect the status of the executive.

The severance payment is an amount equal to three times the sum of the executive’s base salary and the highest bonus earned during the prior three years, payable in a lump sum, and the continuation of non-taxable medical and dental coverage for a three-year period. The amount of the payment to be made in connection with a change in control will be reduced, if necessary, to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Section 280G Limit”). Should Mr. King have his employment terminated in connection with a change in control as of December 31, 2013, Mr. King would receive a maximum cash severance payment of approximately $365,238,based upon his current level of compensation, and such amounts may be reduced pursuant to each executive’s Section 280G Limit.

Executive Supplemental Retirement Plan. Home Federal Savings and Loan Association has purchased an insurance policy on the life of Mr. King and has entered into an Executive Supplemental Retirement Plan (the “Plan”) with Mr. King. The insurance policy is owned by Home Federal Savings and Loan Association, which paid the premium due on the policy in a single lump sum. The amount of the premium paid for the life insurance policy was $365,405. Under the Executive Supplemental Retirement Plan, upon the executive’s death while he was employed, the executive’s beneficiary will be paid a death benefit equal to the executive’s Pre-Retirement Account, as defined in the Plan. In the event of the executive’s death as of December 31, 2013, the beneficiaries of Mr. King would receive a death benefit of approximately $188,688.

In the event an executive remains in the employment of Home Federal Savings and Loan Association until normal retirement age (age 65), he shall receive the balance in the Pre-Retirement Account in 240 equal monthly installments commencing 30 days following the date of the executive’s retirement. In the event an executive terminates employment following a change in control, then the executive shall receive the benefits as if the executive had attained normal retirement age. In the event of a termination of employment following a change in control as of December 31, 2013, Mr. King would receive, beginning at normal retirement age (as defined in the agreement), an estimated monthly benefit of $3,981, which would be payable for 240 months.

Split Dollar Agreement. Home Federal Savings and Loan Association has purchased an insurance policy on the life of Mr. King, and Home Federal Savings and Loan Association has entered into endorsement Split Dollar Agreement with Mr. King. The policy is owned by Home Federal Savings and Loan Association, which paid the premium due on the policy in a single lump sum. The amount of the premium paid for the life insurance policy was $365,405. Under the Split Dollar Agreement, upon the executive’s death while he is an executive of Home Federal Savings and Loan Association, the executive’s beneficiary will be paid a death benefit equal to 80% of the total death proceeds of the life insurance policy minus the cash surrender value of the policy. In the event of the executive’s death as of December 31, 2013, the beneficiaries of Mr. King would receive a death benefit of $523,918.

In the event Mr. King dies after he terminated employment for any reason, including retirement, his beneficiary will be entitled to a reduced benefit, which will be determined based on the number of full years the executive has been employed since the date of hire. When Mr. King attains the age of 55, his beneficiary will be entitled to the full death benefit, as described above.

The Split Dollar Agreement may be terminated if the executive’s employment is terminated for cause (as defined in the agreement) or upon Home Federal Savings and Loan Association’s cancellation of the life insurance policies. Upon termination, the executive will have an option to purchase the insurance policies for an amount equal to the greater of the cash value of the policies or the amount of premiums paid by Home Federal Savings and Loan Association.

401(k) Plan. Home Federal Savings and Loan Association participates in the Pentegra Defined Contribution Plan for Financial Institutions, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed two consecutive months of service and attained the age of 21 will be eligible to participate in the 401(k) Plan.

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Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, up to 75% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2013, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. During 2013, Home Federal Savings and Loan Association provided an employer matching contribution equal to 50% of a participant’s 401(k) contributions up to 6% of a participant’s annual salary. A participant is always 100% vested in his or her salary deferral contributions and a participant will become 100% vested in employer contributions after completing three years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with Home Federal Savings and Loan Association.

Defined Benefit Pension Plan. Home Federal Savings and Loan Association participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multi-employer pension plan (the “Pension Plan”). The Pension Plan covers all eligible employees meeting certain service and age requirements that were employed by Home Federal Savings and Loan Association prior to January 1, 2007. Effective January 1, 2007, Home Federal Savings and Loan Association amended the Pension Plan to provide that employees hired after December 31, 2006 would not be eligible to participate in the Pension Plan. No new or additional benefits accrue under the Pension Plan. During the year ended December 31, 2013, Home Federal Savings and Loan Association recognized $80,591 as a pension expense.

Employee Stock Ownership Plan. In connection with the conversion, Home Federal Savings and Loan Association adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and completed one year of service will begin participation in the employee stock ownership plan on the later of the effective date of the conversion (December 12, 2011) or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 269,790 shares of Poage Bankshares, Inc. common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a $2.7 million loan from Poage Bankshares, Inc., to be repaid over 20 years. The loan will be repaid principally through Home Federal Savings and Loan Association’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter, the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested in his or her account balance after completing three years of service. Participants who were employed by Home Federal Savings and Loan Association immediately prior to the offering received credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Home Federal Savings and Loan Association records a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants results in a corresponding reduction in Poage Bankshares, Inc.’s earnings.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2013 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1), (4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Ralph E. Coffman, Jr.	—	57,500	15.00	5/10/2023	14,838	207,880
Miles R. Armentrout	—	25,000	15.00	5/10/2023	9,443	132,296
James W. King	—	25,000	15.00	5/10/2023	9,443	132,296

(1)	Stock options vest at the rate of 20% per year commencing May 10, 2014, one year from the date of grant, and continuing on each anniversary thereafter through May 10, 2018.
(2)	Restricted stock vests at the rate of 20% per year commencing April 16, 2014, one year from the date of grant, and continuing on each anniversary thereafter through April 16, 2018.
(3)	Reflects the closing market price of the stock on December 31, 2013 ($14.01) multiplied by the number of shares of restricted stock held by the named executive officer on such date.
(4)	On March 18, 2014, in connection with the acquisition of Town Square Financial Corporation and Town Square Bank, Bruce Van Horn was granted options to purchase 20,000 shares of Poage Bankshares, Inc. common stock at $14.16 per share. The options vest at the rate of 20% per year commencing March 18, 2015, one year from the date of grant, and continuing on each anniversary thereafter through March 18, 2018, and have an expiration date of March 18, 2024. These options are not reflected in the table because they were not outstanding at December 31, 2013.

Stock Benefit Plan

2013 Equity Incentive Plan. In January 2013, the Company’s stockholders approved the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees, and directors of Poage Bankshares, Inc. and Home Federal Savings and Loan Association with additional incentives to promote the Company’s growth and performance. Most of the companies that the Company competes with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, the Company’s stockholders have given the Company flexibility needed to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of the Company’s common stock.

The Equity Incentive Plan authorizes the issuance or delivery of up to 472,132 shares of Poage Bankshares, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 337,237 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 134,895.

The Equity Incentive Plan is administered by the members of Poage Bankshares, Inc.’s Compensation Committee of the Board of Directors (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

The Company’s employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement.

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The Committee approved awards under the Equity Incentive Plan on April 16, 2013 and May 10, 2013. All stock options and restricted stock awards are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year. The recipients of restricted stock awards are entitled to receive the cash dividends paid on all restricted stock awards, whether such awards are vested or not.

Securities Authorized for Issuance Under Stock-Based Compensation Plans.

The following table sets forth information as of December 31, 2013 about common stock that may be issued under Poage Bankshares, Inc.’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under stock- based compensation plans (excluding securities reflected in first column
Equity compensation plans approved by stockholders (1)	300,000	$15.00	35,584
Equity compensation plans not approved by stockholders	—	—	—
Totals	300,000	$15.00	35,584

(1)	These awards were granted pursuant to the Poage Bankshares, Inc. 2013 Equity Incentive Plan.

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Director Compensation

The following table sets forth for the fiscal year ended December 31, 2013 certain information as to the total remuneration we paid to our directors other than to our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “—Executive Compensation—Summary Compensation Table.”

Directors Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Option awards(1) ($)	All other compensation(2) ($)	Total ($)
Darryl Akers.	16,800	122,219	24,000	24,650	187,669
Thomas Burnette(3)	—	—	—	—	—
Thomas P. Carver.	24,037	122,219	24,000	1,052	171,308
Everett B. Gevedon	24,131	122,219	24,000	2,448	172,798
Stuart N. Moore	24,076	122,219	24,000	3,084	173,379
Charles W. Robinson	24,143	122,219	24,000	3,641	174,003
J. Thomas Rupert	38,423	122,219	24,000	3,065	187,707
James C. Stewart, Jr. (3)	—	—	—	—	—

(1)	These amounts represent the aggregate grant date fair value for outstanding restricted stock awards and stock option awards granted during the year computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards and stock option awards are described in Note 18 of the notes to the consolidated financial statements included in the Poage Bankshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2013. On April 16, 2013, 8,094 restricted stock awards were granted to each director, other than Messrs. Burnette and Stewart, and on May 10, 2013, 12,000 stock options were granted to each director, other than Messrs. Burnette and Stewart. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of Poage Bankshares, Inc.’s common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a director will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of restricted stock awards granted to each director on April 16, 2013 with a grant date market value of $15.10 per share. Since all grants vest (are earned) at a rate of 20% per year beginning in 2014, none of the directors recognized any income from the awards during 2013.

(2)	Represents imputed income from long term care insurance premiums paid by Home Federal Savings and Loan Association on behalf of each director, and for Mr. Akers only, the amount includes $22,249 for consulting services and fees for appraisal services provided on real estate properties securing loans made by Home Federal Savings and Loan Association. In addition, the amounts include dividends paid on non-vested restricted stock awards in the amount of $1,052 for each director,except the amount for Mr. Akers is $350, and Messrs. Burnette and Stewart did not receive any dividends.

(3)	Messrs. Burnette and Stewart were appointed as directors on March 19, 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank.

Director Fees

Each person who serves as a director of Poage Bankshares, Inc. also serves as a director of Home Federal Savings and Loan Association and earns director and committee fees in his capacity as a director or committee member of Poage Bankshares and Home Federal Savings and Loan Association.  However, if a Poage Bankshares meeting immediately precedes or follows a Home Federal Savings and Loan Association meeting the directors will only be paid for one meeting.  All director fees are paid by Home Federal Savings and Loan Association. Each director or committee member is paid only if in attendance in person or by telephone.  Employee directors are only paid for special meetings if they are held after 5:00 p.m.

Each director of Home Federal Savings and Loan Association is paid a regular monthly meeting fee of $1,400, except that Mr. Rupert receives $2,500 as Chairman of the Board and Mr. Carver receives $1,450 as Vice-Chairman of the Board.  Each non-employee director receives $500 per committee meeting, except that each non-employee director receives $150 per meeting of the Directors Loan Committee.

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Director Plans

Director Supplemental Retirement Plans. Home Federal Savings and Loan Association has purchased insurance policies on the lives of Messrs. Carver, Gevedon, Moore, Robinson and Rupert and has entered into a Director Supplemental Retirement Plan (the “Plan”) with each of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. The insurance policies are owned by Home Federal Savings and Loan Association, which paid each premium due on the policies in a single lump sum. The amount of the premiums paid for the life insurance policies was $220,000 $60,845, $121,000, $115,504 and $132,030, respectively, on behalf of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. Under the Director Supplemental Retirement Plans, upon a director’s death, the director’s beneficiary will be paid a death benefit equal to the director’s accrued liability retirement plan, as defined in the plan. In the event of the directors’ deaths as of December 31, 2013, the beneficiaries of Messrs. Carver, Gevedon, Moore, Robinson and Rupert would receive a death benefit of approximately $62,659, $23,452, $22,743, $105,194 and $107,578, respectively.

In the event Messrs. Carver, Gevedon, Moore, Robinson and Rupert remain in the service of Home Federal Savings and Loan Association until normal retirement age (age 70), each shall receive an annual benefit payable over thirteen years (fourteen years for Messrs. Robinson and Rupert) in monthly installments commencing thirty (30) days following the date of the director’s retirement. In the event a director terminates employment following a change in control, then the director shall receive the benefits as if the director had attained normal retirement age. In the event of a termination of employment following a change in control as of December 31, 2013, Messrs. Carver, Gevedon, Moore, Robinson and Rupert would receive, beginning at normal retirement age (as defined in the plan), amounts specified in an exhibit to each director’s agreement, which provides for different payment amounts in different years. The first year’s payment amounts are $13,327, $12,921, $8,655, $11,832, and $12,601, respectively, which would be payable for up to thirteen years (fourteen for Messrs. Robinson and Rupert).

PROPOSAL II—ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

The compensation of certain executive officers with respect to whom compensation is required to be disclosed pursuant to applicable Securities and Exchange Commission regulations (the “Named Executive Officers”) is described above under “Executive Compensation.” Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders are being asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory (non-binding) resolution:

“RESOLVED, that the stockholders of Poage Bankshares, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the “Executive Compensation” section of the Proxy Statement.”

This advisory vote, commonly known as a “say-on-pay” advisory vote, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue with our stockholders on executive compensation and other important governance topics and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs. At the Company’s 2013 annual meeting of stockholders, the stockholders of the Company adopted a non-binding resolution that the “say-on-pay” vote would be conducted every year. Accordingly, the Board of Directors presents the “say-on-pay” advisory vote to the stockholders on an annual basis. The “say-on-pay” advisory vote will next be presented to the stockholders at the 2015 annual meeting of stockholders.

The Board of Directors recommends a vote “FOR” the approval of the advisory (non-binding) resolution.

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PROPOSAL III—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Poage Bankshares, Inc. has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the year ending December 31, 2014, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Crowe Horwath LLP for the year ending December 31, 2014. A representative of Crowe Horwath LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Crowe Horwath LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Poage Bankshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP during the years ended December 31, 2013 and September 30, 2012. In August 2013, Poage Bankshares, Inc. elected to change its fiscal year from September 30 to December 31, effective December 31, 2013.

	Year Ended December 31, 2013	Year Ended September 30, 2012	Three Months Ended December 31, 2012

Audit Fees	$89,950	$140,343	$4,000
Audit-Related Fees	$2,389	$—	$51,675
Tax Fees	$—	$—	$—
All Other Fees	$1,500	$—	$—

Audit Fees. Audit fees represent the aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements.

Audit Related Fees. Audit-related fees billed to us during the year ended December 31, 2013 were for services rendered in connection with accounting for our ESOP allocation and loan repayment. Audit-related fees billed to us during the three months ended December 31, 2012 were for services rendered in connection with an instance of employee fraud, including investigation of the incident, review of and assistance in preparing disclosure relating to our internal controls over financial reporting for the annual report on Form 10-K for the year ended September 30, 2012, and related revisions to our financial statements for certain periods. There were no audit-related fees billed to us during the year ended September 30, 2012.

Tax Fees. There were no fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance during the years ended December 31, 2013 or September 30, 2012 or the three months ended December 31, 2012.

All Other Fees. Other fees billed to us during the year ended December 31, 2013 were for advice related to the pending acquisition of Town Square Financial Corporation and Town Square Bank. There were no fees billed to us for other services during the year ended September 30, 2012 or the three months ended December 31, 2012.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of Crowe Horwath LLP.

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The Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2014.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for our 2015 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Poage Bankshares, Inc.’s executive office, 1500 Carter Avenue, Ashland, Kentucky 41101, no later than December 11, 2014, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2015 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be considered at our 2015 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting must be received at our executive office not more than 90 days and not less than 80 days prior to the date of such meeting; provided, that if less than 90 days’ notice of such meeting is given to stockholders, such stockholder proposal must be received at our executive office not later than the 10th day following the date on which notice of such meeting was mailed to stockholders or was otherwise disclosed in a press release reported by a nationally recognized news service, in a document publicly filed or furnished with the Securities and Exchange Commission, or on our website. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the books of Poage Bankshares, Inc. and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Poage Bankshares, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on Poage Bankshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

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OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Poage Bankshares, Inc. Poage Bankshares, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Poage Bankshares, Inc. may solicit proxies personally or by telephone without additional compensation.

A COPY OF POAGE BANKSHARES, INC.’S 2013 ANNUAL REPORT TO STOCKHOLDERS WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, 1500 CARTER AVENUE, ASHLAND, KENTUCKY 41101 OR BY CALLING (606) 324-7196.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Poage Bankshares, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2013 Annual Report to Stockholders are each available on the Internet at www.proxyonline.com/docs/poage.pdf.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. King
James W. King Secretary

Ashland, Kentucky

April 10, 2013

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APPENDIX A

INFORMATION CONCERNING PARTICIPANTS

IN POAGE BANKSHARES, INC.’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) identify the name and business address of our directors and director nominees, and the name, present principal occupation, and business address of our officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2014 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and director nominees who are considered participants in our proxy solicitation are set forth above under the caption “Proposal 1—Election of Directors” in this proxy statement. The name and address of the organization of employment of our directors and director nominees are as follows:

Name	Business Address

Ralph E. Coffman	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
J. Thomas Rupert	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Darryl E. Akers	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Thomas Burnette	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Thomas P. Carver	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Everett B. Gevedon	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Stuart N. Moore	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Charles W. Robinson	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
John C. Stewart, Jr.	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101

Officers and Employees

The principal occupations of our officers and employees who are considered participants in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address for each person is Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101.

Name	Principal Occupation

Jane Gilkerson	Executive Vice President and Chief Financial Officer
Miles R. Armentrout	Executive Vice President and Chief Credit Officer
James W. King	Executive Vice President, Chief Information Officer and Secretary
Bruce Van Horn	Executive Vice President
Jeffery W. Clark	Senior Vice President and Controller

Information Regarding Ownership of Poage Bankshares, Inc. Securities by Participants

The number of shares of our common stock held by our directors, director nominees, officers, employees who are participants in the proxy solicitation, and each associate (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934) of these individuals, as of April 4, 2014 is included above under the caption “Voting Securities and Principal Holders” in this proxy statement.

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Information Regarding Transactions in Poage Bankshares, Inc. Securities by Participants

The following table provides information regarding purchases and sales of our common stock by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the two years prior to April 4, 2014, including the dates on which such shares were purchased or sold and the amount purchased or sold on such dates. Unless otherwise indicated, all transactions were conducted in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares.

Name	Date	Number of Shares of Common Stock	Transaction Description
Ralph E. Coffman	6/20/2012	1,000	1
	8/17/2012	1	1,3
	8/20/2012	400	1,3
	8/21/2012	99	1,3
	8/22/2012	500	1,3
	9/10/2012	250	1,3
	2/21/2013	1,000	10
	2/27/2013	350	1
	2/27/2013	500	1,3
	2/27/2013	500	1,3
	2/28/2013	500	1,3
	4/16/2013	14,838	5
	5/21/2013	57,500	6
	11/21/2013	700	1,3
	11/21/2013	531	1,3
	11/22/2013	190	1,3

J. Thomas Rupert	4/16/2013	8,094	5
	5/21/2013	12,000	6
	11/21/2013	500	1
	3/13/2014	500	1,3

Darryl E. Akers	4/16/2013	2,698	5
	5/21/2013	12,000	6

Thomas Burnette	4/4/2/12	4,999	1
	3/18/2014	61,715	9
	3/31/2014	10,000	2

Thomas P. Carver	4/16/2013	8,094	5
	5/21/2013	12,000	6
	12/24/2013	104	1
	3/6/2014	202	1

Everett B. Gevedon	4/16/2013	8,094	5
	5/21/2013	12,000	6

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Name	Date	Number of Shares of Common Stock	Transaction Description
Stuart N. Moore	2/27/2013	700	1
	4/16/2013	8,094	5
	5/21/2013	12,000	6
	11/22/2013	500	1
	11/26/2013	49	1
	11/29/2013	451	1
	3/14/2014	200	1

Charles W. Robinson	4/16/2013	8,094	5
	5/21/2013	12,000	6
	3/14/2013	1,500	1

John C. Stewart, Jr.	2/28/2014	500	1,7
	3/18/2014	11,644	7,9
	3/18/2014	23,289	7,9
	3/31/2014	11,460	2,8
	3/31/2014	10,000	2,7

Jane Gilkerson	3/18/2014	34	9
	3/18/2014	2,854	3,9

Miles R. Armentrout	4/16/2013	9,443	5
	5/21/2013	25,000	6

James W. King	4/16/2013	9,443	5
	5/21/2013	25,000	6

Bruce Van Horn	3/18/2014	18,450	9
	3/18/2014	5,805	3,9
	3/18/2014	20,000	6

Jeffery W. Clark	2/27/2013	925	1
	2/27/2013	100	1
	4/16/2013	9,443	5
	5/21/2013	12,250	6

1.	Purchase in the open market; direct ownership unless otherwise noted.
2.	Purchase in privately negotiated transaction; direct ownership unless otherwise noted.
3.	Acquisition of shares under IRA.
4.	Acquisition of shares under 401(k).
5.	Restricted stock award.
6.	Stock option grant.
7.	Shares held in trust.
8.	Shares held by controlled entity.
9.	Acquired in exchange for shares of Town Square Financial Corporation; direct ownership unless otherwise noted.
10.	Inadvertent sale in the open market in connection with a change in stock brokers. Mr. Coffman reimbursed Poage Bankshares, Inc. $1,465 in short-swing profits that resulted from this transaction.

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the best of our knowledge, no participant, or any of his or her associates (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934), beneficially owns any shares of our common stock or other securities of Poage Bankshares, Inc. or the Bank. Furthermore, except as described above under the caption “Transactions With Certain Related Persons” in this proxy statement to the best of our knowledge, no participant or any of his or her associates, is either a party to any transactions or series of transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of transactions in which (i) we or any of our subsidiaries are or are to be a party, (ii) the amount involved exceeds $120,000, and (iii) any participant, or any of his or her associates, had or will have a direct or indirect material interest.

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To the best of our knowledge, except as described in this Appendix A or as otherwise disclosed in this proxy statement, no participant, or any of his or her associates, has entered into any agreement or understanding with any person regarding any future employment by Poage Bankshares, Inc. or any of its affiliates or any future transactions to which Poage Bankshares, Inc. or any of its affiliates will or may be a party. Except as described above under the caption “Transactions With Certain Related Persons” in this proxy statement, to the best of our knowledge, no participant is a party to any contract, arrangement, or understanding with any person with respect to any securities of Poage Bankshares, Inc., including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or as otherwise disclosed in this proxy statement, to the best of our knowledge, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting of Stockholders.

No participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

C-33

You should rely only on the information contained in this prospectus. Neither Poage Bankshares, Town nor Commonwealth Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

POAGE BANSHARES, INC.

(Holding Company for Town Square Bank)

144,881 Shares

(Anticipated Maximum, Subject to Increase)

COMMON STOCK

PROSPECTUS

KEEFE, BRUYETTE & WOODS

__________________, 2015

Until _____________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of shares of common stock being registered. All amounts are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount

Legal fees and expenses (Poage Bankshares, Inc.)	$200,000
Legal fees and expenses (Commonwealth Bank, F.S.B.)	130,000
Stock marketing agent fees and expenses	185,000
Conversion agent fees and expenses	7,500
Appraisal fees and expenses	18,500
Accounting fees and expenses	55,000
SEC filing fee	300
FINRA filing fee	800
EDGAR, printing and mailing fees and expenses	65,000
Other	12,900
Total	$675,000

Item 14.                Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Poage Bankshares, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.           Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.           Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit

II-1

that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.           Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.           Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.           Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.           Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.               Recent Sales of Unregistered Securities

Not Applicable.

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Item 16.                Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)          List of Exhibits

1.1	Engagement Letters between Poage Bankshares, Inc. and Keefe, Bruyette & Woods, Inc.*
1.2	Form of Agency Agreement between Poage Bankshares, Inc. and Keefe, Bruyette & Woods, Inc. *
2.1	Plan of Conversion Merger of Commonwealth Bank, F.S.B. with Town Square Bank*
2.2	Agreement and Plan of Conversion Merger by and among Poage Bankshares, Inc, Town Square Bank and Commonwealth Bank, F.S.B.*
3.1	Articles of Incorporation of Poage Bankshares, Inc.**
3.2	Bylaws of Poage Bankshares, Inc.***
4.1	Form of Common Stock Certificate of Poage Bankshares, Inc.**
5.1	Opinion of Luse Gorman, PC as to the legality of the securities being issued*
8.1	Opinion of Luse Gorman, PC as to federal income tax matters *
8.2	Opinion of Crowe Horwath LLP as to state income tax matters *
10.1	Form of Employee Stock Ownership Plan**
10.2	Employment Agreement, dated April 26, 2012, by and between Ralph E. Coffman, Jr. and Home Federal Savings and Loan Association****
10.3	Employment Agreement, dated June 25, 2012, by and among Miles R. Armentrout, Poage Bankshares, Inc., and Home Federal Savings and Loan Association*****
10.4	Employment Agreement, dated March 18, 2014, by and between Bruce VanHorn and Home Federal Savings and Loan Association******
10.6	Form of Director Supplemental Retirement Plan Agreement**
10.7	Form of Executive Supplemental Retirement Plan Agreement**
10.8	Form of Amendment to the Executive Supplemental Retirement Plan Agreement**
10.9	Form of Amendment to the Director Supplemental Retirement Plan Agreement**
10.10	Form of Life Insurance Endorsement Method Split Dollar Plan Agreement**
10.11	Poage Bankshares, Inc. 2013 Equity Incentive Plan*******
21.0	Subsidiaries of Poage Bankshares, Inc.**
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5.1 and 8.1) *
23.2	Consent of Crowe Horwath LLP (set forth in Exhibit 8.2) *
23.3	Consent of Keller & Company, Inc.*
23.4	Consent of Crowe Horwath LLP
24.0	Power of attorney (set forth on the signature page to this Registration Statement)*
99.1	Appraisal Agreement between Commonwealth Bank, F.S.B. and Keller & Company, Inc.*
99.2	Letter of Keller & Company, Inc. with respect to value of subscription rights*
99.3	Conversion Valuation Appraisal Report of Keller & Company, Inc. (P)
99.4	Marketing Materials *
99.5	Stock Order and Certification Form *
101	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheets as of September 30, 2014 (unaudited), December 31, 2013, September 30, 2013 and 2012, (ii) the Consolidated Statements of Operations for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (iii) the Consolidated Statements of Comprehensive Income (Loss) for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (iv) the Consolidated Statements of Changes in Shareholders’ Equity for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (v) the Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, and (vi) the Notes to the Consolidated Financial Statements.*

* Previously filed.

** Incorporated by reference to the Registration Statement on Form S-1 of Poage Bankshares, Inc. (file no. 333-172192), as amended, originally filed with the Securities and Exchange Commission on February 11, 2011.

*** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on August 29, 2013.

**** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on April 30, 2012.

***** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on June 27, 2012.

****** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on March 19, 2014.

******* Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on January 9, 2013.

(P) The supporting financial schedules are filed in paper format under Form SE pursuant to Rule 202 of Regulation S-T.

II-3

(b)          Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.                Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ashland, Commonwealth of Kentucky on March 17 , 2015.

POAGE banKshares, inc.

By:	/s/ Ralph E. “Gene” Coffman, Jr.
Ralph E. “Gene” Coffman, Jr.
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/Ralph E. “Gene” Coffman, Jr.	President, Chief Executive Officer and	March 17 , 2015
Ralph E. “Gene” Coffman, Jr.	Director (Principal Executive Officer)

*	Executive Vice President and Chief	March 17 , 2015
Jane Gilkerson	Financial Officer (Principal Financial and Accounting Officer)

	Director	__________, 2015
Everett B. Gevedon

*	Director	March 17 , 2015
Stuart N. Moore

*	Director	March 17 , 2015
Charles W. Robinson

*	Director	March 17 , 2015
Darryl E. Akers

*	Director	March 17 , 2015
Thomas P. Carver

*	Director	March 17 , 2015
Thomas Burnette

*	Director	March 17 , 2015
John C. Stewart, Jr.

* Pursuant to a Power of Attorney contained in the signature page to the Registration Statement on Form S-1 of Poage Bankshares, Inc. on December 17, 2014.

As filed with the Securities and Exchange Commission on March 17 , 2015

Registration No. 333-201027

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
REGISTRATION STATEMENT

ON

FORM S-1

Poage Bankshares, Inc.

 Ashland, Kentucky

EXHIBIT INDEX

1.1	Engagement Letters between Poage Bankshares, Inc. and Keefe, Bruyette & Woods, Inc.*
1.2	Form of Agency Agreement between Poage Bankshares, Inc. and Keefe, Bruyette & Woods, Inc. *
2.1	Plan of Conversion Merger of Commonwealth Bank, F.S.B. with Town Square Bank*
2.2	Agreement and Plan of Conversion Merger by and among Poage Bankshares, Inc, Town Square Bank and Commonwealth Bank, F.S.B.*
3.1	Articles of Incorporation of Poage Bankshares, Inc.**
3.2	Bylaws of Poage Bankshares, Inc.***
4.1	Form of Common Stock Certificate of Poage Bankshares, Inc.**
5.1	Opinion of Luse Gorman, PC, as to the legality of the securities being issued*
8.1	Opinion of Luse Gorman, PC as to federal income tax matters *
8.2	Opinion of Crowe Horwath LLP as to state income tax matters *
10.1	Form of Employee Stock Ownership Plan**
10.2	Employment Agreement, dated April 26, 2012, by and between Ralph E. Coffman, Jr. and Home Federal Savings and Loan Association****
10.3	Employment Agreement, dated June 25, 2012, by and among Miles R. Armentrout, Poage Bankshares, Inc., and Home Federal Savings and Loan Association*****
10.4	Employment Agreement, dated March 18, 2014, by and between Bruce VanHorn and Home Federal Savings and Loan Association******
10.6	Form of Director Supplemental Retirement Plan Agreement**
10.7	Form of Executive Supplemental Retirement Plan Agreement**
10.8	Form of Amendment to the Executive Supplemental Retirement Plan Agreement**
10.9	Form of Amendment to the Director Supplemental Retirement Plan Agreement**
10.10	Form of Life Insurance Endorsement Method Split Dollar Plan Agreement**
10.11	Poage Bankshares, Inc. 2013 Equity Incentive Plan*******
21.0	Subsidiaries of Poage Bankshares, Inc.**
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5.1 and 8.1) *
23.2	Consent of Crowe Horwath LLP (set forth in Exhibit 8.2) *
23.3	Consent of Keller & Company, Inc.*
23.4	Consent of Crowe Horwath LLP
24.0	Power of attorney (set forth on the signature page to this Registration Statement)*
99.1	Appraisal Agreement between Commonwealth Bank, F.S.B. and Keller & Company, Inc.*
99.2	Letter of Keller & Company, Inc. with respect to value of subscription rights*
99.3	Conversion Valuation Appraisal Report of Keller & Company, Inc. (P)
99.4	Marketing Materials *
99.5	Stock Order and Certification Form *
101	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheets as of September 30, 2014 (unaudited), December 31, 2013, September 30, 2013 and 2012, (ii) the Consolidated Statements of Operations for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (iii) the Consolidated Statements of Comprehensive Income (Loss) for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (iv) the Consolidated Statements of Changes in Shareholders’ Equity for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, (v) the Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2014 (unaudited), three months ended December 31, 2013, the years ended September 30, 2013 and 2012, and (vi) the Notes to the Consolidated Financial Statements.*

*Previously filed.

** Incorporated by reference to the Registration Statement on Form S-1 of Poage Bankshares, Inc. (file no. 333-172192), as amended, originally filed with the Securities and Exchange Commission on February 11, 2011.

*** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on August 29, 2013.

**** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on April 30, 2012.

***** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on June 27, 2012.

****** Incorporated by reference to the Current Report on Form 8-K of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on March 19, 2014.

******* Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of Poage Bankshares, Inc. filed with the Securities and Exchange Commission on January 9, 2013.

(P) The supporting financial schedules are filed in paper format under Form SE pursuant to Rule 202 of Regulation S-T.